                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of April 30, 1998
                                     among

         OWENS-ILLINOIS, INC., UNITED GLASS LIMITED, UNITED GLASS GROUP LIMITED, OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED, and OI ITALIA S.R.L.,

                          THE LENDERS LISTED HEREIN,

       ABN AMRO BANK N.V., CIBC, INC., CREDIT LYONNAIS CHICAGO BRANCH, THE
        FIRST NATIONAL BANK OF CHICAGO, INDUSTRIAL BANK OF JAPAN, LIMITED,
         KEYBANK NATIONAL ASSOCIATION, SOCIETE GENERALE - CHICAGO BRANCH
                     and SUMITOMO BANK, LTD., CHICAGO BRANCH,
                              as Managing Agents,

             BARCLAYS BANK PLC and TORONTO DOMINION (TEXAS), INC.,
                                 as Co-Agents,

         BANQUE NATIONALE DE PARIS and COMPAGNIE FINANCIERE DE CIC ET DE
                              L'UNION EUROPEENNE,
                               as Lead Managers,

         THE BANK OF NOVA SCOTIA, NATIONSBANC MONTGOMERY SECURITIES LLC,
                       BANCAMERICA ROBERTSON STEPHENS and
                          BT ALEX. BROWN INCORPORATED,
                                as Arrangers,

                 THE BANK OF NOVA SCOTIA and NATIONSBANK, N.A.,
                           as Documentation Agents,

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             as Syndication Agent,

        THE FIRST NATIONAL BANK OF CHICAGO, BANK OF AMERICA NATIONAL TRUST
           AND SAVINGS ASSOCIATION and SOCIETE GENERALE, MILAN BRANCH,
                        as Offshore Administrative Agents,

                                      and

                            BANKERS TRUST COMPANY,
                            as Administrative Agent

                             OWENS-ILLINOIS, INC.
                             UNITED GLASS LIMITED
                          UNITED GLASS GROUP LIMITED
                    OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED
                               OI ITALIA S.R.L.
                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                          Dated as of April 30, 1998


TABLE OF CONTENTS


Section                             Heading                               Page

SECTION 1   DEFINITIONS
      1.1   Certain Defined Terms. . . . . . . . . . . . . . . . . . . . .   3
      1.2   Accounting Terms; Utilization of GAAP for Purposes of
            Calculations Under Agreement; Change in Accounting
            Principles . . . . . . . . . . . . . . . . . . . . . . . . . .  39
      1.3   Other Definitional Provisions; Anniversaries . . . . . . . . .  40

SECTION 2   AMOUNT AND TERMS OF COMMITMENTS AND LOANS; NOTES
      2.1   Commitments; Making of Loans; Domestic Overdraft Account . . .  40
      2.2   Interest on the Loans. . . . . . . . . . . . . . . . . . . . .  62
      2.3   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
      2.4   Prepayments and Payments; Reductions in Commitments. . . . . .  67
      2.5   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .  74
      2.6   Special Provisions Governing Eurodollar Rate Loans . . . . . .  74
      2.7   Capital Adequacy Adjustment; Increased Costs; Taxes. . . . . .  80
      2.8   Letters of Credit. . . . . . . . . . . . . . . . . . . . . . .  85
      2.9   Bid Rate Loans . . . . . . . . . . . . . . . . . . . . . . . .  94
      2.10  Eurocurrency Provisions. . . . . . . . . . . . . . . . . . . .  98

SECTION 3   CONDITIONS TO LOANS AND LETTERS OF CREDIT
      3.1   Conditions to Effectiveness. . . . . . . . . . . . . . . . . .  99
      3.2   Conditions to All Loans. . . . . . . . . . . . . . . . . . . . 102
      3.3   Conditions to All Letters of Credit. . . . . . . . . . . . . . 104

SECTION 4   BORROWERS' REPRESENTATIONS AND WARRANTIES
      4.1   Organization, Powers, Good Standing, Business and
            Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 104
      4.2   Authorization of Borrowing, Etc. . . . . . . . . . . . . . . . 105
      4.3   Financial Condition. . . . . . . . . . . . . . . . . . . . . . 106
      4.4   No Adverse Material Change; No Stock Payments. . . . . . . . . 106
      4.5   Litigation; Adverse Facts. . . . . . . . . . . . . . . . . . . 106
      4.6   Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . 107
      4.7   Governmental Regulation. . . . . . . . . . . . . . . . . . . . 107

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Section                             Heading                               Page

      4.8   Securities Activities. . . . . . . . . . . . . . . . . . . . . 107
      4.9   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 107
      4.10  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 108
      4.11  Environmental Protection . . . . . . . . . . . . . . . . . . . 108
      4.12  Applegate Acquisition Agreement. . . . . . . . . . . . . . . . 109

SECTION 5   COMPANY'S AFFIRMATIVE COVENANTS
      5.1   Financial Statements and Other Reports . . . . . . . . . . . . 109
      5.2   Corporate Existence, Etc.. . . . . . . . . . . . . . . . . . . 113
      5.3   Payment of Taxes and Claims; Tax Consolidation . . . . . . . . 113
      5.4   Maintenance of Properties; Insurance . . . . . . . . . . . . . 113
      5.5   Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . 113
      5.6   Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . 114
      5.7   Securities Activities. . . . . . . . . . . . . . . . . . . . . 114
      5.8   Execution of Intercreditor Agreement, Company Pledge
            Agreement, Subsidiary Guaranty and Subsidiary Pledge
            Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 114

SECTION 6   COMPANY'S NEGATIVE COVENANTS
      6.1   Liens and Related Matters. . . . . . . . . . . . . . . . . . . 115
      6.2   Investments; Joint Ventures. . . . . . . . . . . . . . . . . . 117
      6.3   Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . 118
      6.4   Restricted Junior Payments . . . . . . . . . . . . . . . . . . 118
      6.5   Financial Covenants. . . . . . . . . . . . . . . . . . . . . . 119
      6.6   Restriction on Fundamental Changes . . . . . . . . . . . . . . 119
      6.7   Transactions with Shareholders and Affiliates. . . . . . . . . 120
      6.8   Conduct of Business. . . . . . . . . . . . . . . . . . . . . . 121

SECTION 7   EVENTS OF DEFAULT
      7.1   Failure to Make Payments When Due. . . . . . . . . . . . . . . 121
      7.2   Default in Other Agreements. . . . . . . . . . . . . . . . . . 121
      7.3   Breach of Certain Covenants. . . . . . . . . . . . . . . . . . 122
      7.4   Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . 122
      7.5   Other Defaults under Agreement or Loan Documents . . . . . . . 122
      7.6   Involuntary Bankruptcy; Appointment of Receiver, Etc.. . . . . 122
      7.7   Voluntary Bankruptcy; Appointment of Receiver, Etc.. . . . . . 123
      7.8   Judgments and Attachments. . . . . . . . . . . . . . . . . . . 123
      7.9   Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . . 123
      7.10  Change of Control. . . . . . . . . . . . . . . . . . . . . . . 123
      7.11  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 124
      7.12  Invalidity of Company Guaranty or Subsidiary Guaranty;
            Failure of Security. . . . . . . . . . . . . . . . . . . . . . 124

Section                             Heading                               Page

SECTION 8   AGENTS
      8.1   Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . 126
      8.2   Powers; General Immunity . . . . . . . . . . . . . . . . . . . 127
      8.3   Representations and Warranties; No Responsibility for
            Appraisal of Creditworthiness. . . . . . . . . . . . . . . . . 128
      8.4   Right to Indemnity . . . . . . . . . . . . . . . . . . . . . . 129
      8.5   Registered Persons Treated as Owners . . . . . . . . . . . . . 129
      8.6   Successor Agents and Domestic Overdraft Account Provider . . . 129
      8.7   Intercreditor Agreement, Company Guaranty, Subsidiary
            Guaranty and Pledge Agreements; Release of Subsidiary
            Guaranty and Pledged Collateral. . . . . . . . . . . . . . . . 131

SECTION 9   MISCELLANEOUS
      9.1   Representation of Lenders. . . . . . . . . . . . . . . . . . . 132
      9.2   Assignments and Participations in Loans, Notes and Letters
            of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . 132
      9.3   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 137
      9.4   Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . 138
      9.5   Set Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . 138
      9.6   Ratable Sharing. . . . . . . . . . . . . . . . . . . . . . . . 139
      9.7   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . 139
      9.8   Independence of Covenants. . . . . . . . . . . . . . . . . . . 142
      9.9   Change in Accounting Principles, Fiscal Year or Tax Laws . . . 143
      9.10  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 143
      9.11  Survival of Warranties and Certain Agreements. . . . . . . . . 143
      9.12  Failure or Indulgence Not Waiver; Remedies Cumulative. . . . . 144
      9.13  Severability . . . . . . . . . . . . . . . . . . . . . . . . . 144
      9.14  Obligations Several; Independent Nature of Lenders' Rights . . 144
      9.15  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 144
      9.16  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . 144
      9.17  Successors and Assigns . . . . . . . . . . . . . . . . . . . . 145
      9.18  Consent to Jurisdiction and Service of Process . . . . . . . . 145
      9.19  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . 146
      9.20  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . 146
      9.21  Judgment Currency. . . . . . . . . . . . . . . . . . . . . . . 147
      9.22  Additional Subsidiary Borrowers. . . . . . . . . . . . . . . . 147
      9.23  Limitation on Subsidiary Borrower Obligations. . . . . . . . . 148
      9.24  Counterparts; Effectiveness. . . . . . . . . . . . . . . . . . 148

EXHIBITS

I         FORM OF NOTICE OF BORROWING
II        FORM OF NOTICE OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
III       FORM OF NOTICE OF CONVERSION/CONTINUATION
IV        FORM OF BID RATE LOAN QUOTE REQUEST
V         FORM OF INVITATION FOR BID RATE LOAN QUOTES
VI        FORM OF BID RATE LOAN QUOTE
VII       FORM OF TERM NOTE
VIII      FORM OF REVOLVING NOTE
IX        FORM OF BID RATE LOAN NOTE
X         FORM OF OFFSHORE LOAN NOTE
XI        FORM OF DOMESTIC OVERDRAFT AGREEMENT
XII       FORM OF OFFSHORE OVERDRAFT AGREEMENT
XIII      FORM OF COMPLIANCE CERTIFICATE
XIV       FORM OF ASSIGNMENT AND ACCEPTANCE
XV        FORM OF OPINION OF LATHAM & WATKINS
XVI       FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL FOR
            COMPANY
XVII      FORM OF OPINION OF O'MELVENY & MYERS LLP
XVIII     FORM OF COMPANY GUARANTY
XIX       FORM OF SUBSIDIARY GUARANTY
XX        FORM OF COMPANY PLEDGE AGREEMENT
XXI       FORM OF SUBSIDIARY PLEDGE AGREEMENT
XXII      FORM OF INTERCREDITOR AGREEMENT
XXIII     FORM OF INCREASED COMMITMENT ACCEPTANCE
XXIV      FORM OF NEW COMMITMENT ACCEPTANCE
XXV       FORM OF BORROWING SUBSIDIARY AGREEMENT

Schedules

   A      COMMITMENTS; PRO RATA SHARES
   B      EXISTING LIENS
   C      EXISTING INVESTMENTS
   D      REPORTING UNITS
   E      EXISTING LETTERS OF CREDIT
   F      RESERVE ASSET RATIO CALCULATIONS
   G      FOREIGN SUBSIDIARIES

                             OWENS-ILLINOIS, INC.
                             UNITED GLASS LIMITED
                          UNITED GLASS GROUP LIMITED
                    OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED
                               OI ITALIA S.R.L.

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF APRIL 30, 1998


          This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of April 30, 1998 (this "Agreement"), and entered into by and among OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), UNITED GLASS LIMITED, a corporation organized under the laws of England and Wales ("United Glass"), UNITED GLASS GROUP LIMITED, a corporation organized under the laws of England and Wales ("United Glass Group"), OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED, a limited liability company organized under the laws of Australia ("O-I Australia"), OI ITALIA S.R.L., a corporation organized under the laws of Italy ("O-I Italy"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually a "Lender" and collectively, "Lenders"), ABN AMRO BANK N.V., CIBC, INC., CREDIT LYONNAIS CHICAGO BRANCH, THE FIRST NATIONAL BANK OF CHICAGO, INDUSTRIAL BANK OF JAPAN, LIMITED, KEYBANK NATIONAL ASSOCIATION, SOCIETE GENERALE - CHICAGO BRANCH and SUMITOMO BANK, LTD., CHICAGO BRANCH, as Managing Agents for Lenders (each individually referred to herein as a "Managing Agent" and collectively as "Managing Agents"), BARCLAYS BANK PLC and TORONTO DOMINION (TEXAS), INC., as Co-Agents for Lenders (each individually referred to herein as a "Co-Agent" and collectively as "Co-Agents"), BANQUE NATIONALE DE PARIS and COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE, as Lead Managers for Lenders (each individually referred to herein as a "Lead Manager" and collectively as "Lead Managers"), THE BANK OF NOVA SCOTIA ("ScotiaBank"), NATIONSBANC MONTGOMERY SECURITIES LLC, BANCAMERICA ROBERTSON STEPHENS and BT ALEX. BROWN INCORPORATED, as Arrangers (each individually an "Arranger" and collectively, "Arrangers"), ScotiaBank and NATIONSBANK, N.A. ("NationsBank"), as Documentation Agents for Lenders (each individually a "Documentation Agent" and collectively, "Documentation Agents"), THE FIRST NATIONAL BANK OF CHICAGO, as an Offshore Administrative Agent ("UK Administrative Agent") for UK Lenders (as such term is hereinafter defined), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as an Offshore Administrative Agent ("Australian Administrative Agent") for Australian Lenders (as such term is hereinafter defined), SOCIETE GENERALE, MILAN BRANCH, as an Offshore Administrative Agent ("Italian Administrative Agent") for Italian Lenders (as such term is hereinafter defined), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as Syndication Agent for Lenders ("Syndication Agent"), and BANKERS TRUST COMPANY ("Bankers"), as

Administrative Agent for Lenders ("Administrative Agent"; together with UK Administrative Agent, Australian Administrative Agent, Italian Administrative Agent, Documentation Agents and Syndication Agent (and for purposes of Section 8 only, Collateral Agent), "Agents").

      RECITALS

          WHEREAS, pursuant to the Existing Credit Agreement, Existing Lenders have made $3,000,000,000 of credit facilities available to Company in accordance with the terms thereof; and

          WHEREAS, Company desires that Lenders make an additional $4,000,000,000 of credit facilities available to Company and certain Subsidiaries of Company;

          WHEREAS, the proceeds of such credit facilities will be used by Company and such Subsidiaries (i) to finance the acquisition of the Acquired Applegate Subsidiaries and to purchase in connection therewith certain outstanding convertible notes issued by an Acquired Applegate Subsidiary, (ii) to pay certain fees and expenses associated with the Loans and the related transactions described herein, (iii) to repay the Existing Revolving Loans,
(iv) to provide working capital for Company and its Subsidiaries, (v) to provide for Company's commercial and standby letter of credit requirements, and (vi) to provide funds for other general corporate purposes of Company and its Subsidiaries; and

          WHEREAS, Lenders have agreed to amend and restate the Existing Credit Agreement in its entirety for the purposes of (i) providing such additional credit facilities to Company and to United Glass, United Glass Group, O-I Australia, O-I Italy and any Additional Subsidiary Borrowers, as new borrowers, (ii) providing to Borrowers multicurrency revolving credit facilities under which loans may be made in Offshore Currencies up to the sublimits set forth herein, and (iii) making certain other changes to the provisions of the Existing Credit Agreement on the terms and conditions set forth herein, which amendment and restatement shall become effective upon satisfaction of the conditions precedent set forth herein; and

          WHEREAS, Company has agreed to guaranty the Obligations of Subsidiary Borrowers under and in respect of such multicurrency credit facilities:

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders, Arrangers and Agents hereby agree that on the Effective Date the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                                   SECTION 1

                                  DEFINITIONS

          1.1  Certain Defined Terms

          The following terms used in this Agreement shall have the following meanings:

          "Acquired Applegate Subsidiaries" has the meaning assigned to the term "Packaging Companies" in the Applegate Acquisition Agreement.

          "Additional Subsidiary Borrower" has the meaning assigned to that term in subsection 9.22.

          "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to a Eurodollar Rate Loan, the rate obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/100 of one percent) of the offered quotation, if any, to first class banks in the interbank Eurodollar market by each of the Reference Lenders for U.S. dollar deposits of amounts in Same Day Funds comparable to the principal amount of the Eurodollar Rate Loan of that Reference Lender for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 11:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if any Reference Lender fails to provide Administrative Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Administrative Agent by the other Reference Lender(s).

          "Adjusted Offshore Periodic Rate" means (i) for any Interest Rate Determination Date with respect to an Interest Period for an Offshore Loan denominated in Sterling or Lire, the rate per annum equal to the sum of (a) LIBOR plus (b) the additional cost (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) to the relevant Offshore Lenders of complying with (x) the relative reserve asset ratio required by the Bank of England from time to time, if any, expressed as a percentage per annum and calculated in the manner set forth in Schedule F annexed hereto, or (y) any analogous requirement of any central banking or financial regulatory authority imposed in respect of the funding or maintenance of Offshore Loan Commitments or Offshore Loans of the type contemplated hereby and applicable to the Applicable Currency, and (ii) for any Interest Rate Determination Date with respect to an Interest Period for an Australian Loan, the rate per annum equal to the sum of (a) the Bank Bill Rate plus (b) the additional cost (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) to Australian Lenders of complying with any reserve asset ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the funding or maintenance of the Australian Loan Commitments or the Australian Loans.

          "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "ADollars" and the sign "A$" mean the lawful money of Australia.

          "Affected Lender" means any Lender affected by any of the events described in subsection 2.6B or 2.6C.

          "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agents" has the meaning assigned to that term in the introduction to this Agreement.

          "Agreement" means this Second Amended and Restated Credit Agreement dated as of April 30, 1998, as it may be amended, supplemented or otherwise modified from time to time.

          "Aggregate Amounts Due" has the meaning assigned to that term in subsection 9.6.

          "Aggregate Offshore Currency Sublimit" means the lesser of (i) $1,750,000,000 and (ii) the Revolving Loan Commitments then in effect.

          "Applegate Acquisition" means the transactions contemplated by the Applegate Acquisition Agreement.

          "Applegate Acquisition Agreement" means that certain Share Disposition Agreement dated as of March 1, 1998 by and among Company, Seller and certain of their respective Subsidiaries, as in effect on March 1, 1998 and as such agreement may have been amended, supplemented or otherwise modified from time to time on or prior to the Effective Date as permitted hereunder.

          "Applegate Acquisition Consideration" means the aggregate purchase price set forth in the Applegate Acquisition Agreement, subject to adjustment as provided therein.

          "Applicable Currency" means, with respect to any particular Loan or Letter of Credit or Domestic Overdraft Amount or Offshore Overdraft Amount, Dollars or the applicable Offshore Currency in which such Loan or Letter of Credit or Domestic Overdraft Amount or Offshore Overdraft Amount is denominated or payable.

          "Applicable Eurodollar Margin" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Eurodollar Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

                                                           Applicable
          Applicable Leverage Ratio                      Eurodollar Margin

          4.50:1.00 or greater                           1.000%
          4.00:1.00 or greater, but
          less than 4.50:1.00                            0.750%
          3.50:1.00 or greater, but
          less than 4.00:1.00                            0.50%
          3.00:1.00 or greater, but
          less than 3.50:1.00                            0.425%
          2.50:1.00 or greater, but
          less than 3.00:1.00                            0.325%
          2.00:1.00 or greater, but
          less than 2.50:1.00                            0.300%
          less than 2.00:1.00                            0.275%

          "Applicable Facility Fee Percentage" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Facility Fee Percentage to be effective on the date of any corresponding change in the Applicable Leverage
Ratio:

          Applicable Leverage Ratio         Applicable Facility Fee Percentage

          4.50:1.00 or greater                            0.500%
          4.00:1.00 or greater, but
          less than 4.50:1.00                             0.375%
          3.50:1.00 or greater, but
          less than 4.00:1.00                             0.250%
          3.00:1.00 or greater, but
          less than 3.50:1.00                             0.200%

          2.50:1.00 or greater, but
          less than 3.00:1.00                             0.175%
          2.00:1.00 or greater, but
          less than 2.50:1.00                             0.150%
          less than 2.00:1.00                             0.125%

          "Applicable Leverage Ratio" means, with respect to any date of determination, the Consolidated Leverage Ratio set forth in the Effective Pricing Certificate (as defined below) in respect of the Pricing Period (as defined below) in which such date of determination occurs; provided that the Applicable Leverage Ratio for the period from the Effective Date to but excluding the date of commencement of the first Pricing Period shall be deemed to be 4.50:1.00. For purposes of this definition, (i) "Pricing Certificate" means an Officers' Certificate of Company delivered (a) in the case of any of the first three Fiscal Quarters (commencing with the Fiscal Quarter ending June 30, 1998) of any Fiscal Year, within 45 days after the end of such Fiscal Quarter, (b) in the case of the fourth Fiscal Quarter of any Fiscal Year, within 90 days after the end of such Fiscal Quarter, or (c) following the date of consummation of a sale of equity Securities of Company in an offering, in each case certifying as to the Consolidated Leverage Ratio as of the last day of such Fiscal Quarter or as of the date of consummation of such sale of equity Securities after giving effect to the application of the proceeds thereof, as the case may be, and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail, which Officers' Certificate, in the case of the immediately preceding clauses (a) and (b), may be delivered to Administrative Agent at any time on or after the date of delivery by Company of the Compliance Certificate with respect to the period ending on the last day of the applicable Fiscal Quarter pursuant to subsection 5.1(iii), and
(ii) "Pricing Period" means each period commencing on the first Business Day after the delivery (or deemed delivery as provided below) to Administrative Agent of a Pricing Certificate (the "Effective Pricing Certificate" in respect of such Pricing Period) and ending on the first Business Day after the next Pricing Certificate is delivered (or deemed to be delivered as provided below) to Administrative Agent; provided that, in the event Company fails to deliver to Administrative Agent a Pricing Certificate on or before the 45th day after the end of any of the first three Fiscal Quarters of any Fiscal Year or the 90th day after the end of the fourth Fiscal Quarter of any Fiscal Year (the "Cutoff Date" with respect to any such Fiscal Quarter), Company shall be deemed to have delivered to Administrative Agent, on the Cutoff Date, a Pricing Certificate which establishes that the Consolidated Leverage Ratio as of the last day of such Fiscal Quarter was 4.50:1.00. Promptly after receipt of any Pricing Certificate, Administrative Agent shall deliver a copy of such Pricing Certificate to each Offshore Administrative Agent.

          "Applicable Offshore Margin" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Offshore Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

                                                        Applicable
          Applicable Leverage Ratio                   Offshore Margin

          4.50:1.00 or greater                        1.000%
          4.00:1.00 or greater, but
          less than 4.50:1.00                         0.750%
          3.50:1.00 or greater, but
          less than 4.00:1.00                         0.50%
          3.00:1.00 or greater, but
          less than 3.50:1.00                         0.425%
          2.50:1.00 or greater, but
          less than 3.00:1.00                         0.325%
          2.00:1.00 or greater, but
          less than 2.50:1.00                         0.300%
          less than 2.00:1.00                         0.275%

          "Arranger" and "Arrangers" have the meanings assigned to those terms in the introduction to this Agreement.

          "Asset Sale" means the sale, transfer or other disposition by Company or any of its Subsidiaries to any Person other than Company or any of its Subsidiaries of (i) any of the stock of any of Company's Subsidiaries (including any Foreign Subsidiary), (ii) substantially all of the assets of any geographic or other division or line of business of Company or any of its Subsidiaries (including any Foreign Subsidiary), or (iii) any other assets (including, without limitation, any assets which do not constitute substantially all of the assets of any geographic or other division or line of business but excluding (a) any assets manufactured, constructed or otherwise produced or purchased for sale to others in the ordinary course of business consistent with the past practices of Company and its Subsidiaries, (b) any accounts receivable sold by Company or any of its Subsidiaries in accordance with subsection 6.6(v), and (c) for purposes of this clause (iii) only, the assets of the Foreign Subsidiaries) of Company or any of its Subsidiaries having a value in excess of $10,000,000 or more; provided that any asset sale described in clause (iii) shall be deemed not to be an "Asset Sale" until the aggregate amount of all such sales by Company and its Subsidiaries occurring in any Fiscal Year equals or exceeds $100,000,000; provided, further, that any sale, transfer or other disposition described in clause (i) or (ii) shall be deemed not to be an "Asset Sale" with respect to any sale, transfer or other disposition by any Foreign Subsidiary of all or any of the stock of, or all or any of the assets of, any of its Subsidiaries so long as the proceeds of such sale, transfer or other disposition remain in the applicable territory of the United States of America or jurisdiction outside the United States of America and are used for purposes consistent with the business or operations of such Foreign Subsidiary as previously conducted.

          "Assignment and Acceptance" means an Assignment and Acceptance, in substantially the form of Exhibit XIV annexed hereto.

          "Australian Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Australian Lender" and "Australian Lenders" means a Lender or Lenders that have Australian Loan Commitments or that have Australian Loans outstanding, together with their successors and permitted assigns pursuant to subsection 9.2, and the term "Australian Lender" shall include Australian Overdraft Account Provider unless the context otherwise requires.

          "Australian Loan Commitment" means the commitment of an Australian Lender to make Australian Loans to Australian Subsidiary Borrowers pursuant to subsection 2.1C(i), and "Australian Loan Commitments" means such commitments of all Australian Lenders in the aggregate.

          "Australian Loan Exposure" means, with respect to any Australian Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Australian Loan Commitment, and
(ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Australian Loans of that Lender plus (b) in the case of Australian Overdraft Account Provider, the Australian Overdraft Amount (net of any participations therein purchased by other Australian Lenders) plus (c) the aggregate amount of all participations purchased by that Australian Lender in the Australian Overdraft Amount.

          "Australian Loans" means the Loans made by Australian Lenders to Australian Subsidiary Borrowers pursuant to subsection 2.1C(i).

          "Australian Overdraft Account" means an account established by any Australian Subsidiary Borrower with Australian Overdraft Account Provider and referenced in an Australian Overdraft Agreement.

          "Australian Overdraft Account Provider" means such Australian
Lender as Australian Subsidiary Borrowers may specify in writing to Administrative Agent and Australian Administrative Agent on or after the Effective Date or any successor Australian Overdraft Account Provider pursuant to subsection 9.2E; provided, however, that no such Australian Lender shall be Australian Overdraft Account Provider until any Australian Subsidiary Borrower and such Australian Lender have executed and delivered an Australian Overdraft Agreement to Administrative Agent and Australian Administrative Agent.

          "Australian Overdraft Agreement" means any Offshore Overdraft Agreement executed and delivered by any Australian Subsidiary Borrower and Australian Overdraft Account Provider on or after the Effective Date, in substantially the form of Exhibit XII annexed hereto, with such modifications thereto as may be approved by Administrative Agent, and any successor Offshore Overdraft Agreement executed and delivered by such Australian Subsidiary Borrower and any successor Australian Overdraft Account Provider pursuant to subsection 9.2E, as any such Offshore Overdraft Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

          "Australian Overdraft Amount" means, as at any date of determination, the aggregate principal amount of outstanding overdrafts charged to all Australian Overdraft Accounts.

          "Australian Subsidiary" means any Subsidiary of Company organized under the laws of the Commonwealth of Australia or any state or territory thereof.

          "Australian Subsidiary Borrowers" means O-I Australia and any Australian Subsidiary that becomes an Additional Subsidiary Borrower to which Australian Loans will be made under this Agreement.

          "Bank Bill Rate" means (i) for any Interest Rate Determination Date with respect to any Interest Period, (a) the rate (expressed as a percentage yield per annum to maturity) determined by Australian Administrative Agent to be the rate (rounded upwards if necessary, to the nearest 0.01%) quoted as the average bid rate on the Reuters monitor system page "BBSY" at or about 10:30 a.m. (Sydney time) on the first day of such Interest Period for Bank Bills having a term equal to (or no more than two Offshore Banking Days shorter or longer than) such Interest Period, or (b) if (x) for any reason there is no average bid rate displayed on the Reuters screen BBSY page for Bank Bills of that term or (y) the basis on which such rates are displayed on the Reuters screen BBSY page is changed and in the reasonable opinion of Australian Administrative Agent those rates cease to reflect the Australian Lenders' cost of funding to the same extent as at the date of this Agreement, then the Bank Bill Rate will be the rate (expressed as a percentage yield per annum to maturity) determined by Australian Administrative Agent to be the average of the bid rates quoted to Australian Administrative Agent by three Australian banks selected by Australian Administrative Agent at or about that time on that day for Bank Bills having a term as described in clause (i)(a) of this definition; provided that such bid rates must be for bills of exchange which are accepted by an Australian bank selected by Australian Administrative Agent and which have a term equivalent to the relevant Interest Period, or (ii) for any date of determination for purposes of determining the Offshore Base Rate, or in the event the Bank Bill Rate cannot be determined as described in clause
(i) of this definition, the rate determined by Australian Administrative Agent to be the arithmetic mean (rounded upwards to the nearest 0.01%) of the rates, as supplied to Australian Administrative Agent at its request, quoted by the Australian Lenders to leading banks in the Australian interbank market at about 11:00 A.M. (Sydney time) on such date for the offering of overnight deposits in ADollars.

          "Bankers" has the meaning assigned to that term in the introduction to this Agreement.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

          "Base Rate" means, at any time, the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

          "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "Bid Rate Loan Agent" means Administrative Agent acting in the capacity of agent with respect to the Bid Rate Loans hereunder.

          "Bid Rate Loan Interest Payment Date" means, with respect to any
Bid Rate Loan, the last day of the Bid Rate Loan Interest Period applicable to such Bid Rate Loan; provided that in the case of a Bid Rate Loan with a Bid Rate Loan Interest Period of 180 days "Bid Rate Loan Interest Payment Date" shall also include the 90-day anniversary of the commencement of that Bid Rate Loan Interest Period.

          "Bid Rate Loan Interest Period" means, with respect to any Bid Rate Loans, the period commencing on the date such Bid Rate Loans are made and ending on a date 30, 60, 90 or 180 days thereafter, as Company may select as provided in subsection 2.9B. Notwithstanding the foregoing, (i) if any Bid Rate Loan Interest Period would otherwise end after the Revolving Loan Commitment Termination Date, such Bid Rate Loan Interest Period shall end on the Revolving Loan Commitment Termination Date, (ii) each Bid Rate Loan Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, and (iii) notwithstanding clause (i) above, no Bid Rate Loan Interest Period for any Bid Rate Loans shall have a duration of less than 30 days and, if the Bid Rate Loan Interest Period for any Bid Rate Loans would otherwise be a shorter period, such Bid Rate Loans shall not be available hereunder.

          "Bid Rate Loan Notes" means any promissory notes of Company, substantially in the form of Exhibit IX annexed hereto, issued in favor of one or more Lenders pursuant to subsection 2.9K to evidence the Bid Rate Loans.

          "Bid Rate Loan Quote" means an offer by a Lender to make Bid Rate Loans, substantially in the form of Exhibit VI annexed hereto, delivered to Administrative Agent by such Lender pursuant to subsection 2.9D.

          "Bid Rate Loan Quote Request" means a request by Company to each Lender having a Revolving Loan Commitment to submit Bid Rate Loan Quotes, sub-stantially in the form of Exhibit IV annexed hereto, delivered by Company to Administrative Agent pursuant to subsection 2.9B.

          "Bid Rate Loan Shortfall Amount" means the amount, if any, by which the amount of Bid Rate Loans requested in a Bid Rate Loan Quote Request exceeds the amount equal to (i) the aggregate amount of Bid Rate Loans offered in any Bid Rate Loan Quotes delivered by Lenders relating to such Bid Rate Loan Quote Request minus (ii) the amount of Bid Rate Loans so offered which are rejected in good faith by Company.

          "Bid Rate Loan Shortfall Date" means a proposed Funding Date of Bid Rate Loans in respect of which a Bid Rate Loan Shortfall Amount exists.

          "Bid Rate Loans" means Loans made by Lenders to Company pursuant to subsection 2.9.

          "Blocked Availability Amount" means, at any time, that portion of the Excess Foreign Indebtedness Amount which Company shall have designated to be offset against availability under the Revolving Loan Commitments pursuant to clause (1) of subsection 6.1A(vi); provided that Company may reduce the Blocked Availability Amount (up to the full extent thereof) from time to time by electing to reduce the Blocked Availability Amount in a written notice to Administrative Agent (x) setting forth the amount of such reduction and (y) pursuant to subsection 2.4F, designating a reduction in the Revolving Loan Commitments in an equal or greater amount. Any reduction in the Blocked Availability Amount shall become effective upon the effectiveness of such reduction in the Revolving Loan Commitments. For purposes of this definition, "Excess Foreign Indebtedness Amount" means the excess of (i) the aggregate outstanding principal amount of Indebtedness secured by Liens of the type described in subsection 6.1A(vi) over (ii) $150,000,000.

          "Borrower" means (i) with respect to Term Loans, Revolving Loans, Letters of Credit and the Domestic Overdraft Account, Company, (ii) with respect to UK Loans and the UK Overdraft Account, either of the UK Subsidiary Borrowers, as applicable, (iii) with respect to Australian Loans and the Australian Overdraft Account, any of the Australian Subsidiary Borrowers, as applicable, and (iv) with respect to Italian Loans and the Italian Overdraft Account, O-I Italy, and "Borrowers" means any combination thereof, collectively.

          "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary Agreement, in substantially the form of Exhibit XXV annexed hereto.

          "Business Day" means (i) for all purposes other than as covered by clause (ii) or (iii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Ohio or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate, any day which is a Business Day described in clause
(i) and which is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market, and (iii) with respect to all notices, determinations, fundings and payments in connection with any Offshore Loans or any Offshore Overdraft Account, any day which is a Business

Day described in clause (i) and (ii) above and which is also an Offshore Banking Day.

          "Calculation Date" means (i) the date hereof and the last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), (ii) at any time after and so long as (a) the Dollar Equivalent of the Total Utilization of UK Loan Commitments or of the Total Utilization of Australian Loan Commitments or of the Total Utilization of Italian Loan Commitments exceeds 90% of the Offshore Currency Sublimit for the Applicable Currency or (b) the sum of such Dollar Equivalents exceeds 90% of the Aggregate Offshore Currency Sublimit, the fifteenth and last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), (iii) with respect to any Offshore Currency, each date on which notice is given to Administrative Agent by the relevant Offshore Administrative Agent pursuant to subsection 2.1C(ii) or 2.1C(iii) with respect to Offshore Loans denominated in such Offshore Currency, and (iv) such other dates as Administrative Agent, any Offshore Administrative Agent or any Borrower may reasonably require from time to time.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP (subject to subsection 1.2 hereof), is accounted for as a capital lease on the balance sheet of that Person.

          "Cash" means money, currency or a credit balance in a Deposit
Account.

          "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and (a) backed by the full faith and credit of the United States or (b) having a rating of at least AAA from S&P or at least Aaa from Moody's, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;
(iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Lender or any Affiliate of any Lender (whether such deposit is with such Lender or Affiliate or any other Lender); (vi) repurchase agreements and reverse repurchase agreements with any Lender or any Affiliate of any Lender relating to marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; and (vii) shares of any money market mutual fund that (a) has at least a majority of its assets invested continuously in the types of investments referred to in clauses (i), (ii) and (vi) above (without regard to the requirement in said clause (vi) that the applicable repurchase agreements or reverse repurchase agreements be entered into with a Lender or an Affiliate of a Lender), and (b) has net assets of not less than $250,000,000.

          "Change of Control" means such time as a "person" or "group"
(within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than KKR and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the then outstanding Voting Stock. For purposes of this definition of "Change of Control", (i) the term "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of Company and (ii) the term "Voting Stock" means Capital Stock of any class or kind ordinarily (without regard to the occurrence of any contingency) having the power to vote for the election of directors of Company.

          "Collateral Agent" means Bankers acting in the capacity of collateral agent on behalf of the holders from time to time of any outstanding Existing Senior Notes, Lenders and the other Persons (other than Company or its Subsidiaries) who have executed counterparts to the Intercreditor Agreement or are otherwise entitled to the benefit thereof, including Lenders party to Interest Rate Agreements and Currency Agreements, in each case under the Company Pledge Agreement, the Subsidiary Pledge Agreement, the Intercreditor Agreement, the Company Guaranty and the Subsidiary Guaranty.

          "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

          "Commitment Increase Date" has the meaning assigned to that term in subsection 2.1D(i).

          "Commitments" means the Term Loan Commitments, the Revolving Loan Commitments, the UK Loan Commitments, the Australian Loan Commitments, the Italian Loan Commitments or any combination thereof.

          "Commodities Agreement" means any forward commodities contract, commodities option contract, commodities futures contract, commodities futures option, or similar agreement or arrangement.

          "Common Stock" means the common stock of Company, par value $.01 per share.

          "Company" has the meaning assigned to that term in the introduction to this Agreement.

          "Company Guaranty" means the Company Guaranty executed and delivered by Company on the Effective Date, substantially in the form of
Exhibit XVIII annexed hereto, as such Company Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

          "Company Pledge Agreement" means the Company Pledge Agreement to be executed and delivered by Company under certain circumstances pursuant to subsection 5.8, substantially in the form of Exhibit XX annexed hereto, as such Company Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

          "Compliance Certificate" means a certificate substantially in the form annexed hereto as Exhibit XIII delivered to Lenders by Company pursuant to subsection 5.1(iii).

          "Consolidated Adjusted EBITDA" means, for any period, Consolidated Net Income adjusted to exclude (without duplication) the effects of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income,
(iii) depreciation expense, (iv) amortization expense, and (v) material non-recurring gains and losses, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "Consolidated Interest Expense" means, for any period, interest expense with respect to all outstanding Indebtedness (including, without limitation, net costs under Interest Rate Agreements and any such expense attributable to Capital Leases in accordance with GAAP) of Company and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

          "Consolidated Leverage Ratio" means, as at any date of determination, the ratio of (i) Consolidated Total Debt as of the last day of the most recent Fiscal Quarter (giving effect, for purposes of clause (i)(c) of the definition of "Applicable Leverage Ratio", to the related sale of equity Securities and the application of the proceeds thereof) in respect of which Company has delivered (or is then required to have (but has not yet) delivered) to Administrative Agent the financial statements required to be delivered pursuant to subsection 5.1(i) or (in the case of the last Fiscal Quarter of any Fiscal Year) subsection 5.1(ii) to (ii) Consolidated Pro Forma EBITDA (as hereinafter defined) for the four-Fiscal Quarter period ending on the last day of the applicable Fiscal Quarter specified under clause (i) above. As used in this definition, the term "Consolidated Pro Forma EBITDA" means, for purposes of calculating the Consolidated Leverage Ratio in respect of any four Fiscal-Quarter period, Consolidated Adjusted EBITDA for such period calculated on a pro forma basis after giving effect to any acquisitions of new Subsidiaries by Company or any of its Subsidiaries during such period as if such acquisitions had been consummated on the first day of such period.

          "Consolidated Net Income" means, for any period, the net income (or loss), before extraordinary items, of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

          "Consolidated Subsidiaries" means all Subsidiaries of Company other than the Foreign Subsidiaries.

          "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, all as determined on a consolidated basis in conformity with GAAP.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Covered Tax" means any Tax that is not an Excluded Tax.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

          "Defaulting Participating Lender" means, with respect to any Type of Offshore Loan, any Lender which (i) has Revolving Loan Exposure at the time a notice is given to fund Revolving Loans to repay such Type of Offshore Loans or to convert such Type of Offshore Loans into Dollars pursuant to subsection 2.1C(ii) or 2.1C(iii), and (ii) fails to make all Revolving Loans required pursuant to subsection 2.1C(ii) to repay such Offshore Loans or fails to fully fund the purchase of its relevant Offshore Loan Participations pursuant to subsection 2.1C(iii), as the case may be.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Documentation Agent" and "Documentation Agents" have the meanings assigned to those terms in the introduction to this Agreement.

          "Dollar Equivalent" means, at any time as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the relevant Offshore Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Calculation Date with respect to such Offshore Currency.

          "Dollars" or the sign "$" means the lawful money of the United States of America.

          "Domestic Funding and Payment Office" means (i) with respect to Administrative Agent, the office of Administrative Agent located at One Bankers Trust Plaza, New York, New York, and (ii) with respect to any Offshore Administrative Agent, such office of such Offshore Administrative Agent in the United States as it may designate as such from time to time in a written notice delivered to Administrative Agent, Lenders having Revolving Loan Exposure and each Borrower.

          "Domestic Overdraft Account" means the account established by Company with Administrative Agent and referenced in the Domestic Overdraft Agreement.

          "Domestic Overdraft Agreement" means the Overdraft Agreement executed and delivered by Company and Administrative Agent on the Effective Date, in substantially the form of Exhibit XI annexed hereto, and any successor Overdraft Agreement executed and delivered by Company and any successor Administrative Agent pursuant to subsection 8.6, as any such Overdraft Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

          "Domestic Overdraft Amount" means, as at any date of determination, the aggregate principal amount of outstanding overdrafts charged to the Domestic Overdraft Account.

          "Effective Date" means the date on or before July 31, 1998, on which all of the conditions set forth in subsection 3.1 are satisfied.

          "Eligible Assignee" means (A)(i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Agents; and
(B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee; provided further that, in order to be an Eligible Assignee, a Person must have at the time of determination unimpaired capital and surplus of not less than $100,000,000. In the case of an assignment by any Offshore Lender of its Offshore Loans and Offshore Loan Commitments, "Eligible Assignee" shall also include any special purpose vehicle organized by such assigning Offshore Lender for the purpose of acquiring loans and issuing debt secured by such loans; provided that such assigning Offshore Lender or an Affiliate of such assigning Offshore Lender shall have, immediately before and after giving efffect to such assignment, Revolving Loan Exposure; and provided further that, any assignment by an

Offshore Lender to an Eligible Assignee described in this sentence shall require the consent of Company and Administrative Agent (which consent shall not be unreasonably withheld; it being understood that the consent of Company may be withheld if Company reasonably believes any assignment to an Eligible Assignee described in this sentence would result in any additional cost, expense or credit risk of any nature to any Borrower).

          "Environmental Laws" means any and all present and future laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, orders, and determinations of any governmental authority that have the force and effect of law, and that pertain to pollution (including hazardous or toxic substances), natural resources or the environment, whether federal, state, or local, domestic or foreign, including environmental response laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 and as the same may be further amended (collectively, "CERCLA").

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Company or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Internal Revenue Code or (for purposes of Section 412 of the Internal Revenue Code and provisions of the Internal Revenue Code relating to said Section 412) Section 414(m) or (o) of the Internal Revenue Code.

          "ERISA Event" means any of the following events or occurrences if such event or occurrence would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the failure by Company, any of its Subsidiaries or any ERISA Affiliate to make a required contribution to a Pension Plan; (ii) a withdrawal by Company, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA), or a cessation of operation which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by Company, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or the receipt by Company, any of its Subsidiaries or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization or is insolvent pursuant to Section 4241 or 4245 of ERISA; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate, in each case with respect to a Pension Plan or receipt by the Company, any of its Subsidiaries or any ERISA Affiliate of notice of any such event with respect to a Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or, to the knowledge of Company, any Multiemployer Plan; (vi) the imposition of any liability upon Company, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA (other than with respect to PBGC premiums due but not delinquent under Section 4007 of ERISA) upon Company, any of its Subsidiaries or any ERISA Affiliate; (vii) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; (viii) receipt from the Internal Revenue Service of notice of the failure of any Plan intended to qualify under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (ix) the violation of any applicable foreign law, or an event or occurrence that is comparable to any of the foregoing events or occurrences, in either case with respect to a Plan that is not subject to regulation under ERISA by reason of Section 4(b)(4) of ERISA.

          "Euro" means the single currency of participating member states of the European Monetary Union.

          "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "European Monetary Union" means the European Economic and Monetary Union as contemplated in the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and became effective on November 1, 1993), as amended from time to time.

          "Euro Unit" means the currency unit of the Euro.

          "Event of Default" means each of the events set forth in Section 7.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the spot rate of exchange (as provided by the foreign exchange trader of the Issuing Lender) in the New York foreign exchange market for the purchase of such currency in exchange for Dollars on such date, expressed as a number of units of such currency per one Dollar.

          "Excluded Tax" means any of the following Taxes and all liabilities (including without limitation all penalties, interest and other additions to tax) with respect thereto: (i) Taxes imposed on the net income of a Lender, Arranger, Agent or Tax Transferee and franchise taxes imposed in lieu thereof (including without limitation branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income (collectively referred to as "net income taxes")) by (A) the jurisdiction under the laws of which such Lender, Arranger, Agent or Tax Transferee is organized or resident for tax purposes or any political subdivision thereof or (B) the jurisdiction of such Lender's, Tax

Transferee's, Arranger's or Agent's applicable lending office or any political subdivision thereof or (C) other than with respect to Taxes imposed on payments to Offshore Loan Participants made pursuant to subsection 2.1C(iii), any jurisdiction in which the Lender, Arranger, Agent or Tax Transferee is doing business (other than solely by virtue of being a Lender under this Agreement), (ii) other than with respect to Taxes imposed on payments to Offshore Loan Participants made pursuant to subsection 2.1C(iii), any Taxes to the extent that they are in effect and would apply to a payment to such Lender, Arranger or Agent, as applicable, as of the Effective Date, or as of the date such Person becomes a Lender, in the case of any assignee pursuant to subsection 9.2, (iii) other than with respect to Taxes imposed on payments to Offshore Loan Participants made pursuant to subsection 2.1C(iii), any Taxes that are in effect and would apply to a payment to a Tax Transferee as of the date of acquisition of any Loans by such Tax Transferee or the date of the change of lending office of such Tax Transferee, as the case may be (provided, however, that a Person shall not be considered a Tax Transferee for purposes of this clause (iii) as a result of a change of its lending office or the taking of any other steps pursuant to subsection 2.6J), (iv) with respect to any Taxes for which any credit or other Tax benefit, in the reasonable good faith judgment of such Lender, Tax Transferee, Arranger or Agent, as the case may be, is available to such Lender, Tax Transferee, Arranger or Agent, as applicable, as a result thereof and is allocable to the transactions contemplated by this Agreement, the amount of such credit or other Tax benefit or (v) any Taxes that would not have been imposed but for (A) the failure or delay by such Agent, Arranger, Lender or Tax Transferee, as applicable, to complete, provide or file and keep current any certification or other documentation required to qualify for an exemption from or reduced rate of any Tax (unless such failure or delay results from a change in applicable law after the Effective Date or the date of the applicable Assignment and Acceptance, as the case may be, which precludes such Agent, Arranger, Lender or Tax Transferee, as applicable, from qualifying for such exemption or reduced rate) or (B) the gross negligence or willful misconduct of such Agent, Arranger, Lender or Tax Transferee; provided, however that, notwithstanding anything herein to the contrary, "Excluded Taxes" shall not include any substitute tax imposed on account of the Italian Loans or Italian Loan Commitments.

          "Existing Bid Rate Loans" means any "Bid Rate Loans" (as defined in the Existing Credit Agreement) of Existing Lenders outstanding on the Effective Date.

          "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of May 15, 1997 by and among Company, the financial institutions party thereto as lenders, the lead managers and co-agents listed therein, ScotiaBank and NationsBank, as co-documentation agents, BofA, as syndication agent, and Bankers, as administrative agent, as such Amended and Restated Credit Agreement may be amended, supplemented or otherwise modified from time to time prior to the Effective Date.

          "Existing Lenders" means the "Lenders" (as defined in the Existing Credit Agreement).

          "Existing Letters of Credit" has the meaning assigned to that term in subsection 2.8A.

          "Existing Revolving Loans" means any "Revolving Loans" (as defined in the Existing Credit Agreement) of Existing Lenders outstanding on the Effective Date.

          "Existing Senior Notes" means, collectively, the 7.85% Senior Notes due 2004 of Company in an aggregate original principal amount of $300,000,000 and the 8.10% Senior Notes due 2007 of Company in an aggregate original principal amount of $300,000,000, each issued pursuant to the Existing Senior
Note Indenture, as such Senior Notes may have been and may hereafter be amended, supplemented or otherwise modified from time to time.

          "Existing Senior Note Indenture" means the Indenture dated as of May 15, 1997, between Company, as issuer, and The Bank of New York, as trustee, as such Indenture may have been and may hereafter be amended, supplemented or otherwise modified from time to time.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

          "Fee Payment Date" means each March 15, June 15, September 15 and December 15 of each year.

          "First-Tier Subsidiary" means, at any time of determination, a domestic Subsidiary of Group more than 50% of the voting stock of which is directly owned by Group, but excluding, however, any such Subsidiary which was a party to the Subsidiary Guaranty but has been released therefrom in accordance with its terms.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of Company and its Consolidated Subsidiaries ending on December 31 of each calendar year.

          "Foreign Entity" means any Subsidiary or Joint Venture of Company more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations outside of the United States of America.

          "Foreign Subsidiary" means (i) any Subsidiary or Joint Venture of Company identified as such on Schedule G annexed hereto, (ii) any Subsidiary of any Subsidiary or Joint Venture described in clause (i) and (iii) in addition, any Subsidiary or Joint Venture acquired, incorporated or otherwise established by Company on or after the Effective Date which is organized under the laws of a jurisdiction other than the United States of America or any State thereof and more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations in territories of the United States of America and jurisdictions outside the United States of America.

          "Funding Date" means the date of the funding of a Loan.

          "FX Trading Office" means, with respect to any Offshore
Administrative Agent, such office of such Offshore Administrative Agent as it may designate as such from time to time in a written notice delivered to Administrative Agent and each Borrower.

          "GAAP" means, subject to the provisions of subsection 1.2, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any foreign, federal, state or local governmental authority, agency or court.

          "Group" means Owens-Illinois Group, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Company.

          "Hazardous Materials" means any substance that is defined or listed as a hazardous or toxic substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous or toxic properties, including (i) any substance that is a "hazardous substance" under CERCLA (as defined in the definition of "Environmental Laws") and (ii) petroleum wastes or products.

          "Increased Commitment Acceptance" means an Increased Commitment Acceptance, in substantially the form of Exhibit XXIII annexed hereto.

          "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP (subject to subsection 1.2 hereof), (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) the amount of all honored but unreimbursed drawings under letters of credit, (v) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided, however, that with respect to any indebtedness of the type described in the foregoing clause (vi) which has not been assumed by that Person or is otherwise nonrecourse to the credit of that Person, the amount of such indebtedness shall be deemed to be the lesser of the outstanding principal amount of such indebtedness and the fair market value of the property or assets of such Person securing such indebtedness.

          "Intercreditor Agreement" means the Intercreditor Agreement to be entered into under certain circumstances pursuant to subsection 5.8 hereof among Collateral Agent, Bankers, as Administrative Agent hereunder, the trustee under the Existing Senior Note Indenture (if so required) and, upon execution of counterparts to the Intercreditor Agreement by any Lenders or Affiliates of Lenders party to Interest Rate Agreements or Currency Agree-ments, such Lenders and such Affiliates, and, upon execution of counterparts to the Intercreditor Agreement by any other Persons who may become parties to the Intercreditor Agreement in accordance with the terms thereof, such other Persons, in substantially the form of Exhibit XXII annexed hereto, as such Intercreditor Agreement may thereafter be amended, supplemented or modified from time to time.

          "Interest Payment Date" means, with respect to any Eurodollar Rate Loan or Offshore Periodic Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months or longer, "Interest Payment Date" shall also include each three-month anniversary of the commencement of that Interest Period.

          "Interest Period" means any interest period applicable to a Eurodollar Rate Loan or Offshore Periodic Rate Loan as determined pursuant to subsection 2.2B.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

          "Interest Rate Determination Date" means each date for calculating the Adjusted Eurodollar Rate or Adjusted Offshore Periodic Rate for purposes of determining the interest rate in respect of an Interest Period to which such Adjusted Eurodollar Rate or Adjusted Offshore Periodic Rate applies. The Interest Rate Determination Date shall be (i) with respect to UK Loans and Australian Loans which are Offshore Periodic Rate Loans, the first day of the related Interest Period, (ii) with respect to Italian Loans which are Offshore

Periodic Rate Loans, the second Business Day prior to the first day of the related Interest Period, and (iii) with respect to Eurodollar Rate Loans, the second Business Day prior to the first day of the related Interest Period.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "Investment", as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of, or of a beneficial interest in, stock or other Securities of any other Person (other than a Person that prior to such purchase or acquisition was, or as a result of such purchase or acquisition becomes, a Subsidiary of Company), or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person other than a Subsidiary of Company, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost (which shall not include
(i) the amount of any Indebtedness of the Person that is the subject of such Investment that is assumed by the Person making such Investment or (ii) the value of any Common Stock issued as all or a portion of the consideration payable in connection with such Investment) or, in the case of an Investment consisting of non-cash consideration received in connection with an Asset Sale or other sale of assets, the original value of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Invitation for Bid Rate Loan Quotes" means an invitation to each Lender having a Revolving Loan Commitment to submit a Bid Rate Loan Quote, substantially in the form of Exhibit V annexed hereto, delivered by Administrative Agent to such Lender pursuant to subsection 2.9C with respect to a Bid Rate Loan Quote Request.

          "Issuing Lender" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 2.8C.

          "Italian Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Italian Lender" and "Italian Lenders" means a Lender or Lenders that have Italian Loan Commitments or that have Italian Loans outstanding, together with their successors and permitted assigns pursuant to subsection 9.2, and the term "Italian Lender" shall include Italian Overdraft Account Provider unless the context otherwise requires.

          "Italian Loan Commitment" means the commitment of an Italian Lender to make Italian Loans to O-I Italy pursuant to subsection 2.1C(i), and "Italian Loan Commitments" means such commitments of all Italian Lenders in the aggregate.

          "Italian Loan Exposure" means, with respect to any Italian Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Italian Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Italian Loans of that Lender plus (b) in the case of Italian Overdraft Account Provider, the Italian Overdraft Amount (net of any participations therein purchased by other Italian Lenders) plus
(c) the aggregate amount of all participations purchased by that Italian Lender in the Italian Overdraft Amount.

          "Italian Loans" means the Loans made by Italian Lenders to O-I Italy pursuant to subsection 2.1C(i).

          "Italian Overdraft Account" means the account established by O-I Italy with Italian Overdraft Account Provider and referenced in the Italian Overdraft Agreement.

          "Italian Overdraft Account Provider" means such Italian Lender as O-I Italy may specify in writing to Administrative Agent and Italian Administrative Agent on or after the Effective Date or any successor Italian Overdraft Account Provider pursuant to subsection 9.2E; provided, however, that no such Italian Lender shall be an Italian Overdraft Account Provider until O-I Italy and such Italian Lender have executed and delivered an Italian Overdraft Agreement to Administrative Agent and Italian Administrative Agent.

          "Italian Overdraft Agreement" means the Offshore Overdraft
Agreement executed and delivered by O-I Italy and Italian Overdraft Account Provider on or after the Effective Date, in substantially the form of
Exhibit XII annexed hereto, with such modifications thereto as may be approved by Administrative Agent, and any successor Offshore Overdraft Agreement executed and delivered by O-I Italy and any successor Italian Overdraft Account Provider pursuant to subsection 9.2E, as any such Offshore Overdraft Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

          "Italian Overdraft Amount" means, as at any date of determination, the aggregate principal amount of outstanding overdrafts charged to the Italian Overdraft Account.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

          "KKR" means Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership.

          "Lender" and "Lenders" have the meanings assigned to those terms in the introduction to this Agreement and shall include each Offshore Lender and each Agent in its individual capacity; provided that "Lender" and "Lenders" shall also include the successors and permitted assigns of Lenders pursuant to subsection 9.2B; and provided, further that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 2.8.

          "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company. For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

          "LIBOR" means, for any date of determination with respect to any period for an Offshore Loan denominated in Sterling or Lire, (i) the rate per annum (rounded upward, if necessary, to the nearest five decimal places) equal to the rate determined by the relevant Offshore Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750) for deposits (for delivery on the first day of such period) with a term equivalent to such period in the Applicable Currency, determined as of approximately 11:00 A.M. (London time) on such date of determination, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded upward, if necessary, to the nearest five decimal places) equal to the rate determined by the relevant Offshore Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in the Applicable Currency, determined as of approximately 11:00 A.M. (London time) on such date of determination, or (iii) in the event the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum equal to the offered quotation rate (rounded upward, if necessary, to the nearest five decimal places) to first class banks in the London interbank market by such Offshore Administrative Agent for deposits (for delivery on the first day of the relevant period) in the Applicable Currency of amounts in Same Day Funds comparable to the principal amount of the Offshore Loan of such Offshore

Administrative Agent for which LIBOR is then being determined with maturities comparable to such period as of approximately 11:00 A.M. (London time) on such date of determination.

          "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any other agreement intended to create any of the foregoing.

          "Lira" or "Lire" means the lawful money of Italy; provided, however, that in the event the Lira is replaced by the Euro, it is hereby acknowledged and agreed that (i) "Lira" and "Lire" shall, from and after the date on which the Lira is replaced by the Euro, include the Euro, and (ii) conversion of any outstanding Loans denominated in Lira into the Euro shall take effect; provided that the Lira shall be retained as an Offshore Currency for so long as legally permissible; provided, further that any such conversion shall be based on the rate of conversion officially fixed by the European Monetary Union on the date the Euro replaces the Lira for purposes of this Agreement.

          "Loan" or "Loans" means one or more of the Term Loans or the Revolving Loans or the Offshore Loans or the Bid Rate Loans or any combination thereof.

          "Loan Documents" means this Agreement, the Company Guaranty, the Notes, the Domestic Overdraft Agreement, any Offshore Overdraft Agreements, the Letters of Credit and any Borrowing Subsidiary Agreements and, if and when executed and delivered pursuant to subsection 5.8, the Company Pledge Agreement, the Subsidiary Guaranty and the Subsidiary Pledge Agreement.

          "Loan Limitation Notice" has the meaning assigned to that term in subsection 2.1F(v).

          "Loan Party" means each of Borrowers and, upon execution of a Loan Document thereby, any of Company's Subsidiaries from time to time executing such Loan Document, and "Loan Parties" means all such Persons, collectively.

          "Local Time" means, with respect to a time of day for notices, determinations, fundings and payments in connection with any Offshore Loans or any Offshore Overdraft Account, such time of day in the city in which the relevant Offshore Administrative Agent's or the relevant Offshore Overdraft Account Provider's Offshore Funding and Payment Office is located, as applicable.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of Company and its Subsidiaries, taken as a whole, to perform, or of any Agent, Arranger or Lender to enforce, the Obligations.

          "Material Subsidiary" means each Subsidiary of Company now existing or hereafter acquired or formed by Company which (x) for the most recent Fiscal Year of Company, accounted for more than 5% of the consolidated revenues of Company or (y) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which Company, any of its Subsidiaries or any ERISA Affiliate may have liability.

          "Net Rockware Asset Sale Proceeds" means, with respect to any Rockware Asset Sale, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets such Person acquired or received in any other noncash form), in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes payable as a consequence of such Rockware Asset Sale, and in each case net of a reasonable reserve for the after-tax costs of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by Company or any of its Subsidiaries in connection with such Rockware Asset Sale and net of all payments made on any Indebtedness which is secured by the assets that are being sold, in accordance with the terms of any Lien upon or with respect to the assets that are being sold or which must by its terms or by the terms of the contract pursuant to which such assets are being sold or by applicable law be repaid out of the proceeds from such Rockware Asset Sale, and net of all distributions and other payments made to minority interest holders in Subsidiaries as a result of such Rockware Asset Sale.

          "New Commitment Acceptance" means a New Commitment Acceptance, in substantially the form of Exhibit XXIV annexed hereto.

          "Non-Australian Lender" has the meaning assigned to that term in subsection 2.7C(iv).

          "Non-Increasing Lender" has the meaning assigned to that term in subsection 2.1D(ii).

          "Non-Italian Lender" has the meaning assigned to that term in subsection 2.7C(iv).

          "Notes" means one or more of the Term Notes or the Revolving Notes or the Offshore Loan Notes or the Bid Rate Loan Notes or any combination thereof.

          "Notice of Bid Rate Loan Borrowing" has the meaning assigned to that term in subsection 2.9F.

          "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto with respect to a proposed borrowing.

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit III annexed hereto with respect to a proposed conversion or continuation.

          "Notice of Request for Issuance of Letter of Credit" means a notice substantially in the form of Exhibit II annexed hereto with respect to the proposed issuance of a Letter of Credit.

          "O-I Australia" has the meaning assigned to that term in the introduction to this Agreement.

          "O-I Italy" has the meaning assigned to that term in the introduction to this Agreement.

          "Obligations" means all obligations of every nature of any Loan Party from time to time owed to Agents or Lenders or any of them under or in respect of this Agreement, the Notes, the Letters of Credit, the Offshore Overdraft Agreements, the Domestic Overdraft Agreement or any of the other Loan Documents.

          "Offered Increase Amount" has the meaning assigned to that term in subsection 2.1D(iii).

          "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by (i) its Chairman of the Board (if an officer) or its President or one of its Vice Presidents or, in the case of any Subsidiary Borrower, any director or any attorney appointed by power of attorney, and (ii) by its Chief Financial Officer, its Treasurer, any of its Assistant Treasurers, its Controller or any of its Assistant Controllers or, in the case of Subsidiary Borrower, any other director or attorney appointed by power of attorney; provided, that any Officers' Certificate required to be delivered by Company on the Effective Date may be executed on behalf of Company by any one of the foregoing officers; provided, further, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (a) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signers, they have made or have caused to be made such exami-nation or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (c) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Offshore Administrative Agent" means UK Administrative Agent or Australian Administrative Agent or Italian Administrative Agent, and "Offshore Administrative Agents" means UK Administrative Agent, Australian
Administrative Agent and Italian Administrative Agent, collectively.

          "Offshore Banking Day" means (i) with respect to any borrowings, disbursements, payments, calculations, interest rates and Interest Periods pertaining to any Offshore Loan or any Offshore Overdraft Account, any Business Day which is also a day on which commercial banks are open for business in, and on which dealings in the Applicable Currency are carried on in, the location of the Offshore Funding and Payment Office of the Offshore Administrative Agent or Offshore Overdraft Account Provider, as applicable, with respect to such Offshore Currency, and (ii) with respect to any borrowings, disbursements, payments, calculations, interest rates and Interest Periods pertaining to any Australian Loan or the Australian Overdraft Account, any day which is a Business Day described in clause (i) which is also a day on which commercial banks are open for business in, and on which dealings in ADollars are carried on in, Hong Kong.

          "Offshore Base Rate" means, as of any date of determination (i) with respect to Loans denominated in Sterling, the sum of (a) the per annum rate of interest quoted and commonly known as the "base rate" of UK Administrative Agent which UK Administrative Agent establishes in the UK from time to time as the reference rate of interest in order to determine the interest rates applicable to loans in Sterling to commercial borrowers in the UK plus (b) 2.5% (it being understood that the "base rate" is a rate set by UK Administrative Agent based on various factors and does not necessarily represent the lowest or best rates actually charged to any customer, and that UK Administrative Agent may make commercial loans or other loans at rates of interest at, above or below such rate), (ii) with respect to Loans denominated in ADollars, the sum of (a) the Bank Bill Rate in effect on such day for one-day borrowings in ADollars plus (b) the Applicable Offshore Margin, and (iii) with respect to Loans denominated in Lire, the sum of (a) the rate determined by Italian Administrative Agent as of approximately 11:00 A.M. (Milan Time) on such date of determination as the "ITL Spot/Next Rate" in effect for one-day borrowings in Lire as quoted on the Reuters monitor system page ATIA plus (b) the Applicable Offshore Margin.

          "Offshore Base Rate Loans" means Loans bearing interest at rates determined by reference to the Offshore Base Rate as provided in subsection 2.2A.

          "Offshore Currency" means Sterling, ADollars or Lire.

          "Offshore Currency Equivalent" means, at any time as to any amount denominated in Dollars, the equivalent amount in the applicable Offshore Currency as determined by the relevant Offshore Administrative Agent at such time on the basis of the Spot Rate for the purchase of such Offshore Currency with Dollars on the most recent Calculation Date.

          "Offshore Currency Sublimit" means, at any time, (i) as to Sterling, the lesser of (a) $600,000,000 and (b) the Revolving Loan Commitments then in effect, (ii) as to ADollars, the lesser of (a) $1,000,000,000 and (b) the Revolving Loan Commitments then in effect, and
(iii) as to Lire, the lesser of (a) $150,000,000 and (b) the Revolving Loan Commitments then in effect; provided that such Offshore Currency Sublimits may be increased from time to time pursuant to subsection 2.1D or decreased from time to time pursuant to subsection 2.4F.

          "Offshore Funding and Payment Office" means, with respect to any Offshore Administrative Agent or Offshore Overdraft Account Provider, such office of such Offshore Administrative Agent or such Offshore Overdraft Account Provider as it may designate as such from time to time in a written notice delivered to Administrative Agent, the relevant Offshore Lenders, the relevant Offshore Administrative Agent (in the case of an Offshore Overdraft Account Provider) and each Borrower.

          "Offshore Lender" means a UK Lender or an Australian Lender or an Italian Lender, and "Offshore Lenders" means any combination of UK Lenders, Australian Lenders and Italian Lenders, collectively.

          "Offshore Loan" means a UK Loan or an Australian Loan or an Italian Loan, and "Offshore Loans" means such loans of all UK Lenders, Australian Lenders and Italian Lenders in the aggregate.

          "Offshore Loan Commitment" means a UK Loan Commitment or an Australian Loan Commitment or an Italian Loan Commitment, and "Offshore Loan Commitments" means such commitments of all UK Lenders, Australian Lenders and Italian Lenders in the aggregate.

          "Offshore Loan Dollar Amount" has the meaning assigned to that term in subsection 2.1C(iii).

          "Offshore Loan Exposure" means UK Loan Exposure or Australian Loan Exposure or Italian Loan Exposure, as applicable.

          "Offshore Loan Note" means any promissory note of O-I Italy, substantially in the form of Exhibit X annexed hereto, issued in favor of an Italian Lender pursuant to subsection 2.1H(iv) to evidence the Italian Loans of such Italian Lender, as such promissory note may be amended, supplemented or otherwise modified from time to time.

          "Offshore Loan Participant" has the meaning assigned to that term in subsection 2.1C(iii).

          "Offshore Loan Participation" has the meaning assigned to that term in subsection 2.1C(iii).

          "Offshore Loan Refunding Date" has the meaning assigned to that term in subsection 2.1C(ii).

          "Offshore Overdraft Account" means any UK Overdraft Account, any Australian Overdraft Account, or the Italian Overdraft Account, and "Offshore Overdraft Accounts" means the UK Overdraft Accounts, the Australian Overdraft Accounts and the Italian Overdraft Account, collectively.

          "Offshore Overdraft Account Provider" means UK Overdraft Account Provider, Australian Overdraft Account Provider, or Italian Overdraft Account Provider, and "Offshore Overdraft Account Providers" means UK Overdraft Account Provider, Australian Overdraft Account Provider and Italian Overdraft Account Provider, collectively.

          "Offshore Overdraft Agreement" means the UK Overdraft Agreement, any Australian Overdraft Agreement, or the Italian Overdraft Agreement, and "Offshore Overdraft Agreement" means the UK Overdraft Agreements, the Australian Overdraft Agreements and the Italian Overdraft Agreement, collectively.

          "Offshore Overdraft Amount" means the UK Overdraft Amount, the Australian Overdraft Amount or the Italian Overdraft Amount, and "Offshore Overdraft Amounts" means the UK Overdraft Amount, the Australian Overdraft Amount and the Italian Overdraft Amount, collectively.

          "Offshore Periodic Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Offshore Periodic Rate as provided in subsection 2.2A.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

          "Pension Plan" means a "pension plan", as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), with respect to which Company, any of its Subsidiaries or any ERISA Affiliate may have any liability.

          "Permitted Encumbrances" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by subsection 5.3;


          (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, suppliers, mechanics, materialmen and other liens imposed by law incurred in the ordinary course of business (including title retention agreements arising in the ordinary course of business) for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP (subject to subsection 1.2) shall have been made therefor;

          (iii) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) Any attachment or judgment Lien not constituting an Event of Default under subsection 7.8;

          (v) Leases, subleases or licenses of occupancy granted to others not interfering in any material respect with the business of Company and its Subsidiaries, taken as a whole;

          (vi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company and its Subsidiaries, taken as a whole;

          (vii) Any (a) interest or title of a lessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

          (viii) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (x) Liens incurred in the ordinary course of business encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Company and its Subsidiaries (excluding deposits securing the repayment of Indebtedness);

          (xi) Liens encumbering customary initial deposits and margin deposits securing obligations under Interest Rate Agreements, Currency Agreements and Commodities Agreements, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry securing obligations under Commodities Agreements; and

          (xii) Liens securing reimbursement obligations under Commercial Letters of Credit or bankers' acceptance facilities, which Liens encumber documents and other property to be acquired by drawings under such Commercial Letters of Credit or drafts accepted under such bankers' acceptance facilities.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Company or any of its Subsidiaries sponsors or maintains, or to which Company or any of its Subsidiaries makes, is making or is obligated to make contributions, or to which Company or any of its Subsidiaries may have any liability, and includes any Pension Plan.

          "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Company Pledge Agreement and the Subsidiary Pledge Agreement.

          "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "Prime Rate" means the rate which Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in the Domestic Overdraft Amount or any Offshore Loans purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the UK Loan Commitments or the UK Loans of any UK Lender or any participations in the UK Overdraft Amount purchased by any UK Lender, the percentage obtained by dividing (x) the UK Loan Exposure of that UK Lender by (y) the aggregate UK Loan Exposure of all UK Lenders, (iv) with respect to all payments, computations and other matters relating to the Australian Loan Commitments or the Australian Loans of any Australian Lender or any participations in the Australian Overdraft Amount purchased by any Australian Lender, the percentage obtained by dividing (x) the Australian Loan Exposure of that Australian Lender by (y) the aggregate Australian Loan Exposure of all Australian Lenders, (v) with respect to all payments, computations and other matters relating to the Italian Loan Commitments or the Italian Loans of any Italian Lender or any participations in the Italian Overdraft Amount purchased by any Italian Lender, the percentage obtained by dividing (x) the Italian Loan Exposure of that Italian Lender by (y) the aggregate Italian Loan Exposure of all Italian Lenders, and (vi) for all other purposes with respect to each Lender, the percentage obtained by dividing
(x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 9.2. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii), (iv), (v) and (vi) of the preceding sentence is set forth opposite the name of that Lender in Schedule A annexed hereto.

          "Prospective Offshore Lender" has the meaning assigned to that term in subsection 2.1D(ii).

          "Purchasing Companies" has the meaning assigned to that term in the Applegate Acquisition Agreement.

          "Rabbi Trust" means the trust created pursuant to that certain Owens-Illinois, Inc. Supplemental Retirement Benefit Trust Agreement dated December 11, 1991 between Company and Bankers, as trustee, as such agreement may have heretofore been and as it may hereafter be amended, supplemented or otherwise modified from time to time.

          "Reference Lenders" means Bankers and BofA.

          "Refunded Offshore Loans" has the meaning assigned to that term in subsection 2.1C(ii).

          "Register" has the meaning assigned to that term in subsection
2.1H.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Relevant Date" has the meaning assigned to that term in subsection 2.7C(iv).

          "Reporting Unit" means each of the units of the operations of Company, as set forth on Schedule D annexed hereto, as such Schedule D may hereafter be amended, supplemented or modified from time to time by Company.

          "Request for Commitment Increase" has the meaning assigned to that term in subsection 2.1D(i).

          "Requested Increase Amount" has the meaning assigned to that term in subsection 2.1D(i).

          "Requisite Offshore Lenders" means Lenders having or holding more than 50% of the sum of (i) the aggregate UK Loan Exposure of all UK Lenders plus (ii) the aggregate Australian Loan Exposure of all Australian Lenders plus (iii) the aggregate Italian Loan Exposure of all Italian Lenders.

          "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

          "Responsible Officer" means any of the chief executive officer, the president, any vice president, the chief financial officer, the comptroller, the treasurer, any assistant treasurer, the controller or any assistant controller of Company.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding.

          "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(ii), and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Revolving Loan Commitment Termination Date" means December 31,
2001.

          "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Administrative Agent (in its capacity as a Lender), the Domestic Overdraft Amount (net of any participations therein purchased by other Lenders) plus
(e) the aggregate amount of all participations purchased by that Lender in the Domestic Overdraft Amount plus (f) in the case of an Offshore Lender, the Dollar Equivalent of the aggregate outstanding principal amount of any Offshore Loans of such Offshore Lender (net of any participations therein purchased by other Lenders) plus (g) the Dollar Equivalent of the aggregate amount of all participations purchased by that Lender in any outstanding Offshore Loans plus (h) in the case of any Offshore Overdraft Account Provider with respect to a particular Offshore Currency, the Dollar Equivalent of the relevant Offshore Overdraft Amount (net of any participations therein purchased by other Offshore Lenders) plus (i) in the case of an Offshore Lender with respect to a particular Offshore Currency, the Dollar Equivalent of the aggregate amount of all participations purchased by that Offshore Lender in the relevant Offshore Overdraft Amount plus (j) solely for purposes of the definition of "Requisite Lenders" (but not for purposes of the definition of "Pro Rata Share"), the aggregate outstanding principal amount of the Bid Rate Loans of that Lender.

          "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

          "Revolving Notes" means any promissory notes of Company substantially in the form of Exhibit VIII annexed hereto, issued in favor of Lenders pursuant to subsection 2.1H(iv) to evidence the Revolving Loans, as they may be amended, supplemented or otherwise modified from time to time.

          "Rockware" means Rockware Group Limited and its Subsidiaries.

          "Rockware Asset Sale" means the sale, transfer or other disposition by Company or any of its Subsidiaries to any Person other than Company or any of its Subsidiaries of any stock or assets of Rockware.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may reasonably be determined by the applicable Offshore Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such Offshore Currency.

          "Second-Tier Subsidiary" means, at any time of determination, a domestic Subsidiary of Group more than 50% of the voting stock of which is directly owned by a First-Tier Subsidiary, but excluding, however, any such Subsidiary which was a party to the Subsidiary Guaranty but has been released therefrom in accordance with its terms.

          "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Seller" means BTR plc, a company organized under the laws of England and Wales.

          "Selling Companies" has the meaning assigned to that term in the Applegate Acquisition Agreement.

          "Spot Rate" means, with respect to any foreign exchange computation in respect of any Offshore Currency, the rate quoted by the relevant Offshore Administrative Agent in accordance with its customary procedures as the spot rate for the purchase by such Offshore Administrative Agent of Dollars with such Offshore Currency or the purchase by such Offshore Administrative Agent of such Offshore Currency with Dollars, as the case may be, through its FX Trading Office at (i) 10:30 A.M. (London time) with respect to quotations by UK Administrative Agent, (ii) 10:30 A.M. (Sydney Time) with respect to quotations by Australian Administrative Agent, and (iii) 10:30 A.M. (Local
Time) with respect to quotations by Italian Administrative Agent, in each case on such date as of which the applicable foreign exchange computation is made for delivery two Offshore Banking Days later.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness incurred by any Foreign Subsidiary or Foreign Entity or any Joint Venture to which Company or any of its Consolidated Subsidiaries is a party for working capital and general business purposes, (ii) obligations of Company or any of its Consolidated Subsidiaries with respect to capital calls or similar requirements in respect of Joint Ventures to which Company or such Consolidated Subsidiary is a party, (iii) workers compensation liabilities of Company or any of its Consolidated Subsidiaries, (iv) the obligations of third party insurers of Company or any of its Consolidated Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers,
(v) Indebtedness of Company or any of its Consolidated Subsidiaries in respect of industrial revenue or development bonds or financings, (vi) obligations with respect to leases of Company or any of its Consolidated Subsidiaries,
(vii) obligations of Company or any of its Consolidated Subsidiaries imposed by statute or by a court of competent jurisdiction to post appeal bonds or other security in connection with litigation appeals, and other performance, payment, deposit or surety obligations of Company or any of its Consolidated Subsidiaries, in any such other case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry,
(viii) obligations of Owens Insurance Limited with respect to certain self insurance and reinsurance programs, including obligations under insurance treaties, or (ix) other obligations of Company or any of its Consolidated Subsidiaries for which letter of credit support would be used in the ordinary course of Company's or such Consolidated Subsidiary's business consistent with its past practices or otherwise consistent with custom and practice in the industry.

          "Sterling" and the sign "L" mean the lawful money of the UK; provided, however, that in the event Sterling is replaced by the Euro, it is hereby acknowledged and agreed that (i) "Sterling" and "L" shall, on the date on which Sterling is replaced by the Euro, include the Euro and (ii) conversion of any outstanding Loans denominated in Sterling into the Euro shall take effect; provided that Sterling shall be retained as an Offshore Currency for so long as legally permissible; provided, further that any such conversion shall be based on the rate of conversion officially fixed by the European Monetary Union on the date the Euro replaces Sterling for purposes of this Agreement.

          "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Subsidiary Borrower" means (i) with respect to Australian Loans and the Australian Overdraft Account, any of the Australian Subsidiary Borrowers, as applicable, (ii) with respect to UK Loans and the UK Overdraft

Account, either of the UK Subsidiary Borrowers, and (iii) with respect to Italian Loans and the Italian Overdraft Account, O-I Italy, and "Subsidiary Borrowers" means UK Subsidiary Borrowers, Australian Subsidiary Borrowers and O-I Italy, collectively.

          "Subsidiary Guarantor" means any Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty pursuant to subsection 5.8.

          "Subsidiary Guaranty" means the Subsidiary Guaranty to be executed and delivered under certain circumstances by certain Subsidiaries of Company in accordance with subsection 5.8, substantially in the form of Exhibit XIX annexed hereto, as such Subsidiary Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

          "Subsidiary Pledge Agreement" means the Subsidiary Pledge Agreement to be executed and delivered under certain circumstances by certain Subsidiary Guarantors in accordance with subsection 5.8, substantially in the form of
Exhibit XXI annexed hereto, as such Subsidiary Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

          "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

          "Tax Transferee" means any Person who acquires any interest in the Loans (whether or not by operation of law) or the office to which a Lender, Arranger or Agent has transferred its Loans for purposes of determining where the Loans are made, accounted for or booked.

          "Term Loan Commitment" means the commitment of a Lender to make a Term Loan to Company pursuant to subsection 2.1A(i), and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

          "Term Loan Maturity Date" means the eighteen-month anniversary of the Effective Date.

          "Term Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

          "Term Notes" means any promissory notes of Company substantially in the form of Exhibit VII annexed hereto, issued in favor of Lenders pursuant to subsection 2.1H(iv) to evidence the Term Loans, as they may be amended, supplemented or otherwise modified from time to time.

          "Total Utilization of Australian Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Australian Loans (other than Australian Loans made for the purpose of repaying the Australian Overdraft Amount but not yet so applied) plus (ii) the Australian Overdraft Amount.

          "Total Utilization of Italian Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Italian Loans (other than Italian Loans made for the purpose of repaying the Italian Overdraft Amount but not yet so applied) plus (ii) the Italian Overdraft Amount.

          "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of (a) repaying the principal amount of any Bid Rate Loans, (b) reimbursing the applicable Issuing Lender for any drawing honored under any Letter of Credit, (c) repaying the Domestic Overdraft Amount, or (d) repaying any Refunded Offshore Loans, in each case to the extent not yet so applied), plus
(ii) the aggregate principal amount of all outstanding Bid Rate Loans plus
(iii) the Letter of Credit Usage plus (iv) the Domestic Overdraft Amount plus
(v) the Dollar Equivalent of the aggregate principal amount of all outstanding Offshore Loans (other than Offshore Loans made for the purpose of repaying any Offshore Overdraft Amount but not yet so applied) plus (vi) the Dollar Equivalent of the Offshore Overdraft Amounts.

          "Total Utilization of UK Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding UK Loans (other than UK Loans made for the purpose of repaying the UK Overdraft Amount but not yet so applied) plus (ii) the UK Overdraft Amount.

          "Type" means (i) with respect to a Commitment other than an Offshore Loan Commitment, (a) a Term Loan Commitment or (b) a Revolving Loan Commitment, (ii) with respect to an Offshore Loan Commitment, (a) a UK Loan Commitment, (b) an Australian Loan Commitment or (c) an Italian Loan Commitment, (iii) with respect to a Loan other than an Offshore Loan, (a) a Term Loan or (b) a Revolving Loan, and (iv) with respect to an Offshore Loan,
(a) a UK Loan, (b) an Australian Loan or (c) an Italian Loan.

          "UK" means the United Kingdom of Great Britain and Northern
Ireland.

          "UK Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "UK Lender" and "UK Lenders" means a Lender or Lenders that have UK Loan Commitments or that have UK Loans outstanding, together with their successors and permitted assigns pursuant to subsection 9.2, and the term "UK Lender" shall include UK Overdraft Account Provider unless the context otherwise requires.

          "UK Loan Commitment" means the commitment of a UK Lender to make UK Loans to either of the UK Subsidiary Borrowers pursuant to subsection 2.1C(i), and "UK Loan Commitments" means such commitments of all UK Lenders in the aggregate.

          "UK Loan Exposure" means, with respect to any UK Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's UK Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the UK Loans of that Lender plus (b) in the case of UK Overdraft Account Provider, the UK Overdraft Amount (net of any participations therein purchased by other UK Lenders) plus (c) the aggregate amount of all participations purchased by that UK Lender in the UK Overdraft Amount.

          "UK Loans" means the Loans made by UK Lenders to either of the UK Subsidiary Borrowers pursuant to subsection 2.1C(i).

          "UK Overdraft Account" means an account established by United Glass with UK Overdraft Account Provider and referenced in a UK Overdraft Agreement.

          "UK Overdraft Account Provider" means such UK Lender as United Glass may specify in writing to Administrative Agent and UK Administrative Agent on or after the Effective Date or any successor UK Overdraft Account Provider pursuant to subsection 9.2E; provided, however, that no such UK Lender shall be UK Overdraft Account Provider until United Glass and such UK Lender have executed and delivered a UK Overdraft Agreement to Administrative Agent and UK Administrative Agent.

          "UK Overdraft Agreement" means any Offshore Overdraft Agreement executed and delivered by United Glass and UK Overdraft Account Provider on or after the Effective Date, in substantially the form of Exhibit XII annexed hereto, with such modifications thereto as may be approved by Administrative Agent, and any successor Offshore Overdraft Agreement executed and delivered by United Glass and any successor UK Overdraft Account Provider pursuant to subsection 9.2E, as any such Offshore Overdraft Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

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
          "UK Overdraft Amount" means, as at any date of determination, the aggregate principal amount of outstanding overdrafts charged to the UK Overdraft Account.

          "UK Qualifying Lender" means a Person entitled to receive payments of interest in respect of each UK Loan under this Agreement free of withholding or deduction for or on account of UK income tax under Section 349(3)(a) of the Income and Corporation Taxes Act 1988 of the UK.

          "UK Subsidiary" means any Subsidiary of Company organized under the laws of England and Wales or the laws of Scotland.

          "UK Subsidiary Borrowers" means United Glass and United Glass
Group.

          "Unfunded Pension Liability" means, with respect to any Pension Plan, the amount of unfunded benefit liabilities of such Pension Plan as defined in Section 4001(a)(18) of ERISA.

          "United Glass" has the meaning assigned to that term in the introduction to this Agreement.

          "United Glass Group" has the meaning assigned to that term in the introduction to this Agreement.

          1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement; Change in Accounting Principles

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP as in effect from time to time, and all calculations in connection with the financial covenants, standards or terms found in Sections 1, 5 and 6 hereof (collectively, "Calculations") shall utilize accounting principles and policies in conformity with GAAP as in effect from time to time; provided that, in the event there is a change in accounting principles and policies that would result in a change in the method of performing any Calculations as described in subsection 9.9, such change shall not be given effect for purposes of any Calculations until such time as Company and Lenders complete the negotiations provided for in subsection 9.9. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and (viii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and, if necessary, delivered together with the written statements provided for in subsection 5.1(iv)).

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
          1.3  Other Definitional Provisions; Anniversaries

          References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Agreement, a monthly anniversary of a specified date shall occur on the same day of the applicable month as the day of the month on which such date occurred; provided that if there is no numerically corresponding day in the applicable month to the day of the month on which such date occurred, the monthly anniversary of such date shall be the last day of the applicable month.


                                   SECTION 2

               AMOUNT AND TERMS OF COMMITMENTS AND LOANS; NOTES

          2.1 Commitments; Making of Loans; Domestic Overdraft Account; Offshore Overdraft Accounts

          A. Term Loan and Revolving Loan Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i) and 2.1A(ii).

          (i) Term Loans. Each Lender severally agrees to lend to Company on the Effective Date an amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term Loan Commitment is set forth opposite its name on Schedule A annexed hereto and the aggregate amount of the Term Loan Commitments is $2,500,000,000; provided that the Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection
          9.2; and provided, further that the amount of the Term Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4F. Company may make only one borrowing under the Term Loan Commitments, and amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed. The Term Loans shall mature on the Term Loan Maturity Date, and all Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than that date.

          (ii) Revolving Loans. Each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to make Revolving Loans to Company from time to time during the period from and including the Effective Date to but excluding the Revolving Loan Commitment Termination Date in an aggregate amount in Dollars at any one time outstanding not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan
          Commitments to be used for the purposes identified in subsections 2.5A and 2.5B. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule A annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $4,500,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 9.2; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4F. In no event shall the aggregate principal amount of the Revolving Loans from any Lender outstanding at any time exceed its Revolving Loan Commitment then in effect. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving
          Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall (A) the Total Utilization of Revolving Loan Commitments at any time exceed (B) the Revolving Loan Commitments then in effect minus any Blocked Availability Amount.

          Revolving Loans (other than (w) Revolving Loans made pursuant to a request by any Offshore Administrative Agent pursuant to subsection 2.1C(ii) for the purpose of repaying any Refunded Offshore Loans, which shall be in the amount of such Refunded Offshore Loans, (x) Revolving Loans in respect of a Bid Rate Loan Shortfall Amount, which shall be in the amount of such Bid Rate Loan Shortfall Amount, (y) Revolving Loans made for the purpose of reimbursing any Issuing Lender for the amount of a drawing honored under a Letter of Credit issued by it, which shall be in the amount of such drawing so honored, or (z) Revolving Loans made for the purpose of repaying the Domestic Overdraft Amount, which shall be in an amount equal to the Domestic Overdraft Amount) made on any Funding Date shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

          B. Domestic Overdraft Account. Lenders agree that Company and Administrative Agent may establish and maintain the Domestic Overdraft Account to be established pursuant to the Domestic Overdraft Agreement; provided that
(i) the Domestic Overdraft Amount shall not exceed at any time $50,000,000 and
(ii) in no event shall (A) the Total Utilization of Revolving Loan Commitments at any time exceed (B) the Revolving Loan Commitments then in effect minus any

Blocked Availability Amount. Notwithstanding anything contained in this Agreement to the contrary (but subject, however, to the limitations set forth in subsection 2.1A(ii) with respect to the making of Revolving Loans), Lenders and Company further agree that Administrative Agent at any time in its sole and absolute discretion may, upon notice to Company and Lenders, require each Lender having a Revolving Loan Commitment (including Administrative Agent) on one Business Day's notice to make a Revolving Loan in an amount equal to that Lender's Pro Rata Share of the Domestic Overdraft Amount or, in the sole and absolute discretion of Administrative Agent, require each other Lender to purchase a participation in amounts due with respect to the Domestic Overdraft Account in an amount equal to that Lender's Pro Rata Share of the Domestic Overdraft Amount; provided, however, that the obligation of each Lender to make each such Revolving Loan or to purchase each such participation in the Domestic Overdraft Amount is subject to the condition that at the time such extension of credit under the Domestic Overdraft Agreement was made the duly authorized officer of Administrative Agent responsible for the administration of Administrative Agent's credit relationship with Company believed in good faith that (x) no Event of Default had occurred and was continuing or (y) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders (or, if applicable under subsection 9.7, all Lenders) at the time such extension of credit under the Domestic Overdraft Agreement was made.

In the case of Revolving Loans made by Lenders other than Administrative Agent under the immediately preceding sentence, each such Lender shall make the amount of its Revolving Loan available to Administrative Agent, in Same Day Funds, at the Domestic Funding and Payment Office not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to Administrative Agent (and not to Company) and applied to repay the Domestic Overdraft Amount. On the day such Revolving Loans are made, Administrative Agent's Pro Rata Share of the Domestic Overdraft Amount being refunded shall be deemed to be paid with the proceeds of a Revolving Loan made by Administrative Agent and such portion of the Domestic Overdraft Amount deemed to be so paid shall no longer be outstanding. Company authorizes Administrative Agent to charge Company's accounts with Administrative Agent (up to the amount available in each such account) in order to immediately pay Administrative Agent the amount of the Domestic Overdraft Amount to be refunded to the extent amounts received from Lenders, including amounts deemed to be received from Administrative Agent, are not sufficient to repay in full the Domestic Overdraft Amount to be refunded; provided that Administrative Agent shall give Company notice of such charges prior thereto or as soon as reasonably practicable thereafter. Each Revolving Loan made in accordance with the foregoing shall be made as a Base Rate Loan. If any portion of any such amount paid to Administrative Agent should be recovered by or on behalf of Company from Administrative Agent in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection
9.6. In the event that Administrative Agent requires the other Lenders to purchase participations in the Domestic Overdraft Amount, payment for such participations shall be made directly to Administrative Agent at the Domestic Funding and Payment Office not later than 1:00 P.M. (New York time) on the

Business Day next succeeding the date notice to purchase such participations is given. Except as provided above in this subsection 2.1B and except for the satisfaction of the conditions specified in subsection 3.1, each Lender's obligation to make Revolving Loans pursuant to this subsection 2.1B and to purchase participations in the Domestic Overdraft Amount pursuant to this subsection 2.1B shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Administrative Agent, Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Potential Event of Default; (iii) any adverse change in the condition (financial or otherwise) of Company; (iv) any breach of this Agreement by Company or any other Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing; provided that in the event that the obligations of Lenders to make Revolving Loans are terminated in accordance with Section 7, Lenders having a Revolving Loan Commitment shall thereafter only be obligated to purchase participations in the Domestic Overdraft Amount as provided in this subsection 2.1B. In the event that any Lender fails to make available to Administrative Agent the amount of any of such Lender's Revolving Loans required to be made pursuant to this subsection 2.1B or the amount of any participations in the Domestic Overdraft Amount which are required to be purchased from Administrative Agent by such Lender pursuant to this subsection 2.1B, Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate.

Nothing in this subsection 2.1B shall be deemed to prejudice the right of any Lender to recover from Administrative Agent any amounts made available by such Lender to Administrative Agent pursuant to this subsection 2.1B in respect of any extension of credit by Administrative Agent under the Domestic Overdraft Agreement in the event that it is determined by a court of competent juris-diction that such extension of credit by Administrative Agent constituted gross negligence or willful misconduct on the part of Administrative Agent.

          Any notice given by Administrative Agent to Lenders pursuant to the immediately preceding paragraph shall be concurrently given by Administrative Agent to Company or its designated representative.

          C.  Offshore Loan Commitments.

          (i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, (a) each UK Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Offshore Loans and UK Loans permitted to be outstanding from time to time, to make UK Loans to each of the UK Subsidiary Borrowers from time to time during the period from and including the Effective Date to but excluding the Revolving Loan Commitment Termination Date in an aggregate amount at any time outstanding with respect to both UK Subsidiary Borrowers not exceeding its Pro Rata Share of the aggre-gate amount of the UK Loan Commitments, (b) each Australian Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Offshore Loans and Australian Loans permitted to be outstanding from time to time, to make Australian Loans to any of the Australian Subsidiary Borrowers from time to time during the period from and including the Effective Date to but excluding the Revolving Loan Commitment Termination Date, in an aggregate amount at any time outstanding with respect to all Australian Subsidiary Borrowers not exceeding its Pro Rata Share of the aggregate amount of the Australian Loan Commitments, and (c) each Italian Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Offshore Loans and Italian Loans permitted to be outstanding from time to time, to make Italian Loans to O-I Italy from time to time during the period from and including the Effective Date to but excluding the Revolving Loan Commitment Termination Date in an aggregate amount at any time outstanding not exceeding its Pro Rata Share of the aggregate amount of the Italian Loan Commitments, in each case to be used for the purposes identified in subsections 2.5A and 2.5B. The original amount of each UK Lender's UK Loan Commitment, each Australian Lender's Australian Loan Commitment and each Italian Lender's Italian Loan Commitment is set forth opposite its name on Schedule A annexed hereto and the aggregate original amounts of the UK Loan Commitments, the Australian Loan Commitments and the Italian Loan Commitments (in each case set forth on such Schedule A) are the Offshore Currency Equivalents as of the Business Day prior to the Effective Date of $600,000,000, $1,000,000,000 and $150,000,000, respectively; provided that the Offshore Loan Commitments of Offshore Lenders shall be adjusted to give effect to any assignments thereof pursuant to subsection 9.2; provided, further that the amount of any Offshore Loan Commitment shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4F; and provided, further that the amount of any Offshore Loan Commitment may be increased from time to time pursuant to subsection 2.1D. In no event shall the aggregate principal amount of the UK Loans of any UK Lender outstanding at any time exceed its UK Loan Commitment then in effect, in no event shall the aggregate principal amount of the Australian Loans of any Australian Lender outstanding at any time exceed its Australian Loan Commitment then in effect, and in no event shall the aggregate principal amount of the Italian Loans of any Italian Lender outstanding at any time exceed its Italian Loan Commitment then in effect. Each Offshore Lender's Offshore Loan Commitment with respect to each Applicable Currency shall expire on the Revolving Loan Commitment Termination Date and all Offshore Loans and all other amounts owed hereunder with respect to the Offshore Loans and the Offshore Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1C(i) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, no Subsidiary Borrower shall request Offshore Lenders to make any Offshore Loans (and no Offshore Lender shall be obligated to make Offshore Loans) if, immediately after giving effect to the making of such Offshore
Loans:

          (1) (A) the Total Utilization of Revolving Loan Commitments would exceed (B) the Revolving Loan Commitments then in effect minus any Blocked Availability Amount;

          (2) the Dollar Equivalent of the sum of the Total Utilization of UK Loan Commitments plus the Total Utilization of Australian Loan Commitments plus the Total Utilization of Italian Loan Commitments would exceed the Aggregate Offshore Currency Sublimit;

          (3) the Dollar Equivalent of the Total Utilization of UK Loan Commitments, the Total Utilization of Australian Loan Commitments or the Total Utilization of Italian Loan Commitments, as applicable, would exceed the Offshore Currency Sublimit with respect to the Applicable Currency;

          (4) the Total Utilization of UK Loan Commitments would exceed the UK Loan Commitments then in effect;

          (5) the Total Utilization of Australian Loan Commitments would exceed the Australian Loan Commitments then in effect; or

          (6) the Total Utilization of Italian Loan Commitments would exceed the Italian Loan Commitments then in effect.

          UK Loans made on any Funding Date (other than UK Loans made for the purpose of repaying the UK Overdraft Amount, which shall be in an amount equal to the UK Overdraft Amount) shall be in an aggregate minimum amount of L5,000,000 and integral multiples of L1,000,000 in excess of that amount; Australian Loans made on any Funding Date (other than Australian Loans made for the purpose of repaying the Australian Overdraft Amount, which shall be in an amount equal to the Australian Overdraft Amount) shall be in an aggregate minimum amount of A$25,000,000 and integral multiples of A$5,000,000 in excess of that amount; and Italian Loans made on any Funding Date (other than Italian Loans made for the purpose of repaying the Italian Overdraft Amount, which shall be in an amount equal to the Italian Overdraft Amount) shall be in an aggregate minimum amount of 5,000,000,000 Lire and integral multiples of 1,000,000,000 Lire in excess of that amount.

          Each Subsidiary Borrower hereby unconditionally promises to pay to the relevant Offshore Lenders the then unpaid principal amount of each Offshore Loan of such Offshore Lender made to such Subsidiary Borrower on or before the Revolving Loan Commitment Termination Date or such earlier date on which such Offshore Loans become due and payable pursuant to Section 7. Each Subsidiary Borrower hereby further agrees and promises to pay interest on the unpaid principal amount of each Offshore Loan from time to time outstanding from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of this Agreement.

          (ii) At any time prior to the termination of the Revolving Loan Commitments, following the occurrence and during the continuance of an Event of Default, Offshore Lenders having more than 50% of the Offshore Loan Exposure with respect to any Type of Offshore Loans (or the relevant Offshore Administrative Agent, at the direction or with the consent of Offshore Lenders having more than 50% of the Offshore Loan Exposure with respect to such Type of Offshore Loans) may, by written notice (which shall be deemed to be a Notice of Borrowing given by Company) to Administrative Agent (with a copy to Company, the applicable Subsidiary Borrower and, if applicable, the relevant Offshore Administrative Agent) no later than 11:00 A.M. (New York City time) on the second Business Day in advance of the proposed Funding Date, terminate the relevant Type of Offshore Loan Commitment and request Lenders having Revolving Loan Exposure to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the Dollar Equivalent of the aggregate principal amount of such Type of Offshore Loans (the "Refunded Offshore Loans") outstanding on the date such notice is given (such date being an "Offshore Loan Refunding Date"); provided, however, that Lenders shall only be obligated to make such Revolving Loans in the respective proportions and amounts provided in subsection 2.1G(i), and in the event that (a) the Total Utilization of Revolving Loan Commitments immediately prior to giving effect to such request would exceed (b) the Revolving Loan Commitments then in effect minus any Blocked Availability Amount, such requested amount of Revolving Loans shall be deemed for all purposes of this Agreement to be reduced by the amount of such excess. Anything contained in this Agreement to the contrary notwithstanding, the proceeds of such Revolving Loans made by Lenders shall be immediately delivered by Administrative Agent to the relevant Offshore Administrative Agent's Domestic Funding and Payment Office, and upon receipt of such proceeds in Dollars such Offshore Administrative Agent shall exchange such proceeds for the Applicable Currency at the applicable Spot Rate and distribute such amount in such Applicable Currency in Same Day Funds to the relevant Offshore Lenders (and not to any Borrower) to be applied to repay the outstanding principal amount of the applicable Refunded Offshore Loans to the full extent thereof, and such portion of the such Offshore Loans so paid shall no longer be outstanding; provided that, if any Offshore Loans are repaid as required under this subsection 2.1C(ii) prior to the end of any applicable Interest Period, the relevant Subsidiary Borrower shall make any payments required under subsection 2.6E in connection therewith. Company hereby authorizes Administrative Agent to charge Company's accounts with Administrative Agent (up to the amount available in each such account) in order to immediately pay such Offshore Administrative Agent the Dollar Equivalent amount of any Refunded Offshore Loans denominated in the Applicable Currency to the extent the proceeds of such Revolving Loans made by Lenders are not sufficient to repay in full such Dollar Equivalent amount.

          Notwithstanding anything herein to the contrary, in the event that
(x) any Offshore Lender holding Refunded Offshore Loans of any Type (any such Offshore Lender being, for purposes of this paragraph only, a "Relevant Offshore Lender") or (y) any Affiliate of such Relevant Offshore Lender becomes a Defaulting Participating Lender with respect to Refunded Offshore Loans of such Type, then (A) that portion of the proceeds of any Revolving

Loans made pursuant to this subsection 2.1C(ii) which would otherwise be applied to repay such Refunded Offshore Loans of such Relevant Offshore Lender shall be reduced, and the amount of such proceeds equal to such reduction shall be applied to repay the Refunded Offshore Loans of such Type held by all Offshore Lenders which are not Defaulting Participating Lenders or Affiliates of Defaulting Participating Lenders, so that the aggregate proceeds applied to the repayment of such Relevant Offshore Lender's Refunded Offshore Loans of such Type are reduced by an amount equal to the difference between (1) the principal amount of the Revolving Loan which such Defaulting Participating Lender is required to fund under this subsection 2.1C(ii) and (2) the principal amount of any Revolving Loan actually funded by such Defaulting Participating Lender under this subsection, (B) all Relevant Offshore Lenders with respect to such Type of Refunded Offshore Loans shall be entitled to share ratably (in accordance with the respective outstanding principal amounts of their Refunded Offshore Loans) in all amounts thereafter received in payment of any portion of such Refunded Offshore Loans not repaid with the proceeds of Revolving Loans, and (C) all Lenders which make Revolving Loans pursuant to this subsection 2.1C(ii) shall be entitled to share ratably (in accordance with the respective outstanding principal amounts of their Revolving Loans) in all amounts received in payment of such Revolving Loans.

          (iii)At any time after the termination of the Revolving Loan Commitments for any reason (including acceleration of the maturity of the Loans pursuant to Section 7), Offshore Lenders having more than 50% of the Offshore Loan Exposure with respect to any Type of Offshore Loans (or the relevant Offshore Administrative Agent, at the direction or with the consent of Offshore Lenders having more than 50% of the Offshore Loan Exposure with respect to such Type of Offshore Loans) may, by written notice to Administrative Agent (with a copy to Company, the applicable Subsidiary Borrower and, if applicable, the relevant Offshore Administrative Agent) no later than 11:00 A.M. (New York City time) on the second Business Day in advance of the proposed date (the "Offshore Participation Payment Date") of payment of the amounts due under this subsection 2.1C(iii), (a) cause all outstanding Offshore Loans of such Type to be immediately converted into Offshore Loans of the applicable Subsidiary Borrower denominated in Dollars in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount of such Offshore Loans (such Dollar Equivalent amount being the "Offshore Loan Dollar Amount"); provided, however, that in the event that
(A) the Total Utilization of Revolving Loan Commitments immediately prior to giving effect to such conversion exceeds (B) the Revolving Loan Commitments in effect immediately prior to the termination thereof minus any Blocked Availability Amount, the aggregate amount of such Offshore Loans so converted (and, correspondingly, the Offshore Loan Dollar Amount) shall be reduced by the Dollar Equivalent of the amount of such excess, such reduction to be applied ratably to the outstanding Offshore Loans of all applicable Offshore Lenders (all Offshore Loans of the applicable Type that are converted after giving effect to this proviso are hereinafter referred to as "Converted Offshore Loans"); and (b) request each Lender having Revolving Loan Exposure (each such Lender being an "Offshore Loan Participant") to (1) purchase from each Offshore Lender with Converted Offshore Loans of such Type a

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participation in such Offshore Lender's Converted Offshore Loans in an amount equal to such Offshore Loan Participant's Pro Rata Share (calculated with respect to the Revolving Loan Commitments immediately prior to such termination) of the Offshore Loan Dollar Amount in respect of such Offshore Lender's Converted Offshore Loans (each such participation being an "Offshore Loan Participation") and (2) deliver to the applicable Offshore Administrative Agent, on the Offshore Participation Payment Date, an aggregate amount in Dollars equal to such Offshore Loan Participant's aggregate Offshore Loan Participations in the Converted Offshore Loans of all such Offshore Lenders. Such notice shall set forth the applicable Offshore Loan Dollar Amount and the aggregate amount of the related Offshore Loan Participations of each Offshore Loan Participant.

          Immediately upon the giving of such notice, and without further action by any of the parties hereto, (X) the aggregate amount of the applicable Type of Offshore Loans (after giving effect to the proviso to clause (a) of the immediately preceding paragraph) shall become Converted Offshore Loans of the applicable Subsidiary Borrower, denominated in Dollars, in an aggregate principal amount equal to the Offshore Loan Dollar Amount and
(Y) each Offshore Loan Participant shall be deemed to, and hereby agrees to, have irrevocably purchased from each relevant Offshore Lender its Offshore Loan Participation in such Offshore Lender's outstanding Converted Offshore Loans of such Type. On the applicable Offshore Participation Payment Date, each Offshore Loan Participant shall deliver an amount in Dollars equal to the aggregate amount of its Offshore Loan Participations in Same Day Funds to the relevant Offshore Administrative Agent's Domestic Funding and Payment Office; provided, however, that no Offshore Loan Participant shall be responsible for any default by any other Offshore Loan Participant in that other Offshore Loan Participant's obligation to pay such amount. Upon receipt of any such amounts in Dollars from the Offshore Loan Participants, such Offshore Administrative Agent shall distribute such amounts in Same Day Funds to the relevant Offshore Lenders in accordance with their respective Pro Rata Shares (calculated with respect to the applicable Type of Offshore Loans). In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Offshore Loan Participant agrees to enter into a separate participation agreement at the request of the applicable Offshore Lender in form and substance reasonably satisfactory to such Offshore Lender.

          In the event that any Offshore Loan Participant fails to make available to any Offshore Lender the amount of its Offshore Loan Participation in respect of such Offshore Lender's Converted Offshore Loans as provided in this subsection 2.1C(iii), such Offshore Lender shall be entitled to recover such amount on demand from such Offshore Loan Participant together with interest at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at a rate per annum equal to the Base Rate. A certificate of any Offshore Lender submitted to any Lender with respect to amounts owing under this subsection 2.1C(iii) shall be conclusive in the absence of manifest error.

          In the event that any Offshore Lender receives a payment in respect of any Converted Offshore Loan (whether directly from the Subsidiary Borrower of such Converted Offshore Loan or otherwise, including proceeds of any collateral applied thereto by such Offshore Lender) in which Offshore Loan Participants have purchased participations as provided in this subsection 2.1C(iii), such Offshore Lender shall promptly distribute to the relevant Offshore Administrative Agent, for distribution to each such Offshore Loan Participant which has paid all amounts payable by it under this subsection 2.1C(iii) with respect to any Converted Offshore Loan made by such Offshore Lender, such Offshore Loan Participant's Pro Rata Share (as determined with respect to the Revolving Loan Commitments immediately prior to termination thereof) of such payment (to the extent received after such Offshore Loan Participant has paid all such amounts). Any payment to any Offshore Loan Participant pursuant to the preceding sentence shall be made in Dollars in Same Day Funds by such Offshore Administrative Agent. If any payment received by any Offshore Lender pursuant to the immediately preceding sentence with respect to any Converted Offshore Loan made by it shall be required to be returned by such Offshore Lender after such time as such Offshore Lender has distributed such payment to the relevant Offshore Administrative Agent, each Offshore Loan Participant which has received a portion of such payment shall pay to such Offshore Lender an amount equal to its Pro Rata Share (as determined with respect to the Revolving Loan Commitments immediately prior to termination thereof) of such amount to be returned; provided, however, that no Offshore Loan Participant shall be responsible for any default by any other Offshore Loan Participant in that other Offshore Loan Participant's obligation to pay such amount.

          Notwithstanding anything herein to the contrary, if any Offshore Periodic Rate Loans are converted to Loans denominated in Dollars as required under this subsection 2.1C(iii) prior to the end of any applicable Interest Period, the relevant Subsidiary Borrower shall make any payments required under subsection 2.6E in connection therewith.

          Notwithstanding anything herein to the contrary, in the event that
(x) any Offshore Lender holding Converted Offshore Loans of any Type (any such Offshore Lender being, for purposes of this paragraph only, a "Relevant Offshore Lender") or (y) any Affiliate of such Relevant Offshore Lender becomes a Defaulting Participating Lender with respect to Converted Offshore Loans of such Type, then (A) that portion of the proceeds of any Offshore Loan Participant's funding of its relevant Offshore Loan Participations which such Relevant Offshore Lender would otherwise have received pursuant to this subsection 2.1C(iii) shall be reduced, and the amount of such reduction shall be apportioned ratably among all Offshore Lenders with respect to such Type of Offshore Loans which are not Defaulting Participating Lenders or Affiliates of Defaulting Participating Lenders, so that the aggregate proceeds which such Relevant Offshore Lender receives hereunder with respect to the relevant Offshore Loan Participations is reduced by an amount equal to the difference between (1) the amount in Dollars of the Offshore Loan Participations which such Defaulting Participating Lender is required to purchase under this subsection 2.1C(iii) and (2) the amount actually paid by such Defaulting Participating Lender under this subsection 2.1C(iii), and (B) all Offshore

Lenders which are Relevant Offshore Lenders and all Offshore Loan Participants with respect to such Type of Converted Loans shall be entitled to share ratably (in accordance with, as applicable (1) the amount paid by each to purchase its relevant Offshore Loan Participations or (2) the principal amount of such Converted Offshore Loans held by such Relevant Offshore Lender net of any Offshore Loan Partiipations purchased therein) in all amounts received in payment of such Converted Offshore Loans.

          (iv) Anything contained herein to the contrary notwithstanding, each relevant Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Offshore Loans pursuant to subsection 2.1C(ii) and each relevant Offshore Loan Participant's obligation to purchase Offshore Loan Participations pursuant to subsection 2.1C(iii) shall be absolute and uncondi-tional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender or Offshore Loan Participant may have against the relevant Offshore Lender, the relevant Offshore Administrative Agent, any Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Borrower; (d) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each such Lender and Offshore Loan Participant are subject to the condition that
(X) the relevant Offshore Lender believed in good faith that all conditions under Section 3 to the making of such Refunded Offshore Loans or other unpaid Offshore Loans, as the case may be, were satisfied at the time such Refunded Offshore Loans or unpaid Offshore Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection
9.7 prior to or at the time such Refunded Offshore Loans or other unpaid Offshore Loans were made.

          (v)Anything contained in this Agreement to the contrary notwithstanding, no amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, and no consent to any departure by any Borrower therefrom, shall (a) modify, terminate or waive any provision of subsection 2.1C(ii), 2.1C(iii) or 2.1C(iv) or clause (a), (b) or (d) of this subsection 2.1C(v) in any manner adverse to any Offshore Lender without the written concurrence of each Offshore Lender, (b) reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or extend the time of payment of such interest, without the written concurrence of such Offshore Lender, (c) modify, terminate or waive any provision of subsection 2.1C(iii) or 2.1C(iv) or clause (c) of this subsection 2.1C(v) in any manner adverse to any Offshore Loan Participant without the written concurrence of each Offshore Loan Participant, or (d) increase the Offshore Loan Commitment of any Offshore Lender over the amount thereof then in effect without the consent of such Offshore Lender (it being understood that (1) amendments, modifications or waivers of conditions precedent, covenants, Potential Events of Default or Events of Default shall not constitute an increase of the Offshore Loan

Commitment of any Offshore Lender and (2) an increase in the available portion of the Offshore Loan Commitment of any Offshore Lender shall not constitute an increase in the Offshore Loan Commitment of such Offshore Lender).

          In no event shall (a) the participation of any Offshore Loan Participant in any Offshore Loans pursuant to subsection 2.1C(iii) be construed as a loan or other extension of credit by such Offshore Loan Participant to any Subsidiary Borrower, any Offshore Lender or any Offshore Administrative Agent, (b) this Agreement be construed to require any Offshore Loan Participant to make any Loans or to otherwise extend any credit to any Subsidiary Borrower, any Offshore Lender or any Offshore Administrative Agent under this Agreement or under the other Loan Documents, or (c) this Agreement be construed to require any Offshore Loan Participant to fund or pay any amount in respect of its participation in any Offshore Loan except as set forth in subsection 2.1C(iii).

          D.  Offshore Loan Commitment Increases.

          (i) Subject to the provisions and conditions set forth in this subsection 2.1D, not more than three times in any calendar year (a) UK Subsidiary Borrowers may request an increase in the Offshore Currency Sublimit applicable to Sterling in an aggregate minimum amount of $25,000,000 and integral multiples of $25,000,000 in excess of that amount and an increase in the UK Loan Commitments in an aggregate minimum amount equal to the Offshore Currency Equivalent of $25,000,000 and integral multiples equal to the Offshore Currency Equivalent of $25,000,000 in excess of that amount, (b) Australian Subsidiary Borrowers may request an increase in the Offshore Currency Sublimit applicable to ADollars in an aggregate minimum amount of $50,000,000 and integral multiples of $50,000,000 in excess of that amount and an increase in the Australian Loan Commitments in an aggregate minimum amount equal to the Offshore Currency Equivalent of $50,000,000 and integral multiples equal to the Offshore Currency Equivalent of $50,000,000 in excess of that amount, and (c) O-I Italy may request an increase in the Offshore Currency Sublimit applicable to Lire in an aggregate minimum amount of $25,000,000 and integral multiples of $25,000,000 in excess of that amount and an increase in the Italian Loan Commitments in an aggregate minimum amount equal to the Offshore Currency Equivalent of $25,000,000 and integral multiples equal to the Offshore Currency Equivalent of $25,000,000 in excess of that amount (the amount of any such requested increase being the "Requested Increase Amount"); provided that no such increase shall cause (1) the Offshore Currency Sublimit applicable to Sterling to exceed $750,000,000, (2) the Offshore Currency Sublimit applicable to ADollars to exceed $1,250,000,000, or
(3) the Offshore Currency Sublimit applicable to Lire to exceed $750,000,000; provided further, however, that no Borrower shall request an increase in any Offshore Currency Sublimit or any Type of Offshore Loan Commitment if the amount of such Offshore Currency Sublimit or the Dollar Equivalent of such Type of Offshore Loan Commitment after giving effect to such increase would exceed the Revolving Loan Commitments then in effect; and provided further that, immediately prior to and after giving effect to any increase in any of the Offshore Loan Commitments, no Potential Event of Default or Event of

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
Default shall have occurred and be continuing. Whenever a Subsidiary Borrower desires that the applicable Offshore Lenders increase their respective Offshore Loan Commitments pursuant to this subsection 2.1D(i), it shall deliver to each other Borrower, Administrative Agent and the relevant Offshore Administrative Agent a notice (a "Request for Commitment Increase") requesting such increase at least five Business Days in advance of the proposed date of such increase (the "Commitment Increase Date"). The Request for Commitment Increase shall specify the Commitment Increase Date (which shall be an Offshore Banking Day), the Type of Offshore Loan Commitments requested to be increased, the Requested Increase Amount and the Offshore Currency Sublimit and aggregate Offshore Loan Commitments in respect of the relevant Offshore Currency after giving effect to such increase; and such Request for Commitment Increase shall further certify that subsection 3.2B is satisfied on and as of the date of such request and will be satisfied on and as of the Commitment Increase Date. Promptly after its receipt of a Request for Commitment Increase, (x) the UK Administrative Agent shall notify each UK Lender of the requested increase and such UK Lender's Pro Rata Share of such Requested Increase Amount, (y) the Australian Administrative Agent shall notify each Australian Lender of the requested increase and such Australian Lender's Pro Rata Share of such Requested Increase Amount, or (z) the Italian Administrative Agent shall notify each Italian Lender of the requested increase and such Italian Lender's Pro Rata Share of such Requested Increase Amount, as the case may be. Any Offshore Lender requested to do so may (but shall not be obligated to) offer to increase its relevant Offshore Loan Commitment by its Pro Rata Share of the Requested Increase Amount by giving notice to the relevant Offshore Administrative Agent no later than three Business Days prior to the relevant Commitment Increase Date, and upon such third Business Day prior to such Commitment Increase Date the relevant Offshore Administrative Agent shall promptly notify the requesting Subsidiary Borrower, Administrative Agent and the relevant Offshore Lenders which of such Offshore Lenders have offered to increase their respective Offshore Loan Commitments (all of such Offshore Lenders who so offer to increase their respective Offshore Loan Commitments being "Accepting Lenders"). In the event that an Offshore Lender has failed to so notify the relevant Offshore Administrative Agent, such Offshore Lender shall be deemed not to have offered to increase its Offshore Loan Commitment.

          (ii) In the event any Offshore Lender (a "Non-Increasing Lender") does not elect pursuant to subsection 2.1D(i) to increase its Offshore Loan Commitment, each Accepting Lender may (but shall not be obligated to) further offer, by notice to the relevant Offshore Administrative Agent specifying that portion of the Non-Increasing Lenders' Pro Rata Shares of the Requested Increase Amount which such Accepting Lender is willing to add to its Offshore Loan Commitments, to increase its Offshore Loan Commitment by the amount set forth in such notice. In the event the aggregate amount of Non-Increasing Lenders' Pro Rata Shares of the Requested Increase Amount exceeds the amounts for which offers are received from Accepting Lenders pursuant to the immediately preceding sentence, the relevant Subsidiary Borrower may, at its option (at any time prior to or on the applicable Commitment Increase Date), solicit offers from one or more Lenders having Revolving Loan Exposure or Affiliates of such Lenders (each a "Prospective Offshore Lender") to undertake and assume Offshore Loan Commitments hereunder with respect to all or any part of such excess portion of the Requested Increase Amount; provided that such Prospective Offshore Lenders must be able to satisfy the requirements set forth in subsection 2.7C(iv) of this Agreement with respect to the relevant Subsidiary Borrower.

          (iii) In the event that the Requested Increase Amount exceeds the sum (the "Offered Increase Amount") of (x) the amounts for which offers are received from Accepting Lenders pursuant hereto plus (y) the amounts which such Prospective Offshore Lenders offer to undertake and assume, prior to the Commitment Increase Date (a) the relevant Offshore Administrative Agent shall so notify the relevant Offshore Lenders and the relevant Subsidiary Borrower and (b) such Subsidiary Borrower shall (1) accept in whole the offers of all Accepting Lenders received pursuant to subsection 2.1D(i), and (2) accept in whole or in part the offers of all Accepting Lenders received pursuant to the first sentence of subsection 2.1D(ii) and the offers of all Prospective Offshore Lenders, so that the aggregate amount of offers so accepted pursuant to this sentence shall equal (A) in the case of offers to increase the UK Loan Commitments, a minimum amount equal to the applicable Offshore Currency Equivalent of the highest integral multiple of $25,000,000 which is less than the aggregate amount of all such offers, (B) in the case of offers to increase the Australian Loan Commitments, a minimum amount equal to the applicable Offshore Currency Equivalent of the highest integral multiple of $50,000,000 which is less than the aggregate amount of all such offers, and (C) in the case of offers to increase the Italian Loan Commitments, a minimum amount equal to the applicable Offshore Currency Equivalent of the highest integral multiple of $25,000,000 which is less than the aggregate amount of all such offers. Any such offers accepted in part shall be accepted ratably according to the amount set forth in each such offer delivered pursuant to subsection 2.1D(ii). Such Subsidiary Borrower shall notify such Offshore Administrative Agent of the amount so accepted with respect to each Accepting Lender and Prospective Offshore Lender.

          (iv) In the event that the Offered Increase Amount equals or exceeds the Requested Increase Amount, prior to the Commitment Increase Date
(a) the relevant Offshore Administrative Agent shall so notify the relevant Offshore Lenders and the relevant Subsidiary Borrower and (b) such Subsidiary Borrower shall (1) accept in whole the offers of all Accepting Lenders received pursuant to subsection 2.1D(i), (2) accept in whole or in part the offers of all Accepting Lenders received pursuant to the first sentence of subsection 2.1D(ii), ratably (in the event the Offered Increase Amount exceeds the Requested Increase Amount) according to the amount set forth in the offer by each delivered pursuant to such sentence, and (3) accept in whole or in part the offers of all Prospective Offshore Lenders, if any, ratably (in the event the Offered Increase Amount exceeds the Requested Increase Amount) according to the amount set forth in the offer by each delivered pursuant to the last sentence of subsection 2.1D(ii), and shall notify such Offshore Administrative Agent of the amount accepted with respect to each Accepting Lender and Prospective Offshore Lender.

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
          (v) The relevant Offshore Administrative Agent shall promptly notify each relevant Offshore Lender of the amounts accepted pursuant to subsection 2.1D(iii) or 2.1D(iv) and the amount of the proposed increase to its Offshore Loan Commitment. On or prior to the Commitment Increase Date (A) each Accepting Lender shall execute an Increased Commitment Acceptance, substantially in the form of Exhibit XXIII, confirming the amount of the increase to its Offshore Loan Commitment set forth in the notice delivered pursuant to the immediately preceding sentence, and each Prospective Offshore Lender shall execute a New Commitment Acceptance, substantially in the form of
Exhibit XXIV, confirming the amount of its new Offshore Loan Commitment set forth in the notice delivered pursuant to the immediately preceding sentence, and (B) each such Accepting Lender and Prospective Offshore Lender shall deliver such executed documents to Administrative Agent and the relevant Offshore Administrative Agent, whereupon (1) the relevant Offshore Loan Commitments shall be increased by an amount equal to the Offshore Currency Equivalent of the Requested Increase Amount (or such lesser amount accepted pursuant to subsection 2.1D(iii) above) on the Commitment Increase Date, (2) the relevant Offshore Currency Sublimit shall be increased by the Requested Increase Amount (or such lesser amount accepted pursuant to subsection 2.1D(iii) above), (3) such Offshore Loan Commitments of such Accepting Lenders shall increase by the amounts set forth in their respective Increased Commitment Acceptances, and (4) Prospective Offshore Lenders shall become Offshore Lenders having Offshore Loan Commitments in the amounts set forth in their respective New Commitment Acceptances.

          (vi) On the Business Day immediately prior to each Commitment Increase Date, Administrative Agent will calculate the appropriate adjustments to the Register to reflect the reallocation of outstanding Offshore Loans in accordance with the Pro Rata Shares of the relevant Offshore Lenders (including any Prospective Offshore Lenders that are to become new Offshore Lenders) after giving effect to the increase in the relevant Offshore Loan Commitments, and will prior to 5:00 P.M. (New York City time) on such date
(a) notify each such Offshore Lender, the relevant Subsidiary Borrower and the relevant Offshore Administrative Agent of the amounts of such reallocation of Offshore Loans and (b) notify each such Offshore Lender of the amounts, representing the principal amount of such outstanding Offshore Loans which are deemed to be made by such Offshore Lender or which shall be repaid to such Offshore Lender, which such Offshore Lender will either advance or receive, respectively, as a result of such reallocation. No later than 11:00 A.M. Local Time on the later of the Commitment Increase Date or the Business Day following the receipt of the notice from Administrative Agent described in clause (a) of the preceding sentence, each Offshore Lender which is deemed to make an Offshore Loan as described above shall make the amount of such Offshore Loan available at the applicable Offshore Base Rate to the relevant Offshore Administrative Agent, in Same Day Funds. Promptly upon receipt of funds from an Offshore Lender making an Offshore Loan as set forth above, such Offshore Administrative Agent shall remit such amount to the Offshore Lender or Offshore Lenders entitled to receive such amount, pro rata in proportion to the amounts to be received by them as determined above. The making of an Offshore Loan by an Offshore Lender as set forth above shall be deemed to be the making of an Offshore Loan to the relevant Subsidiary Borrower on the date such funds are transmitted to such Offshore Administrative Agent. The receipt by an Offshore Lender of funds as set forth above shall be deemed to be a payment of Offshore Loans by such Subsidiary Borrower on the date such payment is received. Notwithstanding anything herein to the contrary, if any Offshore Periodic Rate Loans are required to be repaid in connection with any reallocation under this subsection 2.1D(vi), such Borrower shall make any payments required under subsection 2.6E in connection with such prepayments.

          E.  Offshore Overdraft Accounts.

          (i) Offshore Lenders agree that Subsidiary Borrowers and Offshore Overdraft Account Providers may establish and maintain Offshore Overdraft Accounts to be established pursuant to the Offshore Overdraft Agreements; provided that (a) (1) the UK Overdraft Amount shall not exceed at any time the Offshore Currency Equivalent of $15,000,000, (2) the Australian Overdraft Amount shall not exceed at any time the Offshore Currency Equivalent of $25,000,000, and (3) the Italian Overdraft Amount shall not exceed at any time the Offshore Currency Equivalent of $10,000,000, and (b) in no event shall a Subsidiary Borrower request an extension of credit under an Offshore Overdraft Agreement (and no Offshore Overdraft Account Provider shall be obligated to extend credit under an Offshore Overdraft Agreement) if, after giving effect to such extension of credit:

          (1) (A) the Total Utilization of Revolving Loan Commitments would exceed (B) the Revolving Loan Commitments then in effect minus any Blocked Availability Amount;

          (2) the Dollar Equivalent of the sum of the Total Utilization of UK Loan Commitments plus the Total Utilization of Australian Loan Commitments plus the Total Utilization of Italian Loan Commitments would exceed the Aggregate Offshore Currency Sublimit;

          (3) the Dollar Equivalent of the Total Utilization of UK Loan Commitments, the Total Utilization of Australian Loan Commitments or the Total Utilization of Italian Loan Commitments, as applicable, would exceed the Offshore Currency Sublimit with respect to the Applicable Currency;

          (4) the Total Utilization of UK Loan Commitments would exceed the UK Loan Commitments then in effect;

          (5) the Total Utilization of Australian Loan Commitments would exceed the Australian Loan Commitments then in effect; or

          (6) the Total Utilization of Italian Loan Commitments would exceed the Italian Loan Commitments then in effect.

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
          (ii) Notwithstanding anything contained in this Agreement to the contrary (but subject, however, to the limitations set forth in subsection 2.1C(i) with respect to the making of Offshore Loans), Offshore Lenders and each Subsidiary Borrower further agree that any Offshore Overdraft Account Provider at any time in its sole and absolute discretion may, upon notice to the relevant Subsidiary Borrower, the relevant Offshore Administrative Agent and the relevant Offshore Lenders, require each such Offshore Lender (including such Offshore Overdraft Account Provider) on one Business Day's notice to make an Offshore Loan in the Applicable Currency in an amount equal to that Offshore Lender's Pro Rata Share (determined with respect to such Type of Offshore Loan Commitments) of the relevant Offshore Overdraft Amount or, in the event the relevant Type of Offshore Loan Commitment has terminated, require each other such Offshore Lender to purchase a participation in amounts due with respect to the relevant Offshore Overdraft Account in an amount equal to that Offshore Lender's Pro Rata Share (determined with respect to such Type of Offshore Loan Commitments) of the relevant Offshore Overdraft Amount; provided, however, that the obligation of each Offshore Lender to make each such Offshore Loan or to purchase each such participation in any such Offshore Overdraft Amount is subject to the condition that at the time such extension of credit under the applicable Offshore Overdraft Agreement was made the duly authorized officer of such Offshore Overdraft Account Provider responsible for the administration of such Offshore Overdraft Account Provider's credit relationship with the relevant Subsidiary Borrower believed in good faith that
(a) no Event of Default had occurred and was continuing or (b) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders (or, if applicable under subsection 9.7, all Lenders) at the time such extension of credit under such Offshore Overdraft Agreement was made. In the case of Offshore Loans denominated in a particular Offshore Currency made by Offshore Lenders other than the relevant Offshore Overdraft Account Provider under the immediately preceding sentence, each such Offshore Lender shall make the amount of its Offshore Loan available to such Offshore Overdraft Account Provider, in Same Day Funds in the Applicable Currency, at the relevant Offshore Administrative Agent's Offshore Funding and Payment Office not later than 12:00 Noon (Local Time) on the Business Day next succeeding the date such notice is given. The proceeds of such Offshore Loans shall be immediately delivered to such Offshore Overdraft Account Provider (and not to the relevant Subsidiary Borrower) and applied to repay the relevant Offshore Overdraft Amount. On the day such Offshore Loans are made, such Offshore Overdraft Account Provider's Pro Rata Share of the Offshore Overdraft Amount being refunded shall be deemed to be paid with the proceeds of an Offshore Loan made by such Offshore Overdraft Account Provider and such portion of the Offshore Overdraft Amount deemed to be so paid shall no longer be outstanding. Each Subsidiary Borrower authorizes the relevant Offshore Administrative Agent or Offshore Overdraft Account Provider to charge such Subsidiary Borrower's accounts with such Offshore Administrative Agent or such Offshore Overdraft Account Provider (up to the amount available in each such account) in order to immediately pay such Offshore Administrative Agent or such Offshore Overdraft Account Provider the amount of the Offshore Overdraft Amount to be refunded to the extent amounts received from Offshore Lenders, including amounts deemed to be received from such Offshore Overdraft Account Provider, are not sufficient to repay in full the Offshore Overdraft Amount to be refunded; provided that such Offshore Administrative Agent or such Offshore Overdraft Account Provider shall give such Subsidiary Borrower notice of such charges prior thereto or as soon as reasonably practicable thereafter. Each Offshore Loan made in accordance with the foregoing shall be made as an Offshore Base Rate Loan. If any portion of any such amount paid to any Offshore Overdraft Account Provider should be recovered by or on behalf of such Subsidiary Borrower from such Offshore Overdraft Account Provider in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all relevant Offshore Lenders in the manner contemplated by subsection 9.6. In the event that such Offshore Overdraft Account Provider requires the other relevant Offshore Lenders to purchase participations in the relevant Offshore Overdraft Amount, payment for such participations shall be made directly to such Offshore Overdraft Account Provider at such Offshore Overdraft Account Provider's Offshore Funding and Payment Office not later than 12:00 Noon (Local Time) on the Business Day next succeeding the date notice to purchase such participations is given.

          (iii) Except as provided above in this subsection 2.1E and except for the satisfaction of the conditions specified in subsection 3.1, each Offshore Lender's obligation to make Offshore Loans pursuant to this subsection 2.1E and to purchase participations in any Offshore Overdraft Amount pursuant to this subsection 2.1E shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(a) any set-off, counterclaim, recoupment, defense or other right which such Offshore Lender may have against such Offshore Overdraft Account Provider, any Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Borrower;
(d) any breach of this Agreement by any Borrower or any other Lender; or
(e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing; provided that in the event that the obligations of Offshore Lenders to make Offshore Loans are terminated in accordance with Section 7, Offshore Lenders having Offshore Loan Commitments immediately prior to such termination shall thereafter only be obligated to purchase participations in the relevant Offshore Overdraft Amount as provided in this subsection 2.1E. In the event that any Offshore Lender fails to make available to the relevant Offshore Administrative Agent the amount of any of such Offshore Lender's Offshore Loans required to be made pursuant to this subsection 2.1E or to the relevant Offshore Overdraft Account Provider the amount of any participations in the relevant Offshore Overdraft Amount which are required to be purchased from such Offshore Overdraft Account Provider by such Offshore Lender pursuant to this subsection 2.1E, such Offshore Overdraft Account Provider shall be entitled to recover such amount on demand from such Offshore Lender together with interest at the customary rate set by such Offshore Overdraft Account Provider for the correction of errors among banks in the relevant jurisdiction for three Offshore Banking Days and thereafter at the Offshore Base Rate in respect of the Applicable Currency. Nothing in this subsection 2.1E shall be deemed to prejudice the right of any Offshore Lender to recover from any Offshore Overdraft Account Provider any amounts made available by such Offshore Lender to such Offshore Overdraft Account Provider

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pursuant to this subsection 2.1E in respect of any extension of credit by such
Offshore Overdraft Account Provider under the relevant Offshore Overdraft Agreement in the event that it is determined by a court of competent juris-diction that such extension of credit by such Offshore Overdraft Account Provider constituted gross negligence or willful misconduct on the part of such Offshore Overdraft Account Provider.

          (iv) Any notice given by any Offshore Overdraft Account Provider to the relevant Offshore Lenders pursuant to subsection 2.1E(iii) shall be concurrently given by such Offshore Overdraft Account Provider to the relevant Offshore Administrative Agent, Administrative Agent and the applicable Subsidiary Borrower or its designated representative.

          (v) Anything contained in this Agreement to the contrary notwithstanding, no amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, and no consent to any departure by any Borrower therefrom, shall modify, terminate or waive in any manner adverse to any Offshore Overdraft Account Provider any provision of this subsection 2.1E or any other provision of this Agreement directly relating to the Offshore Overdraft Accounts or the Offshore Overdraft Amounts (including any provision directly relating to the repayment of the Offshore Overdraft Amounts with the proceeds of Offshore Loans or directly relating to the obligations of Offshore Lenders to purchase participations in the Offshore Overdraft Amounts) without the written concurrence of the Offshore Overdraft Account Providers.

          F.  Notice of Borrowing.

          (i) Whenever Company desires that Lenders make Term Loans or Revolving Loans, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York time) (x) on the proposed Funding Date, in the case of Revolving Loans to be made as Base Rate Loans on a Bid Rate Loan Shortfall Date in an aggregate amount not to exceed the applicable Bid Rate Loan Shortfall Amount, (y) at least one Business Day in advance of the proposed Funding Date, in the case of any other Base Rate Loan, or (z) three Business Days in advance of the proposed Funding Date, in the case of a Eurodollar Rate Loan. The Notice of Borrowing shall specify (1) the proposed Funding Date (which shall be a Business Day), (2) the amount and Type of the proposed Loans; provided that in the case of a Notice of Borrowing delivered on a Bid Rate Loan Shortfall Date requesting Revolving Loans to be made as Base Rate Loans on such Bid Rate Loan Shortfall Date, the amount of such proposed Revolving Loans may not exceed the Bid Rate Loan Shortfall Amount in respect of such Bid Rate Loan Shortfall Date, (3) whether such Loans are initially to consist of Base Rate Loans or Eurodollar Rate Loans or a combination thereof, and (4) if such Loans, or any portion thereof, are initially to be Eurodollar Rate Loans, the amounts thereof and the initial Interest Periods therefor; and such Notice of Borrowing shall further certify that subsection 3.2B is satisfied on and as of that Funding Date; provided that the minimum amount of Term Loans or Revolving Loans, if any, to be made

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on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be $10,000,000 and integral multiples of $1,000,000 in excess of that amount. Notwithstanding anything in this Agreement to the contrary, no Lender shall make or be obligated to make a Revolving Loan if it shall have received a Loan Limitation Notice with respect to such Revolving Loan from Administrative Agent on or prior to the first Business Day immediately preceding the proposed Funding Date for such Revolving Loan stating that the statement contained in clause (1) of subsection 2.1F(v) is true or will be true after giving effect to the making of the relevant Revolving Loans. Term Loans and Revolving Loans may be continued as or converted into Base Rate
Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or prior to the Funding Date of the requested Loans.

          (ii) Whenever a Subsidiary Borrower desires that Offshore Lenders make Offshore Loans, it shall deliver to Administrative Agent and the Offshore Administrative Agent for the Offshore Currency in which such Offshore Loans are to be denominated a Notice of Borrowing no later than 11:00 A.M. (Local
Time) at least three Business Days in advance of the proposed Funding Date, in the case of an Offshore Base Rate Loan (provided, however, that with respect to Offshore Base Rate Loans to be made on the Effective Date, such Subsidiary Borrower shall be required to deliver the relevant Notice of Borrowing no later than 11:00 A.M. (Local Time) at least one Business Day in advance of the Effective Date) or in the case of an Offshore Periodic Rate Loan. The Notice of Borrowing shall specify (1) the proposed Funding Date (which shall be an Offshore Banking Day), (2) the amount and Type of the proposed Offshore Loans,
(3) whether such Loans are initially to consist of Offshore Base Rate Loans or Offshore Periodic Rate Loans or a combination thereof, and (4) if such Loans, or any portion thereof, are initially to be Offshore Periodic Rate Loans, the amounts thereof and the initial Interest Periods therefor; and such Notice of Borrowing shall further certify that subsection 3.2B is satisfied on and as of that Funding Date. Notwithstanding anything in this Agreement to the contrary, no Offshore Lender shall make or be obligated to make an Offshore Loan if it shall have received a Loan Limitation Notice with respect to such Offshore Loan from Administrative Agent or the relevant Offshore Administrative Agent on or prior to the first Business Day immediately preceding the proposed Funding Date for such Offshore Loan. Offshore Loans may be continued as or converted into Offshore Base Rate Loans and Offshore Periodic Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, the relevant Subsidiary Borrower may give Administrative Agent and the applicable Offshore Administrative Agent telephonic notice by no later than 11:00 A.M. (Local
Time) at least three Business Days (or, in the case of the Initial Funding Date, one Business Day), in advance of the proposed Funding Date; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent and such Offshore Administrative Agent on or prior to the Funding Date of the requested Offshore Loans.

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
          (iii) Neither Administrative Agent nor any Offshore Administrative Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above which Administrative Agent or such Offshore Administrative Agent, as the case may be, believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or the relevant Subsidiary Borrower, as the case may be, or for otherwise acting in good faith under this subsection 2.1F, and upon funding of Loans by any Lender in accordance with this Agreement pursuant to any such telephonic notice Company or such Subsidiary Borrower, as the case may be, shall have effected Loans hereunder.

          (iv) Except as provided in subsection 2.6D, a Notice of Borrowing for a Eurodollar Rate Loan or an Offshore Periodic Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company or the Subsidiary Borrower giving such notice shall be bound to make a borrowing in accordance therewith, unless Company or such Subsidiary Borrower, as the case may be, pays to Lenders such amounts as may be due under subsection 2.6E for failure of a borrowing of a Eurodollar Rate Loan or an Offshore Periodic Rate Loan, as applicable, to occur on the date specified therefor in a Notice of Borrowing (or telephonic notice in lieu thereof).

          (v) Promptly after receipt of a Notice of Borrowing pursuant to this subsection 2.1F (or telephonic notice in lieu thereof) with respect to any Revolving Loans or Offshore Loans, Administrative Agent or any Offshore Administrative Agent may (but shall not be obligated to) calculate whether, before and after giving effect to the making of the relevant Loans:

          (1) (A) the Total Utilization of Revolving Loan Commitments shall exceed (B) the Revolving Loan Commitments then in effect minus any Blocked Availability Amount;

          (2) the Dollar Equivalent of the sum of the Total Utilization of UK Loan Commitments plus the Total Utilization of Australian Loan Commitments plus the Total Utilization of Italian Loan Commitments shall exceed the Aggregate Offshore Currency Sublimit;

          (3) the Dollar Equivalent of the Total Utilization of UK Loan Commitments, the Total Utilization of Australian Loan Commitments or the Total Utilization of Italian Loan Commitments, as applicable, shall exceed the Offshore Currency Sublimit with respect to the Applicable Currency;

          (4) the Total Utilization of UK Loan Commitments shall exceed the UK Loan Commitments then in effect;

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
          (5) the Total Utilization of Australian Loan Commitments shall exceed the Australian Loan Commitments then in effect; and

          (6) the Total Utilization of Italian Loan Commitments shall exceed the Italian Loan Commitments then in effect.

In the event that Administrative Agent or any Offshore Administrative Agent determines that any of the statements in clauses (1) through (6) is true or will be true after giving effect to the making of the relevant Loans, such Agent shall deliver to Administrative Agent (if applicable), each of the Offshore Administrative Agents and each Borrower written notice (a "Loan Limitation Notice") thereof, and (x) each such Offshore Administrative Agent shall notify each relevant Offshore Lender promptly of its receipt of such notice and (y) Administrative Agent shall notify each Lender having Revolving Loan Exposure or Term Loan Exposure promptly of its receipt of such notice.

          G.  Disbursement of Funds.

          (i) All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Term Loan or a Revolving Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt of a Notice of Borrowing pursuant to subsection 2.1F (or telephonic notice in lieu thereof) or the deemed receipt of a Notice of Borrowing pursuant to subsection 2.8D, Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Term Loan and Revolving Loan available to Administrative Agent, in Same Day Funds, at the Domestic Funding and Payment Office not later than 12:00 noon (New York time) on the Funding Date. Except as provided in subsection 2.1B (with respect to the repayment of the Domestic Overdraft Amount), in subsection 2.8D (with respect to the reimbursement of amounts drawn under Letters of Credit) and in subsection 2.1C(ii) (with respect to payment of Refunded Offshore Loans), upon satisfaction or waiver of the conditions precedent specified in subsections 3.1 (in the case of the initial Loans) and 3.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Term Loans and Revolving Loans available to Company on such Funding Date by causing an amount of Same Day Funds equal to the pro-ceeds of all such Term Loans and Revolving Loans received by Administrative Agent to be credited to the account of Company at such office of Administrative Agent.

          (ii) All UK Loans, Australian Loans and Italian Loans under this Agreement shall be made by Offshore Lenders simultaneously and proportionately to their respective Pro Rata Shares of the UK Loan Commitments, the Australian Loan Commitments or the Italian Loan Commitments, as the case may be, it being

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understood that no Offshore Lender shall be responsible for any default by any other Offshore Lender in that other Offshore Lender's obligation to make a UK Loan, an Australian Loan or an Italian Loan requested hereunder nor shall the Commitment of any Offshore Lender to make the particular Type of Offshore Loan requested be increased or decreased as a result of a default by any other Offshore Lender in that other Offshore Lender's obligation to make an Offshore Loan requested hereunder. Promptly after its receipt of a Notice of Borrowing pursuant to subsection 2.1F (or telephonic notice in lieu thereof), (a) UK Administrative Agent shall notify each UK Lender of the proposed borrowing,
(b) Australian Administrative Agent shall notify each Australian Lender of the proposed borrowing, or (c) Italian Administrative Agent shall notify each Italian Lender of the proposed borrowing, as the case may be. Each UK Lender shall make the amount of its UK Loan available to UK Administrative Agent, in Same Day Funds and in Sterling, at UK Administrative Agent's Offshore Funding and Payment Office not later than 12:00 Noon (Local Time) on the Funding Date; each Australian Lender shall make the amount of its Australian Loan available to Australian Administrative Agent, in Same Day Funds and in ADollars, at Australian Administrative Agent's Offshore Funding and Payment Office not later than 12:00 Noon (Local Time) on the Funding Date; and each Italian
Lender shall make the amount of its Italian Loan available to Italian Administrative Agent, in Same Day Funds and in Lira, at Italian Administrative Agent's Offshore Funding and Payment Office not later than 12:00 Noon (Local
Time) on the Funding Date. Except as provided in subsection 2.1E (ii) with respect to Offshore Loans used to repay Offshore Overdraft Amounts, upon satisfaction or waiver of the conditions precedent specified in subsections
3.1 (in the case of the initial Loans) and 3.2 (in the case of all Loans), the relevant Offshore Administrative Agent shall make the proceeds of such Offshore Loans available to the applicable Subsidiary Borrower on such Funding Date by causing an amount of Same Day Funds in the Applicable Currency equal to the proceeds of all such Offshore Loans received by such Offshore Administrative Agent to be credited to the account of such Subsidiary Borrower at such office of such Offshore Administrative Agent.

          (iii) Unless Administrative Agent or the applicable Offshore Administrative Agent shall have been notified by any Lender prior to any Funding Date that such Lender does not intend to make available to Administrative Agent or such Offshore Administrative Agent such Lender's Loan on such Funding Date, Administrative Agent or such Offshore Administrative Agent may assume that such Lender has made such amount available to Administrative Agent or such Offshore Administrative Agent on such Funding Date and Administrative Agent or such Offshore Administrative Agent in its sole discretion may, but shall not be obligated to, make available to Company or the applicable Subsidiary Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent or the applicable Offshore Administrative Agent by such Lender, (a) Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate, and (b) such Offshore Administrative Agent shall

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be entitled to recover such corresponding amount on demand from such Offshore
Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to such Offshore Administrative Agent, at the customary rate set by such Offshore Administrative Agent for the correction of errors among banks in the relevant jurisdiction for three Offshore Banking Days and thereafter at a rate per annum equal to the relevant Offshore Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's or the applicable Offshore Administrative Agent's demand therefor, Administrative Agent or such Offshore Administrative Agent shall promptly notify Company or the applicable Subsidiary Borrower, and Company or such Subsidiary Borrower, as the case may be, shall immediately pay such corresponding amount to Administrative Agent or such Offshore Administrative Agent, as applicable. Nothing in this subsection 2.1G shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which Company or any Subsidiary Borrower may have against any Lender as a result of any default by such Lender hereunder.

          H.  The Register; Notes.

          (i) Administrative Agent shall maintain, at its address referred to in subsection 9.10, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). Borrowers, Agents, Arrangers and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Company, Subsidiary Borrowers, Syndication Agent, Documentation Agents, Offshore Administrative Agents or any Lender at any reasonable time and from time to time upon reasonable prior notice. Each Offshore Administrative Agent shall maintain, at its address referred to in subsection 9.10, a register for the recordation of the names and the Offshore Loan Commitments and Offshore Loans of each relevant Offshore Lender, each repayment or prepayment in respect of the principal amount of the Offshore Loans of each such Offshore Lender and the amount of each such Offshore Loan in the Offshore Currency in which such Loan was made and each Interest Period therefor.
          Each Offshore Administrative Agent will (x) notify Administrative Agent promptly of any new entry of information in its register maintained pursuant to the immediately preceding sentence and (y) at Administrative Agent's request, will provide to Administrative Agent a copy of such register.

          (ii) Administrative Agent shall record in the Register the Commitments and the Loans from time to time of each Lender, the amount of each Lender's participation in outstanding Letters of Credit and Offshore Loans and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest or demonstrable error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Borrower's Obligations in respect of the applicable Loans.

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          (iii)  Each Lender shall record on its internal records (including, without limitation, any promissory note described in subsection 2.1H(iv)) the amount of each Loan made by it and each payment in respect thereof and, in the case of an Offshore Lender with respect to each Offshore Loan made by it, the identity of the Subsidiary Borrower in respect thereof, the amount thereof in the Offshore Currency in which such Loan was made and each Interest Period applicable thereto; provided that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest or demonstrable error.

          (iv) If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Effective Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to subsection 9.2 hereof) on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Term Loan or Revolving Loans or Bid Rate Loans, substantially in the form of Exhibit VII, Exhibit VIII or Exhibit IX hereto, respectively. If so requested by any Italian Lender by written notice to O-I Italy (with a copy to Administrative Agent) at least two Business Days' prior to the Effective Date or at any time thereafter, O-I Italy shall execute and deliver to such Italian Lender (and/or, if so specified in such notice, any Person who is an assignee of such Italian Lender pursuant to subsection 9.2 hereof) on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after O-I Italy's receipt of such notice) a promissory note or promissory notes to evidence such Italian Lender's Italian Loans, substantially in the form of Exhibit X.

          2.2  Interest on the Loans.

          A.  Rate of Interest.

          Term Loans and Revolving Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Bid Rate Loans shall bear interest as provided in subsection 2.9. Except to the extent that this Agreement specifically provides that certain Revolving Loans must be made at the Base Rate, the applicable basis for determining the rate of interest with respect to Term Loans and Revolving Loans shall be selected by Company at the time a Notice of Borrowing is given pursuant to subsection 2.1F (or is deemed to be given pursuant to subsection 2.8D) or at the time a Notice of Conversion/ Continuation is given pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

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          Term Loans and Revolving Loans shall bear interest through maturity as follows:

          (a)  if a Base Rate Loan, then at the Base Rate per annum; or

          (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Margin per annum.

          (ii) Offshore Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Offshore Base Rate or the Adjusted Offshore Periodic Rate applicable to Offshore Loans denominated in the applicable Offshore Currency. Except to the extent that this Agreement specifically provides that certain Offshore Loans must be made at the Offshore Base Rate, the applicable basis for determining the rate of interest with respect to Offshore Loans shall be selected by the applicable Subsidiary Borrower at the time a Notice of Borrowing is given pursuant to subsection 2.1F (or is deemed to be given pursuant to subsection 2.8D) or at the time a Notice of Conversion/Continuation is given pursuant to subsection 2.2D. If on any day an Offshore Loan is outstanding with respect to which notice has not been delivered to the relevant Offshore Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Offshore Loan shall bear interest determined by reference to the Offshore Base Rate for Offshore Loans denominated in the applicable Offshore Currency.

          Offshore Loans shall bear interest through maturity as follows:

          (a) if an Offshore Base Rate Loan, then at the Offshore Base Rate per annum applicable to Offshore Loans made in the Applicable Currency; or

          (b) if an Offshore Periodic Rate Loan, then at the sum of the Adjusted Offshore Periodic Rate applicable to Offshore Loans made in the Applicable Currency plus the Applicable Offshore Margin per annum.

          Anything contained in this Agreement to the contrary notwithstanding, Offshore Loans converted to Offshore Loans denominated in Dollars pursuant to subsection 2.1C(iii) shall bear interest upon and after such conversion through maturity at the Base Rate per annum.

          B.  Interest Periods.

          In connection with each Eurodollar Rate Loan and each Offshore Periodic Rate Loan, the Borrower requesting such Loan shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be a 14-day (solely in the case of the UK Loans) or a

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one, two, three, six or (subject to clause (ix) below) nine or twelve month period; provided that:

          (i) the initial Interest Period for any Eurodollar Rate Loan or Offshore Periodic Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan or as an Offshore Periodic Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan or to an Offshore Periodic Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan or Offshore Periodic Rate Loan continued as such pursuant to a Notice of Conversion/Continuation or otherwise, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii)  if an Interest Period with respect to any Eurodollar Rate

          Loan would otherwise expire on a day which is not a Business Day,

          such Interest Period shall expire on the next succeeding Business

          Day; provided that if any such Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such

          Interest Period shall expire on the next preceding Business Day; and

          if an Interest Period with respect to any Offshore Periodic Rate

          Loan would otherwise expire on a day which is not an Offshore

          Banking Day, such Interest Period shall expire on the next succeeding Offshore Banking Day; provided that if any such Interest

          Period which is based on a monthly period would otherwise expire on a day which is not an Offshore Banking Day but is a day of the month after which no further Offshore Banking Day occurs in such month, such Interest Period shall expire on the next preceding Offshore Banking Day;

          (iv)any Interest Period with respect to Eurodollar Rate Loans which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and any Interest Period with respect to Offshore Periodic Rate Loans which is based on a monthly period and which begins on the last Offshore Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Offshore Banking Day of a calendar month;

          (v) no Interest Period with respect to any Term Loan shall extend beyond the Term Loan Maturity Date;

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          (vi)  no Interest Period with respect to any Revolving Loan or any
          Offshore Periodic Rate Loan shall extend beyond the Revolving Loan Commitment Termination Date;

          (vii) there shall be no more than 20 Interest Periods outstanding at any time with respect to Eurodollar Rate Loans; and there shall be no more than (a) 10 Interest Periods outstanding at any time with respect to Offshore Periodic Rate Loans denominated in Sterling,
          (b) 15 Interest Periods outstanding at any time with respect to Offshore Periodic Rate Loans denominated in ADollars and (c) 10 Interest Periods outstanding at any time with respect to Offshore Periodic Rate Loans denominated in Lira;

          (viii) in the event Company fails to specify an Interest Period in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month; and in the event a Subsidiary Borrower fails to specify an Interest Period in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Subsidiary Borrower shall be deemed to have selected an Interest Period of one month; and

          (ix) with respect to Eurodollar Rate Loans, there shall be no Interest Period of nine or twelve months unless Administrative Agent, after consultation with Lenders having Revolving Loan Exposure or Term Loan Exposure, has determined in good faith based on prevailing conditions in the Eurodollar market on any date of determination that U.S. dollar deposits are offered by each Lender having Revolving Loan Exposure or Term Loan Exposure to first class banks in the Eurodollar market for a comparable maturity; and with respect to Offshore Periodic Rate Loans, there shall be no Interest Period of nine or twelve months unless the relevant Offshore Administrative Agent, after consultation with Lenders having UK Loan Exposure, Australian Loan Exposure or Italian Loan Exposure, as the case may be, has determined in good faith based on prevailing conditions in the relevant interbank market on any date of determination that (a) deposits in the Applicable Currency are offered by each relevant Offshore Lender having such UK Loan Exposure or Italian Loan Exposure, as the case may be, to first class banks in the relevant interbank market for a comparable maturity, or (b) bills of exchange of such term in ADollars are being accepted by each relevant Offshore Lender having Australian Loan Exposure.

          C. Interest Payments. Subject to subsection 2.2E, interest shall be payable on the Loans (other than Bid Rate Loans, interest on which shall be payable as provided in subsection 2.9J) as follows:

          (i) interest on each Base Rate Loan and each Offshore Base Rate Loan shall be payable in arrears on and to each March 15, June 15, Sep-tember 15, and December 15 of each year, commencing on the first

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          such date to occur after the Effective Date, and at maturity; and

          (ii) interest on each Eurodollar Rate Loan and each Offshore Periodic Rate Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity.

          D. Conversion or Continuation. Subject to the provisions of subsection 2.6, the applicable Borrower shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $10,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Eurodollar Rate Loan equal to $10,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan, (iii) to convert at any time all or any part of its outstanding Offshore Loans equal to (x) L5,000,000 and integral multiples of L1,000,000 in excess of that amount in the case of an Offshore Loan denominated in Sterling, (y) A$25,000,000 and integral multiples of A$5,000,000 in excess of that amount in the case of an Offshore Loan denominated in ADollars, and (z) 5,000,000,000 Lire and integral multiples of 1,000,000,000 Lire in excess of that amount in the case of an Offshore Loan denominated in Lire, from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (iv) upon the expiration of any Interest Period applicable to an Offshore Periodic Rate Loan, to continue as an Offshore Periodic Rate Loan all or any portion of such Offshore Periodic Rate Loan equal to (x) L5,000,000 and integral multiples of L1,000,000 in excess of that amount in the case of an Offshore Periodic Rate Loan denominated in Sterling, (y) A$25,000,000 and integral multiples of A$5,000,000 in excess of that amount in the case of an Offshore Periodic Rate Loan denominated in ADollars, and (z) 5,000,000,000 Lire and integral multiples of 1,000,000,000 Lire in excess of that amount in the case of an Offshore Periodic Rate Loan denominated in Lira, and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan, and an Offshore Periodic Rate Loan may only be converted into an Offshore Base Rate Loan, on the expiration date of an Interest Period applicable thereto; and provided, further, that, unless Requisite Lenders otherwise agree, no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan or an Offshore Periodic Rate Loan when any Event of Default has occurred and is continuing.

          Company or the applicable Subsidiary Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent (and, in the case of a Subsidiary Borrower, to the relevant Offshore Administrative Agent) no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion/continuation date (in the case of a conversion to a Base

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Rate Loan), three Business Days in advance of the proposed conversion/
continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan), or three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, an Offshore Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and Type of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation and (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or an Offshore Periodic Rate Loan, the requested Interest Period. In lieu of delivering the above described Notice of Conversion/Continuation, the applicable Borrower may give Administrative Agent (and, if applicable, such Offshore Administrative Agent) telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent (and, if applicable, such Offshore Administrative Agent) on or before the proposed conversion/ continuation date.

          Neither Administrative Agent nor any Offshore Administrative Agent shall incur any liability to Company or the relevant Subsidiary Borrower, as the case may be, in acting upon any telephonic notice referred to above which such Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or such Subsidiary Borrower or for otherwise acting in good faith under this subsection 2.2D and upon conversion/continuation by such Agent in accordance with this Agreement pursuant to any telephonic notice, Company or such Subsidiary Borrower, as the case may be, shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as provided in subsection 2.6D, a Notice of Conversion/Con-tinuation for conversion to, or continuation of, a Eurodollar Rate Loan or an Offshore Periodic Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and upon delivering a Notice of Conversion/Continuation, Company or the relevant Subsidiary Borrower, as the case may be, shall be bound to convert or continue in accordance therewith, unless Company or such Subsidiary Borrower, as the case may be, pays to Lenders such amounts as may be due under subsection 2.6E for failure of a conversion to or continuation of any Eurodollar Rate Loan or Offshore Periodic Rate Loan to occur on the date specified therefor in a Notice of Conversion/Continuation (or telephonic notice in lieu thereof).

          E. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate equal to (i) in the case of overdue amounts that are denominated in Dollars, the sum of the Base Rate plus 2.00% per annum, (ii) in the case of overdue amounts that are

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denominated in an Offshore Currency, the sum of the Offshore Base Rate for the
Applicable Currency plus 2.00% per annum.

          F. Computation of Interest.  Interest on the Loans shall be computed
(i) in the case of Loans denominated in Sterling or ADollars, on the basis of a 365-day year, and (ii) in the case of all other Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          2.3  Fees

          A. Facility Fees. Company agrees to pay, or to cause Borrowers to pay, to Administrative Agent (for distribution to each Lender in accordance with such Lender's Pro Rata Share) facility fees with respect to the outstanding Term Loans and the Revolving Loan Commitments, for the period from and including the Effective Date to and excluding the Term Loan Maturity Date or the Revolving Loan Commitment Termination Date, as the case may be, equal to the daily average outstanding principal amount of the Term Loans or the daily average amount of the Revolving Loan Commitments (without regard to the Total Utilization of Revolving Loan Commitments at any time or from time to time), as the case may be, multiplied by the Applicable Facility Fee Percentage, such facility fees to be computed on the basis of a 360-day year and to be payable in arrears on each Fee Payment Date for the three-month period ending on the day prior to such Fee Payment Date, commencing on the first such date to occur after the Effective Date, and on the Term Loan Maturity Date or the Revolving Loan Commitment Termination Date, as the case may be.

          B. Other Fees. Company agrees to pay an annual administrative fee to Administrative Agent and such other fees to Arrangers and Agents, in each case in the amounts and at the times agreed upon between Company and the applicable Arranger or Agent.

          2.4  Prepayments and Payments; Reductions in Commitments

          A.  Prepayments.

          (i) Voluntary Prepayments. Company may not prepay any Bid Rate Loan without the prior consent of the applicable Lender, such consent not to be unreasonably withheld; provided that in the event the applicable Lender so consents to the prepayment of a Bid Rate Loan, Company shall deliver to Administrative Agent a notice of such prepayment on or prior to the date of such prepayment. Subject to the foregoing provisions of this subsection 2.4A(i), Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York time) on the date of prepayment (in

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          the case of Base Rate Loans) or three Business Days' prior written or telephonic notice (in the case of Eurodollar Rate Loans), which notice, if telephonic, shall be promptly confirmed in writing to Administrative Agent and which notice Administrative Agent will promptly transmit by telegram, telex or telephone to each Lender, at any time and from time to time prepay any Term Loan or Revolving Loan in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; provided, however, that if a Eurodollar Rate Loan is prepaid on a date other than the last day of the Interest Period applicable thereto, Company shall be liable for any payments required by subsection 2.6E. Any Subsidiary Borrower may, upon three Offshore Banking Days' prior written or telephonic notice to Administrative Agent and the relevant Offshore Administrative Agent, which notice, if telephonic, shall be promptly confirmed in writing to Administrative Agent and such Offshore Administrative Agent and which notice such Offshore Administrative Agent will promptly transmit by telephonic means to each Offshore Lender with respect to such Offshore Loan, at any time and from time to time prepay any Offshore Loan made to such Subsidiary Borrower in whole or in part (a) in an aggregate minimum amount of L5,000,000 and integral multiples of L1,000,000 in excess of that amount, in the case of Offshore Loans denominated in Sterling, (b) in an aggregate minimum amount of A$25,000,000 and integral multiples of A$5,000,000 in excess of that amount, in the case of Offshore Loans denominated in ADollars, and (c) in an aggregate minimum amount of 5,000,000,000 Lire and integral multiples of 1,000,000,000 Lire in excess of that amount, in the case of Offshore Loans denominated in Lire; provided, however, that if an Offshore Periodic Rate Loan is prepaid on a date other than the last day of the Interest Period applicable thereto, the Subsidiary Borrower making such prepayment shall be liable for any payments required by subsection 2.6E. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date.

          (ii)  Mandatory Prepayments.

          (a) Company shall make prepayments of Revolving Loans to the extent necessary so that the aggregate outstanding principal amount of Revolving Loans at any time does not exceed the Revolving Loan Commitments then in effect. Company shall also make (and cause the relevant Subsidiary Borrowers, in the case of Offshore Loans, to make) prepayments of the Revolving Loans, Bid Rate Loans and Offshore Loans to the extent necessary so that the Total
          Utilization of Revolving Loan Commitments at no time exceeds the Revolving Loan Commitments then in effect minus any Blocked Availability Amount.

          (b) In the event that (1) the Dollar Equivalent of the Total Utilization of UK Loan Commitments exceeds an amount equal to 105%

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          of the Offshore Currency Sublimit for Sterling, (2) the Dollar
          Equivalent of the Total Utilization of Australian Loan Commitments exceeds an amount equal to 103% of the Offshore Currency Sublimit for ADollars, (3) the Dollar Equivalent of the Total Utilization of Italian Loan Commitments exceeds an amount equal to 105% of the Offshore Currency Sublimit for Lire, or (4) (x) the sum of the Dollar Equivalent of the Total Utilization of UK Loan Commitments plus the Dollar Equivalent of the Total Utilization of Australian Loan Commitments plus the Dollar Equivalent of the Total Utilization of Italian Loan Commitments exceeds (y) an amount equal to 103% of the Aggregate Offshore Currency Sublimit, then in each case the applicable Subsidiary Borrower or Subsidiary Borrowers shall make prepayments of the applicable Type of Offshore Loans (or, in the case of a prepayment required under the immediately preceding clause (4), such Type or Types of Offshore Loans as Borrowers shall elect) so that, after giving effect to such prepayment, the Dollar Equivalent of the Total Utilization of UK Loan Commitments, the Dollar Equivalent of the Total Utilization of Australian Loan Commitments or the Dollar Equivalent of the Total Utilization of Italian Loan Commitments, as the case may be, does not exceed the applicable Offshore Currency Sublimit for such Offshore Currency and the sum of the Dollar Equivalent of the Total Utilization of UK Loan Commitments plus the Dollar Equivalent of the Total Utilization of Australian Loan Commitments plus the Dollar Equivalent of the Total Utilization of Italian Loan Commitments does not exceed the Aggregate Offshore Currency Sublimit; provided, however, that no prepayment under this subsection shall be required until ten Business Days after Administrative Agent shall have notified the applicable Offshore Administrative Agent, Company and the applicable Subsidiary Borrower that an event described in clause (1), (2), (3) or (4), as the case may be, has occurred; and provided further, however, that no prepayment of Offshore Loans shall be required under this subsection if, within seven Business Days after receipt of such notice from Administrative Agent, the applicable Subsidiary Borrower shall have increased the applicable Offshore Currency Sublimit in accordance with subsection 2.1D so that the Total Utilization of UK Loan Commitments, the Total Utilization of Australian Loan Commitments and the Total Utilization of Italian Loan Commitments (or the sum thereof, as the case may be) do not (or does not, as the case may be) exceed the respective maximum percentages of the Offshore Currency Sublimits or the Aggregate Offshore Currency Sublimit, as the case may be, set forth above.

          (c) Promptly after receipt by Company or any of its Subsidiaries of any Net Rockware Asset Sale Proceeds, Company shall prepay the Term Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Rockware Asset Sale Proceeds. Concurrently with any such prepayment of the Loans

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          and/or reduction of the Revolving Loan Commitments, Company shall deliver to Administrative Agent an Officers' Certificate demonstra-ting the calculation of the amount of the applicable Net Rockware Asset Sale Proceeds that gave rise to such prepayment and/or reduction and specifying the application thereof to the prepayment of the Term Loans and/or any prepayment of the Revolving Loans (to the extent Revolving Loans will be repaid) and the reduction of the Revolving Loan Commitments. In the event that Company shall subsequently determine that the actual amount of such Net Rockware Asset Sale Proceeds was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Term Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Rockware Asset Sale Proceeds resulting in such excess and specifying the application thereof as provided above.

          (iii) Application of Prepayments. Any voluntary prepayments pursuant to subsection 2.4A(i) shall be applied as specified by the applicable Borrower in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment by it shall be applied, such prepayment shall be applied first to repay outstanding Revolving Loans to the full extent thereof, and second to repay outstanding Term Loans to the full extent thereof. Any mandatory prepayments pursuant to subsection 2.4A(ii)(c) shall be applied to repay outstanding Loans and/or reduce Commitments as specified by Company in the applicable Officers' Certificate; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Term Loans to the full extent thereof and second to repay outstanding Revolving Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment; and provided further that, in any event, the Revolving Loan Commitments shall be permanently reduced by an amount equal to the portion of any such prepayments not applied to repayment of the Term Loans. Any mandatory prepayment of Revolving Loans or Term Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans as determined by Administrative Agent, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6E. Any mandatory prepayment of Offshore Loans denominated in a particular Offshore Currency shall be applied first to Offshore Base Rate Loans denominated in the Applicable Currency to the full extent thereof before application to Offshore Periodic Rate Loans denominated in such Applicable Currency as determined by Administrative Agent, in each case in a manner which minimizes the amount of any payments required to be made by the relevant Subsidiary Borrower pursuant to subsection 2.6E. All prepayments of Eurodollar Rate Loans and Offshore Loans shall

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          include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

          B. Manner and Time of Payment. Except as provided in subsection 2.7C or 2.8E, all payments of principal, interest and fees hereunder and under the Notes by Borrowers shall be made without defense, setoff, counterclaim or other deduction and in Same Day Funds and delivered (i) in the case of payments with respect to Term Loans, Revolving Loans and Bid Rate Loans, to Administrative Agent not later than 12:00 Noon (New York time) on the date due at the Domestic Funding and Payment Office for the account of Lenders, in Dollars, and (ii) in the case of payments of principal and interest with respect to any Offshore Loan, to the Offshore Administrative Agent for such Offshore Loan not later than 12:00 Noon (Local Time) on the date due at such Offshore Administrative Agent's Offshore Funding and Payment Office for the account of the applicable Offshore Lenders, in the Offshore Currency in which the Offshore Loans being repaid are denominated; funds received by Administrative Agent or such Offshore Administrative Agent after the applicable time shall be deemed to have been paid by Company or the relevant Subsidiary Borrower, as the case may be, on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent, and each Subsidiary Borrower hereby authorizes each Offshore Administrative Agent to charge its accounts with such Offshore Administrative Agent, in order to cause timely payment to be made to Administrative Agent or such Offshore Administrative Agent of all principal, interest and fees due hereunder (subject to sufficient funds being available in its accounts for that purpose); provided that Administrative Agent and such Offshore Administrative Agent shall give the Borrower whose accounts are being so charged notice of such charges prior thereto or as soon as reasonably practicable thereafter.

          C.  Apportionment of Payments.

          (i) Generally. Subject to the provisions of subsections 2.1C(ii) and 2.1C(iii), aggregate principal and interest payments in respect of Term Loans and Revolving Loans and, to the extent payments are made by Company after payments have been made by Lenders pursuant to subsection 2.8E, payments in respect of Letters of Credit, shall be apportioned among the Term Loans, Revolving Loans and Letters of Credit to which such payments relate, and payments of the aggregate facility fees and Letter of Credit commissions shall be apportioned ratably among Lenders, in each case proportionally to their respective Pro Rata Shares. All principal and interest payments in respect of the Domestic Overdraft Account shall be transferred to and retained by Administrative Agent; provided that Administrative Agent shall distribute to each Lender that has purchased a participation in amounts due with respect to the Domestic Overdraft Account pursuant to subsection 2.1B such Lender's Pro Rata Share of any payments subsequently received by Administrative Agent in respect of such amounts due with respect to the Domestic Overdraft Account. All principal and interest payments in respect of any

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          Offshore Overdraft Account shall be transferred to and retained by the relevant Offshore Overdraft Account Provider; provided that such Offshore Overdraft Account Provider shall transfer to the relevant Offshore Administrative Agent that portion of any payments subsequently received by such Offshore Overdraft Account Provider in respect of amounts due with respect to such Offshore Overdraft Account necessary to permit such Offshore Administrative Agent to distribute to each Offshore Lender that has purchased a participation in such amounts due pursuant to subsection 2.1E such Offshore Lender's Pro Rata Share of such payments. Subject to the provisions of subsections 2.1C(ii) and 2.1C(iii), aggregate principal and interest payments in respect of Offshore Loans shall be apportioned among the Offshore Loans to which such payments relate, in each case proportionally to the relevant Offshore Lenders' respective Pro Rata Shares. All principal and interest payments in respect of any Bid Rate Loans shall be apportioned ratably among Lenders making such Bid Rate Loans in accordance with the respective outstanding amounts of such Bid Rate Loans. Subject to the last sentence of subsection 2.8E, Administrative Agent (or, in the case of payments received by any Issuing Lender from Company after payments have been made to such Issuing Lender by Lenders pursuant to subsection 2.8E, such Issuing Lender) or the relevant Offshore Administrative Agent, as the case may be, shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as any Lender may request, its share of all such payments in respect of Term Loans, Revolving Loans, Letters of Credit, the Domestic Overdraft Account, the Offshore Overdraft Accounts, Offshore Loans and Bid Rate Loans received by Administrative Agent (or such Issuing Lender) or such Offshore Administrative Agent and the facility fees of such Lender when received by Administrative Agent pursuant to subsection 2.3A. Notwithstanding the foregoing provisions of this subsection 2.4C, (i) if, pursuant to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of Eurodollar Rate Loans or Offshore Base Rate Loans in lieu of its Pro Rata Share of Offshore Periodic Rate Loans, Administrative Agent or the relevant Offshore Administrative Agent, as the case may be, shall give effect thereto in apportioning payments received thereafter and (ii) after the occurrence of an Event of Default and acceleration of the maturity of the Loans and amounts available for drawing under Letters of Credit as provided in Section 7, Administrative Agent or the relevant Offshore Administrative Agent, as the case may be, shall apportion all payments received by it in the manner specified in Section 7.

          (ii) Non-Pro Rata Prepayment on the Effective Date. Anything contained herein or in any of the other Loan Documents to the contrary notwithstanding, the parties hereto agree that any prepayment of the Revolving Loans on the Effective Date shall be applied to the outstanding Revolving Loans of Lenders on a non-pro rata basis (rather than applying such prepayment to all Revolving Loans outstanding at the time of such prepayment in proportion to Lenders' respective Pro Rata Shares as would otherwise be required

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          pursuant to subsection 2.4C(i)), such application to be made in a manner such that, after giving effect thereto, the outstanding Revolving Loans of each Lender shall be in an amount directly proportional to such Lender's Pro Rata Share of all Revolving Loans then outstanding.

          D. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the facility fees and other fees hereunder, as the case may be.

          E. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans and principal payments previously made thereon and of the date to which inter-est thereon has been paid and will notify the Borrower obligated under such Note and Administrative Agent of the name and address of the transferee of that Note; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note or to notify such Borrower or Administrative Agent of the name and address of such transferee shall not limit or otherwise affect the obligation of such Borrower hereunder or under such Note with respect to any Loan and payments of principal or interest on any such Note.

          F. Voluntary Reductions of Commitments and Offshore Currency Sublimits. The applicable Borrower shall have the right, at any time and from time to time, (i) to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction, (ii) to terminate in whole or reduce in part, without premium or penalty, the UK Loan Commitments in an amount up to the amount by which the UK Loan Commitments exceed the Total Utilization of UK Loan Commitments at the time of such proposed termination or reduction, (iii) to terminate in whole or reduce in part, without premium or penalty, the Australian Loan Commitments in an amount up to the amount by which the Australian Loan Commitments exceed the Total Utilization of Australian Loan Commitments at the time of such proposed termination or reduction, (iv) to terminate in whole or reduce in part, without premium or penalty, the Italian Loan Commitments in an amount up to the amount by which the Italian Loan Commitments exceed the Total Utilization of Italian Loan Commitments at the time of such proposed termination or reduction, and (v) prior to the Effective Date, to terminate in whole or permanently reduce in part, without premium or penalty, the Term Loan Commit-ments.

          The applicable Borrower shall give not less than three Business Days' prior written notice to Administrative Agent (and to the relevant Offshore Administrative Agent, in the case of termination or reduction of any Offshore Loan Commitments) designating the date (which shall be a Business
Day) of such termination or reduction and the amount of any partial reduction.

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Promptly after receipt of a notice of such termination or partial reduction
(or receipt of any notice pursuant to subsection 6.1A(vi)), Administrative Agent or such Offshore Administrative Agent, as the case may be, shall notify each Lender of the proposed termination or partial reduction. Such termination or partial reduction of any of the Offshore Loan Commitments, the Revolving Loan Commitments or the Term Loan Commitments shall be effective on the date specified in the notice delivered by such Borrower and shall reduce the applicable Offshore Loan Commitment, the Revolving Loan Commitment or the Term Loan Commitment, as the case may be, of each Lender proportionately to its Pro Rata Share. Any such partial reduction of the Revolving Loan Commitments or the Term Loan Commitments shall be in an aggregate minimum amount of $5,000,000, and integral multiples of $1,000,000 in excess of that amount; any such partial reduction of the UK Loan Commitments shall be in an aggregate minimum amount of L5,000,000, and integral multiples of L1,000,000 in excess of that amount; any such partial reduction of the Australian Loan Commitments shall be in an aggregate minimum amount of A$25,000,000, and integral multiples of A$5,000,000 in excess of that amount; and any such partial reduction of the Italian Loan Commitments shall be in an aggregate minimum amount of 5,000,000,000 Lire, and integral multiples of 1,000,000,000 Lire in excess of that amount. Any such reduction of the Offshore Loan Commitments shall correspondingly reduce the Offshore Currency Sublimit for the applicable Offshore Currency by an amount equal to the Dollar Equivalent of the amount of such reduction.

          2.5  Use of Proceeds

          A. Term Loans, Initial Revolving Loans and Initial Offshore Loans. The proceeds of the Term Loans, together with up to $3,500,000,000 in proceeds of Revolving Loans and Offshore Loans made on the Effective Date (it being understood that such $3,500,000,000 limitation shall be inclusive of the Dollar Equivalent of any portion of such Loans denominated in any Offshore Currency), shall be applied by Company and its Subsidiaries to fund the Applegate Acquisition Consideration, to purchase certain outstanding convertible notes issued by an Acquired Applegate Subsidiary and to pay related fees and expenses.

          B. Other Revolving Loans, Bid Rate Loans and Offshore Loans. The proceeds of any Revolving Loans (other than the Revolving Loans referred to in subsection 2.5A) or Bid Rate Loans shall be used to repay the Existing Revolving Loans on the Effective Date and to provide for the working capital requirements and general corporate purposes of Company and its Subsidiaries, which may include the payment of the Domestic Overdraft Amount pursuant to subsection 2.1B, the payment of the Bid Rate Loans, the reimbursement to any Issuing Lender of any amounts drawn under any Letters of Credit issued by such Issuing Lender as provided in subsection 2.8D, the payment or prepayment of the Term Loans, and the making of intercompany loans to Company's Subsidiaries for their own general corporate purposes. The proceeds of any Offshore Loans to any Subsidiary Borrower (other than the Offshore Loans referred to in subsection 2.5A) shall be used to provide for the working capital requirements and general corporate purposes of such Subsidiary Borrower and its

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Subsidiaries, which may include the payment of Offshore Overdraft Amounts pursuant to subsection 2.1E and the making and repayment of intercompany loans to such Subsidiaries for their own general corporate purposes.

          C. Letters of Credit. Letters of Credit shall be issued solely for the purposes specified in the definitions of Commercial Letter of Credit and Standby Letter of Credit.

          D. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower in any manner which would cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

          2.6 Special Provisions Governing Eurodollar Rate Loans and Offshore Periodic Rate Loans

          Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Eurodollar Rate Loans and Offshore Periodic Rate Loans as to the matters covered:

          A. Determination of Interest Rate. As soon as practicable after 11:00 A.M. (New York time) on each Interest Rate Determination Date with respect to Eurodollar Rate Loans, Administrative Agent shall determine (which determination shall, absent manifest or demonstrable error, be final, conclusive and binding upon all parties) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period (subject to any changes in the Applicable Eurodollar Margin pursuant to the terms of the definition thereof) and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and to each Lender. As soon as practicable after (i) 11:00 A.M. (London time) on each Interest Rate Determination Date with respect to UK Loans which are Offshore Periodic Rate Loans, (ii) 10:30 A.M. (Sydney time) on each Interest Rate Determination Date with respect to Australian Loans which are Offshore Periodic Rate Loans, and (iii) 11:00 A.M. (London time) on each Interest Rate Determination Date with respect to Italian Loans which are Offshore Periodic Rate Loans, the relevant Offshore Administrative Agent shall determine (which determination shall, absent manifest or demonstrable error, be final, conclusive and binding upon all parties) the interest rate which shall apply to such Offshore Periodic Rate Loans for the applicable Interest Period (subject to any changes in the Applicable Offshore Margin pursuant to the terms of the definition thereof) and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the relevant Subsidiary Borrower, Administrative Agent and to each Offshore Lender with respect to such Offshore Periodic Rate Loans.

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          B. Substituted Rate of Borrowing.  In the event that on any Interest
Rate Determination Date any Lender (including Administrative Agent) shall have determined (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties but, with respect to the following clauses (i) and (ii)(b), shall be made only after consultation with Company and Administrative Agent) that:

          (i) by reason of any changes arising after the date of this Agreement affecting the Eurodollar market (in the case of a Lender having Term Loan Exposure or Revolving Loan Exposure) or other relevant market (in the case of a Lender having Offshore Loan Exposure) or affecting the position of that Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for (x) in the definition of Adjusted Eurodollar Rate with respect to the Eurodollar Rate Loans as to which an interest rate determination is then being made or (y) in the definition of Adjusted Offshore Periodic Rate with respect to the Offshore Loans as to which an interest rate determination is then being made; or

          (ii) by reason of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting that Lender or the Eurodollar market (in the case of a Lender having Term Loan Exposure or Revolving Loan Exposure) or other relevant market (in the case of a Lender having Offshore Loan Exposure) or the position of that Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the Adjusted Eurodollar Rate), the Adjusted Eurodollar Rate shall not represent the effective pricing to that Lender for Dollar deposits of comparable amounts for the relevant period or, in the case of any Offshore Lender, the Adjusted Offshore Periodic Rate shall not represent (1) in the case of a UK Lender or an Italian Lender, the effective pricing to that Offshore Lender for deposits in the Applicable Currency of comparable amounts for the relevant period or (2) in the case of an Australian Lender, the effective bid rate for bills of exchange of such term in ADollars for that Australian Lender;

then, and in any such event, that Lender shall be an Affected Lender and it shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to the applicable Borrower and Administrative Agent and, in the case of any Affected Lender which is an Offshore Lender to the, relevant Offshore Administrative Agent (which notice Administrative Agent shall promptly transmit to each other relevant Lender) of such determination. Thereafter, the applicable Borrower shall pay to the Affected Lender with respect to Company's Eurodollar Rate Loans or the Offshore Loans made to a Subsidiary Borrower, as the case may be, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Lender in its sole dis-

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cretion shall reasonably determine) as shall be required to cause the Affected
Lender to receive interest with respect to such Affected Lender's Eurodollar Rate Loans or Offshore Loans (as applicable) for the Interest Period(s) following that Interest Rate Determination Date at a rate per annum equal to
(x) in the case of Eurodollar Rate Loans, the sum of the effective pricing to the Affected Lender for Dollar deposits to make or maintain its Eurodollar
Rate Loans plus the Applicable Eurodollar Margin and (y) in the case of Offshore Loans, the sum of the effective pricing to the Affected Lender for deposits in the Applicable Currency to make or maintain its Offshore Loans plus the Applicable Offshore Margin. A certificate as to additional amounts owed the Affected Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the relevant Borrower and Administrative Agent (and to the relevant Offshore Administrative Agent, in the case of any Affected Lender which is an Offshore Lender) by the Affected Lender shall, absent manifest or demonstrable error, be final and conclusive and binding upon all of the parties hereto.

          C. Required Termination and Prepayment. In the event that on any date any Lender shall have reasonably determined (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Rate Loans (in the case of a Lender having Term Loan Exposure or Revolving Loan Exposure) or Offshore Loans (in the case of a Lender having Offshore Loan Exposure) has become unlawful by compliance by that Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall be an Affected Lender and it shall promptly give notice (by telephone confirmed in writing) to the applicable Borrower, Administrative Agent (which notice Administrative Agent shall promptly transmit to each Lender) and, in the case of any Affected Lender which is an Offshore Lender, to the relevant Offshore Administrative Agent, of that determination. Subject to the following subsection 2.6D, the obligation of the Affected Lender to make or maintain its Eurodollar Rate Loans or Offshore Loans, as the case may be, during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Company or the relevant Subsidiary Borrower shall, no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.6C is made, or earlier when required by law, repay the Eurodollar Rate Loans or Offshore Loans, as the case may be, of the Affected Lender, together with all interest accrued thereon.

          D. Options of Borrowers. In lieu of paying an Affected Lender such additional moneys as are required by subsection 2.6B or the prepayment of an Affected Lender required by subsection 2.6C, Borrowers may exercise any one of the following options:

          (i) If the determination by an Affected Lender relates only to Eurodollar Rate Loans or Offshore Periodic Rate Loans then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower may by giving

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
          notice (by telephone confirmed in writing) to Administrative Agent (who shall promptly give similar notice to each relevant Lender) and, in the case of any Lender which is an Offshore Lender, to the relevant Offshore Administrative Agent no later than the date immediately prior to the date on which such Eurodollar Rate Loans or Offshore Periodic Rate Loans are to be made, converted or continued, withdraw as to the Affected Lender that Notice of Borrowing or such Notice of Conversion/Continuation and such Affected Lender shall thereupon make or maintain its Pro Rata Share of the Eurodollar Rate Loan or Offshore Periodic Rate Loan then being requested, converted or continued as a Base Rate Loan or an Offshore Base Rate Loan, respectively; or

          (ii) Upon written notice to Administrative Agent and the relevant Offshore Administrative Agents, the applicable Borrower may terminate the obligations of Lenders to make or maintain Loans as, and to convert Loans into, Eurodollar Rate Loans and Offshore Periodic Rate Loans, as the case may be, and, in any such event, the applicable Borrower shall, prior to the time any payment pursuant to subsection 2.6C is required to be made or, if the provisions of subsection 2.6B are applicable, at the end of the then current Interest Period, convert all of the Eurodollar Rate Loans or Offshore Periodic Rate Loans into Base Rate Loans or Offshore Base Rate Loans, respectively, in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein; or

          (iii) The applicable Borrower may give notice (by telephone confirmed in writing) to the Affected Lender and Administrative Agent (who shall promptly give similar notice to each relevant Lender) and, in the case of any Lender which is an Offshore Lender, to the relevant Offshore Administrative Agent and require the Affected Lender to make the Eurodollar Rate Loan or Offshore Periodic Rate Loan then being requested as a Base Rate Loan or an Offshore Base Rate Loan, respectively, or to continue to maintain its outstanding Base Rate Loan or Offshore Base Rate Loan then the subject of a Notice of Conversion/ Continuation as a Base Rate Loan or an Offshore Base Rate Loan, respectively, or to convert its Eurodollar Rate Loans or Offshore Periodic Rate Loans then outstanding that are so affected into Base Rate Loans or Offshore Base Rate Loans, respectively, at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required to be made pursuant to subsection 2.6C) in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein, that notice to pertain only to the Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to make or maintain Eurodollar Rate Loans or Offshore Periodic Rate Loans or to convert Base Rate Loans or Offshore Base Rate Loans into Eurodollar Rate Loans or Offshore Periodic Rate Loans.

          E. Compensation. The applicable Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest

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paid by that Lender to lenders of funds borrowed by it to make or carry its
Eurodollar Rate Loans or Offshore Periodic Rate Loans, as the case may be, and any loss sustained by that Lender in connection with the re-employment of such funds), which that Lender may sustain with respect to Company's Eurodollar Rate Loans or with respect to any Subsidiary Borrower's Offshore Periodic Rate
Loans: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan or any Offshore Periodic Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/ continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.2D, (ii) if any prepayment or other principal payment of any of its Eurodollar Rate Loans or Offshore Periodic Rate Loans occurs on a date prior to the last day of the Interest Period applicable to that Loan, (iii) if any prepayment of any of such Lender's Eurodollar Rate Loans or Offshore Periodic Rate Loans is not made on any date specified in a notice of prepayment given by the applicable Borrower, or (iv) as a consequence of any other default by such Borrower to repay such Lender's Eurodollar Rate Loans or Offshore Periodic Rate Loans when required by the terms of this Agreement.

          F. Quotation of Adjusted Eurodollar Rate and Adjusted Offshore Periodic Rate. Anything herein to the contrary notwithstanding, if (i) on any Interest Rate Determination Date no Adjusted Eurodollar Rate is available by reason of the failure of all Reference Lenders to provide offered quotations to Administrative Agent in accordance with the definition of "Adjusted Eurodollar Rate," Administrative Agent shall give Company and each Lender prompt notice thereof and the Loans requested shall be made as Base Rate Loans, and (ii) on any Interest Rate Determination Date no applicable Adjusted Offshore Periodic Rate is available by reason of the failure of the relevant Offshore Administrative Agent to provide a quotation in accordance with the definition of "LIBOR," such Offshore Administrative Agent shall give the relevant Borrower and each Offshore Lender prompt notice thereof and the Loans requested shall be made as Offshore Base Rate Loans.

          G. Booking of Eurodollar Rate Loans, Offshore Periodic Rate Loans or Offshore Base Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans, Offshore Periodic Rate Loans and Offshore Base Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of that Lender; provided that Offshore Periodic Rate Loans to any Subsidiary Borrower and Offshore Base Rate Loans to any Australian Subsidiary Borrower may only be made, carried or transferred at, to or for the account of a branch office or the office of an Affiliate that is located in the same jurisdiction as the relevant Subsidiary Borrower or, in the case of Australian Subsidiary Borrower, in any Australian jursidiction.

          H. Assumptions Concerning Funding of Eurodollar Rate Loans and Offshore Periodic Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 shall be made (i) with respect to Eurodollar Rate Loans, as though that Lender had actually funded its relevant Eurodollar Rate

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Loan through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of that Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America, and (ii) with respect to Offshore Periodic Rate Loans denominated in Sterling or Lire, as though that Offshore Lender had actually funded its relevant Offshore Periodic Rate Loan through the purchase of a deposit in the Applicable Currency bearing interest at the rate obtained pursuant to the definition of LIBOR in an amount equal to the amount of that Offshore Periodic Rate Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Rate Loans and Offshore Periodic Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the calculation of amounts payable under this subsection
2.6.

          I. Eurodollar Rate Loans and Offshore Periodic Rate Loans After Default. Unless Requisite Lenders shall otherwise agree, after the occurrence of and during the continuance of an Event of Default, no Borrower may elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan or Offshore Periodic Rate Loan after the expiration of any Interest Period then in effect for that Loan.

          J. Affected Lenders' Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Lender under subsection 2.6B or 2.6C, it will, to the extent not inconsistent with such Lender's internal policies, use its best efforts to make, fund or maintain the affected Eurodollar Rate Loans or Offshore Periodic Rate Loans, as the case may be, of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to subsection 2.6B would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to subsection 2.6C would cease to exist and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Lender. The applicable Borrower hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this subsection 2.6J.

          K. Replacement of Lender. If a Borrower receives a notice pursuant to subsection 2.6B or 2.6C, so long as no Event of Default shall have occurred and be continuing and the applicable Borrower has obtained a commitment from another Lender or an Eligible Assignee to become a Lender for all purposes under this Agreement and to assume all obligations of the Lender to be replaced, the applicable Borrower may require the Lender giving such notice to assign all of its Loans, its Commitments and its other Obligations to such other Lender or Eligible Assignee, at par, pursuant to the provisions of

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subsection 9.2B; provided that, prior to or concurrently with such replacement
(i) the applicable Borrower has paid or caused to be paid to the Lender giving such notice all principal, interest, fees and other amounts due and owing to such Lender hereunder through such date of replacement (including any amounts payable under subsection 2.6E), (ii) Company has paid to Administrative Agent the processing and recordation fee required to be paid by subsection 9.2B(i), and (iii) all of the requirements for such assignment contained in subsection 9.2B, including, without limitation, the receipt by Administrative Agent of an executed Assignment and Acceptance and other supporting documents, have been fulfilled.

          L. Calculation of Spot Rates. No later than 10:30 A.M. (Local Time) on each Calculation Date with respect to any Offshore Currency, the relevant Offshore Administrative Agent shall determine the Spot Rate as of such Calculation Date with respect to such Offshore Currency and shall promptly notify Administrative Agent thereof (it being acknowledged and agreed that Administrative Agent shall use the Spot Rates so calculated for the purposes of determining (i) compliance with subsection 2.1C(i) with respect to any borrowing request and (ii) whether any prepayment is required under subsection 2.4A(ii)(b)). Any Spot Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (each, a "Reset Date") and shall remain effective until the next succeeding Reset Date. No later than 1:00 P.M. (Local Time) on the date of its receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) under subsection 2.1F, each Offshore Administrative Agent shall determine the Dollar Equivalent of the amount of Offshore Loans requested in such Notice of Borrowing and notify Administrative Agent promptly, but no later than 2:00 P.M. (Local Time) on the same day, of the amount of such Dollar Equivalent. Each Offshore Administrative Agent shall promptly notify Borrowers of each determination of a Spot Rate hereunder.

          2.7  Capital Adequacy Adjustment; Increased Costs; Taxes

          A. Capital Adequacy. If any Lender shall have determined in good faith that the adoption, effectiveness, phase-in or applicability (excluding any adoption, effectiveness, phase-in or applicability published as of the Effective Date and currently scheduled to take effect) after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or

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such controlling corporation with regard to capital adequacy), then from time to time, within fifteen Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay (or cause the applicable Subsidiary Borrower to pay) to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7A to the extent that any such reduction in return was incurred more than six months prior to the time it first makes a demand therefor, unless the circumstance giving rise to such reduced return arose or became applicable retrospectively, in which case no time limit shall apply (provided that such Lender has notified Company within six months from the date such circumstances arose or became applicable). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 2.7A, will give prompt written notice thereof to Company (with a copy to Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts.

          B. Compensation for Increased Costs and Taxes. In the event that any Lender shall determine in good faith (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that is adopted after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority, including, without limitation, any agency of the European Monetary Union (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Tax) with respect to this Agreement or any of the Loans or any of its obligations hereunder, or changes the basis of taxation of payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of any Tax (other than any Excluded Tax));

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans or Offshore Periodic Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate or Adjusted Offshore Periodic Rate, respectively); or

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          (imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market or other relevant market for an Offshore Currency, other than with respect to Taxes;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay (or cause the applicable Subsidiary Borrower to promptly pay) to such Lender, upon written demand and receipt of the written notice referred to below, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder; provided that any increased cost arising as a result of any of the foregoing other than in respect of Taxes shall apply only to Eurodollar Rate Loans and Offshore Periodic Rate Loans; provided further that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7B to the extent that any such increased cost or reduction was incurred more than six months prior to the time it gives notice to Company (as provided in the next sentence) of the relevant circumstance, unless such circumstance arose or became applicable retrospectively, in which case no time limit shall apply (provided that such Lender has notified Company within six months from the date such circumstances arose or became applicable). Such Lender shall deliver to Company a written notice, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7B, which statement shall be conclusive and binding upon all parties hereto absent manifest or demonstrable error.

          C.  Withholding of Taxes.

          (i) Payments to Be Free and Clear. All sums payable by any Borrower under this Agreement and the other Loan Documents (including without limitation any amounts payable to Offshore Loan
          Participants in respect of Offshore Loan Participations purchased pursuant to subsection 2.1C(iii)) shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Covered Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of such Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Withholding in respect of Payments. If any Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by such Borrower or other Person to Administrative Agent, any

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          Offshore Administrative Agent or any Lender or Offshore Loan
          Participant under any of the Loan Documents:

          (a) such Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

          (b) such Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent, such Offshore Administrative Agent or such Lender or Offshore Loan Participant, as the case may be) on behalf of and in the name of Administrative Agent, such Offshore Administrative Agent or such Lender or Offshore Loan Participant;

          (c) (1) with respect to any Borrower other than an Australian Subsidiary Borrower, in the event such Tax is a Covered Tax, the sum payable by such Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent, the relevant Offshore Administrative Agent or such Lender or Offshore Loan Participant, as the case may be, receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment in respect of Covered Taxes been required or made; and (2) solely with respect to any Australian Subsidiary Borrower and amounts payable thereby, in the event such Tax is a Covered Tax, such Australian Subsidiary Borrower shall pay an additional amount by way of indemnity so that the Administrative Agent or such Lender, as the case may be, receives on the due date and retains (free and clear of any Tax on such additional amount) the full amount it would have received and so retained and had no such deduction, withholding or payment in respect of Covered Taxes been required or made; and

          (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause
          (b) above to pay, such Borrower shall deliver to Administrative Agent and the relevant Offshore Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

          provided that no such additional amount (other than amounts payable to Offshore Loan Participants in respect of Offshore Loan

          Participations purchased pursuant to subsection 2.1C(iii)) shall be

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          required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned in clause (c) above shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement in respect of payments to such Lender.

          (iii) Tax Refund. If any Borrower determines in good faith that a reasonable basis exists for contesting a Covered Tax, the relevant Lender or Tax Transferee or Administrative Agent, as applicable, shall cooperate with such Borrower (but shall have no obligation to disclose any confidential information, unless arrangements satisfactory to the relevant Lender have been made to preserve the confidential nature of such information) in challenging such Tax at such Borrower's expense if requested by such Borrower (it being understood and agreed that none of Administrative Agent or any Lender shall have any obligation to contest, or any responsibility for contesting, any Tax). If any Lender, Tax Transferee or Administrative Agent, as applicable, receives a refund (whether by way of a direct payment or by offset) of any Covered Tax for which a payment has been made pursuant to this subsection 2.7C which, in the reasonable good faith judgment of such Lender, Tax Transferee or Administrative Agent, as the case may be, is allocable to such payment made under this subsection 2.7C, the amount of such refund (together with any interest received thereon) shall be paid to such Borrower to the extent payment has been made in full as and when required pursuant to this subsection 2.7C.

          (iv) Tax Certificates. (1) Each Lender (other than an Offshore Lender) that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall deliver to Administrative Agent for transmission to Company, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly and accurately completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under
          Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents; (2) each UK Lender (other than a UK Qualifying Lender; provided that this clause (2) shall apply to a UK Qualifying Lender which loses such status, other than through a change in any applicable law, treaty

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          or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the Relevant Date (as defined below) as set out in the proviso to the second sentence of this subsection 2.7C(iv), from the date of such loss) shall deliver to the appropriate Person such application forms, certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such UK Lender, to enable UK Subsidiary Borrowers to be able to pay interest on the UK Loans of such UK Lender without withholding or deduction for or on account of any UK income tax; (3) each Australian Lender that is organized under the laws of any jurisdiction other than Australia or any political subdivision thereof (for purposes of this subsection 2.7C(iv), a "Non-Australian Lender") agrees to deliver to Australian Subsidiary Borrowers and Australian Administrative Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Non-Australian Lender, to establish the basis for any applicable exemption from or reduction of Taxes with respect to any payments to such Non-Australian Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the Australian Loans; and (4) each Italian Lender that is organized under the laws of any jurisdiction other than Italy or any political subdivision thereof (for purposes of this subsection 2.7C(iv), a "Non-Italian Lender") agrees to deliver to O-I Italy and Italian Administrative Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Non-Italian Lender, to establish the basis for any applicable exemption from or reduction of Taxes with respect to any payments to such Non-Italian Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the Italian Loans. No Borrower shall be required to pay any additional amount to any such Lender under subsection 2.7C(ii) (a) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence or (b) in the case of Loans to Company, to the extent such amount results from any Lender being treated as a "conduit entity" within the meaning of Treasury Regulation Section 1.881-3 or any successor provision thereto; provided that if such Lender shall have satisfied such requirements on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender) (such date being the "Relevant Date" with respect to a Lender), nothing in this subsection 2.7C(iv) shall relieve any Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7C(ii) in the event that, as a result of any change in applicable law after the Effective Date or the date of the applicable Assignment and Acceptance, as the case may be, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

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          D.  Replacement of Lender.  If any Borrower receives a notice pursuant to subsections 2.7A, 2.7B or 2.7C, so long as no Event of Default shall have occurred and be continuing and such Borrower has obtained a commitment from another Lender or an Eligible Assignee to become a Lender for all purposes under this Agreement and to assume all obligations of the Lender to be replaced, such Borrower may require the Lender giving such notice to assign all of its Loans, its Commitments and its other Obligations to such other Lender or Eligible Assignee, at par, pursuant to and in accordance with the provisions of subsection 9.2B; provided that, prior to or concurrently with such replacement (i) the applicable Borrower has paid or caused to be paid to the Lender giving such notice all principal, interest, fees and other amounts due and owing to such Lender hereunder through such date of replacement (including any amounts payable under subsection 2.6E),
(ii) Company has paid to Administrative Agent the processing and recordation fee required to be paid by subsection 9.2B(i), and (iii) all of the requirements for such assignment contained in subsection 9.2B, including, without limitation, the receipt by Administrative Agent of an executed Assignment and Acceptance and other supporting documents, have been fulfilled.

          2.8  Letters of Credit

          A. Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company set forth herein, Company may request, in accordance with the provisions of this subsection 2.8A, in addition to requesting that Lenders make Loans pursuant to subsections 2.1 and 2.9, that on and after the Effective Date one or more Issuing Lenders issue, and one or more Issuing Lenders will issue, subject to the terms and conditions hereof, Standby Letters of Credit and Commercial Letters of Credit for the account of Company. Issuances of Letters of Credit shall be subject to the following limitations:

          (i) Company shall not request that any Lender issue (and no Lender shall issue) any Letter of Credit if, after giving effect to such issuance, (A) the Total Utilization of Revolving Loan Commitments would exceed (B) the Revolving Loan Commitments then in effect minus any Blocked Availability Amount;

          (ii) In no event shall any Issuing Lender issue (w) any Letter of Credit having an expiration date later than ten days prior to the Revolving Loan Commitment Termination Date; (x) subject to the foregoing clause (w), any Standby Letter of Credit having an expiration date more than one year after its date of issuance; provided that, subject to the foregoing clause (w) and to subsection 2.8A(iii), this clause (x) shall not prevent any Issuing Lender from issuing a Standby Letter of Credit having an expiration date up to two years after its date of issuance if such Standby Letter of Credit will be used by Company in connection with, or in lieu of, posting an appeal bond; provided, further that, subject to the foregoing clause (w), this clause (x) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended annually for a period not to exceed one

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          year unless such Issuing Lender gives notice that it will not extend; provided, further that such Issuing Lender shall deliver a written notice to Administrative Agent setting forth the last day on which such Issuing Lender may give notice that it will not extend (the "Notification Date" with respect to such Standby Letter of Credit) at least ten Business Days prior to such Notification Date; and provided, further that, unless Requisite Lenders otherwise consent, such Issuing Lender shall give notice that it will not extend if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date; or (y) any Commercial Letter of Credit (1) having a tenor other than sight or
          (2) having an expiration date which is more than 180 days after its date of issuance or which is less than 30 days prior to the Revolving Loan Commitment Termination Date or which is otherwise unacceptable to such Issuing Lender in its reasonable discretion;

          (iii) Company shall not request that any Issuing Lender issue any Standby Letter of Credit having an expiration date more than one year after its date of issuance which will be used by Company in connection with, or in lieu of, posting an appeal bond if, after giving effect to such issuance, the Letter of Credit Usage in respect of all such Standby Letters of Credit would exceed $25,000,000; and

          (iv) Company shall not request that any Issuing Lender issue any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage in respect of Letters of Credit would exceed $500,000,000.

          The issuance of any Letter of Credit in accordance with the provisions of this subsection 2.8 shall be given effect in the calculation of the Total Utilization of Revolving Loan Commitments and shall require the satisfaction of each condition set forth in subsections 3.1 and 3.3.

          Company and Lenders agree that any Standby Letter of Credit issued by any Lender as a "Letter of Credit" (as defined in the Existing Credit Agreement) pursuant to the Existing Credit Agreement and outstanding as of the Effective Date (each such letter of credit being referred to herein as an "Existing Letter of Credit") shall for all purposes of this Agreement be deemed to have been issued as a Standby Letter of Credit as of the Effective Date under and pursuant to the terms of this Agreement, and all fees payable under subsection 2.8F with respect to such Existing Letters of Credit shall accrue from and after the Effective Date. All Existing Letters of Credit as of the date hereof are described in Schedule E annexed hereto.

          Immediately upon the issuance of any Letter of Credit by an Issuing Lender, each Lender other than such Issuing Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from such Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

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          B.  Notice of Request for Issuance.  Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent and to the Lender which Company has requested to issue such Letter of Credit a Notice of Request for Issuance of Letter of Credit no later than 1:00 P.M. (New York time) at least five Business Days, or such shorter period as may be agreed to by an Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Request for Issuance of Letter of Credit shall specify (i) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the Issuing Lender),
(ii) the face amount of the Letter of Credit, (iii) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued, (iv) the expiration date of the Letter of Credit, (v) the name and address of the beneficiary, and (vi) the Lender which Company has requested to issue such Letter of Credit; and such Notice of Request for Issuance of Letter of Credit shall further certify that subsection 3.2B is satisfied on and as of the date of issuance of such Letter of Credit. As soon as practicable after delivery of such notice with respect to any Letter of Credit, the Issuing Lender for such Letter of Credit shall be determined as provided in subsection 2.8C(ii). Prior to the date of issuance, Company shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its sole reasonable judgment, may require changes in any such documents and certificates; and provided further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction of the Issuing Lender) that such draft is presented if such presentation is made after 11:00 a.m. in the time zone of the Issuing Lender on such business day. In determining whether to pay under any Letter of Credit, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

          C.  Determination of Issuing Lender.

          (i) Company may request any Lender to issue a Letter of Credit and, upon receipt by a Lender of a notice from Company pursuant to subsection 2.8B requesting the issuance of a Letter of Credit, such Lender shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit. If such Lender elects to issue such Letter of Credit, such Lender shall be the Issuing Lender with respect thereto. If such Lender declines to issue such Letter of Credit, the Company may request any other Lender to issue such Letter of Credit, by delivering the notice described in subsection 2.8B to such Lender. In the event that all Lenders shall have declined to issue such Letter of Credit, Administrative Agent shall be obligated to issue the Letter of Credit requested by Company and shall be the Issuing Lender with respect to such Letter of Credit; provided that Administrative Agent shall not be obligated to issue

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          any Letter of Credit denominated in a foreign currency which in the reasonable judgment of Administrative Agent is not readily and freely available.

          (ii) Each Issuing Lender which elects to issue a Letter of Credit shall promptly give written notice to Administrative Agent and each other Lender of the information required under clauses (i)-(iv) of subsection 2.8B relating to such Letter of Credit and shall provide a copy of such Letter of Credit to Administrative Agent and each other Lender. Promptly after receipt of such notice, Administrative Agent shall notify each Lender (other than the Issuing Lender) of the amount of its respective participation therein, determined in accordance with subsection 2.8A.

          (iii) In the event that Administrative Agent is not the Issuing Lender in respect of a Commercial Letter of Credit, the Issuing Lender of such Commercial Letter of Credit will deliver to Administrative Agent, promptly on the first Business Day of each week such Commercial Letter of Credit is outstanding, a report setting forth for the previous week the daily aggregate amount available to be drawn under such Commercial Letter of Credit. Administrative Agent shall deliver to each Lender, promptly after the end of each calendar month and upon each payment by Administrative Agent to Lenders of the letter of credit fees described in subsection 2.8F(1) or (2), a report setting forth, for the period from the date of the last such report, the daily aggregate amount available to be drawn (to the extent such amounts have been reported to Administrative Agent pursuant to the immediately preceding sentence) under each Commercial Letter of Credit issued by each Issuing Lender.

          D. Payment of Amounts Drawn Under Letters of Credit. In the event of any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall notify Company and Administrative Agent on or before the date which is two Business Days prior to the date on which such Issuing Lender intends to honor such drawing (unless such Letter of Credit by its terms requires the Issuing Lender to honor a drawing on or prior to the second Business Day following such drawing, in which case the Issuing Lender shall notify Company and Administrative Agent as soon as reasonably practicable but in any event on or before the date on which such Issuing Lender intends to honor such drawing), and Company shall reimburse such Issuing Lender on the date on which such drawing is honored, in each case in an amount in Dollars and in Same Day Funds equal to the amount of such drawing (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate); provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 11:00 a.m. (New York time) on the Business Day immediately prior to the date of such drawing that Company intends to reimburse such Issuing Lender for the amount of such draw-ing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans which are Base Rate Loans, on the date on which such drawing is honored, in an amount in Dollars equal to the amount of

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such honored drawing (which amount, in the case of a drawing under a Letter of
Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate on the date such drawing is honored), and (ii) subject to satisfaction or waiver of the conditions specified in subsection 3.2B, Lenders shall, on the date of such requested borrowing, make Revolving Loans which are Base Rate Loans in the amount of such drawing as aforesaid, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and further provided that, if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on such date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on the business day (under the laws of the jurisdiction of such Issuing Lender) immediately following the date on which reimbursement of such drawing is required as provided above, in an amount in Same Day Funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in subsection 2.8F(4).

          E. Payment by Lenders with Respect to Letters of Credit. In the event that Company shall fail to reimburse an Issuing Lender as provided in subsection 2.8D in an amount in Dollars (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate on the date such drawing is honored) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent of the unreimbursed amount of such drawing and Administrative Agent shall promptly notify each Lender of such unreimbursed amount and of such Lender's respective participation therein. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in Same Day Funds, at the office of such Issuing Lender specified in such notice, not later than 1:00 P.M. (New York time) on the business day (under the laws of the jurisdiction of such Issuing Lender) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender the amount of such Lender's participation in such Letter of Credit as provided in this subsection 2.8E, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 2.8 shall be deemed to prejudice the right of any Lender to recover from such Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 2.8E in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issu-ing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender. Each Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under this subsection 2.8E with respect to any Letter of Credit issued by such Issuing Lender such other Lender's Pro Rata Share of all payments received by such Issuing Lender from Company in reimbursement of drawings honored by such Issuing Lender under such Letter of Credit when such payments are received.

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          F.  Compensation.  Company agrees to pay the following amounts to each Issuing Lender for its own account with respect to Letters of Credit issued by it (with respect to paragraphs (1), (3) and (5) below) and to Administrative Agent for the account of each Lender (with respect to paragraphs (2) and (4) below) with respect to all Letters of Credit:

          (1) with respect to each Standby Letter of Credit, an administrative fee equal to 0.125% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears on and to (but excluding) each January 1, April 1, July 1 and October 1 of each year and calculated on the basis of a 360-day year and the actual number of days elapsed;

          (2) with respect to each Standby Letter of Credit, a commission equal to, on a per annum basis, (a) the Applicable Eurodollar Margin as in effect from time to time multiplied by (b) the maximum amount available from time to time to be drawn under such Standby Letter of Credit, payable in arrears on and to (but excluding) each January 1, April 1, July 1 and October 1 of each year and calculated on the basis of a 360-day year and the actual number of days elapsed;

          (3) with respect to each Commercial Letter of Credit, the administrative fee and commission mutually agreed to by Company and the Issuing Lender issuing such Commercial Letter of Credit, payable at the times and calculated in the manner required by such Issuing Lender; provided that the aggregate amount of such administrative fee and commission with respect to any Commercial Letter of Credit shall not be greater than, on a per annum basis,
          (a) the Applicable Eurodollar Margin plus 0.125% multiplied by (b) the maximum amount available from time to time to be drawn under such Commercial Letter of Credit; and provided, further that to the extent such Issuing Lender receives any per annum fees in respect of such Commercial Letter of Credit at a rate in excess of 0.125% per annum, such Issuing Lender shall deliver such excess fees to Administrative Agent, promptly upon receipt thereof, for distribution to Lenders in accordance with their respective Pro Rata Shares;

          (4) with respect to drawings made under any Letter of Credit, inter-est, payable on demand, on the amount paid by such Issuing Lender in respect of each such drawing from the date of payment of the drawing through the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 2.8D) at a rate equal to the sum of the Base Rate plus 2.00% per annum; and

          (5) with respect to the issuance, amendment or transfer of, or payment of a drawing under, each Letter of Credit, documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

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          For purposes of calculating any fees payable under clauses (1), (2)
and (3) of this subsection 2.8F, (a) the maximum amount available to be drawn under any Letter of Credit as of any date of determination shall be determined as of the close of business on such date and (b) any amount described in such clauses which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (2) or (4) of this subsection 2.8F, Administrative Agent shall distribute to each Lender having a Revolving Loan Commitment its Pro Rata Share of such amount.

          G. Obligations Absolute. The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and the obligations of Lenders under subsection 2.8E shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

          (1) any lack of validity or enforceability of any Letter of Credit;

          (2) the existence of any claim, set-off, defense or other right which Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), such Issuing Lender, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

          (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (4) payment by such Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not substantially comply with the terms of such Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction;

          (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (6) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing.

          H. Additional Payments. If by reason of (a) any change after the date hereof in applicable law, regulation, rule, decree or regulatory requirement or any change after the date hereof in the interpretation or ap-

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plication by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement (in each case other than any law, regulation, rule, decree or regulatory requirement regarding capital adequacy) or (b) compliance by any Issuing Lender or any Lender with any direction, re-quest or requirement (whether or not having the force of law) of any governmental or monetary authority imposed after the date hereof including, without limitation, Regulation D (but excluding, however, any direction, request or requirement regarding capital adequacy):

          (i) such Issuing Lender or any Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this subsection 2.8, whether directly or by such being imposed on or suffered by such Issuing Lender or any Lender;

          (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by such Issuing Lender or participations therein purchased by any Lender; or

          (iii) there shall be imposed on such Issuing Lender or any Lender any other condition regarding this subsection 2.8, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Issuing Lender or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Lender or any Lender, then and in any such case such Issuing Lender or such Lender may, at any time within six months after the additional cost is incurred or the amount received is reduced, notify Company, and Company shall pay within ten days of receipt of such notice such amounts as such Issuing Lender or such Lender may specify to be necessary to compensate such Issuing Lender or such Lender for such additional cost or reduced receipt, together with interest on such amount from 10 days after the date of such demand until payment in full thereof at a rate equal at all times to the Base Rate per annum. The determination by such Issuing Lender or any Lender, as the case may be, of any amount due pursuant to this subsection 2.8H as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

          I. Indemnification; Nature of Issuing Lender's Duties. In addition to amounts payable as elsewhere provided in this subsection 2.8, Company hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful

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misconduct of such Issuing Lender as determined by a court of competent jurisdiction or (ii) the failure of such Issuing Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts").

          As between Company and each Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) for errors in interpretation of technical terms;
(vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Lender's rights or powers hereunder; provided, however, that such Issuing Lender shall be responsible for any payment it makes under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not substantially comply with the terms of such Letter of Credit in the event such payment constitutes gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction.

          In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to Company.

          Notwithstanding anything to the contrary contained in this subsection 2.8I, Company shall not have any obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a court of competent jurisdiction, or out of

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the wrongful dishonor by such Issuing Lender of proper demand for payment made under the Letters of Credit issued by it.

          J. Computation of Interest. Interest payable pursuant to this subsection 2.8 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

          2.9  Bid Rate Loans

          A. The Bid Rate Option. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company set forth herein, in addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1, Company may, as set forth in this subsection 2.9, request Lenders having Revolving Loan Commitments during the period from and including the Effective Date to but excluding the Revolving Loan Commitment Termination Date to make offers to make Bid Rate Loans to Company; provided that (i) the aggregate principal amount of Bid Rate Loans outstanding at any time shall not exceed $750,000,000, (ii) the Total Utilization of Revolving Loan Commitments at any time shall not exceed the Revolving Loan Commitments then in effect minus any Blocked Availability Amount and (iii) the aggregate principal amount of Bid Rate Loans of any Lender outstanding at any time shall not exceed $200,000,000. Lenders may, but shall have no obligation to, make such offers and Company may, but shall have no obligation to, accept any such offers in the manner set forth in this subsection 2.9.

          B. Bid Rate Loan Quote Request. Whenever Company desires to request offers to make Bid Rate Loans, it shall transmit to Bid Rate Loan Agent by telecopy a Bid Rate Loan Quote Request substantially in the form of Exhibit IV annexed hereto no later than 12:00 Noon (New York time) two Business Days in advance of the proposed Funding Date set forth therein. The Bid Rate Loan Quote Request shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Bid Rate Loans for which offers are re-quested, which shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount and (iii) the duration of the Bid Rate Loan Interest Period applicable thereto, subject to the provisions set forth in the definition of Bid Rate Loan Interest Period; and such Bid Rate Loan Quote Request shall further certify that subsection 3.2B is satisfied on and as of the date of such Bid Rate Loan Quote Request and on and as of the date of the making of such Bid Rate Loans. No Bid Rate Loan Quote Request shall be given within five Business Days of any other Bid Rate Loan Quote Request.

          C. Invitation for Bid Rate Loan Quotes. Promptly upon any request by Company for Bid Rate Loan Quotes pursuant to the delivery of a Bid Rate Loan Quote Request in accordance with the provisions of subsection 2.9B, but in no event later than the close of business on the date of receipt thereof, Bid Rate Loan Agent shall send to Lenders having Revolving Loan Commitments by telecopy an Invitation for Bid Rate Loan Quotes substantially in the form of

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Exhibit V annexed hereto, which shall constitute an invitation by Company to each such Lender to submit Bid Rate Loan Quotes offering to make Bid Rate Loans to which such Bid Rate Loan Quote Request relates in accordance with this subsection 2.9.

          D.  Submission and Contents of Bid Rate Loan Quotes.

          (i) Each Lender having a Revolving Loan Commitment may, in its sole discretion, submit a Bid Rate Loan Quote containing an offer or offers to make Bid Rate Loans in response to any Invitation for Bid Rate Loan Quotes. Each Bid Rate Loan Quote must comply with the requirements of this subsection 2.9D and must be received by Bid Rate Loan Agent by telecopy no later than 10:00 A.M. (New York time) on the proposed Funding Date of such Bid Rate Loans; provided that Bid Rate Loan Quotes submitted by Administrative Agent (or any Affiliate of Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if Administrative Agent or such Affiliate notifies Company of the terms of the offer or offers contained therein no later than 9:45 A.M. (New York time) on the proposed Funding Date of such Bid Rate Loans. Any Bid Rate Loan Quote so made shall be, subject to subsection 2.9G, irrevocable except with the written consent of Bid Rate Loan Agent given on the instructions of Company.

          (ii) Each Bid Rate Loan Quote shall be in substantially the form of
          Exhibit VI annexed hereto and shall refer to this Agreement and specify (a) the proposed Funding Date, (b) the principal amount of the Bid Rate Loan offered for each Bid Rate Loan Interest Period in respect of which an offer is being made, which principal amount
          (x) may be greater than or less than the Revolving Loan Commitment of the quoting Lender, (y) must be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount and (z) may not exceed the principal amount of Bid Rate Loans for such Bid Rate Loan Interest Period for which offers were requested, (c) in the event the sum of the Bid Rate Loans being offered for all Bid Rate Loan Interest Periods exceeds the maximum aggregate amount of Bid Rate Loans that the quoting Lender is willing to make pursuant to such Bid Rate Loan Quote, such maximum aggregate amount, (d) the rate of interest per annum (expressed as an absolute number and not in terms of a specified margin over the quoting Lender's cost of funds and rounded to the nearest 1/100 of 1%) at which such Lender is willing to make each such Bid Rate Loan and (e) the identity of the quoting Lender.

          (iii) Any Bid Rate Loan Quote shall be disregarded that (a) is not substantially in the form of Exhibit VI annexed hereto or does not specify all of the information required in subsection 2.9D(ii),
          (b) contains qualifying, conditional or similar language,
          (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid Rate Loan Quotes or (d) arrives after the time set forth in subsection 2.9D(i).

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          (iv) If any Lender shall elect not to make such an offer, such
          Lender shall so notify Bid Rate Loan Agent via telecopy no later than 10:00 a.m. (New York time) on the proposed Funding Date; provided, however, that failure by any Lender to give such notice shall not constitute a breach or default by such Lender nor cause such Lender to be liable to Company or any other party or be obligated to make any Bid Rate Loan as part of such requested Bid Rate Loans.

          E. Notice to Company. Bid Rate Loan Agent shall (by telephone confirmed by telecopy) promptly notify Company of the terms (x) of any Bid Rate Loan Quote submitted by a Lender that is in accordance with subsection 2.9D and (y) of any Bid Rate Loan Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Loan Quote submitted by such Lender with respect to the same Bid Rate Loan Quote Request; provided that any such subsequent Bid Rate Loan Quote shall be disregarded by Bid Rate Loan Agent unless such subsequent Bid Rate Loan Quote is submitted solely to correct a manifest error in such former Bid Rate Loan Quote. Bid Rate Loan Agent's notice to Company shall specify (i) the aggregate principal amount of Bid Rate Loans for which offers have been received for each Bid Rate Loan Interest Period specified in the related Bid Rate Loan Quote Request, (ii) the respective principal amounts and interest rates so offered and (iii) the identity of each quoting Lender.

          F. Acceptance and Notice by Company. Not later than 11:00 a.m. (New York time) on the proposed Funding Date, Company shall (by telephone confirmed by telecopy) notify Bid Rate Loan Agent (who shall promptly so notify Administrative Agent and Lenders as set forth in subsection 2.9H) of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.9E. For the purposes of this subsection 2.9F, silence on the part of Company shall be deemed to be a non-acceptance of all offers so notified to it pursuant to subsection 2.9E. In the case of acceptance, such notice (a "Notice of Bid Rate Loan Borrowing") shall specify the aggregate principal amount of offers for each Bid Rate Loan Interest Period that are accepted. Company may accept any Bid Rate Loan Quote in whole or in part; provided that (i) acceptance of offers may only be made on the basis of ascending interest rates, (ii) the aggregate principal amount of each borrowing of Bid Rate Loans may not exceed the applicable amount set forth in the related Bid Rate Loan Quote Request, (iii) the principal amount of each Bid Rate Loan must be $5,000,000 or integral multiples of $1,000,000 in excess of that amount and (iv) Company may not accept any offer that is described in subsection 2.9D(iii) or that otherwise fails to comply with the requirements of this Agreement.

          A Notice of Bid Rate Loan Borrowing given by Company pursuant to this subsection 2.9F shall be irrevocable without the prior consent of all Lenders whose Bid Rate Loan offers have been accepted.

          G. Allocation by Company. If offers are made by two or more Lenders at the same rate of interest for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Bid Rate Loan Interest Period, the principal amount of Bid Rate Loans in respect of which

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such offers are accepted shall be allocated pro rata by Company among such
Lenders; provided that no Lender whose Bid Rate Loan Quote is accepted shall be allocated a Bid Rate Loan in a principal amount less than $5,000,000 without its consent, and if such Lender does not so consent it shall be deemed to have withdrawn its Bid Rate Loan Quote. Determinations by Company of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

          H. Notice to Administrative Agent and Lenders. Bid Rate Loan Agent shall (by telephone confirmed by telecopy) promptly notify Administrative Agent and each Lender that has submitted a Bid Rate Loan Quote as described in subsection 2.9D(i) whether or not any offer made by such Lender pursuant to such Bid Rate Loan Quote has been accepted by Company pursuant to the delivery of a Notice of Bid Rate Loan Borrowing (whereupon such Lender will become bound, subject to the other applicable conditions hereof, to make the Bid Rate Loan in respect of which its offer has been accepted) and (ii) of the aggregate principal amount of Bid Rate Loan Quotes accepted by Company and the range of interest rates applicable to such Bid Rate Loan Quotes.

          I. Funding of Bid Rate Loans. Not later than 12:00 Noon (New York time) on the proposed Funding Date specified for each Bid Rate Loan hereunder, each Lender participating therein shall make the amount of its Bid Rate Loan available to Administrative Agent, in Same Day Funds, at the Domestic Funding and Payment Office. Upon satisfaction or waiver of the conditions precedent specified in subsection 3.2, Administrative Agent shall make the proceeds of all such Bid Rate Loans available to Company on such Funding Date by causing an amount of Same Day Funds equal to the proceeds of all such Bid Rate Loans received by Administrative Agent to be credited to the account of Company at such office of Administrative Agent.

          Unless Administrative Agent shall have received notice from a Lender participating in a Bid Rate Loan prior to the Funding Date of such Bid Rate Loan that such Lender will not make available to Administrative Agent such Lender's Bid Rate Loan, Administrative Agent may (but shall not be obligated to) assume that such Lender has made such Bid Rate Loan available to Administrative Agent on the Funding Date of such Bid Rate Loan in accordance with this subsection 2.9I and Administrative Agent may, in reliance upon such assumption, make available to Company a corresponding amount on such Funding Date. If and to the extent such Lender shall not have so made such Bid Rate Loan available to Administrative Agent, then Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company of the amount of such Bid Rate Loan not funded by such Lender and Company shall immediately pay such corresponding amount to Administrative Agent. Nothing in this subsection 2.9I shall be deemed to relieve any Lender from its obligation to fulfill its

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commitment hereunder or to prejudice any rights which Company may have against any Lender as a result of any default by such Lender hereunder.

          J. Payment of Principal and Interest. The principal of each Bid Rate Loan shall be payable on the last day of the Bid Rate Loan Interest Period applicable to such Bid Rate Loan. Interest with respect to each outstanding Bid Rate Loan shall be payable in arrears on and to each Bid Rate Loan Interest Payment Date applicable to that Bid Rate Loan, upon any prepayment of such Bid Rate Loan (to the extent accrued on the amount being prepaid) and at maturity.

          K. Bid Rate Loan Notes. Upon the request of any Lender in accordance with subsection 2.1H(iv), Company shall execute and deliver to such Lender (or to Administrative Agent for that Lender) a Bid Rate Loan Note, substantially in the form of Exhibit IX annexed hereto with appropriate insertions, to evidence that Lender's Bid Rate Loans.

          L. Compensation. Unless otherwise agreed by Company and the applicable Lender, Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and lia-bilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Bid Rate Loans and any loss sustained by that Lender in connection with re-employment of such funds), which that Lender may sustain with respect to Bid Rate Loans: (i) if for any reason (other than a default or error by that Lender) a borrowing of any Bid Rate Loan does not occur on the date specified therefor in a Notice of Bid Rate Loan Borrowing, (ii) if any prepayment or other principal payment of any of such Lender's Bid Rate Loans occurs on a date prior to the last day of the Bid Rate Loan Interest Period applicable to that Bid Rate Loan, (iii) if any prepayment of any of such Lender's Bid Rate Loans is not made on any date specified in a notice of prepayment given by Company and consented to by such Lender, or (iv) as a consequence of any other default by Company to repay such Lender's Bid Rate Loans when required by the terms of this Agreement.

          M. Existing Bid Rate Loans. Company and Lenders agree that any Existing Bid Rate Loans shall for all purposes of this Agreement be deemed to have been made as Bid Rate Loans under and pursuant to the terms of this Agreement.

          2.10  Eurocurrency Provisions

          A. Effectiveness. The provisions of subsections 2.10B and 2.10C shall become effective with respect to the Lira and Sterling (and to Italian Loans and UK Loans) on the respective dates on which it is no longer legally permissible to retain the Lire or Sterling as an Offshore Currency.

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          B. Redenomination, Rounding and Other Consequential Changes.   (i)
Each obligation under this Agreement which has been denominated in Sterling or Lire shall be redenominated into the Euro in accordance with European Monetary Union legislation, and thereafter any Loans in either of such Offshore Currencies shall be denominated and made in the Euro, and (ii) without prejudice and in addition to any method of conversion or rounding prescribed by any European Monetary Union legislation and without prejudice to the respective liabilities for indebtedness of each relevant Subsidiary Borrower to Agents and Lenders under or pursuant to this Agreement, each reference in this Agreement to an amount (or an integral multiple thereof) in Sterling or Lire to be paid to or by any Agent or any Offshore Lender shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the Euro as the relevant Offshore Administrative Agent may from time to time specify after consultation with the relevant Subsidiary Borrower and Company.

          C. Basis of Accrual. If, in relation to Sterling or Lire, the basis of accrual of interest expressed in this Agreement in respect of that Offshore Currency shall be inconsistent with prevailing convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice.


                                   SECTION 3

                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

          3.1  Conditions to Effectiveness

          This Agreement shall become effective only upon, and the obligations of Lenders to make the Term Loans and any Revolving Loans and Offshore Loans to be made on the Effective Date and to maintain the Existing Bid Rate Loans and the Existing Letters of Credit as Bid Rate Loans and Letters of Credit hereunder are (in addition to the conditions precedent specified in subsection 3.2) subject to, prior or concurrent satisfaction (or waiver in accordance with the terms hereof) of the following conditions:

          A. Borrower Documents. On or before the Effective Date, each Borrower, as applicable, shall deliver to Administrative Agent for Lenders, with sufficient originally executed copies, where appropriate, for each Lender and its counsel, each, unless otherwise noted, dated the Effective Date:

          (1) In the case of Company, certified copies of its Certificate of Incorporation, together with evidence of good standing from the Secretary of State of the State of Delaware, each to be dated a recent date prior to the Effective Date;

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          (2) In the case of any Subsidiary Borrower, certified copies of its charter documents, together with evidence of good standing from its jurisdiction of organization if generally available for companies similar to such Subsidiary Borrower from such jurisdiction, each to be dated a recent date prior to the Effective Date;

          (3) Copies of its Bylaws, if any, certified as of the Effective Date by its corporate secretary, an assistant secretary or, in the case of Subsidiary Borrowers, any director or a notary public;

          (4) Resolutions of its Board of Directors or comparable governing body approving and authorizing the execution, delivery and performance of this Agreement and, in the case of Company, the Company Guaranty and the Domestic Overdraft Agreement and, in the case of Subsidiary Borrowers, the Offshore Overdraft Agreements and approving and authorizing the execution, delivery and payment of any Notes issued by it, each certified as of the Effective Date by its corporate secretary, an assistant secretary or, in the case of Subsidiary Borrowers, any director or a notary public as being in full force and effect without modification or amendment;

          (5) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents (and, if applicable, any powers of attorney authorizing other Persons to execute this Agreement and the other Loan Documents) to which it is a party;

          (6) Executed copies of this Agreement and the other Loan Documents to which it is a party; and

          (7) Such other documents as Administrative Agent may reasonably request.

          B. No Material Adverse Change Regarding Company and its Subsidiaries. Since December 31, 1997, there shall not have occurred any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or of the Acquired Applegate Subsidiaries.

          C. Applegate Acquisition Agreement. Administrative Agent shall have received a fully executed or conformed copy of the Applegate Acquisition Agreement (including all exhibits and schedules thereto) and any documents executed in connection therewith that Agents may reasonably request, and the Applegate Acquisition Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Agents to be material, in each case without the consent of Agents and Requisite Lenders.

          D. Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are

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necessary or advisable in connection with the Applegate Acquisition, the other transactions contemplated by the Loan Documents and the Applegate Acquisition Agreement, and the continued operation of the business conducted by Acquired Applegate Subsidiaries in substantially the same manner as conducted prior to the consummation of the Applegate Acquisition, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose conditions on the Applegate Acquisition or the financing thereof which are material and adverse in the opinion of Agents. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending.

          E.  Consummation of Applegate Acquisition.

          (i) All conditions to the Applegate Acquisition set forth in the Applegate Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived; provided, that Agents and Requisite Lenders shall have consented to any such waiver of any such condition which Agents reasonably deem material;

          (ii) The Applegate Acquisition shall have become effective in accordance with the terms of the Applegate Acquisition Agreement; and

          (iii) Administrative Agent shall have received an Officers' Certificate of Company to the effect set forth in clauses (i) and
          (ii) above and stating that Company will proceed to consummate the Applegate Acquisition immediately upon the making of the initial Loans.

          F.  Financial Statements.  Lenders shall have received from Company
(i) audited financial statements of Company and its Subsidiaries for Fiscal Year 1997, consisting of a balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal years, and (ii) audited financial statements of each of the Acquired Applegate Subsidiaries and their respective Subsidiaries, if any, for their fiscal years ending December 31, 1997, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal years.

          G.  Opinions of Counsel to Borrowers.  Lenders shall have received
(i) originally executed copies of one or more favorable written opinions of Latham & Watkins, counsel for Borrowers, in substantially the form of Exhibit XV annexed hereto, and (ii) originally executed copies of one or more favorable written opinions of James W. Baehren, Associate General Counsel for Company, in substantially the form of Exhibit XVI annexed hereto, in each case

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dated as of the Effective Date and covering such other matters and including such changes as shall be reasonably requested or approved by Administrative Agent on behalf of Lenders and their counsel.

          H. Opinions of Counsel to Administrative Agent. Lenders shall have received an originally executed copy of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Agents, dated as of the Effective Date, substantially in the form of Exhibit XVII annexed hereto and as to such other matters as Administrative Agent on behalf of Lenders may reasonably request.

          I. Opinions of Counsel Delivered Under Applegate Acquisition Agreement. Administrative Agent and its counsel shall have received copies of such opinions of counsel delivered to the parties under the Applegate Acquisition Agreement as Administrative Agent may reasonably request, together with a letter from each counsel delivering such an opinion (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

          J. Payment of Agents' Fees, Consent Fees and Syndication Fees. On or before the Effective Date, (i) Company shall have paid to Arrangers and Administrative Agent any fees referred to in subsection 2.3 that are payable on the Effective Date and (ii) Company shall have paid to Administrative Agent, for distribution (as appropriate) to Lenders, the "Consent Fees" and "Syndication Fees" described in that certain letter agreement dated February 27, 1998, among Company, Bankers, Bankers Trust New York Corporation, BofA, BancAmerica Robertson Stephens, NationsBank, NationsBanc Montgomery Securities LLC and ScotiaBank.

          K. Payment of Existing Revolving Loans; Payment of Accrued Interest and Fees Under Existing Credit Agreement. Anything contained in the Existing Credit Agreement to the contrary notwithstanding, (i) on the Effective Date, Company shall have repaid all Existing Revolving Loans that are outstanding (and, in connection therewith, Company hereby agrees to pay to Existing Lenders any amounts payable pursuant to subsection 2.6E of the Existing Credit Agreement with respect to any Existing Revolving Loans which are Eurodollar Rate Loans prepaid on the Effective Date), (ii) Company shall have paid to Administrative Agent, for distribution (as appropriate) to Existing Lenders, all accrued and unpaid interest with respect to all Existing Revolving Loans as of the Effective Date, and (iii) Company shall have paid to Administrative Agent, for distribution (as appropriate) to Existing Lenders, all facility fees and letter of credit fees which are accrued and unpaid as of the Effective Date under subsections 2.3A and 2.8F of the Existing Credit Agreement.

          L. No Event of Default under Existing Credit Agreement. Administrative Agent shall have received an Officers' Certificate from Company, dated the Effective Date, to the effect that, as of the Effective

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
Date, there exists no "Event of Default" or "Potential Event of Default" under and as defined in the Existing Credit Agreement.

          M. Corporate Proceedings, Etc. On or before the Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and their counsel shall be reasonably satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

          N. Performance of Agreements. On or before the Effective Date, Company shall have performed in all material respects all agreements which this Agreement or the Existing Credit Agreement provides shall be performed by it on or before the Effective Date except as otherwise disclosed to and agreed to in writing by Lenders.

          3.2  Conditions to All Loans

          Subject to the provisions of subsections 2.1B, 2.1C(ii), 2.1E and 2.8D, the obligations of Lenders to make all Loans are subject to the following further conditions precedent:

          A. Administrative Agent and, in the case of a Funding Date with respect to an Offshore Loan, the relevant Offshore Administrative Agent shall have received, in accordance with the provisions of subsection 2.1F or 2.9B (unless otherwise agreed to in respect of the initial Funding Date), as the case may be, on or before any Funding Date, an originally executed Notice of Borrowing or Bid Rate Loan Quote Request, as the case may be, signed by the chief executive officer, the chief financial officer, the treasurer, an assistant treasurer, the controller, an assistant controller or (in the case of Subsidiary Borrowers) a director of the applicable Borrower or by any executive officer of the applicable Borrower (or other Person lawfully designated by power of attorney, in the case of Subsidiary Borrowers) designated by any of the above-described officers or director on behalf of such Borrower in writing delivered to Administrative Agent or such Offshore Administrative Agent, as the case may be.

          B.  As of that Funding Date:

          (1) The representations and warranties contained herein shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except that the representations and warranties need not be true and correct (a) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date and (b) to the extent that changes in the facts and conditions

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
          on which such representations and warranties are based are required or permitted under this Agreement;

          (2) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing or Bid Rate Loan Quote Request which would constitute
          (a) an Event of Default or (b) a Potential Event of Default;

          (3) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed by it on or before such Funding Date;

          (4) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making that Loan;

          (5) The making of the Loans requested on such Funding Date shall not violate Regulation U of the Board of Governors of the Federal Reserve System; and

          (6) There shall not be pending or, to the knowledge of any Borrower threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries, which has not been disclosed by Company in writing pursuant to subsection 4.5 or 5.1(vii) prior to the making of the last preceding Loans (or, in the case of the initial Loans made hereunder, prior to the execution of this Agreement) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the opinion of Requisite Lenders (as communicated by Requisite Lenders to Administrative Agent and evidenced by a written notice from Administrative Agent to Company), would reasonably be expected to have a Material
          Adverse Effect.

          C. Each borrowing by any Borrower hereunder shall constitute a representation and warranty by Borrowers hereunder as of the applicable Funding Date that subsection 3.2B is satisfied on and as of such Funding Date.

          3.3  Conditions to All Letters of Credit

          The issuance of any Letter of Credit by any Lender hereunder is subject to prior or concurrent satisfaction of all of the following conditions:

          A. On or before the date of issuance of such Letter of Credit, Administrative Agent (and the Issuing Lender, if Administrative Agent is not the Issuing Lender) shall have received, in accordance with the provisions of subsection 2.8B, an originally executed Notice of Request for Issuance of Letter of Credit requesting the issuance of such Letter of Credit, all other

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
information specified in subsection 2.8B, and such other documents as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

          B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 3.2B shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


                                   SECTION 4

                   BORROWERS' REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Administrative Agent to make overdrafts in respect of the Domestic Overdraft Account, to induce Offshore Overdraft Account Providers to make overdrafts in respect of the Offshore Overdraft Accounts, to induce Issuing Lenders to issue Letters of Credit and to induce Lenders to purchase participations in Letters of Credit, in the Domestic Overdraft Amount and in the Offshore Overdraft Amounts and in the Offshore Loans, each Borrower represents and warrants to each Lender, on the date of this Agreement, on the Effective Date both immediately before and immediately after giving effect to the Applegate Acquisition, on each other Funding Date, on the date of issuance of each Letter of Credit and on the date of execution by any Loan Party of a Loan Document pursuant to subsection 5.8, that the following statements are true, correct and complete, which representations and warranties in the case of each Subsidiary Borrower shall be limited to such Subsidiary Borrower and its Subsidiaries:

          4.1  Organization, Powers, Good Standing, Business and Subsidiaries

          A. Organization and Powers. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby, and, in the case of Borrowers, to issue the Notes.

          B. Good Standing. Each of the Loan Parties is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and will not have a material adverse effect on the conduct of the business of Company and its Subsidiaries taken as a whole.

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
          C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in under subsection 6.8.

          D. Subsidiaries. Each of Company's corporate Subsidiaries is validly existing and in good standing under the laws of its respective juris-diction of incorporation and has full corporate power and authority to own its assets and properties and to operate its business as presently owned and conducted except where failure to be in good standing or a lack of corporate power and authority has not had and will not have a material adverse effect on Company and its Subsidiaries taken as a whole.

          4.2  Authorization of Borrowing, Etc.

          A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate action by each Loan Party.

          B. No Conflict. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, the issuance, delivery and performance of the Notes, and the consummation of the Applegate Acquisition did not, do not and will not (i) violate any provision of law applicable to any Loan Party, the Certificates of Incorporation or other charter documents, as applicable to such Loan Party, or Bylaws (if any) of any Loan Party, or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) except as disclosed in the Applegate Acquisition Agreement, conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Contractual Obligation of Company or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien (other than Liens in favor of the Collateral Agent) upon any of the properties or assets of Company or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, other than those approvals and consents which have been obtained.

          C. Governmental Consents. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the issuance, delivery and performance of the Notes and the consummation of the Applegate Acquisition did not, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for filings, consents or notices that have been or will be made during the period in which they are required to be made.

          D. Binding Obligations. This Agreement and the other Loan Documents executed prior to the date of this Agreement are, and the other Loan Documents and the Notes to be executed subsequent to the date of this Agreement, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties, enforceable against the applicable Loan Parties in accordance with their respective terms, except as enforcement may be

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
limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          4.3  Financial Condition

          Company has heretofore delivered to Lenders, at Lenders' request,
(i) the audited consolidated balance sheet of Company and its Subsidiaries as at December 31, 1996 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the audited consolidated balance sheet of Company and its Subsidiaries as at December 31, 1997 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the three-Fiscal Quarter period then ended. All such statements were prepared in conformity with GAAP. All such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the date thereof and the consolidated results of operations and changes in financial position of Company and its Subsidiaries for the period covered thereby. Neither Company nor any of its Subsidiaries has any material contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements or in the most recent consolidated financial statements delivered pursuant to subsection 3.1F or 5.1 of this Agreement, except for those incurred since the date of such financial statements that are not prohibited hereunder.

          4.4  No Adverse Material Change; No Stock Payments

          Since December 31, 1997 there has been no change in the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, which has been, either in any case or in the aggregate, materially adverse to Company and its Subsidiaries, taken as a whole. Since the Effective Date, neither Company nor any of its Subsidiaries have directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed so to do except as permitted by subsection 6.4.

          4.5  Litigation; Adverse Facts

          Except as disclosed in Company's annual report on Form 10-K for the Fiscal Year ended December 31, 1997, there is no action, suit, proceeding, governmental investigation or arbitration of which Company has knowledge (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect.

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
          4.6  Payment of Taxes

          Except to the extent permitted by subsection 5.3, all material tax returns and reports of Company and each of its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable.

          4.7  Governmental Regulation

          Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

          4.8  Securities Activities

          Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

          4.9  Employee Benefit Plans

          A. Each of Company and each of its Subsidiaries is in compliance with all applicable provisions of ERISA, the Internal Revenue Code and other applicable federal, state or foreign law with respect to each Plan, and has performed all of its obligations under each Plan, except to the extent that failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Company, each of its Subsidiaries and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Internal Revenue Code, except to the extent that a failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

          B. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan which is reasonably likely to be terminated has any Unfunded Pension Liability in an amount which, individually or in the aggregate for all such Pension Plans (excluding for purposes of such computation any such Pension Plans with respect to which assets exceed benefit liabilities), would reasonably be expected to have a Material Adverse Effect if such Pension Plan or Pension Plans were then terminated; and (iii) neither Company, any of its Subsidiaries or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

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
          4.10  Disclosure

          No representation or warranty of Company contained in this Agreement or any other document, certificate or written statement furnished to Lenders by or on behalf of Company for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and as-sumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to Company (other than matters of a general economic nature) which materially and adversely affects the business, operations, property, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

          4.11  Environmental Protection

          Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws in respect of the conduct of its business and the ownership of its property, except such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the effect of the preceding sentence:

          A. to the best of Company's knowledge, neither Company nor any of its Subsidiaries has received a complaint, order, citation, notice or other written communication with respect to the existence or alleged existence of a violation of, or liability arising under, any Environmental Law, the outcome of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and

          B. to the best of Company's knowledge there are no environmental, health or safety conditions existing at any real property owned, operated or leased by Company or any of its existing or former Subsidiaries or any of their respective predecessors, including off-site treatment or disposal facilities used by Company or any of its existing or former Subsidiaries for waste treatment or disposal, which would reasonably be expected to require any construction or other capital costs or clean-up obligations to be incurred prior to the final scheduled maturity of the Obligations in order to assure compliance with any Environmental Law, including provisions regarding clean-up, to the extent that any of such conditions, construction or other capital costs or clean-up obligations, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

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
          4.12  Applegate Acquisition Agreement

          A. Delivery of Applegate Acquisition Agreement. Company has delivered to Lenders complete and correct copies of the Applegate Acquisition Agreement and of all exhibits and schedules thereto.

          B. Seller's Warranties. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Seller and the Selling Companies to Company or the Purchasing Companies in the Applegate Acquisition Agreement is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Effective Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the Applegate Acquisition Agreement and the schedules and exhibits thereto and, with respect to the representations and warranties given by Seller and the Selling Companies, on the basis set forth in Section 6.2 of the Applegate Acquisition Agreement.

          C. Warranties of Company. Subject to the qualifications set forth therein, each of the representations and warranties given by Company to Seller in the Applegate Acquisition Agreement is true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Effective Date.

          D. Survival. Notwithstanding anything in the Applegate Acquisition Agreement to the contrary, the representations and warranties of Company set forth in subsections 4.12B and 4.12C shall, solely for purposes of this Agreement, survive the Effective Date for the benefit of Lenders.


                                   SECTION 5

                        COMPANY'S AFFIRMATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all of the Loans, the Notes, the Offshore Overdraft Amounts and the Domestic Overdraft Amount, the cancellation or expiration of all Letters of Credit and the reimbursement of all amounts drawn thereunder, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform all covenants in this Section 5.

          5.1  Financial Statements and Other Reports

          Company will maintain, and cause each of its Consolidated Sub-sidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated

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
financial statements in conformity with GAAP.  Company will deliver to
Lenders:

          (i) Quarterly Financials. as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter, other than quarters which are the last quarter in a Fiscal Year, (a) the consolidated balance sheet of Company as at the end of such period and the related consolidated statements of income and cash flows of Company for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter and (b) a statement setting forth sales and operating income data by Reporting Unit for the last month of such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in the case of the statements described in clauses (a) and (b) above in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and, with respect to the consolidated statements of income and the statement of sales and operating income data by Reporting Unit, the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 5.1(viii), all in reasonable detail and certified by the chief accounting officer, the chief financial officer, the treasurer, an assistant treasurer, the controller or an assistant controller of Company that they fairly present the consolidated financial condition of Company and its Subsidiaries as at the dates indicated and the consolidated results of operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustment and insofar as relates to Reporting Units based on Company's normal accounting procedures applied on a consistent basis;

          (ii) Year-End Financials. as soon as practicable and in any event within 90 days after the end of each Fiscal Year of Company (a) the consolidated balance sheet of Company as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of Company for such Fiscal Year and (b) a statement setting forth sales and operating income data by Reporting Unit for such Fiscal Year, setting forth in the case of the statements described in clauses (a) and (b) above, in comparative form the corresponding figures for the previous year and, with respect to the consolidated statements of income and the statement of sales and operating income data by Reporting Unit, the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 5.1(viii), all in reasonable detail, (c) in the case of such consolidated financial statements, accompanied by a report thereon of independent certified public accountants of recognized national standing selected by Company which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP consistently applied and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (d) in the case of such financial statements with respect to Reporting Units, certified by the chief accounting officer, the chief financial officer, the treasurer, an assistant treasurer, the controller or an assistant controller of Company based on Company's normal accounting procedures applied on a consistent basis;

          (iii) Officers' Certificates and Compliance Certificates. together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officers' Certificate of Company stating that the signers have re-viewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and
          (b) a Compliance Certificate demonstrating compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in subsections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 and, in addition, a written statement of the chief accounting officer, chief financial officer, treasurer, any assistant treasurer, controller or any assistant controller of Company describing in reasonable detail the differences between the financial information contained in such financial statements and the information contained in the Compliance Certificate relating to Company's compliance with subsection 6.5;

          (iv) Accountants' Certification. to the extent required pursuant to clause (a) or (b) below, together with each delivery of financial statements pursuant to subdivisions (i) or (ii) of this subsection 5.1, a written statement from the chief accounting officer, chief financial officer, treasurer, an assistant treasurer, controller or any assistant controller of Company setting forth (a) if necessary to explain any material changes in the consolidated financial statements caused by the adoption of new accounting principles, a comparison and reconciliation of the consolidated financial statements with pro forma consolidated financial statements prepared as if the new accounting principles had not been adopted (it being understood that, subject to the following clause (b), only one such statement shall be required with respect to any particular adoption of any new accounting principles) and
          (b) during the pendency of any negotiations provided for in subsection 9.9 resulting from any change in accounting principles and policies, the differences which would have resulted if such financial statements had been prepared without giving effect to such change;


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
          (v) SEC Filings and Press Releases. promptly upon their becoming available, copies of (a) all annual reports and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary, (b) all reports and all registration statements of Company or any of its Subsidiaries filed with the Securities and Exchange Commission on Forms S-2, S-3, S-4 and 8-K,
          (c) all press releases and other statements made available generally by Company or any of its Consolidated Subsidiaries or any of its material Foreign Subsidiaries to the public concerning material developments in the business of Company or any of such Subsidiaries, and (d) such other filings with the Securities and Exchange Commission or any other regulatory agency having jurisdiction over the affairs of Company and its Subsidiaries as Administrative Agent may reasonably request;

          (vi) Events of Default, Etc. promptly upon any Responsible Officer of Company obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Administrative Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to Company or any Subsidiary of Company or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, or (c) of the occurrence of any event or change (including any event or change relating to environmental or ERISA matters) that has caused or evidences, or would reasonably be expected to give rise to, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (vii) Litigation or Other Proceedings. promptly upon any Responsible Officer of Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed by Com-pany to Lenders, or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, would reasonably be expected to cause a Material Adverse Effect, written notice thereof to Lenders and provide such other information as may be reasonably available to it to enable Lenders and their counsel to evaluate such matters;

          (viii) Financial Plans. as soon as practicable and in any event within 90 days after the beginning of each Fiscal Year of Company, a consolidated plan and financial forecast, prepared in accordance with Company's normal accounting procedures applied on a consistent basis, for such Fiscal Year of Company and its Subsidiaries,

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          including, without limitation, (a) a forecasted consolidated balance sheet, consolidated statement of income and consolidated statement of cash flow of Company for such Fiscal Year, (b) fore-casted consolidated balance sheets and statements of income of Company and a statement setting forth forecasted sales and operating income data for each Reporting Unit for each Fiscal Quarter of such Fiscal Year, and (c) the amount of forecasted capital expenditures and unallocated overhead for such Fiscal Year; and

          (ix) Other Information. with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender through Administrative Agent.

          5.2  Corporate Existence, Etc.

          Company will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and the businesses of each of its Subsidiaries; provided, however, that the corporate existence of any such Subsidiary may be terminated if its parent corporation determines that such termination is in the best interest of such parent corporation.

          5.3  Payment of Taxes and Claims; Tax Consolidation

          A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries or such other Person as may be reasonably acceptable to Requisite Lenders).

          5.4  Maintenance of Properties; Insurance

          Company will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

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Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations ("Industry Standards") and may self insure to the extent, and only to the extent, consistent with Industry Standards.

          5.5  Inspection

          Company shall permit any authorized representatives designated by any Lender, at the expense of that Lender, to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts there-from, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

          5.6  Compliance with Laws, Etc.

          Company and its Subsidiaries shall exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders (including all Environmental Laws) of any governmental authority, noncompliance with which in any case or in the aggregate would reasonably be expected to cause a Material Adverse Effect.

          5.7  Securities Activities.

          Following the application of the proceeds of any Loans, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 6.1 or 6.6, or subject to any restriction contained in any agreement or instrument between Company and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

          5.8 Execution of Intercreditor Agreement, Company Pledge Agreement, Subsidiary Guaranty and Subsidiary Pledge Agreement.

          A. Execution of Intercreditor Agreement, Company Pledge Agreement, Subsidiary Guaranty and Subsidiary Pledge Agreement. In the event that the Consolidated Leverage Ratio as of the end of the first Fiscal Quarter ending after the date that is twelve months after the Effective Date is equal to or greater than 4.00:1.00, Company will, within 45 days after the delivery of the Compliance Certificate in respect of such Fiscal Quarter, (i) execute and deliver to Collateral Agent a counterpart of the Company Pledge Agreement and

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an acknowledgment to the Intercreditor Agreement, (ii) cause Group, each
First-Tier Subsidiary and each Second-Tier Subsidiary to execute and deliver to Collateral Agent a counterpart of the Subsidiary Guaranty and an acknowledgment to the Intercreditor Agreement, (iii) cause Group and each First-Tier Subsidiary to execute and deliver to Collateral Agent a counterpart of the Subsidiary Pledge Agreement, and (iv) take, and cause Group and each First-Tier Subsidiary to take, all such further actions and execute all such further documents and instruments as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of Collateral Agent a valid and perfected first priority Lien on all of the Pledged Collateral to secure the Secured Obligations (as defined in the Company Pledge Agreement or the Subsidiary Pledge Agreement, as the case may be).

          B. Subsidiary Charter Documents, Legal Opinions, Etc. In the event that Company is required to deliver the Loan Documents described in subsection 5.8A above, Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of each Subsidiary Guarantor's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary Guarantor's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary Guarantor as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary Guarantor approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary Guarantor executing such Loan Documents, and (iv) one or more favorable opinions of counsel to Company and each Subsidiary Guarantor, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of each Subsidiary Guarantor, (b) the due authorization, execution and delivery by Company and each Subsidiary Guarantor of such Loan Documents,
(c) the enforceability of such Loan Documents against Company and each Subsidiary Guarantor, and (d) such other matters (including matters relating to the creation and perfection of Liens in the Pledged Collateral pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreement) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.


                                   SECTION 6

                         COMPANY'S NEGATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments shall be in effect and until payment in full of all of the Loans, the Notes, the Offshore Overdraft Amounts and the Domestic Overdraft Amount, the cancellation or expiration of all Letters of Credit and the reimbursement

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of all amounts drawn thereunder, unless Requisite Lenders shall otherwise give prior written consent, Company will perform all covenants in this Section 6.

          6.1  Liens and Related Matters

          A. Company will not, and will not permit any of its Consolidated Subsidiaries or its UK Subsidiaries or its Australian Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Consolidated Subsidiaries or its UK Subsidiaries or its Australian Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

          (i) Permitted Encumbrances;

          (ii) Liens, if any, created pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreement;

          (iii) Liens described in Schedule B annexed hereto ("Existing Liens") and Liens securing Indebtedness incurred to refinance any Indebtedness secured by Existing Liens so long as (a) the principal amount of such refinancing Indebtedness does not exceed the greater of (1) the fair market value of the assets subject to such Lien and
          (2) the principal amount (or, if greater, the committed amount) of the Indebtedness refinanced thereby and (b) such refinancing Indebtedness is not secured by any collateral which did not secure the Indebtedness refinanced thereby;

          (iv) Liens arising from the giving, simultaneously with or within 180 days after the acquisition or construction of real property or tangible personal property, of any purchase money Lien (including vendors' rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) on real property or tangible personal property hereafter acquired or constructed and not heretofore owned by Company or any of its Subsidiaries, or from the acquiring hereafter of real property or tangible personal property not heretofore owned by Company or any of its Subsidiaries subject to any then-existing Lien (whether or not assumed), or from the extension, renewal or replacement of any Indebtedness secured by any of the foregoing Liens so long as the aggregate principal amount thereof and the security therefor is not thereby increased; provided, however, that in each case (a) such Lien is limited to such acquired or constructed real or tangible personal property and fixed improvements, if any, then existing or thereafter erected thereon, and (b) the principal amount of the Indebtedness secured by such Lien, together (without duplication) with the principal amount of all other Indebtedness secured by liens on such property, shall not exceed the cost (which shall be deemed to include, without duplication, the amount of Indebtedness secured by Liens, including

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
          existing Liens, on such property) of such property to Company or any of its Subsidiaries;

          (v) Liens encumbering accounts receivable sold and cash reserves established in connection therewith pursuant to any transaction permitted under subsection 6.6(v);

          (vi) Liens securing Indebtedness of Company's UK Subsidiaries or Australian Subsidiaries (other than Liens securing Obligations); provided that, to the extent the aggregate outstanding principal amount of Indebtedness secured by such Liens exceeds $150,000,000 at any time, Company shall have either (1) delivered to Administrative Agent written notice designating all or a portion of such excess as effecting a reduction in current availability under the Revolving Loan Commitments or (2) reduced the Revolving Loan Commitments pursuant to subsection 2.4F in an amount equal to any portion of such excess not so designated under the immediately preceding clause (1); and

          (vii) Additional Liens securing Indebtedness of Company and its Consolidated Subsidiaries in an aggregate principal amount not to exceed $350,000,000 at any time outstanding.

          B. Except as provided herein, Company will not, and will not permit any of its Consolidated Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or
(iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except for such restrictions or encumbrances existing by reason of
(a) any restrictions existing under any of the Loan Documents or any other agreements or contracts in effect on the Effective Date, (b) any restrictions with respect to any Person that becomes a Subsidiary of Company after the Effective Date under any agreement in existence at the time such Person becomes such a Subsidiary, (c) any restrictions with respect to any Subsidiary of Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, (d) any restrictions with respect to any Subsidiary of Company all or substantially all of whose assets consist of property encumbered by Liens permitted under subsection 6.1A, (e) restrictions imposed by applicable laws, (f) restrictions under leases of, or mortgages and other agreements relating to Liens on, specified property or assets limiting or prohibiting transfers of such property or assets (including, without limitation, non-assignment clauses, due-on-sale clauses and clauses prohibiting junior Liens), and (g) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing restrictions permitted under the preceding clauses (a) through (f); provided

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that the terms and conditions of any such agreement are no less favorable to
Company than those under the agreement so amended, refinanced or replaced.

          6.2  Investments; Joint Ventures

          Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly make or own any Investment in any Person or enter into any Joint Venture, except:

          (i) Company and its Consolidated Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Company and its Consolidated Subsidiaries may continue to own Investments described in Schedule C annexed hereto;

          (iii) Company and its Consolidated Subsidiaries may continue to own and may make intercompany loans;

          (iv) Company and its Consolidated Subsidiaries may make and own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (v) Company and its Consolidated Subsidiaries may continue to own Investments in, and may make and own Investments resulting from capital calls, buyout obligations or similar requirements in respect of, Joint Ventures operating outside of the United States which are in existence on the date hereof;

          (vi) Company and its Consolidated Subsidiaries may make and own Investments in Joint Ventures operating outside of the United States if such arrangement is required pursuant to the law of the jurisdiction in which such Joint Venture is operating;

          (vii) Company and its Consolidated Subsidiaries may make and own Investments arising in connection with Commodities Agreements entered into in accordance with current industry practice (at the time of making any such Investment) or the past practices of Company and its Subsidiaries; and

          (viii) In addition to Investments permitted by clauses (i)-(vii) above, Company and its Consolidated Subsidiaries may make and own Investments with an aggregate fair market value of not more than $750,000,000.

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
          6.3  Letters of Credit

          Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly become liable with respect to reimbursement obligations in respect of Standby Letters of Credit or Commercial Letters of Credit having a maximum aggregate amount available for drawing at any time in excess of $750,000,000.

          6.4  Restricted Junior Payments

          Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment (any such action constituting the "making" of a Restricted Junior Payment for purposes of this subsection 6.4) except that, so long as no Event of Default, and no Potential Event of Default under subsection 7.6, shall have occurred and be continuing or shall be caused thereby, Company may (i) make Restricted Junior Payments consisting of purchases of Common Stock in connection with the administration of Company's employee benefits program, (ii) make Restricted Junior Payments consisting of payments of Common Stock to holders of preferred stock of Company in order to redeem or in exchange for all or a portion of such preferred stock, (iii) make Restricted Junior Payments at any time on or prior to the first anniversary of the Effective Date consisting of acquisitions of Common Stock held in the Rabbi Trust in connection with the exercise by an underwriter or underwriters of its or their over-allotment option in connection with a public offering of Common Stock, and (iv) make additional Restricted Junior Payments so long as, after giving effect to each such Restricted Junior Payment, the aggregate amount of all such Restricted Junior Payments made from and after the Effective Date does not exceed the sum of (a) $200,000,000 plus (b) 50% of Consolidated Net Income for the period from December 31, 1996 to the applicable date of determination. The provisions of this subsection 6.4 shall not be breached by the payment of any dividend within 60 days after the declaration thereof if, at such date of declaration, the making of such payment would not have been in violation of this subsection.

          6.5  Financial Covenants

           A.  Interest Coverage Ratio.

           Company will not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense on the last day of each Fiscal Quarter (the "Reference Date") during each period indicated below to be less than the correlative ratio indicated for the four Fiscal-Quarter period ending on the Reference Date:

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                                  MINIMUM INTEREST
     PERIOD                       COVERAGE RATIO

     Effective Date - 03/31/00          2.25:1.00
     Thereafter                         2.50:1.00

           B.  Maximum Consolidated Leverage Ratio.

           Company will not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter ending during any period indicated below to be more than the correlative ratio indicated for such period:

                                  MAXIMUM CONSOLIDATED
     PERIOD                       LEVERAGE RATIO

     Effective Date - 06/30/99          4.90:1.00
     07/01/99 - 12/31/99                4.75:1.00
     01/01/00 - 12/31/00                3.75:1.00
     01/01/01 - 12/31/01                3.50:1.00

           6.6  Restriction on Fundamental Changes

           Subject to subsection 5.2, each of Company and its Subsidiaries will not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, except:

           (i) any Subsidiary of Company may be merged or consolidated with or into Company or any Subsidiary of Company or any other Person if as a result of such merger or consolidation such other Person becomes a Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Subsidiary of Company; provided that, in the case of such a merger or consolidation involving Company, Company shall be the continuing or surviving corporation;

           (ii) Company and its Subsidiaries may convey, sell, lease or otherwise dispose of in the ordinary course of business any property or asset which is obsolete or no longer useful in any of its businesses or is of de minimis value, as determined in good faith by the Board of Directors of Company or such Subsidiary, as the case may be;

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
           (iii) in addition to any Rockware Asset Sales permitted under subsection 6.6(vi), so long as no Event of Default has occurred and is continuing or shall be caused thereby, Company and its Subsidiaries may convey, sell, lease or otherwise dispose of any of their assets outside the ordinary course of business; provided that (a) any such sale or other disposition is made for at least the fair market value of such assets; and (b) Company and its Subsidiaries may not sell or otherwise dispose of, in any one or more Asset Sales consummated after the Effective Date, an amount equal to or greater than an aggregate of
     (i) $500,000,000 in fair market value of stock or other assets pursuant to this subsection 6.6(iii) during any consecutive 12-month period after the Effective Date or (ii) $1,000,000,000 in fair market value of stock or other assets pursuant to this subsection 6.6(iii) during the term of this Agreement;

           (iv) Company and its Subsidiaries may sell, resell or otherwise dispose of real or personal property held for sale or resale in the ordinary course of business;

           (v) Company and its Subsidiaries may sell accounts receivable pursuant to accounts receivable securitization facilities on customary terms for such facilities (including customary terms as to the non-recourse nature of such facilities to Company and its Subsidiaries with respect to defaults by account debtors in payment of any accounts receivable sold pursuant thereto);

           (vi) Company and its Subsidiaries may, at any time on or prior to the second anniversary of the Effective Date, make Rockware Asset Sales; provided that (x) the consideration received for the assets sold, transferred or otherwise disposed of in any Rockware Asset Sale shall be in an amount at least equal to the fair market value thereof; and
     (y) the proceeds of such Rockware Asset Sale shall be applied as required by subsection 2.4A(ii)(c); and

           (vii) Company may, at any time on or prior to the first anniversary of the Effective Date, acquire and dispose of Common Stock held in the Rabbi Trust pursuant to the exercise by an underwriter or underwriters of its or their over-allotment option in connection with a public offering of Common Stock.

           6.7  Transactions with Shareholders and Affiliates

           Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (ii) customary fees paid to members of the Board of

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
Directors of Company and its Subsidiaries, (iii) transactions approved by a majority of the disinterested members of the Board of Directors of Company or the applicable Subsidiary, (iv) purchases and sales of goods from retailers and suppliers affiliated with KKR in the ordinary course of business on terms not materially less favorable than generally available from such retailers or suppliers, or (v) the payment of an annual fee to KKR for rendering management and consulting services to Company and the reimbursement of expenses in connection therewith.

           6.8  Conduct of Business

           From and after the Effective Date, Company will not, and will not permit any of its Subsidiaries to, fundamentally or substantively alter the character of its business from that conducted by Company and its Subsidiaries, taken as a whole, as of the Effective Date.


                                   SECTION 7

                               EVENTS OF DEFAULT

           If any of the following conditions or events ("Events of Default") shall occur and be continuing:

           7.1  Failure to Make Payments When Due

           Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any interest on any Loan or any other amount due under this Agreement within five days after the date due; or

           7.2  Default in Other Agreements

           A. Failure of Company or any of its Subsidiaries to pay when due any principal or interest on any Indebtedness (other than Indebtedness

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referred to in subsection 7.1) or guaranties of Indebtedness in an individual principal amount of $50,000,000 or more or with an aggregate principal amount of $100,000,000 or more, in each case beyond the end of any period prior to which the obligee thereunder is prohibited from accelerating payment thereunder; or

           B. Breach or default of Company or any of its Subsidiaries with respect to any other term of any evidence of any Indebtedness or guaranties of Indebtedness in an individual principal amount of $50,000,000 or more or with an aggregate principal amount of $100,000,000 or more (or any loan agreement, mortgage, indenture or other agreement relating thereto) if the effect of such failure, default or breach is to cause, or (in the case of a breach or default with respect to a material term of the applicable Indebtedness or guaranty) to permit the holder or holders of that Indebtedness or guaranty (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or guaranty to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be); provided that such failure, default or breach has not been waived by such holder or holders or trustee on behalf of such holder or holders; or

           7.3  Breach of Certain Covenants

           Failure of any Borrower to perform or comply with any term or condition contained in subsections 2.5 or 5.2 or Section 6 of this Agreement; or

           7.4  Breach of Warranty

           Any representation or warranty made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

           7.5  Other Defaults under Agreement or Loan Documents

           Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to above in subsections 7.1, 7.3 or 7.4 and such default shall not have been remedied or waived within 30 days after receipt of notice from Administrative Agent or any Lender of such default; or

           7.6  Involuntary Bankruptcy; Appointment of Receiver, Etc.

           (A) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries or any Subsidiary Borrower in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or
(B) an involuntary case is commenced against Company or any of its Material Subsidiaries or any Subsidiary Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries or any Subsidiary Borrower, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries or any Subsidiary Borrower for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Company or any of its Material Subsidiaries or any Subsidiary Borrower, and the continuance of any such

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
events in subpart (B) for 60 days unless dismissed, bonded or discharged; or

           7.7  Voluntary Bankruptcy; Appointment of Receiver, Etc.

           Company or any of its Material Subsidiaries or any Subsidiary Borrower shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Company or any of its Material Subsidiaries or any Subsidiary Borrower of any general assignment for the benefit of creditors; or the inability or failure of Company or any of its Material Subsidiaries or any Subsidiary Borrower, or the admission by Company or any of its Material Subsidiaries or any Subsidiary Borrower in writing of its inability to pay its debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries or any Subsidiary Borrower (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; provided, however, that no Event of Default shall be deemed to have occurred for purposes of this subsection 7.7 in the event that any Australian Subsidiary other than an Australian Subsidiary Borrower, with the consent of Administrative Agent (which consent shall not be unreasonably withheld), commences a voluntary winding up with respect to itself for the purposes of a solvent reconstruction or amalgamation under Australian law; or

           7.8  Judgments and Attachments

           Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of $50,000,000 or (ii) in the aggregate at any time an amount in excess of $100,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Material Subsidiaries or any Subsidiary Borrower or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

           7.9  Dissolution

           Any order, judgment or decree shall be entered against Company or any of its Material Subsidiaries or any Subsidiary Borrower decreeing the dissolution or split up of Company or that Subsidiary or that Subsidiary Borrower and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

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           7.10  Change of Control

           A Change of Control shall have occurred; or

           7.11  Employee Benefit Plans

           An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan; or

           7.12 Invalidity of Company Guaranty or Subsidiary Guaranty; Failure of Security

           At any time after the execution and delivery thereof, (i) the Company Guaranty or the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) the Company Pledge Agreement or the Subsidiary Pledge Agreement shall cease to be in full force and effect (other than by reason of a release of Pledged Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of the Company Pledge Agreement, or the Subsidiary Pledge Agreement in accordance with the terms hereof or thereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected first priority Lien in any Pledged Collateral purported to be covered thereby, in each case for any reason other than the failure of Collateral Agent, Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party:

           THEN (i) upon the occurrence of any Event of Default described in the foregoing subsection 7.6 or 7.7, each of (x) the unpaid principal amount of and accrued interest on the Loans, (y) the Domestic Overdraft Amount and the Offshore Overdraft Amounts and all accrued and unpaid interest thereon, and (z) an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and the obligation of Administrative Agent to honor any overdraft in respect of the Domestic Overdraft Account, the obligation of any Offshore Overdraft Account Provider to honor any overdraft in respect of any Offshore Overdraft Account, the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any other Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, Requisite Lenders (or Administrative Agent, at the direction or with the consent of Requisite Lenders) may, by

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written notice to Borrowers, declare an amount equal to the amounts described in clauses (x), (y) and (z) above to be, and the same shall forthwith become, due and payable, without (except for such notice) presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, together with accrued interest thereon, and the obligation of Administrative Agent to honor any overdraft in respect of the Domestic Overdraft Account, the obligation of any Offshore Overdraft Account Provider to honor any overdraft in respect of any Offshore Overdraft Account, the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any other Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way (A) the right of Administrative Agent to cause Lenders to make Revolving Loans in order to repay the then outstanding Domestic Overdraft Amount as provided in (and subject to the conditions set forth in) subsection 2.1B, (B) the obligations of Lenders to purchase from Administrative Agent participations in the Domestic Overdraft Amount as provided in subsection 2.1B, (C) the obligations of Lenders to purchase from Issuing Lenders participations in the unreimbursed amount of any drawings under any Letters of Credit as provided in subsection 2.8E, (D) the obligations of Offshore Loan Participants to purchase from Offshore Lenders participations in any unpaid Offshore Loans as provided in subsection 2.1C(iii), or (E) the obligations of Offshore Lenders to purchase participations in Offshore Overdraft Amounts as provided in subsection 2.1E.

           Any amounts described in clause (z) above, when received by Administrative Agent, shall be held by Administrative Agent, for the benefit of Lenders, as collateral security for the Obligations of Company in respect of all outstanding Letters of Credit, and Company hereby (X) grants to Administrative Agent a security interest in all such amounts, together with any interest accrued thereon and any Investments of such amounts, as security for such Obligations, (Y) agrees to execute and deliver to Administrative Agent all such documents and instruments as may be necessary or, in the opinion of Administrative Agent, desirable in order to more fully evidence, perfect or protect such security interest, and (Z) agrees that, upon the honoring by any Issuing Bank of any drawing under a Letter of Credit issued by it, Administrative Agent is authorized and directed to apply any amounts held as collateral security in accordance with the terms of this paragraph to reimburse such Issuing Lender for the amount of such drawing.

           Notwithstanding the foregoing, if at any time within 60 days after acceleration of the maturity of any Loan, Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes, and payments of amounts referred to in clause (z) above, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.7, then Requisite Lenders by written notice to Borrowers may rescind and annul the acceleration and its consequences (and upon such written notice all obligations of each Lender

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
hereunder shall be reinstated, in each case as in effect immediately prior to such acceleration), and Administrative Agent shall return to Company any amounts held by Administrative Agent pursuant to the immediately preceding paragraph as cash collateral in respect of amounts described in clause (z) above; but such action shall not affect any subsequent Event of Default or Po-tential Event of Default or impair any right consequent thereon.

           Anything contained in this Agreement to the contrary notwithstanding, after the occurrence of an Event of Default and the acceleration of the maturity of the Loans and the amounts referred to in clauses (y) and (z) above, all payments relating to the Loans and such amounts shall be made to Administrative Agent for the account of Lenders and all amounts received by Administrative Agent which are to be applied to the payment of the Obligations shall be distributed to Lenders in such a manner that each Lender receives the same proportionate share of such amounts based on the ratio of the Aggregate Amounts Due to such Lender to the Aggregate Amounts Due to all Lenders.


                                   SECTION 8

                                    AGENTS

           8.1  Appointment

           Bankers is hereby appointed Administrative Agent hereunder by each Lender and in such capacity as Administrative Agent to serve as Bid Rate Loan Agent, and each Lender hereby authorizes Administrative Agent to act hereunder and under the other instruments and agreements referred to herein (including without limitation the Company Guaranty, the Subsidiary Guaranty, the Company Pledge Agreement, the Subsidiary Pledge Agreement and the Intercreditor Agreement) as its agent hereunder and thereunder, and Bankers agrees to act as such upon the express conditions contained in this Section 8 and in the Company Guaranty, the Subsidiary Guaranty, the Company Pledge Agreement, the Subsidiary Pledge Agreement and the Intercreditor Agreement. The First National Bank of Chicago, Bank of America National Trust and Savings Association and Societe Generale, Milan Branch are hereby appointed UK Administrative Agent, Australian Administrative Agent and Italian Administrative Agent, respectively, hereunder by each Lender, and each Lender hereby authorizes UK Administrative Agent, Australian Administrative Agent and Italian Administrative Agent to act hereunder as its agent hereunder, and The First National Bank of Chicago, Bank of America National Trust and Savings Association and Societe Generale, Milan Branch agree to act as such upon the express conditions contained in this Section 8. BofA is hereby appointed Syndication Agent hereunder by each Lender, and BofA agrees to act as such upon the express conditions contained in this Section 8. Each of NationsBank and ScotiaBank is hereby appointed Documentation Agent hereunder by each Lender, and each of NationsBank and ScotiaBank agrees to act as such upon the express conditions contained in this Section 8. The provisions of this

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Section 8 are solely for the benefit of Agents and Lenders, and no Borrower shall have any rights as a third party beneficiary of any of the provisions hereof (except with respect to the provisions relating solely to consent rights set forth in subsection 8.6). In performing their functions and duties under this Agreement, Agents shall act solely as agents of Lenders (except in connection with the exercise of consent rights pursuant to subsection 9.7A) and do not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Neither Syndication Agent nor Documentation Agents nor any Lenders named as Arrangers, Managing Agents, Co-Agents or Lead Managers hereunder shall have any liability under this Agreement to any Person, other than as Lenders hereunder.

           8.2  Powers; General Immunity

           A. Duties Specified. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein (including without limitation the Company Guaranty, the Subsidiary Guaranty, the Company Pledge Agreement, the Subsidiary Pledge Agreement and the Intercreditor Agreement) as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities which are expressly specified in this Agreement, the Company Guaranty, the Subsidiary Guaranty, the Company Pledge Agreement, the Subsidiary Pledge Agreement and the Intercreditor Agreement and may perform such duties by or through its agents or employees. Each Lender irrevocably authorizes each Offshore Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder as are specifically delegated to such Offshore Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Each Offshore Administrative Agent shall have only those duties and responsibilities which are expressly specified in this Agreement and may perform such duties by or through its agents or employees. Each of the Documentation Agents and Syndication Agent shall have no powers or duties hereunder except as expressly specified in this Agreement. The duties of Agents shall be mechanical and administrative in nature; Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agents any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

           B. No Responsibility for Certain Matters. Agents shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, the Company Guaranty, the Subsidiary Guaranty, the Company Pledge Agreement, the Subsidiary Pledge Agreement or the Intercreditor Agreement or any Notes issued hereunder, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents

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in connection herewith or therewith furnished or made by Administrative Agent to Lenders or by or on behalf of any Borrower to Administrative Agent or any Offshore Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of Letters of Credit or of the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwith-standing, neither Administrative Agent nor any Offshore Administrative Agent shall have any liability arising from (i) confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof or (ii) failure for any reason whatsoever to deliver a Loan Limitation Notice or notice thereof to any Offshore Administrative Agent or any Lender pursuant to subsection 2.1F(v) in connection with any Offshore Loan requested by any Subsidiary Borrower hereunder.

           C. Exculpatory Provisions. No Agent nor any of its respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted hereunder or in connection herewith (including without limitation any act or omission under the Company Guaranty, the Subsidiary Guaranty, the Company Pledge Agreement, the Subsidiary Pledge Agreement or the Intercreditor Agreement) unless caused by its or their gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement, or the other instruments and agreements referred to herein, Administrative Agent and each Offshore Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent or such Offshore Administrative Agent, as the case may be, shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing,
(i) Administrative Agent and each Offshore Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent or any Offshore Administrative Agent as a result of Administrative Agent or such Offshore Administrative Agent, as the case may be, acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of Requisite Lenders. Administrative Agent and each Offshore Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of Requisite Lenders.

           D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and Letters

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of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and each of its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any Affiliate of any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

           8.3 Representations and Warranties; No Responsibility for Appraisal of Creditworthiness

           Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrowers in connection with the making of the Loans, the extensions of credit under the Domestic Overdraft Account and the Offshore Overdraft Accounts (in the case of Administrative Agent and each Lender that is an Offshore Overdraft Account Provider) and the issuance of Letters of Credit hereunder and such Lender's purchasing of participations in such Loans, the Domestic Overdraft Account, the Offshore Overdraft Accounts or such Letters of Credit and has made and shall continue to make its own appraisal of the creditworthiness of Borrowers.

No Agent shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans or the issuance of the Letters of Credit or any time or times thereafter and no Agent shall further have any responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

           8.4  Right to Indemnity

           Each Lender severally agrees to indemnify each Agent, proportionately to its Pro Rata Share, to the extent such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement or the other instruments and agreements referred to herein; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

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           8.5  Registered Persons Treated as Owners

           Administrative Agent and each Offshore Administrative Agent may deem and treat the Persons listed as Lenders in the Register as the owners of the corresponding Loans listed therein for all purposes hereof unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.2B(ii). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, transferee or assignee of the corresponding Loan.

           8.6  Successor Agents and Domestic Overdraft Account Provider

           (i) Administrative Agent may resign at any time by giving 30 days prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five days notice to Company, to appoint a successor Administrative Agent; provided that such appointment shall be subject to the consent of Company, which consent shall not be unreasonably withheld. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

           (ii) Any resignation or removal of Administrative Agent pursuant to this subsection 8.6 shall also constitute the resignation or removal of Administrative Agent as the provider of the Domestic Overdraft Account, and any successor Administrative Agent appointed pursuant to this subsection 8.6 shall, upon its acceptance of, and as a condition to, such appointment, become the successor provider of the Domestic Overdraft Account for all purposes hereunder. In such event (a) Company shall repay in full the Domestic Overdraft Amount and all other amounts owing to the retiring or removed Administrative Agent under the Overdraft Agreement, and (b) Company and the retiring or removed Administrative Agent shall terminate the Domestic Overdraft Agreement to which they are a party and Company and the successor Administrative Agent shall enter into a successor Domestic Overdraft Agreement.

           (iii) Any Offshore Administrative Agent may resign at any time by giving 30 days prior written notice thereof to Administrative Agent, Lenders and Company, and any Offshore Administrative Agent may be removed at


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
any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and the applicable Subsidiary Borrower and such Offshore Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five days notice to Company and the applicable Subsidiary Borrower, to appoint a successor Offshore Administrative Agent for Offshore Loans denominated in the Applicable Currency; provided that such appointment shall be subject to the consent of Company, which consent shall not be unreasonably withheld. Upon the acceptance of any appointment as an Offshore Administrative Agent hereunder by a successor Offshore Administrative Agent, that successor Offshore Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Offshore Administrative Agent, and the retiring or removed Offshore Administrative Agent shall be discharged from its duties and obligations as an Offshore Administrative Agent under this Agreement. After any retiring or removed Offshore Administrative Agent's resignation or removal hereunder as an Offshore Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Offshore Administrative Agent under this Agreement.

           8.7 Intercreditor Agreement, Company Guaranty, Subsidiary Guaranty and Pledge Agreements; Release of Subsidiary Guaranty and Pledged Collateral

           A. Each Lender hereby authorizes Administrative Agent to enter into the Intercreditor Agreement on behalf of and for the benefit of that Lender, and agrees to be bound by the terms of the Intercreditor Agreement. Each Lender hereby authorizes Collateral Agent to enter into the Company Guaranty, the Subsidiary Guaranty, the Intercreditor Agreement, the Company Pledge Agreement, and the Subsidiary Pledge Agreement and to take all action contemplated by the Intercreditor Agreement, the Company Guaranty, the Subsidiary Guaranty, the Company Pledge Agreement, and the Subsidiary Pledge Agreement; provided that Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Intercreditor Agreement without the prior consent of the Requisite Lenders. Each Lender agrees that no Lender shall have any right individually to seek to enforce the Company Guaranty or the Subsidiary Guaranty or to realize upon the security granted by the Company Pledge Agreement, or the Subsidiary Pledge Agreement, it being understood and agreed that such rights and remedies may be exercised by Collateral Agent for the benefit of Lenders and the parties to the Intercreditor Agreement upon the terms of the Company Guaranty, the Subsidiary Guaranty, the Company Pledge Agreement, the Subsidiary Pledge Agreement and the Intercreditor Agreement.

           B. Anything contained in this Agreement or any of the other Loan Documents to the contrary notwithstanding, in the event that (i) Company and Subsidiary Guarantors are required to execute and deliver the Subsidiary Guaranty, the Company Pledge Agreement and the Subsidiary Pledge Agreement

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
pursuant to subsection 5.8 and (ii) the Consolidated Leverage Ratio shall be less than 4.00:1.00 as of the end of any four consecutive Fiscal Quarters ending after the date of such execution and delivery, the Subsidiary Guaranty, the Company Pledge Agreement and the Subsidiary Pledge Agreement shall be terminated, and the Subsidiary Guaranty and all Pledged Collateral shall be released, without further action on the part of any Agent or any Lender, upon the delivery of the Compliance Certificate for the fourth such consecutive Fiscal Quarter. Any release of Pledged Collateral in accordance with the provisions of this subsection 8.7B shall be deemed to be a release of such Pledged Collateral upon the approval thereof by Requisite Lenders for purposes of Section 7A of the Company Pledge Agreement or the Subsidiary Pledge Agreement, as the case may be. In connection with any such release, Administrative Agent and Collateral Agent shall, upon request by Company and at Company's expense, execute all such further documents and instruments as may be reasonably requested by Company in order to more fully evidence or effect such release.

           C. Anything contained in this Agreement or any of the other Loan Documents to the contrary notwithstanding, in the event that (i) Company and Subsidiary Guarantors are required to execute and deliver the Company Pledge Agreement, the Subsidiary Guaranty and the Subsidiary Pledge Agreement pursuant to subsection 5.8 and (ii) the trustee under the Existing Senior Note Indenture or any trustee under any other indenture pursuant to which Company has publicly issued (prior to the time the documents described in clause (i) are required to be executed) senior debt Securities declines to enter into the Intercreditor Agreement after being requested to do so, Borrowers, Lenders and Collateral Agent hereby agree that Company and Collateral Agent shall, and Company shall cause Subsidiary Guarantors to, amend or otherwise modify the Company Pledge Agreement, the Subsidiary Pledge Agreement and the Intercreditor Agreement, without further consent or other action on the part of any Lender and in a manner satisfactory in form and substance to Administrative Agent and its counsel and Company and its counsel, so as to effectuate the provisions of the Intercreditor Agreement without requiring the execution thereof by such trustee.


                                   SECTION 9

                                 MISCELLANEOUS

           9.1  Representation of Lenders

           Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make each Loan hereunder for its own account in the ordinary course of such business; provided, however, that, subject to subsection 9.2, the disposition of the Notes or other evidences of Indebtedness held by that Lender shall at all times be within its exclusive control. Each UK Lender

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severally warrants to UK Subsidiary Borrowers that on the Relevant Date it is a UK Qualifying Lender.
           9.2 Assignments and Participations in Loans, Notes and Letters of Credit

           A. General. Each Lender shall, subject to the provisions of this subsection 9.2, have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of any Loan or Loans made by it or its Commitments or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such assignment or participation shall, without the consent of Company, require any Borrower to file a registration statement with the Securities and Exchange Commission or any foreign securities exchange or apply to qualify such assignment or participation of the Loans, Letters of Credit or participations therein or the other Obligations under the securities laws of any state. No such sale, assignment, transfer or negotiation of the Term Loan or Term Loan Commitment or participation therein by a Lender shall require a ratable sale, assignment, transfer or negotiation of the Revolving Loans or Revolving Loan Commitment of such Lender, and no such sale, assignment, transfer or negotiation of the Revolving Loans or Revolving Loan Commitment or participation therein by a Lender shall require a ratable sale, assignment, transfer or negotiation of the Term Loan or Term Loan Commitment of such Lender. Except as otherwise provided in this subsection 9.2, no Lender shall, as between any Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of the Loans, Commitments, Letters of Credit or participations therein or the other Obligations owed to such Lender.

           B.  Assignments.

           (i) Amounts and Terms of Assignments. Each Loan, Commitment, Letter of Credit or participation therein or other Obligation may (a) be assigned in any amount (of a constant and not a varying percentage) to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or
     (b) be assigned in an amount (of a constant and not a varying percentage) of not less than $10,000,000 (or such lesser amount (X) as shall constitute the aggregate amount of all Loans, Commitments, Letters of Credit or participations therein and other Obligations of the assigning Lender or (Y) so long as, after giving effect to such assignment and any other assignments concurrently being made to the assignee, such assignee receives not less than $10,000,000 of the Loans, Commitments or other Obligations assigned to it) to any other Eligible Assignee with the giving of notice to Company and Administrative Agent and with the consent of Company and Administrative Agent, in the case of an assignment made by a Lender other than Administrative Agent, or with the consent of Company, in the case of an assignment made by Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld; provided that the inability of an Eligible Assignee to satisfy the requirements set forth in subsection

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     2.7C(iv) of this Agreement, if applicable, shall constitute reasonable grounds for withholding such consent); provided, further that, no assignment of a Revolving Loan Commitment to a Person other than a Lender having Revolving Loan Exposure immediately prior to such assignment shall be effective unless (x) the proposed assignor or assignee has given notice to Administrative Agent and the Offshore Administrative Agents more than five Business Days in advance of the proposed effective date of such assignment and each relevant Offshore Lender shall have received notice of such assignment from the relevant Offshore Administrative Agent five or more Business Days in advance of such proposed effective date and (y) Requisite Offshore Lenders or the Offshore Administrative Agents, acting at the direction of Requisite Offshore Lenders shall not have notified Administrative Agent of their objection (which objection shall not be made unreasonably) to such assignment on or prior to the Business Day preceding the proposed effective date of such assignment. Notwithstanding anything herein to the contrary, (1) no UK Lender, Australian Lender or Italian Lender may make any such assignment of all or any portion of its Offshore Loans or Offshore Loan Commitments to any Person other than a Lender or Eligible Assignee which has an Affiliate which is a Lender or Eligible Assignee having or simultaneously acquiring Revolving Loan Exposure (provided that any such assigning Offshore Lender may make such an assignment to an Eligible Assignee described in the last sentence of the definition of "Eligible Assignee" (referred to herein as an "SPV") so long as such assigning Offshore Lender or an Affiliate of such assigning Offshore Lender shall have, immediately before and after giving effect to such assignment, Revolving Loan Exposure), (2) no assignment referred to in the immediately preceding clause (1) shall be effective without the consent of the relevant Offshore Administrative Agent, which consent shall not be unreasonably withheld, or shall require a pro rata assignment of any other Type of Commitment or Type of Loan of such assigning Offshore Lender and (3) except as set forth in the last sentence of the definition of "Eligible Assignee," with respect to SPVs no Lender or Eligible Assignee may at any time be or become an Offshore Lender hereunder unless such Lender or Eligible Assignee or an Affiliate of such Lender or Eligible Assignee has or simultaneously acquires Revolving Loan Exposure (and no assignment shall be made by any Lender in contravention of this clause (3)); and provided further, however, that any assignment in accordance with clause (b) either after the occurrence and during the continuation of an Event of Default or if required by applicable law shall not require the consent of Company. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Loans, Commitments, Letters of Credit or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, and to the relevant Offshore Administrative Agent, in the case of any assignment of an Offshore Loan Commitment, an Assignment and Acceptance, together with, with respect to assignments which occur following the Effective Date, a processing and recordation fee of $3,500 payable to Administrative Agent, and such certificates, documents or other evidence, if any, with respect to United States federal income tax

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     withholding and foreign tax withholding matters as the assignee under such Assignment and Acceptance may be required to deliver to Administrative Agent and/or such Offshore Administrative Agent pursuant to subsection 2.7C(iv). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment and Acceptance, (y) the assignee thereunder shall be a party hereto and a "Lender" and, if applicable, a "UK Lender", "Australian Lender" or "Italian Lender" hereunder to the extent of the portion of any such Commitment so assigned hereunder and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, including, without limitation, the obligation in subsection 9.20 to maintain the confidentiality of all non-public information received by it pursuant to this Agreement and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations (except as otherwise provided in subsection 9.11) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto); provided that, if the assignee of the assigning Lender is an Affiliate of such Lender, such assignee shall not be entitled to receive any greater amount pursuant to subsections 2.6E or
     2.7 than the assigning Lender would have been entitled to receive in respect of the amount of the assignment effected by such assigning Lender to such Affiliate had no such assignment occurred. The Commitments hereunder shall be modified to reflect the Commitments of such assignee and any remaining Commitments of such assigning Lender and, if any such assignment occurs after the issuance of a Note to the assigning Lender hereunder, if requested pursuant to subsection 2.1H(iv), new Notes shall, upon surrender of the assigning Lender's Note, be issued upon request to the assignee and to the assigning Lender, substantially in the form of Exhibit VII, Exhibit VIII, Exhibit IX or (in the case of assignments of Italian Loans or Italian Loan Commitments) Exhibit X annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and the assigning Lender. In the event that a Lender assigns the full amount of its Term Loans and Revolving Loans, its Revolving Loan Commitments and its other Obligations and such Lender has an Offshore Loan Commitment, any outstanding Offshore Loans or any outstanding Bid Rate Loans at the time of such assignment, such Lender must also assign the full amount of such Bid Rate Loans and such Offshore Loans to an Eligible Assignee and the full amount of such Offshore Loan Commitment in accordance with the terms of this paragraph. Notwithstanding the foregoing provisions of this subsection 9.2B(i), any Lender may pledge or assign all or any portion of its rights under this Agreement to a Federal Reserve Bank as security for borrowings therefrom; provided that no such pledge or assignment shall release any such Lender from its obligations hereunder.

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           (ii)  Acceptance by Administrative Agent; Recordation in Register.
     Subject to the requirements of subsection 9.2B(i) with respect to assignments of Offshore Loan Commitments, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.2B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding and foreign tax withholding matters that such assignee may be required to deliver to Administrative Agent and any Offshore Administrative Agent pursuant to subsection 2.7C(iv), Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit XIV hereto and if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 9.2B(i)), (a) accept such Assignment and Acceptance by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it as provided in this subsection 9.2B(ii).

           C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan or payments due in repayment of draws under Letters of Credit allocated to such participation, and all amounts payable by Company hereunder shall be determined as if such Lender had not sold such participation. A Lender which has sold a participation in its Loans or Commitments shall require the holder of such participation to agree to comply with the provisions of subsection 9.20 and if a Lender desires to give any prospective participant a copy of any non-public information obtained by Lenders pursuant to the requirements of this Agreement which has been identified as such by any Borrower, such Lender shall require such prospective participant to agree to hold such information in accordance with such prospective participant's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices prior to its delivery of such material to such prospective participant. Company hereby acknowledges and agrees that, only for purposes of subsections 2.6E, 2.7, 9.5 and 9.6, any participation will give rise to a direct obligation of Company to the participant and the participant shall be considered to be a "Lender"; provided that no participant shall be entitled to receive any greater amount pursuant to subsections 2.6E or 2.7 than the transferor Lender would have been entitled to receive in respect of the amount of the participation effected by such transferor Lender to such participant had no such participation occurred.

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           D.  Assignments to Federal Reserve Banks.  In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.2, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between any Borrower, and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

           E.  Successor Offshore Overdraft Providers.  Any Offshore
Overdraft Account Provider may resign at any time by giving 30 days prior written notice thereof to the relevant Offshore Lenders, the relevant Subsidiary Borrower, the relevant Offshore Administrative Agent and Administrative Agent. Upon (i) any such notice of resignation, upon five days notice to such Offshore Lenders, such Offshore Administrative Agent and Administrative Agent, or (ii) an assignment by such Offshore Overdraft Account Provider of all of its Offshore Loan Commitment with respect to the relevant Offshore Currency, such Subsidiary Borrower shall have the right to appoint an Offshore Lender with respect to Offshore Loans denominated in the Applicable Currency as successor Offshore Overdraft Account Provider with respect to the Applicable Currency; provided that such appointment shall be subject to the consent of such Offshore Lenders, such Offshore Administrative Agent and Administrative Agent, which consent shall not be unreasonably withheld. Upon the acceptance of any such appointment as an Offshore Overdraft Account Provider hereunder by a successor Offshore Overdraft Account Provider, the relevant Subsidiary Borrower shall repay in full the relevant Offshore Overdraft Amount and all other amounts owing to the resigning Offshore Overdraft Account Provider under the relevant Offshore Overdraft Agreement, and such Borrower and the resigning Offshore Overdraft Account Provider shall terminate such Offshore Overdraft Agreement and the successor Offshore Overdraft Account Provider shall enter into a successor Offshore Overdraft Agreement.

           F. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.20.

           G. Replacement of Post-Effective Date Lender. At any time the Moody's rating or the S&P rating for any Post-Effective Date Lender (as defined below) is lower than Baa3 or BBB-, respectively:

           (i) if Company's long term unsecured debt rating is Ba2 or higher from Moody's and BB or higher from S&P, then Company may (but shall not be obligated to) obtain a commitment from another Lender or Lenders or an Eligible Assignee or Eligible Assignees to become a Lender or Lenders for all purposes under this Agreement (in the case of any such Eligible

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     Assignee) and to assume all obligations of such Post-Effective Date
     Lender hereunder; and

           (ii) if Company's long term unsecured debt rating is lower than Ba2 from Moody's or lower than BB from S&P, and Requisite Offshore Lenders have elected to replace such Post-Effective Date Lender, then Requisite Offshore Lenders or Company (with the consent of Requisite Offshore Lenders) may obtain a commitment from another Lender or Lenders or an Eligible Assignee or Eligible Assignees to become a Lender or Lenders for all purposes under this Agreement (in the case of any such Eligible Assignee) and to assume all obligations of such Post-Effective Date Lender hereunder.

In the event the commitment referred to in clause (i) or (ii) above to assume all obligations of the relevant Post-Effective Date Lender is obtained in accordance with such clause, the relevant Post-Effective Date Lender (1) shall assign all of its Loans, its Commitments and its other obligations to such other Lender or Lenders or Eligible Assignee or Eligible Assignees, at par, pursuant to the provisions of subsection 9.2B; provided that, such replacement shall not be effective until (x) the applicable Borrower has paid or caused to be paid to such Post-Effective Date Lender all principal, interest, fees and other amounts then due and owing to such Post-Effective Date Lender hereunder through such date of replacement (including any amounts payable under subsection 2.6E) (and each Borrower hereby agrees to pay such amounts with respect to the relevant Loans, Commitments and other obligations), (y) Company has paid to Administrative Agent the processing and recordation fee required to be paid by subsection 9.2B(i) (and Company hereby agrees to pay such amounts), and (z) all of the requirements for such assignment contained in subsection 9.2B, including, without limitation, the receipt by Administrative Agent of an executed Assignment and Acceptance and other supporting documents, have been fulfilled, and (2) shall be obligated to use its best efforts to cause the foregoing replacement to occur. For purposes of this subsection 9.2G, "Post-Effective Date Lender" means any Lender having Revolving Loan Exposure which is neither a Lender on the Effective Date nor an Affiliate of any Lender party to this Agreement on the Effective Date.

           9.3  Expenses

           Whether or not the transactions contemplated hereby shall be consummated, Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of Arrangers and Agents and their counsel in connection with the syndication of the Commitments and all the actual and reasonable costs and expenses of preparation of this Agreement and the other Loan Documents and all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder), and of Company's performance of and compliance with all agreements and conditions contained herein on their part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel to Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and

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administration of this Agreement, the other Loan Documents, the Letters of
Credit and the Loans hereunder, and any amendments and waivers hereto or thereto; and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees, including allocated costs of internal counsel, and costs of settlement) incurred by Lenders in enforcing any Obligations of or in collecting any payments due from any Borrower hereunder or under the Notes or any of the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

           9.4  Indemnity

           In addition to the payment of expenses pursuant to subsection 9.3, whether or not the transactions contemplated hereby shall be consummated, Company agrees to indemnify, pay and hold Agents and Lenders and the officers, directors, employees, agents, and affiliates of Agents and Lenders (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses (including, without limitation, any loss arising from the repayment in Dollars of any Loans made in an Offshore Currency pursuant to subsection 2.1C(ii) hereof), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, Lenders' agreement to make the Loans or the use or intended use of the proceeds of the Loans or the issuance of Letters of Credit hereunder and Lenders' agreement to purchase participations therein as provided for herein or the use or intended use of the Letters of Credit or the honoring of overdrafts under the Domestic Overdraft Agreement or the purchase of participations by Lenders in the Domestic Overdraft Amount or in the Offshore Overdraft Amounts or the purchase of participations by Offshore Loan Participants in the Offshore Loans (the "indemnified liabilities"); provided that Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee. Company also agrees to indemnify and hold harmless the Indemnitees from any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with any transactions contemplated by this Agreement and any expenses, including rea-sonable legal fees, arising in connection with any such claim, demand or liability. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

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           9.5  Set Off

           In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to such Borrower, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of such Borrower against and on account of the obligations and liabilities of such Borrower to that Lender under this Agreement, the Notes, the Domestic Overdraft Agreement, the Offshore Overdraft Agreements and the Letters of Credit, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit or the Notes or the other Loan Documents, irrespective of whether or not (a) that Lender shall have made any demand hereunder or (b) that Lender shall have declared the principal of and the interest on the Loans and Notes, any obligations of Company in respect of the Letters of Credit and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

           9.6  Ratable Sharing

           Lenders hereby agree among themselves that if any of them shall, through the exercise of any right of counterclaim, setoff, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest then due with respect to the Loans owed to that Lender, the amount then due to that Lender with respect to the Domestic Overdraft Amount or any Offshore Overdraft Amount or any Letter of Credit or Offshore Loan or any participation therein, or any fees or commissions payable hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect to the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (y) notify each other Lender and Administrative Agent of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by the Lenders in proportion to the Aggregate Amounts Due them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that Lender to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased and any other subsequent holder of a participation in any Loan or Letter of Credit or the Domestic Overdraft Amount or any Offshore Overdraft


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Amount otherwise acquired may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all monies owing by such Borrower to that holder as fully as if that holder were a holder of such a Loan or Letter of Credit or the Domestic Overdraft Amount or any Offshore Overdraft Amount in the amount of the participation held by that holder.

           9.7  Amendments and Waivers

     A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause (i)): (i) extend the scheduled final maturity of any Loan or Note beyond the Term Loan Maturity Date or the Revolving Loan Commitment Termination Date, as the case may be, or extend the stated expiration date of any Letter of Credit or the date for reimbursement of any amount drawn thereunder beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or fees in respect of the Revolving Loan Commitments, the Loans or the Letters of Credit, or extend the time of payment of interest or fees in respect thereof, or reduce the principal amount of any of the Obligations (including any Obligation to reimburse the amount of any drawing honored under any Letter of Credit), (ii) amend, modify, terminate or waive any provision of this subsection 9.7 or any other provision of this Agreement expressly requiring the approval or concurrence of all Lenders, (iii) reduce the percentage specified in the definition of Requisite Lenders or change the definition of "Pro Rata Share" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in determining what constitutes Requisite Lenders and in determining the Pro Rata Shares of Lenders, in each case on substantially the same basis as the Revolving Loan Commitments and the Revolving Loans or the Term Loan Commitments and the Term Loans are included in such determinations on the Effective Date), (iv) release Company from the Company Guaranty, or (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents; provided, further that no such amendment, modification, termination or waiver shall (1) increase the Term Loan Commitment or the Revolving Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that (A) amendments, modifications or waivers of conditions precedent, covenants, Potential Events of Default or Events of Default or of mandatory reductions in the Revolving Loan Commitments shall not constitute an increase of the Term Loan Commitment or the Revolving Loan Commitment of any Lender and (B) an increase in the available portion of the Revolving Loan Commitment of any Lender shall not constitute an increase in the Revolving Loan Commitment of such Lender); (2) amend, modify, terminate or waive any provision of subsection 2.1B or any other provision of this Agreement relating to the Domestic Overdraft Account or the Domestic Overdraft

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Amount (including any provision relating to the repayment of the Domestic
Overdraft Amount with the proceeds of Revolving Loans or relating to the obligations of Lenders to purchase participations in the Domestic Overdraft Amount) without the consent of Administrative Agent; (3) amend, modify, terminate or waive any provision of this Agreement relating to the obligations of Lenders to purchase participations in Letters of Credit without the written concurrence of BofA, Administrative Agent and each other Issuing Lender which has a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued by it; or (4) amend, modify, terminate or waive any provision of Section 8 applicable to any Agent without the consent of such Agent.

     B. If, in connection with any proposed amendment, modification, termination, waiver or consent relating to any of the provisions of this Agreement or the Notes as described in any of clauses (i) through (v) of the first proviso to subsection 9.7A, the consent of Requisite Lenders is obtained but the consent of one or more of the other Lenders whose consent is also required is not obtained, then Company shall have the right, so long as all such non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to (i) replace each such non-consenting Lender with one or more Replacement Lenders (as defined in subsection 9.7C) pursuant to subsection 9.7C so long as at the time of such replacement each such Replacement Lender consents to the proposed amendment, modification, termination, waiver or consent and/or (ii) terminate each such non-consenting Lender's Commitments and repay in full its outstanding Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender, in accordance with subsection 2.4A(i); provided that unless the Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that Company shall not have the right to terminate any such non-consenting Lender's Commitments and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 9.7B if, immediately after the termination of such Lender's Revolving Loan Commitment, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect minus any Blocked Availability Amount; provided still further that Company shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to subsection 9.7A.

     C. (i) In the event of certain refusals by any Lender, as provided in subsection 9.7B, to consent to certain proposed amendments, modifications, terminations, waivers or consents with respect to this Agreement which have been approved by Requisite Lenders, Borrowers may, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each Lender)

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     repay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (a "Replaced Lender") in accordance with, and subject to the requirements of, subsection 9.7B so long as (i) in the case of the repayment of Loans of any Lender pursuant to this subsection 9.7C the Commitments of such Lender are terminated concurrently with such repayment (at which time Schedule A shall be deemed modified to reflect the changed Commitments) and (ii) in the case of the repayment of Loans of any Lender the consents required by Section 9.7B in connection with the repayment pursuant to this subsection 9.7C have been obtained.

           (ii) At the time of any replacement pursuant to this subsection 9.7C, the lender replacing such Replaced Lender (the "Replacement Lender") shall enter into one or more assignment agreements, in form and substance satisfactory to Administrative Agent, pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Loans of, and participations in the Domestic Overdraft Amount and Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender and (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawing with respect to Letters of Credit (which at such time remains an unpaid drawing), to the extent such amount was not theretofore funded by such Replaced Lender;

           (iii) All obligations of any Borrower owing to the Replaced Lender (excluding those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including, however, any amounts that would have been payable by Company pursuant to subsection 2.6E if Company had directly prepaid the Loans of such Replaced Lender) shall be paid in full by Company to such Replaced Lender concurrently with such replacement; and

           (iv) Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (ii) and
     (iii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the applicable Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to Company's obligations regarding indemnification provisions under this Agreement, which shall survive for the benefit of such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.

     D. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.7 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower.

           9.8  Independence of Covenants

           All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

           9.9  Change in Accounting Principles, Fiscal Year or Tax Laws

           If (i) any changes in accounting principles and policies from those used in the preparation of the financial statements referred to in subsection 4.3 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) would result in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 5 and 6 hereof, (ii) there is any change in Company's Fiscal Quarter or Fiscal Year, or (iii) there is a material change in federal tax laws which materially affects Company's ability to comply with the financial covenants, standards or terms found in Sections 1, 5 or 6 hereof, the parties hereto agree to enter into negotiations in order to amend such provisions (in accordance with subsection 9.7) so as to equitably reflect such changes with the desired result that the criteria for evaluating Company's fi-nancial condition shall be the same after such changes as if such changes had not been made.

           9.10  Notices

           Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or by courier service and shall be deemed to have been given when delivered in person or by courier service, by receipt of telecopy or telex or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Administrative Agent or any Borrower shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this subsection 9.10) shall be as set forth under each party's name on the signature pages hereof or in the applicable Assignment and Acceptance. All notices to any Subsidiary Borrower provided for hereunder shall be copied concurrently to Company.

           9.11  Survival of Warranties and Certain Agreements

           A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder, the execution and delivery of the Notes and the issuance of the Letters of Credit.

           B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of each Borrower set forth in subsections 2.6E, 2.7, 9.3, 9.4 and 9.21 and the agreements of Lenders set forth in subsections 8.2C, 8.4, 9.5, 9.6 and 9.20 shall survive the payment of the Loans, the Notes, the Offshore Overdraft Amounts and the Domestic Overdraft Amount, the cancellation or expiration of the Letters of Credit and the termination of this Agreement.

           9.12  Failure or Indulgence Not Waiver; Remedies Cumulative

           No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the other Loan Documents are cumulative to and not exclusive of, any rights or remedies otherwise available.

           9.13  Severability

           In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

           9.14  Obligations Several; Independent Nature of Lenders' Rights

           The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall, subject to Section 7, be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

           9.15  Headings

           Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

           9.16  Applicable Law

           THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 OR ANY SUCCESSOR PUBLICATIONS (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

           9.17  Successors and Assigns

           This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither the rights or obligations of any Borrower under the Loan Documents nor any interest therein may be assigned without the written consent of all Lenders. Lenders' rights of assignment are subject to subsection 9.2.

           9.18  Consent to Jurisdiction and Service of Process

           ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

           (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

           (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

           (III)  AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH
     PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 9.10;

           (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

           (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

           (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 9.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
     SECTION 5-1402 OR OTHERWISE.

           9.19  Waiver of Jury Trial

           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

           9.20  Confidentiality

           Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by Company or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature and in ac-cordance with safe and sound banking practices and in any event (i) subject to subsection 9.2, may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Commitment, any Loan, any Letter of Credit or any participation therein; (ii) may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and (iii) may make disclosure to their respective Affiliates in connection herewith, provided that each such Affiliate is advised of and agrees to be bound by the provisions of this subsection 9.20; and further provided that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. Each Lender's obligations under this subsection 9.20 shall survive the termination of this Agreement and any release of such Lender's obligations under this Agreement pursuant to subsection 9.2B(i).

           9.21  Judgment Currency

           A. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

           B. The obligations of each Borrower in respect of any sum due from it to any Agent or Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Agent or Lender of any sum adjudged to be so due in such Other Currency such Agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due such Agent or Lender in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to such Agent or Lender in the Original Currency, such Agent or Lender shall remit such excess to such Borrower.

           9.22  Additional Subsidiary Borrowers

           The initial Subsidiary Borrowers hereunder shall be United Glass, United Glass Group, O-I Australia and O-I Italy. From time to time subsequent to the date hereof, Company may, with the consent of Administrative Agent, Australian Administrative Agent and Australian Lenders (which consent shall not be unreasonably withheld), designate additional Australian Subsidiaries as Australian Subsidiary Borrowers (each such designated Australian Subsidiary being an "Additional Subsidiary Borrower" with respect to ADollars), and any such Australian Subsidiary may become an Australian Subsidiary Borrower by executing a Borrowing Subsidiary Agreement substantially in the form of
Exhibit XXV annexed hereto and delivering such executed Borrowing Subsidiary Agreement, executed by Company and each other Borrower, to Administrative Agent and Australian Administrative Agent, together with (i) a certificate executed by the secretary, an assistant secretary or any director of such Subsidiary as to (a) the fact that attached copies of such Subsidiary's Certificate of Incorporation and Memorandum and Articles of Association are true and correct copies thereof, (b) the fact that attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of the Borrowing Subsidiary Agreement and the Credit Agreement as modified thereby are in full force and effect and have not been modified or amended, (c) the fact that attached copies of powers of attorney, if any, are true and correct copies thereof, and (d) the incumbency and signatures of the officers of such Subsidiary executing the Borrowing Subsidiary Agreement (and, if applicable, any powers of attorney authorizing other Persons to execute such Borrowing Subsidiary Agreement), and (ii) such other documents as Administrative Agent or such Offshore Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel and such Offshore Administrative Agent. Upon delivery of such executed Borrowing Subsidiary Agreement by the other Borrowers, notice of which is hereby waived by the

Borrowers other than Company, and each of the other documents referred to in the immediately preceding sentence, each such Additional Subsidiary Borrower shall be a Subsidiary Borrower and shall be as fully a party hereto as if such Subsidiary were an original signatory hereto as a Subsidiary Borrower with respect to ADollars. Each Borrower hereby expressly agrees that its Obligations arising hereunder or under the other Loan Documents shall not be affected or diminished by the addition or release of any Subsidiary Borrower hereunder.

           9.23  Limitation on Subsidiary Borrower Obligations

           Notwithstanding anything herein to the contrary, no provision of this Agreement shall render any Subsidiary Borrower liable for the Obligations of Company or of any other Subsidiary Borrower.

           9.24  Counterparts; Effectiveness

           This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts, together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each Borrower, by Existing Lenders constituting "Requisite Lenders" under the Existing Credit Agreement, and by all Lenders that are not Existing Lenders and upon receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof; provided that, unless and until all of the conditions set forth in subsections 3.1 and 3.2 have been satisfied or waived in accordance with subsection 9.7 of the Existing Credit Agreement, the Existing Credit Agreement shall remain in full force and effect without giving effect to the amendments set forth herein, all as if this Agreement had never been executed and delivered.

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
           WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

           BORROWERS:       OWENS-ILLINOIS, INC.


                                  By: /s/ David G. Van Hooser



                                  Name: David G. Van Hooser
                                  Title:       Senior Vice President

                                  Notice Address for Owens-Illinois:

                                        Owens-Illinois, Inc.
                                        One Seagate
                                        Toledo, Ohio 43666
                                        Attention:  Treasurer

                                      S-1-A

                                 UNITED GLASS LIMITED


                                  By: /s/ David G. Van Hooser



                                  Name:  David G. Van Hooser
                                  Title:       Attorney

                                  Notice Address for United Glass Limited:

                                        Porter Wood
                                        St. Albans
                                        Hertfordshire
                                        AL3 6NY, England
                                        Attention:  Terry Lilley
                                        Tel: 44-1-727-859-261
                                        Fax: 44-1-727-842-661

                                  with a copy to:

                                        Owens-Illinois, Inc.
                                        One Seagate
                                        Toledo, Ohio 43666
                                        Attention:  Treasurer

                                      S-1-B

                                 UNITED GLASS GROUP LIMITED


                                  By: /s/ David G. Van Hooser



                                  Name:  David G. Van Hooser
                                  Title:  Attorney

                                  Notice Address for United Glass Group:

                                        Porter Wood
                                        St. Albans
                                        Hertfordshire
                                        AL3 6NY, England
                                        Attention:  Terry Lilley
                                        Tel: 44-1-727-859-261
                                        Fax: 44-1-727-842-661

                                  with a copy to:

                                        Owens-Illinois, Inc.
                                        One Seagate
                                        Toledo, Ohio 43666
                                        Attention:  Treasurer

                                      S-1-C

                                 OWENS-ILLINOIS (AUSTRALIA) PTY
                                  LIMITED


                                  By: /s/ David G. Van Hooser
                                  Name:  David G. Van Hooser
                                  Title:       Attorney

                                  Notice Address for O-I Australia:

                                        Level 17, Chifley Tower
                                        Two Chifley Square
                                        Sydney NSW 2000
                                        Australia
                                        Attention:  Allen Mawby
                                        Tel: 61-3-9296-2311
                                        Fax: 61-3-9818-0012

                                  with a copy to:

                                        Owens-Illinois, Inc.
                                        One Seagate
                                        Toledo, Ohio 43666
                                        Attention:  Treasurer

                                      S-1-D

                                 OI ITALIA S.R.L.


                                  By: /s/ David G. Van Hooser



                                  Name:  David G. Van Hooser
                                  Title:       Director

                                  Notice Address for OI Italia:

                                  Aziende Vetrarie Industriali Ricciardi,
                                  S.p.A.
                                  Alzaia Trieste, 45
                                  20094, Corsico
                                  Milano, Italy
                                  Attention:  Harry R. Silletti
                                  Tel: 39-2-451-791
                                  Fax: 39-2-101-688


                                  with a copy to:

                                  Owens-Illinois, Inc.
                                  One Seagate
                                  Toledo, Ohio 43666
                                  Attention:  Treasurer

                                      S-1-E

INTENTIONALLY LEFT BLANK

    AGENTS AND LENDERS:    BANKERS TRUST COMPANY,
                                  individually and as Administrative Agent


                                  By: /s/ Mary Jo Jolly



                                  Name:  Mary Jo Jolly
                                  Title:       Assistant Vice President

                                  Notice Address:

                                        Bankers Trust Company
                                        130 Liberty Street, 14th Floor
                                        New York, New York 10006
                                        Attention:  Mary Jo Jolly


                                  with a copy to:

                                        Bankers Trust Company
                                        300 South Grand Avenue, 41st Floor
                                        Los Angeles, California 90071
                                        Attention:  Robert G. Kolb
                                        Tel: (213) 620-8465
                                        Fax: (213) 620-8484

                                 BANCAMERICA ROBERTSON STEPHENS,
                                        as an Arranger


                                  By: /s/ Thomas M. Brown



                                  Name:  Thomas M. Brown
                                  Title:       Vice President


                                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION,
                                        individually and as Syndication Agent



                                  By: /s/ Paul B. Higdon



                                  Name:  Paul B. Higdon
                                  Title:       Managing Director

                                  Notice Address:

                                        Bank of America National Trust
                                          and Savings Association
                                        231 South LaSalle Street
                                        Chicago, IL  60697

                                        For the Lender:
                                        Attention:  Paul Higdon
                                        Telephone:  (312) 828-7652
                                        Fax:  (312) 987-0303

                                        For the Arranger:
                                        Attention:  Thomas M. Brown
                                        Tel:  (312) 828-5687
                                        Fax:  (312) 828-7448

                                 THE BANK OF NOVA SCOTIA,
                                        individually and as an Arranger and as
                                        a Documentation Agent


                                  By: /s/ F.C.H. Ashby



                                  Name:  F.C.H. Ashby
                                  Title:       Senior Manager Loan Operations

                                  Notice Address:

                                        The Bank of Nova Scotia
                                        Atlanta Agency
                                        600 Peachtree Street, N.E.
                                        Suite 2700
                                        Atlanta, Georgia 30308
                                        Attention:  Pearl Jackson

                                  with a copy to:

                                        The Bank of Nova Scotia
                                        Chicago Representative Office
                                        181 W. Madison Street
                                        Suite 3700
                                        Chicago, IL  60602
                                        Attn:  David Visny
                                        Tel: (312) 201-4112
                                        Fax: (312) 201-4108

                                 NATIONSBANC MONTGOMERY
                                  SECURITIES LLC,
                                        as an Arranger



                                  By: /s/ Daniel G. Montgomery

                                  Name:  Daniel G. Montgomery
                                  Title:       Principal


                                  NATIONSBANK, N.A.,
                                        individually and as a Documentation
                                        Agent



                                  By: /s/ Valerie C. Mills



                                  Name:  Valerie C. Mills
                                  Title:       Sr. Vice President

                                  Notice Address for the foregoing Arranger and Lender:

                                        101 N. Tryon
                                        NC-001-15-05
                                        Charlotte, North Carolina 28255
                                        Attention:  Ms. Tia Bailey
                                        Fax:  (704) 386-5181

                                  With a copy to:

                                        NationsBank
                                        233 S. Wacker Drive
                                        Suite 2800
                                        Chicago, Illinois 60606
                                        Attention:  Ms. Valerie C. Mills
                                        Telephone:  (312) 234-5649
                                        Fax:  (312) 234-5619

                           ABN AMRO BANK N.V.,
                                  individually and as a Managing Agent



                            By:  /s/ J.M. Janovsky



                            Name:  J.M. Janovsky
                            Title:       Group Vice President



                            By:  /s/ Carrie Pence



                            Name:  Carrie Pence
                            Title:       Vice President

                            Notice Address:

                                  ABN Amro Bank N.V.
                                  One PPG Place
                                  Suite 2950
                                  Pittsburgh, PA  15222-5401
                                  Attention:  James Janovsky
                                  Tel: (412) 566-2250
                                  Fax: (412) 566-2266

                            with a copy to:

                                  ABN Amro Bank N.V.
                                  135 South LaSalle St., Suite 2805
                                  Chicago, IL 60603
                                  Attention:  Ken Keck
                                  Tel: (312) 904-1136
                                  Fax: (312) 904-8427

                                 CANADIAN IMPERIAL BANK OF COMMERCE,
                                    individually and as a Managing Agent



                                  By:  /s/ Cyd Petre



                                  Name:  Cyd Petre
                                  Title:       Executive Director
                                         CIBC Oppenheimer Corp., as Agent

                                  Notice Address:

                                        Canadian Imperial Bank of Commerce
                                        2727 Paces Ferry Road, Suite 1200
                                        2 Paces West, Building 2
                                        Atlanta, Georgia 30339
                                        Attention:  Charlene Harris
                                        Tel:  (770) 319-4847
                                        Fax:  (770) 319-4950

                                  with a copy to:

                                        Canadian Imperial Bank of Commerce
                                        425 Lexington Avenue
                                        New York, New York 10017
                                        Attention:  Tim Doyle
                                        Tel:  (212) 856-3650
                                        Fax:  (212) 856-3991

                                 CREDIT LYONNAIS CHICAGO BRANCH,
                                        individually and as a Managing Agent



                                  By: /s/ Lee E. Greve



                                  Name:  Lee E. Greve
                                  Title:       First Vice President


                                  Notice Address:

                                  Credit Lyonnais
                                  227 West Monroe
                                  Suite  3800
                                  Chicago, Illinois
                                  Attention:  Peter Kelly
                                  Telephone:  (312) 220-7306
                                  Fax:  (312) 641-0527

                                  with a copy to:

                                  Credit Lyonnais
                                  227 West Monroe
                                  Suite  3800
                                  Chicago, Illinois
                                  Attention:  Mel Smith
                                  Telephone:  (312) 220-7304
                                  Fax:  (312) 641-0527

                                 THE FIRST NATIONAL BANK OF
                                  CHICAGO,
                                        individually and as a Managing Agent



                                  By: /s/ Gary C. Wilson
                                  Name:  Gary C. Wilson
                                  Title:       First Vice President


                                  Notice Address:

                                  The First National Bank of Chicago
                                  611 Woodward Avenue, 2nd Floor
                                  Detroit, Michigan  48226
                                  Attention:  Philip Medsger
                                  Tel:  (313) 225-2406
                                  Fax:  (313) 225-1671

                                  with a copy to:

                                  The First National Bank of Chicago
                                  Attention:  Ian Harvey
                                  1 Triton Square
                                  Suite 5000
                                  London NW1 3FN, England

                                  The First National Bank of Chicago
                                  Level 19, 90 Collins Street
                                  Melbourne, Victoria 3000
                                  Australia
                                  Attention: Tim Blackmore
                                  Tel:  61-2-9650-1388
                                  Fax:  61-2-9650-2721

                                 THE INDUSTRIAL BANK OF JAPAN,
                                  LIMITED,
                                        individually and as a Managing Agent



                                  By:  /s/ Walter Wolff



                                  Name: Walter Wolff
                                  Title:       Senior Vice President/
                                         Deputy General Manager


                                  Notice Address:

                                        The Industrial Bank of Japan, Limited
                                        227 West Monroe Street, Suite 2600
                                        Chicago, IL  60606
                                        Attention: Steve Ryan
                                        Fax:  (312) 855-8200
                                        Tel:  (312) 855-6251

                                 KEYBANK NATIONAL ASSOCIATION,
                                        individually and as a Managing Agent



                                  By:  /s/ Thomas J. Purcell
                                  Name: Thomas J. Purcell
                                  Title:       Vice President


                                  Notice Address:

                                        KeyBank National Association
                                        127 Public Square
                                        Cleveland, OH  44114-1306
                                        Attention: Thomas Purcell
                                        Tel: (216) 689-4439
                                        Fax: (216) 689-4981

                                 SOCIETE GENERALE, CHICAGO BRANCH
                                        individually and as a Managing Agent



                                  By:  /s/ Eric Bellaiche



                                  Name:  Eric Bellaiche
                                  Title:       Director

                                  Notice Address:

                                        Societe Generale
                                        181 W. Madison St., Suite 3400
                                        Chicago, Illinois 60602
                                        Attention:  Mr. Eric Bellaiche
                                        Tel:  (312) 578-5015
                                        Fax:  (312) 578-5099

                                 THE SUMITOMO BANK, LIMITED,
                                  CHICAGO BRANCH,
                                        individually and as a Managing Agent


                                  By:  /s/ Kenichiro Kobayashi



                                  Name: Kenichiro Kobayashi
                                  Title:       Joint General Manager

                                  Notice Address:

                                        The Sumitomo Bank, Ltd.
                                        Chicago Branch
                                        Suite 4800
                                        233 South Wacker Drive
                                        Chicago, Illinois 60606-6448
                                        Attention:  John Dilegge
                                        Tel: (312) 876-6444
                                        Fax: (312) 876-6436


                                  With a copy to:

                                        The Sumitomo Bank, Ltd.
                                        Chicago Branch
                                        Suite 4800
                                        233 South Wacker Drive
                                        Chicago, Illinois 60606-6448
                                        Attention:  Teresa Howard
                                        Tel: (312) 879-7663
                                        Fax: (312) 876-1490

                                 BARCLAYS BANK PLC,
                                    individually and as a Co-Agent






                                  By:  /s/ Keith Mackie

                                  Name:  Keith Mackie
                                  Title:       Director

                                  Notice Address:

                                        Barclays Bank PLC
                                        222 Broadway
                                        New York, NY 10038
                                        Attention: Paul Kavanagh
                                        Tel:  (212) 412-1547

                                TORONTO DOMINION (TEXAS), INC.,
                                        individually and as a Co-Agent



                                  By:  /s/ Neva Nesbitt



                                  Name: Neva Nesbitt
                                  Title:       Vice President


                                  Notice Address:

                                        The Toronto-Dominion Bank,
                                        Houston Branch
                                        909 Fannin, Suite 1700
                                        Houston, Texas 77010
                                        Attention: Neva Nesbitt
                                        Tel:  (713) 653-8261
                                        Fax:  (713) 951-9921

                                  with a copy to:

                                        The Toronto-Dominion Bank
                                        31 West 52nd Street, 18th Floor
                                        New York, New York  10019
                                        Attention: Kevin Gillis
                                        Tel: (212) 827-7574
                                        Fax: (212) 262-1926

                                 BANQUE NATIONALE DE PARIS,
                                        individually and as a Lead Manager




                                  By:  /s/ Arnaud Collin du Bocage
                                  Name: Arnaud Collin du Bocage
                                  Title:       Executive Vice President and
                                         General Manager


                                  Notice Address:

                                        Banque Nationale de Paris
                                        209 South LaSalle Street
                                        Chicago, IL  60604
                                        Attention:  Kristin Petinaux
                                        Tel:  (312) 977-2208
                                        Fax:  (312) 977-1380

                            with a copy to:

                                        Banque Nationale de Paris
                                        209 South LaSalle Street
                                        Chicago, IL  60604
                                        Attention:  Rosalie Hawley
                                        Telephone:  (312) 977-2203
                                        Fax:  (312) 977-1380

                                 COMPAGNIE FINANCIERE DE CIC
                                  ET DE L'UNION EUROPEENNE,
                                        individually and as a Lead Manager



                                  By:  /s/ Brian O'Leary
                                  Name: Brian O'Leary
                                  Title:       Vice President



                                  By:  /s/ Sean Mounier

                                  Name: Sean Mounier
                                  Title:       First Vice President


                                  Notice Address:

                                        CIC
                                        520 Madison Avenue
                                        37th Floor
                                        New York, New York 10022
                                        Attention: Brian O'Leary
                                        Tel: (212) 715-4422
                                        Fax: (212) 715-4535

                           THE LONG-TERM CREDIT BANK OF
                            JAPAN, LTD.



                            By:  /s/ Brady S. Sadek
                            Name: Brady S. Sadek
                            Title:       Senior Vice President


                            Notice Address:

                                  The Long-Term Credit Bank of Japan, Ltd.
                                  190 South LaSalle Street, Suite 800
                                  Chicago, Illinois  60603
                                  Attention:  Kris Grosshans
                                  Tel:  (312) 704-5475
                                  Fax:  (312) 704-8505

                            with a copy to:

                                  The Long-Term Credit Bank of Japan, Ltd.
                                  165 Broadway, 50th Floor
                                  New York, NY 10006
                                  Attention: Cathy Dorsch-Santiago

                                THE BANK OF NEW YORK




                                  By:  /s/ Edward J. Dougherty III
                                  Name: Edward J. Dougherty III
                                  Title:      Vice President
                                        U.S. Commercial Banking

                                  Notice Address:

                                        The Bank of New York
                                        One Wall Street 22nd Floor
                                        New York, New York 10286
                                        Attention:  Edward J. Dougherty
                                        Tel: (212) 635-7842
                                        Fax: (212) 635-6434

                                THE SAKURA BANK, LIMITED




                                  By:  /s/ Yoshikazu Nagura

                                  Name: Yoshikazu Nagura
                                  Title:       Vice President


                                  Notice Address:

                                        The Sakura Bank, Limited
                                        277 Park Avenue
                                        New York, New York 10172
                                        Attention:  Stephen Chan
                                        Tel:  (212) 756-6774
                                        Fax:  (212) 888-7651

                                 THE FUJI BANK, LIMITED




                                  By:  /s/ Peter L. Chinnici



                                  Name: Peter L. Chinnici
                                  Title:       Joint General Manager


                                  Notice Address:

                                        The Fuji Bank, Limited
                                        225 West Wacker Drive, Suite 2000
                                        Chicago, Illinois 60606
                                        Attention:  James R. Fayen
                                        Tel: (312) 621-0397
                                        Fax: (312) 621-0539

                                 ROYAL BANK OF CANADA



                                  By: /s/ Molly Drennan



                                  Name: Molly Drennan
                                  Title:  Senior Manager Corporate Banking

                                  Notice Address:

                                        Royal Bank of Canada
                                        One N. Franklin, Suite 700
                                        Chicago, Illinois 60606
                                        Attention:  Molly Drennan
                                        Tel: (312) 551-1615
                                        Fax: (312) 551-0805

                                  with a copy to:

                                        Royal Bank of Canada
                                        One Liberty Plaza
                                        165 Broadway
                                        New York, New York 10006
                                        Attention:  Danielle Gillis
                                        Tel: (212) 428-6332
                                        Fax: (212) 428-2372

                                 BANQUE PARIBAS




                                  By:  /s/ Karen E. Coons



                                  Name:  Karen E. Coons
                                  Title:       Vice President


                                  By:  /s/ Francois Delangle
                                  Name:   Francois Delangle
                                  Title:       Vice President


                                  Notice Address:

                                        Banque Paribas
                                        227 West Monroe
                                        Suite 3300
                                        Chicago, Illinois  60606
                                        Attention: Karen Coons
                                        Fax: (312) 853-6020

                                 THE DAI-ICHI KANGYO BANK, LTD.,
                                  CHICAGO BRANCH




                                  By:  /s/ Sunao Hirata
                                  Name:  Sunao Hirata
                                  Title:       Vice President


                                  Notice Address:

                                        The Dai-Ichi Kangyo Bank, Ltd.,
                                        Chicago Branch
                                        10 South Wacker Drive
                                        Chicago, Illinois  60606
                                        Attention: Norman Fedder
                                        Tel:  (312) 715-6451
                                        Fax:  (312) 876-2011

                                  with a copy to:

                                        The Dai-Ichi Kangyo Bank, Ltd.,
                                        New York Branch
                                        One World Trade Center, 48th Floor
                                        New York, NY 10048
                                        Attention: Miriam Ramos
                                        Tel: (212) 432-8330
                                        Fax: (212) 912-1147

                                 FLEET NATIONAL BANK




                                  By: /s/ Steve Kalin



                                  Name: Steve Kalin
                                  Title: Vice President


                                  Notice Address:

                                        Fleet National Bank
                                        One Landmark Square
                                        Stamford, Connecticut 06904
                                        Attention:  Steven Kalin
                                        Tel:  (203) 358-2013
                                        Fax:  (203) 358-6111

                                 NATIONAL CITY BANK




                                  By: /s/Davis R. Bonner



                                  Name: Davis R. Bonner
                                  Title: Vice President

                                  Notice Address:

                                        National City Bank
                                        1900 East Ninth Street
                                        Cleveland, OH  44114-3484
                                        Attention:  Jeffrey Douglas
                                        Tel: (216) 575-2836
                                        Fax: (216) 222-0003

                      INTENTIONALLY LEFT BLANK

                                 ARAB BANKING CORPORATION



                                  By: /s/ Grant E. McDonald



                                  Name:  Grant E. McDonald
                                  Title:  Vice President



                                  Notice Address:

                                        Arab Banking Corporation
                                        277 Park Avenue, 32nd Floor
                                        New York, New York 10172-3299
                                        Attention:  Grant McDonald
                                        Tel: (212) 583-4759
                                        Fax: (212) 583-0935

                                  BANCA COMMERCIALE ITALIANA,
                                   CHICAGO BRANCH



                                  By: /s/ Julian M. Teodori



                                  Name: Julian M. Teodori
                                  Title: Senior Vice President and Branch
                                              Manager



                                  By: /s/ Mark D. Mooney



                                  Name: Mark D. Mooney
                                  Title: Vice President

                                  Notice Address:

                                        Banca Commerciale Italiana
                                        150 North Michigan Avenue
                                        Suite 1500
                                        Chicago, Illinois 60601
                                        Attention:  Mark Mooney
                                        Tel:  (312) 456-2503
                                        Fax:  (312) 346-5758

                                  Letter of Credit Contact:

                                        Banca Commerciale Italiana, New York
                                              Branch
                                        One William Street
                                        New York, NY 10004
                                        Attention: Jonathan Sahr
                                        Tel: (212) 607-3531
                                        Fax: (212) 607-3897

                                 BANCA DI ROMA



                                  By: /s/ Aurora Pensa



                                  Name: Aurora Pensa
                                  Title: Vice President


                                  By: /s/ Claudio Perna



                                  Name: Claudio Perna
                                  Title: Senior Vice President and Branch
                                              Manager

                                  Notice Address:

                                        Banca di Roma
                                        225 West Washington Street
                                        Suite 1200
                                        Chicago, Illinois 60606
                                        Attention:  Steven Paley
                                        Tel:  (312) 704-2629
                                        Fax:  (312) 726-3058

                                 BANCA POPOLARE DI MILANO,
                                  NEW YORK BRANCH



                                  By: /s/Fulvio Montanari



                                  Name: Fulvio Montanari
                                  Title: First Vice President



                                  By: /s/ Esperanza Quintero



                                  Name: Esperanzo Quintero
                                  Title: Vice President

                                  Notice Address:

                                        Banca Popolare di Milano
                                        375 Park Avenue, 9th Floor
                                        New York, New York 10152
                                        Attention:  Monica Panzani/Esperanza
                                                    Quintero
                                        Tel:  (212) 758-5040
                                        Fax:  (212) 838-1077

                                 BANK OF HAWAII



                                  By: /s/ Donna R. Parker



                                  Name: Donna R. Parker
                                  Title: Vice President

                                  Notice Address:

                                        Bank of Hawaii
                                        1850 North Central Avenue
                                        Suite 400
                                        Phoenix, Arizona  85004
                                        Attention:  Donna Parker
                                        Telephone:  (602) 257-2436
                                        Fax:  (602) 257-2235

                                 BANK OF MONTREAL



                                  By: /s/ Leon H. Sinclair



                                  Name: Leon H. Sinclair
                                  Title: Director


                                  Notice Address:

                                        Bank of Montreal
                                        115 South LaSalle Street, 12W
                                        Chicago, Illinois  60603
                                        Attention:  Ninfa Arenas
                                        Tel:  (312) 750-3453
                                        Fax:  (312) 750-4345

                                 CARIPLO CASSA DI RISPARMIO DELLE
                                  PROVINCIE LOMBARDE, S.p.A.



                                  By: /s/ Anthony F. Giobbi



                                  Name: Anthony F. Giobbi
                                  Title: First Vice President

                                  By: /s/ Charles W. Kennedy



                                  Name: Charles W. Kennedy
                                  Title: First Vice President


                                  Notice Address:

                                        Cariplo Bank
                                        10 East 53rd Street
                                        36th Floor
                                        New York, New York 10022
                                        Attention: Anthony Giobbi
                                        Tel:    (212) 527-8737
                                        Fax:  (212) 527-8777

                                 CITIBANK, N.A.



                                  By: /s/ Marjorie Futornick



                                  Name: Marjorie Futornick
                                  Title: Vice President


                                  Notice Address:

                                        Citibank, N.A.
                                        200 South Wacker Drive
                                        Chicago, Illinois  60606
                                        Attention:  Emily Rosenstock
                                        Tel:  (312) 993-3233
                                        Fax:  (312) 993-1050

                                 COMERICA BANK



                                  By: /s/ Anthony Davis



                                  Name: Anthony Davis
                                  Title: Account Officer


                                  Notice Address:

                                        Comerica
                                        One Detroit Center
                                        500 Woodward Avenue
                                        Detroit, Michigan 48226-3268
                                        Attention: Anthony Davis
                                        Tel: (313) 222-9452
                                        Fax: (313) 222-9514

                                 COMMERZBANK AKTIENGESELLSCHAFT,
                                  CHICAGO BRANCH



                                  By: /s/ Arne Jahn



                                  Name: Arne Jahn
                                  Title: Assistant Treasurer



                                  By: /s/ Carol Otten



                                  Name: Carol Otten
                                  Title: Assistant Vice President


                                  Notice Address:

                                        Commerzbank AG
                                        311 South Wacker Drive
                                        Chicago, Illinois  60606
                                        Attention:  William Binder
                                        Telephone:  (312) 408-6920
                                        Fax:  (312) 435-1486

                                 CREDITO ITALIANO S.p.A.



                                  By: /s/ Harmon P. Butler



                                  Name: Harmon P. Butler
                                  Title: First Vice President and Deputy
                                    Manager



                                  By: /s/ Gianfranco Bisagni



                                  Name: Gianfranco Bisagni
                                  Title: First Vice President


                                  Notice Address:

                                        Credito Italiano S.p.A.
                                        375 Park Avenue, 2nd Floor
                                        New York, New York 10152
                                        Attention: Harmon P. Butler
                                        Tel: (212) 546-9611
                                        Fax: (212) 546-9675

                                 ISTITUTO BANCARIO SAN PAOLO
                                  DI TORINO, S.p.A.



                                  By: /s/ Luca Sacchi



                                  Name: Luca Sacchi
                                  Title: Vice President



                                  By: /s/ R. Wurster



                                  Name: R. Wurster
                                  Title: First Vice President


                                  Notice Address:

                                        Istituto Bancario San Paolo
                                              Di Torino, S.p.A.
                                        245 Park Avenue, 35th Floor
                                        New York, New York 10167
                                        Attention:  Luca Sacchi
                                        Tel:  (212) 692-3130
                                        Fax:  (212) 599-5303

                                 KREDIETBANK N.V.



                                  By: /s/ Robert Snauffer



                                  Name: Robert Snauffer
                                  Title: Vice President

                                  By: /s/ Tod R. Angus



                                  Name: Tod R. Angus
                                  Title: Vice President


                                  Notice Address:

                                        Kredietbank N.V.
                                        125 West 55th Street
                                        10th Floor
                                        New York, New York  10019
                                        Attention: John E. Thierfelder
                                        Tel:  (212) 541-0727
                                        Fax:  (212) 541-0793

                                 THE MITSUBISHI TRUST AND BANKING
                                  CORPORATION



                                  By: /s/ Toshihiro Hayashi



                                  Name: Toshihiro Hayashi
                                  Title: Senior Vice President

                                  Notice Address:

                                        The Mitsubishi Trust and Banking Corp.
                                        520 Madison Ave., 26th Floor
                                        New York, NY  10022
                                        Attention:  Toshihiro Hayashi
                                        Tel:  (212) 891-8319
                                        Fax:  (212) 644-6825

                                 THE MITSUI TRUST AND
                                  BANKING COMPANY, LIMITED



                                  By: /s/ Margaret Holloway



                                  Name: Margaret Holloway
                                  Title: Senior Vice President and Manager

                                  Notice Address:

                                        The Mitsui Trust and Banking Company
                                        1251 Avenue of the Americas
                                        39th Floor
                                        New York, NY 10020-1104
                                        Attention:  Margaret Holloway
                                        Tel:  (212) 790-5368
                                        Fax:  (212) 790-5435

                                  with a copy to:

                                        The Mitsui Trust and Banking Company
                                        1251 Avenue of the Americas
                                        39th Floor
                                        New York, NY 10020-1104
                                        Attention:  Edward Simnor
                                        Tel:  (212) 790-5352

                                 THE NORTHERN TRUST COMPANY



                                  By: /s/ Stephen B. Bowman



                                  Name: Stephen B. Bowman
                                  Title: Vice President

                                  Notice Address:

                                        The Northern Trust Company
                                        50 S. LaSalle Street, 11th Floor
                                        Chicago, Illinois 60675
                                        Attention:  Stephen Bowman
                                        Tel:  (312) 444-7946
                                        Fax:  (312) 630-6062

                                 REPUBLIC NATIONAL BANK OF NEW
                                  YORK



                                  By: /s/ Jean-Pierre F. Diels



                                  Name: Jean-Pierre F. Diels
                                  Title: Executive Vice President


                                  By: /s/ Monisha V. Khadse



                                  Name: Monisha V. Khadse
                                  Title: Assistant Vice President

                                  Notice Address:

                                        Republic National Bank of New York
                                        452 Fifth Avenue, 25th Floor
                                        New York, New York 10018
                                        Attention:  Monisha Khadse
                                        Tel: (212) 525-6087
                                        Fax: (212) 525-8370

                                 THE TOKAI BANK, LTD., CHICAGO
                                  BRANCH

                                  By: /s/ Shusui Toyoda



                                  Name: Shusui Toyoda
                                  Title: General Manager


                                  Notice Address:

                                        The Tokai Bank,, Ltd., Chicago Branch
                                        181 West Madison Street
                                        Suite 3600
                                        Chicago, IL 60602
                                        Attention: H. Iio
                                        Tel: (312) 456-3441
                                        Fax: (312) 977-0003

                                 THE TOYO TRUST & BANKING CO., LTD.



                                  By: /s/ Takashi Mikumo



                                  Name: Takashi Mikumo
                                  Title: Vice President


                                  Notice Address:

                                        The Toyo Trust & Banking Co., Ltd.
                                        666 Fifth Avenue
                                        33rd Floor
                                        New York, New York 10103
                                        Attention:  Barry Wadler
                                        Telephone:  (212) 307-3400
                                        Fax:  (212) 307-3498

                                 UNION BANK OF CALIFORNIA, N.A.



                                  By: /s/ Gail L. Fletcher



                                  Name: Gail L. Fletcher
                                  Title: Vice President


                                  Notice Address:

                                        Union Bank of California, N.A.
                                        350 California Street
                                        6th Floor
                                        San Francisco, California  94104
                                        Attention:  David Kinkela
                                        Tel:  (415) 705-7048
                                        Fax:  (415) 705-5093

                                 WACHOVIA BANK



                                  By: /s/ Terence A. Snellings



                                  Name: Terence A. Snellings
                                  Title: Senior Vice President


                                  Notice Address:

                                        Wachovia Bank
                                        191 Peachtree Street NE - 28th Floor
                                        Mail Code: 370
                                        Atlanta, Georgia 30303
                                        Attention:  Eero Maki
                                        Telephone:  (404) 332-5275
                                        Fax:  (404) 332-6898

                                 WESTDEUTSCHE LANDESBANK
                                  GIROZENTRALE, NEW YORK BRANCH



                                  By: /s/ Kheil A. McIntyre



                                  Name: Kheil A. McIntyre
                                  Title: Vice President




                                  By: /s/ Walter T. Duffy III



                                  Name: Walter T. Duffy III
                                  Title: Associate


                                  Notice Address:

                                        Westdeutsche Landesbank
                                        1211 Avenue of the Americas
                                        New York, New York  10036
                                        Attention:  Cheryl Wilson
                                        Telephone:  (212) 852-6152
                                        Fax:  (212) 302-7946

                                  with a copy to:

                                        Westdeutsche Landesbank
                                        1211 Avenue of the Americas
                                        New York, New York  10036
                                        Attention:  Walter T. Duffy III
                                        Telephone:  (212) 852-6095
                                        Fax:  (212) 852-6148

                                 MERITA BANK LTD.



                                  By: /s/ Frank Maffei



                                  Name:  Frank Maffei
                                  Title: Vice President



                                  By: /s/ Clifford Abramsky



                                  Name:  Clifford Abramsky
                                  Title: Vice President


                                  Notice Address:

                                        Merita Bank Ltd.
                                        437 Madison Avenue, 21st Floor
                                        New York, New York, 10022
                                        Attention:  Frank Maffei
                                        Tel:  (212) 318-9561
                                        Fax:  (212) 318-9318

                                 THE ROYAL BANK OF SCOTLAND plc





                                  By: /s/ Derek Bonnar



                                  Name:  Derek Bonnar
                                  Title: Vice President

                                  Notice Address:

                                        The Royal Bank of Scotland plc
                                        Wall Street Plaza, 88 Pine Street
                                        New York, New York, 10005
                                        Attention:  Derek Bonnar
                                        Tel:  (212) 269-1718
                                        Fax:  (212) 480-0791

                                 BANCA NAZIONALE DEL LAVORO SPA,
                                        NEW YORK BRANCH


                                  By: /s/ Lenoardo Valentini



                                  Name:  Leonardo Valentini
                                  Title: First Vice President

                                  By: /s/ Roberto Mancone



                                  Name:  Roberto Mancone
                                  Title: AVP, Senior Loan Officer

                                  Notice Address:

                                        Banca Nazionale del Lavoro Spa,
                                        New York Branch
                                        25 West 51st Street
                                        New York, New York 10019
                                        Attention:  Roberto Mancone
                                        Tel:  (212) 314-0734
                                        Fax:  (212) 765-2978

                                 AMSOUTH BANK





                                  By: /s/ Bryan Grantham



                                  Name:  Bryan Grantham
                                  Title: Commercial Banking Officer

                                  Notice Address:

                                        AmSouth Bank
                                        1900 Fifth Avenue North, 7th Floor



                                        Birmingham, AL 35203
                                        Attention:  Bryan Grantham
                                        Tel:  (205) 801-0331
                                        Fax:  (205) 583-4436

                                 WESTPAC BANKING CORPORATION





                                  By: /s/ Brad Masters



                                  Name:  Brad Masters
                                  Title: Vice President

                                  Notice Address:

                                        Westpac Banking Corporation
                                        575 Fifth Avenue
                                        New York, NY 10017
                                        Attention: Susan Wildstein
                                        Tel:  (212) 551-1960
                                        Fax:  (212) 551-1998

                                 DRESDNER BANK AG,
                                  NEW YORK AND GRAND CAYMAN BRANCHES



                                  By: /s/ Brigitte Sacin



                                  Name:  Brigitte Sacin
                                  Title: Assistant Treasurer

                                  By: /s/ Christopher E. Sarisky



                                  Name:  Christopher E. Sarisky
                                  Title: Assistant Vice President

                                  Notice Address:

                                        Dredner Bank AG
                                        75 Wall Street - Credit Services
                                        New York, NY 10005
                                        Attention: Howard Ramlal
                                        Tel:  (212) 429-2281
                                        Fax:  (212) 429-2130

                                  with a copy to:

                                        Dresdner Bank AG
                                        190 S. LaSalle
                                        Chicago, IL 60603
                                        Attention: James Jerz
                                        Tel: (312) 444-1314
                                        Fax: (312) 444-1192

                                 CREDIT AGRICOLE INDOSUEZ



                                  By: /s/ Dean Balice



                                  Name:  Dean Balice
                                  Title: Senior Vice President and Branch
                                              Manager

                                  By: /s/ Todd C. Voss



                                  Name:  Todd C. Voss
                                  Title: First Vice President

                                  Notice Address:

                                        Credit Agricole Indosuez
                                        55 E. Monroe St., Suite 4700
                                        Chicago, IL 60603
                                        Attention: Raymond Falkenberg
                                        Tel:  (312) 917-7426
                                        Fax:  (312) 372-3724

                                 ERSTE BANK




                                  By: /s/ Arcinee Hovanessian



                                  Name:  Arcinee Hovanessian
                                  Title: Senior Transactor


                                  By: /s/ Robert Suehnholz



                                  Name:  Robert Suehnholz
                                  Title: First Vice President


                                  Notice Address:

                                        Erste Bank
                                        280 Park Avenue
                                              West Building, 32nd Floor
                                        New York, NY 10022
                                        Attention: Arcinee Hovanessian
                                        Tel:  (212) 984-5635
                                        Fax:  (212) 984-5627

                                 U.S. BANK NATIONAL ASSOCIATION




                                  By: /s/ Mark R. Olmon



                                  Name:  Mark R. Olmon
                                  Title: Vice President

                                  Notice Address:

                                        U.S. Bank National Association
                                        601 2nd Avenue South
                                        Minneapolis, MN 55402-4302
                                        Attention: Mark Olmon
                                        Tel:  (612) 973-1085
                                        Fax:  (612) 973-0825

                                 MELLON BANK, N.A.



                                  By: /s/ Mark F. Johnston



                                  Name:  Mark F. Johnston
                                  Title: Assistant Vice President

                                  Notice Address:

                                        Mellon Bank, N.A.
                                        One Mellon Bank Center
                                        Room 151-4530
                                        Pittsburgh, PA 15258
                                        Attention: Mark Johnston
                                        Tel:  (412) 236-2793
                                        Fax:  (412) 236-1914

                                  with a copy to:

                                        Mellon Bank, N.A.
                                        Three Mellon Bank Center
                                        Pittsburgh, PA 15259
                                        Attention: Jodi Stewart
                                        Tel:  (412) 234-9448
                                        Fax:  (412) 209-6138

                                 COOPERATIEVE CENTRALE RAIFFEISEN-
                                  BOERENLEENBANK B.A. "RABOBANK
                                  NEDERLAND", NEW YORK BRANCH






                                  By: /s/ Robert B. Benoit



                                  Name:  Robert B. Benoit
                                  Title: Senior Vice President

                                  By: /s/ Dana Hemenway



                                  Name:  Dana Hemenway
                                  Title: Vice President

                                  Notice Address:

                                        Rabobank
                                        245 Park Avenue
                                        New York, NY 10167
                                        Attention: Andrew Sherman
                                        Tel:  (212) 808-2513
                                        Fax:  (212) 916-7880

                                  with a copy to:

                                        Rabobank
                                        300 South Wacker Drive, Suite 3500
                                        Chicago, IL 60606
                                        Attention: Tom Levasseur
                                        Tel: (312) 408-8249
                                        Fax: (312) 408-8240

                                 DG BANK DEUTSCHE
                                  GENOSSENSCHAFTSBANK



                                  By: /s/ Robert H. Herber



                                  Name:  Robert H. Herber
                                  Title: Vice President


                                  By: /s/ Elizabeth L. Ryan



                                  Name:  Elizabeth L. Ryan
                                  Title: Vice President

                                  Notice Address:

                                        DG Bank
                                        609 Fifth Avenue
                                        New York, NY 10017
                                        Attention: Robert Herber
                                        Tel:  (212) 745-1581
                                        Fax:  (212) 745-1556

                                 POSTIPANKKI OYJ, NEW YORK BRANCH




                                  By: /s/ Pekka Vataja



                                  Name:  Pekka Vataja
                                  Title: General Manager


                                  By: /s/ Gary Tanner



                                  Name:  Gary Tanner
                                  Title: Senior Vice President

                                  Notice Address:

                                        Postipankki Oyj, New York Branch


                                              153 E. 53rd Street, 36th Floor



                                              New York, NY 10022
                                        Attention: Lourdes Marrero
                                        Tel:  (212) 758-8181
                                        Fax:  (212) 758-0011

                                 FIFTH THIRD BANK OF NORTHWESTERN
                                  OHIO, N.A.



                                  By: /s/ Christopher M. Prisby



                                  Name:  Christopher M. Prisby
                                  Title: Vice President

                                  Notice Address:

                                        Fifth Third Bank
                                        606 Madison
                                        Toledo, OH 43604
                                        Attention: Christopher Prisby
                                        Tel:  (419) 259-7141
                                        Fax:  (419) 259-7134

                                 LLOYDS BANK PLC



                                  By: /s/ Paul D. Briamonte



                                  Name:  Paul D. Briamonte
                                  Title: Director, Acquisition & Project
                                  Finance, USA B374

                                  By: /s/ David C. Rodway



                                  Name:  David C. Rodway
                                  Title: Assistant Vice President R156

                                  Notice Address:

                                        Lloyds Bank Plc
                                        575 Fifth Avenue
                                        New York, NY 10017
                                        Attention: Paul Briamonte
                                        Tel:  (212) 930-8904
                                        Fax:  (212) 930-5098

                                 BANK HAPOALIM



                                  By: /s/ John M. Orpen



                                  Name:  John M. Orpen
                                  Title: Vice President

                                  By: /s/ Michael J. Byrne



                                  Name:  Michael J. Byrne
                                  Title: Vice President - Senior Lending
                                           Officer

                                  Notice Address:

                                        Bank Hapoalim
                                        255 N. Michigan Avenue, Suite 900
                                        Chicago, IL 60601
                                        Attention: Michael Byrne
                                        Tel:  (312) 228-6410
                                        Fax:  (312) 228-6490

                                 SUMMIT BANK



                                  By: /s/ Robert D. Mace



                                  Name:  Robert D. Mace
                                  Title: Assistant Vice President

                                  Notice Address:

                                        Summit Bank
                                        512 Township Line Road, Suite 280
                                        Blue Bell, PA 19422
                                        Attention: Robert Mace
                                        Tel: (215) 619-4817
                                        Fax: (215) 619-4820

                                 STAR BANK, NATIONAL ASSOCIATION




                                  By: /s/ Mark A. Whitson



                                  Name:  Mark A. Whitson
                                  Title: Vice President

                                  Notice Address:

                                        Star Bank
                                        425 Walnut Street
                                        Cincinnati, OH 45201
                                        Attention: Mark Whitson
                                        Tel:  (513) 632-2013
                                        Fax:  (513) 632-2068

                                 ARAB AMERICAN BANK



                                  By: /s/ William G. Reynolds



                                  Name:  William G. Reynolds
                                  Title: Vice President


                                  By: /s/ Nicolas A. Kanaris



                                  Name:  Nicolas A. Kanaris
                                  Title: Vice President

                                  Notice Address:

                                        Arab American Bank
                                        40 East 52nd Street, 22nd Floor
                                        New York, NY 10022
                                        Attention: William Reynolds
                                        Tel:  (212) 326-8106
                                        Fax:  (212) 755-6944

                                 BANK OF IRELAND



                                  By: /s/ Niall O'Leary



                                  Name:  Niall O'Leary
                                  Title: Senior Manager

                                  By: /s/ Niamh O'Flynn



                                  Name:  Niamh O'Flynn
                                  Title: Manager

                                  Notice Address:

                                        Bank of Ireland
                                        La Touche House
                                        International Financial Service Centre


                                              Custom House Docks
                                        Dublin 1, Ireland
                                        Attention: Niall O'Leary
                                        Tel: (353)1-609-3492
                                        Fax: (353)1-829-0129

                                 THE SUMITOMO BANK, LIMITED,
                                  MILAN BRANCH



                                  By: /s/ Yoshihiro Nishiguchi



                                  Name: Yoshihiro Nishiguchi
                                  Title: General Manager

                                  Notice Address:

                                        Sumitomo Bank- Milan Branch
                                        Via Palestro 2
                                        20121 Milano
                                        Italy
                                        Attention:  Michele Russo
                                        Tel: (39) 2-76081216
                                        Fax: (39) 2-76020921

                                 ABN AMRO AUSTRALIA LIMITED
                                  ACN 000 862 797



                                  By: /s/ Christopher Leberne



                                  Name: Christopher Leberne
                                  Title: Senior Corporate Solicitor

                                  By: /s/ Rex Burgess
                                  Name: Rex Burgess
                                  Title: Company Secretary

                                  Notice Address:

                                        ABN AMRO Australia Limited
                                        Level 33
                                        101 Collins Street
                                        Melbourne VIC 3000
                                        Australia
                                        Attention:  Geoff Rae
                                        Tel: 61-3-9228-7202 (direct)
                                             61-3-9228-7228 (switch)
                                        Fax: 61-3-9228-7200

                                  copy drawdown notices etc. to:

                                        Attention: Loans Administration
                                        Tel: 61-2-9321-2380
                                        Fax: 61-2-9321-2389

                                 THE BANK OF NOVA SCOTIA


                                  By: /s/ P.A. Clements



                                  Name: P.A. Clements
                                  Title: Relationship Manager

                                  Notice Address:

                                        The Bank of Nova Scotia
                                        Scotia House
                                        33 Finsburg Square
                                        London EC2A 1BB
                                        England
                                        Attention:  Marian Staples
                                        Tel: (44-171) 638-5644
                                        Fax: (44-171) 638-8488
                                        Telex: 885188

                      INTENTIONALLY LEFT BLANK

                                 TORONTO DOMINION AUSTRALIA
                                  LIMITED
                                  A.C.N. 004 858 020


                                  By: /s/ Neva Nesbitt



                                  Name: Neva Nesbitt
                                  Title: Attorney in Fact

                                  Notice Address:

                                        Toronto Dominion Australia Limited
                                        Level 36, 385 Bourke St.
                                        GPO Box 1838Q
                                        Melbourne, Victoria 3001
                                        Australia
                                        Attention:  Manager, Credit
                                               Administration
                                        Tel: 61-3-9602-1344
                                        Fax: 61-3-9670-3779

                                 BA AUSTRALIA LIMITED



                                  By: /s/ Karen Peter



                                  Name: Karen Peter
                                  Title: Credit Manager

                                  Notice Address:

                                        BA Australia Limited
                                        Level 63, MLC Centre
                                        19-29 Martin Place
                                        Sydney N.S.W. 2000
                                        Australia
                                        Attention:  Karen Peter
                                        Tel: 61-2-9931-4466
                                        Fax: 61-2-9221-1023

                                  with a copy to:

                                        BA Australia Ltd
                                        Level 37, Tower 2
                                        525 Collins Street
                                        Melbourne, Victoria 3000
                                        Australia
                                        Attention: Jon Pooley
                                        Tel: 61-3-9623-6406
                                        Fax: 61-3-9629-1534

                                 SOCIETE GENERALE, LONDON BRANCH



                                  By: /s/ Jacques Hippolyte



                                  Name: Jacques Hippolyte
                                  Title: Director


                                  By: /s/ Frederic Oudea



                                  Name:  Frederic Oudea
                                  Title: Executive Director

                                  Notice Address:

                                        Societe Generale
                                        Exchange House
                                        Primrose Street
                                        Broadgate
                                        London
                                        EC2A 2EH
                                        United Kingdom
                                        Attention:  Mr. Duncan Irvine
                                        Tel:  44-171-462-4251
                                        Fax:  44-171-638-6506

                                 SOCIETE GENERALE, MILAN BRANCH,
                                        individually and as
                                        Italian Administrative Agent


                                  By: /s/ Robert Cauderon



                                  Name:  Robert Cauderon
                                  Title: Direttore Dirigente


                                  By: /s/ Elena de Santis



                                  Name:  Elena de Santis
                                  Title: Vice Direttore

                                  Notice Address:

                                        Societe Generale S.A.
                                        Via Olona, 2
                                        20123 MILANO
                                        Italy
                                        Attention:  Ms. Elena De Santis/
                                                     Ms. Gloria Crespi
                                        Tel:  39-2-85-49-213
                                        Fax:  39-2-85-49-245

                                 SOCIETE GENERALE AUSTRALIA LIMITED
                                  (ACN 002 093 021)



                                  By: /s/ Anthony Jenkins



                                  Name:  Anthony Jenkins
                                  Title: Associate Director, Corporate Finance

                                  Notice Address:

                                        Societe Generale Australia Limited
                                        Level 20
                                        101 Collins Street
                                        Melbourne, Victoria 3000
                                        Australia
                                        Attention:  Anthony Jenkins
                                        Tel:  613-9654-6600
                                        Fax:  613-9654-6590

                                 CREDIT LYONNAIS AUSTRALIA LIMITED



                                  By: /s/ Lee Greve



                                  Name: Lee Greve
                                  Title: Authorized Signature

                                  Notice Address:

                                        Credit Lyonnais Australia Ltd
                                        Level 12
                                        440 Collins Street
                                        Melbourne Victoria 3000
                                        Australia
                                        Attention:  Tony Battle/Greg Reardon
                                        Tel: (613) 9600-4433
                                        Fax: (613) 9670-4330

                                  with a copy to:

                                        Credit Lyonnais Americas
                                        227 West Monroe
                                        Suite 3800
                                        Chicago, Illinois
                                        Attention: Peter Kelly
                                        Tel: (312) 220-7306
                                        Fax: (312) 641-0527

                           RABO AUSTRALIA LIMITED


                            By: /s/ Philip Streten



                            Name: Philip Streten
                            Title: State Manager Corporate Banking

                            By: /s/ R. Brett Agg



                            Name: R. Brett Agg
                            Title: Manager Corporate Banking

                            Notice Address:

                            Rabo Australia Ltd
                            Level 7, 115 Pitt Street
                            Sydney N.S.W. 2000
                            Australia
                            Attention: Suzanne Speck, Manager,
                            Corporate Loans Administration
                            Tel: 61-2-9234-4382
                            Fax: 61-2-9223-1096

                                 WESTPAC BANKING CORPORATION
                                  ARBN 007 457 141

                                  By: /s/ Brad Masters



                                  Name: Brad Masters
                                  Title: Vice President

                                  Notice Address:

                                  Westpac Banking Corporation
                                  Level 5, 179 Elizabeth Street
                                  Sydney 2000
                                  Australia
                                  Attention: Mary Papadopoulos
                                  Tel: 61-2-9272-1627
                                  Fax: 61-2-9272-1652

                                 CREDITO ITALIANO, NEW YORK BRANCH
                                  on behalf of CORSICO BRANCH


                                  By: /s/ Harmon P. Butler



                                  Name: Harmon P. Butler
                                  Title: First Vice President and Deputy
                                           Manager

                                  By: /s/ Gianfranco Bisagni



                                  Name: Gianfranco Bisagni
                                  Title: First Vice President

                                  Notice Address:

                                  Credito Italiano Corsico Branch
                                  Via Caboto, 3
                                  20094 Corsico
                                  Italy
                                  Attention: Fulvio Pedretti
                                  Tel: 39-2-45100078
                                  Fax: 39-2-4409095

                                 BANCA POPOLARE DI MILANO


                                  By: /s/ Anthony Franco



                                  Name:  Anthony Franco
                                  Title: Executive Vice President and General
                                        Manager, Banca Popolare di
                                        Milano, New York Branch


                                  By: /s/ Patrick Dillon



                                  Name: Patrick Dillon
                                  Title: Vice President and Chief Credit
                                              Officer,
                                        Banca Popolare di Milano, New York
                                              Branch


                                  Notice Address:

                                  Banca Popolare di Milano
                                  Piazza F. Meda 4
                                  Milano 20121
                                  Italy
                                  Attention: Walter Apostolo
                                  Tel: 392-7700-2323
                                  Fax: 392-7700-2176

                                 BANCA DI ROMA S.P.A.- MILANO SEDE
                                  (acting as an Italian Lender)


                                  By: /s/ Francesco Francis



                                  Name: Francesco Francis
                                  Title: Consulante Gestore

                                  By: /s/ Vittorio De Stasio



                                  Name: Vittorio De Stasio
                                  Title: Direttore


                                  Notice Address:

                                  Banca di Roma S.P.A. Milano Sede
                                  Piazza Edison 1
                                  20123 Milano
                                  Italy
                                  Attention: Mr. Francesco Francis
                                  Tel: 39-2-72292561
                                  Fax: 39-2-72292369

                            INTENTIONALLY LEFT BLANK

                                 BANCA NAZIONALE DEL LAVORO -
                                  MILANO SUD OVEST BRANCH


                                  By:  /s/ Gennaro Sorrentino



                                  Name:  Gennaro Sorrentino
                                  Title:       Branch Manager


                                  By:   /s/ Gabriella Serravalle



                                  Name:  Gabriella Serravalle
                                  Title:       Deputy Branch Manager

                                  Notice Address:

                                  Banca Nazionale del Lavaro - Milano Sud
                                  Ovest Branch
                                  Vials Lorenteggio 270/A
                                  20152 Milano
                                  Italy
                                  Attention: Ms. Gabriella Serravalle
                                  Tel: 39-2-8024-4295
                                  Fax: 39-2-8024-4281

                                 CREDIT LYONNAIS (LONDON BRANCH)



                                  By: /s/ A.P. Revill



                                  Name: A.P. Revill
                                  Title: A.G.M.

                                  Notice Address:

                                        Credit Lyonnais (London Branch)
                                        Broadwalk House
                                        5 Appold Street
                                        London EC2A 2JP
                                        United Kingdom
                                        Attention:  Katy Brown
                                        Tel: 44-171-214-7028
                                        Fax: 44-171-214-6850

                      INTENTIONALLY LEFT BLANK

                                 WACHOVIA BANK LONDON BRANCH


                                  By: /s/ Kurt A. Shreiner



                                  Name: Kurt A. Shreiner
                                  Title: Senior Vice President

                                  Notice Address:

                                  Wachovia Bank London Branch
                                  Leconfield House
                                  Curzon Street
                                  London W1Y7 FB
                                  United Kingdom
                                  Attention: Alister McClaggan
                                  Tel: 44-171-408-4700
                                  Fax: 44-171-629-4778

                                 CIBC WOOD GUNDY plc


                                  By: /s/ Timothy E. Doyle



                                  Name: Timothy E. Doyle
                                  Title: Authorized Signatory

                                  Notice Address:

                                  CIBC Wood Gundy plc
                                  Cottons Centre
                                  Cottons Lane
                                  London SE1 2QL
                                  United Kingdom
                                  Attention: Manager, Banking Service
                                  Tel: 44-171-234-6175
                                  Fax: 44-171-234-7001

                                 FIRST NATIONAL BANK OF CHICAGO
                                        individually and as UK Administrative
                                        Agent


                                  By: /s/ Ian J. Harvey



                                  Name: Ian J. Harvey
                                  Title: First Vice President

                                  Notice Address:

                                  First National Bank of Chicago
                                  1 Triton Square
                                  London NW1 3FN
                                  United Kingdom
                                  Attention: Dot O'Flaherty
                                  Tel: 44-171-903-4150
                                  Fax: 44-171-903-4148

                      INTENTIONALLY LEFT BLANK

                      INTENTIONALLY LEFT BLANK

                                 BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION,
                                     as Australian Administrative Agent



                                  By: /s/ Gary Flieger



                                  Name:  Gary Flieger
                                  Title: Vice President

                                  Notice Address:

                                        BA Robertson Stephens Asia
                                        Devon House
                                        979 Kings Road, 10th Floor
                                        Quarry Bay, Hong Kong
                                        Attention:  Donny Lam
                                        Tel:  (852) 2597-3428
                                        Fax:  (852) 2597-3424/3425

                                    EXHIBIT I

                                    [FORM OF]

                               NOTICE OF BORROWING


      Pursuant to that certain Second Amended and Restated Credit Agreement dated as of April 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation, United Glass Limited, a corporation organized under the laws of England and Wales, United Glass Group Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, a corporation organized under the laws of Australia, and OI Italia S.r.l., a limited liability company organized under the laws of Italy (each a "Borrower"), the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent, this represents [Company's] [the undersigned Subsidiary Borrower's] request to borrow on _________, ___ from [UK/Australian/Italian] Lenders on a pro rata basis [$][L][A$][Lire]________ in [Term/Revolving] [UK/Australian/Italian] Loans as [Base Rate/Eurodollar Rate] [Offshore Base Rate/Offshore Periodic Rate] Loans. [The Interest Period for such Loans is requested to be a ________[-day/-month] period (ending on ________, ___).]
The proceeds of such Loans are to be deposited in the undersigned Borrower's account at [UK/Australian/Italian] Administrative Agent.

      The undersigned [officer][director][attorney on behalf] of the undersigned Borrower, to the best of his/her knowledge as [an officer][a director][an attorney] of such Borrower, and such Borrower do hereby certify that (i) the undersigned is [the [insert title of undersigned officer]][a director][an attorney appointed by power of attorney] of such Borrower; (ii) the undersigned has read the conditions precedent to the making of any Loans set forth in subsection 3.2B of the Credit Agreement, and any definitions or other provisions in the Credit Agreement relating thereto with respect to the statements contained herein, and the undersigned has made or caused to be made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such conditions have been complied with; and (iii) each of the conditions set forth in subsection 3.2B of the Credit Agreement has been satisfied on and as of the date hereof and will be satisfied on and as of the date of the proposed borrowing.

DATED:  ___________________

                                    [NAME OF BORROWER]



                                    By    ____________________________
                                    Title ____________________________

                                   EXHIBIT II

                                   [FORM OF]

                NOTICE OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT


      Pursuant to that certain Second Amended and Restated Credit Agreement dated as of April 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation ("Company"), United Glass Limited, a corporation organized under the laws of England and Wales, United Glass Group Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, a corporation organized under the laws of Australia, and OI Italia S.r.l., a limited liability company organized under the laws of Italy, the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent, this represents Company's request to have __________ issue a [Commercial/Standby] Letter of Credit on __________, ____ in the face amount of [$___________] [_____________] 1 with an expiration date of __________, ____ for the benefit of [_____________] 2.

      The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company certify that (i) the undersigned has read the conditions precedent to the issuance of any Letter of Credit set forth in subsections 3.2B and 3.3B of the Credit Agreement and any definitions or other provisions in the Credit Agreement relating thereto with respect to the statements contained herein, and the undersigned has made or caused to be made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such conditions have been complied with and (ii) each of the conditions set forth in subsection 3.2B of the Credit Agreement has been satisfied on and as of the date hereof and will be satisfied on and as of the date of the proposed issuance of such Letter of

---------------------------------
1  Insert foreign currency, if applicable.
2  Insert name and address of the beneficiary of the Letter of Credit.

Credit, in each case to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

DATED:  ___________________

                                    OWENS-ILLINOIS, INC.



                                    By    ____________________________
                                    Title ____________________________

                                  EXHIBIT III

                                   [FORM OF]

                        NOTICE OF CONVERSION/CONTINUATION


      Pursuant to that certain Second Amended and Restated Credit Agreement dated as of April 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation, United Glass Limited, a corporation organized under the laws of England and Wales, United Glass Group Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, a corporation organized under the laws of Australia, and OI Italia S.r.l., a limited liability company organized under the laws of Italy (each a "Borrower"), the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent, this represents the undersigned Borrower's request 1 [A: to convert [$][L][A$][Lire]_________ in principal amount of presently outstanding [Term/Revolving] [Offshore] Loans that are [Base Rate/Eurodollar Rate] [Offshore Base Rate/Offshore Periodic Rate] Loans [with a final Interest Payment Date of _________, ____] to [Base Rate/Eurodollar Rate] [Offshore Base Rate/Offshore Periodic Rate] Loans on _________, ____. [The Interest Period for such [Eurodollar Rate Loans] [Offshore Periodic Rate] Loans is requested to be a _______[-day/-month] period (ending on ________, ___).]] [B: to continue as Eurodollar Rate Loans [$][L][A$][Lire]__________ in principal amount of presently outstanding [Term/Revolving] Loans that are Eurodollar Rate Loans with a final Interest Payment Date of _________, ____. The Interest Period for such Eurodollar Rate Loans commencing on such Interest Payment Date is requested to be a _______[-day/-month] period (ending on
________, ___).]        [C: to continue as [UK/Australian/Italian] Loans
_______ in principal amount of presently outstanding [UK/Australian/Italian] Loans with a final Interest Payment Date of _________, ____. The Interest Period for such [UK/Australian/Italian] Loans commencing on such Interest Payment Date is requested to be a _______[-day/-month] period (ending on ________, ___).]

--------------------------------
1  Insert A, B or C with appropriate insertions and deletions.

                                      III-1

      The undersigned [officer][director][attorney on behalf] of the undersigned Borrower, to the best of his/her knowledge as [an officer][a director][an attorney] of such Borrower [appointed by power of attorney], and such Borrower do hereby certify that no Event of Default has occurred and is continuing under the Credit Agreement.

DATED:_____________________

                                          [NAME OF BORROWER]



                                          By    _________________________
                                          Title _________________________

                                      III-2

                                   EXHIBIT IV

                                    [FORM OF]

                            BID RATE LOAN QUOTE REQUEST


To:         Bankers Trust Company ("Administrative Agent")

From:       Owens-Illinois, Inc. ("Company")

Re:         Second Amended and Restated Credit Agreement dated as of April 30,
1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Company, United Glass Limited, United Glass Group Limited, Owens-Illinois (Australia) Pty Limited, OI Italia S.r.l., the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers listed therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Administrative Agent

      Company hereby gives notice pursuant to subsection 2.9B of the Credit Agreement that it requests Bid Rate Loan Quotes for the following proposed Bid Rate Loan(s):

      Proposed Funding Date of Bid Rate Loan(s):  ________________


 Principal Amount       Duration of Bid Rate Loan Interest Period
$__________



      The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company hereby certify that (i) the undersigned is the [insert title of undersigned officer] of Company; (ii) the undersigned has read the conditions precedent to the making of any Loans set forth in subsection 3.2B of the Credit Agreement, and any definitions or other provisions in the Credit Agreement relating thereto with respect to the statements contained herein, and the undersigned has made or caused to be made such examination or investigation as is necessary to enable him/her to express an informed opinion

-----------------------------
1  Amount must be $5,000,000 or a larger integral multiple of $1,000,000.
2 30,60,90 or 180 days, subject to the provisions of the definition of Bid Rate Loan Interest Period.

as to whether or not such conditions have been complied with; and (iii) each of the conditions set forth in subsection 3.2B of the Credit Agreement has been satisfied on and as of the date hereof and will be satisfied on and as of the date of the proposed borrowing.

      Capitalized terms used herein without definition have the meanings assigned to such terms in the Credit Agreement.



                                    OWENS-ILLINOIS, INC.



                                    By    __________________________
                                    Title __________________________

                                   EXHIBIT V

                                   [FORM OF]

                       INVITATION FOR BID RATE LOAN QUOTES


To:         [Name of Lender]

From:       Bankers Trust Company ("Administrative Agent")

Re:         Invitation for Bid Rate Loan Quotes to
            Owens-Illinois, Inc. ("Company")


      Pursuant to subsection 2.9C of that certain Second Amended and Restated Credit Agreement dated as of April 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings assigned to such terms in the Credit Agreement) among Company, United Glass Limited, United Glass Group Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, OI Italia S.r.l., the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers listed therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Administrative Agent, we are pleased on behalf of Company to invite you to submit Bid Rate Loan Quotes to Company for the following proposed Bid Rate Loan(s):

      Proposed Funding Date of Bid Rate Loan(s):  _________________

 Principal Amount       Duration of Bid Rate Loan Interest Period
$__________



      Please respond to this invitation by no later than 10:00 a.m. (New York time) on the proposed Funding Date.

                                    BANKERS TRUST COMPANY,
                                    as Administrative Agent


                                    By:   _________________________
                                    Title:      _________________________

                                   EXHIBIT VI

                                   [FORM OF]

                               BID RATE LOAN QUOTE







Bankers Trust Company
[P.O. Box 318
Church Street Station
New York, New York  10015]
Telecopy No.:  _______________

Attention:  _____________

            Re:   Bid Rate Loan Quote to Owens-Illinois, Inc. ("Company")

      In response to your invitation on behalf of Company dated
_______________, ____, we hereby make the following Bid Rate Loan Quote on the following terms:

1.    Quoting Lender:

      ______________________________________________________

2.    Person to contact at Quoting Lender:

      ______________________________________________________

3.    Funding Date of proposed Bid Rate Loan(s):

      _____________________________________________________1

-------------------------------
1  As specified in the related Invitation for Bid Rate Loan Quotes.

4. We hereby offer to make Bid Rate Loan(s) in the following principal amounts, for the following Bid Rate Loan Interest Periods and at the following rates:

Principal Amount 2       Duration of Bid 3     Interest Rate 4
$__________              Rate Loan Period
$__________




      Provided that the aggregate principal amount of Bid Rate Loans for which this offer may be accepted shall not exceed $_______________.2

      We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Second Amended and Restated Credit Agreement dated as of April 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings assigned to such terms in the Credit Agreement) among Company, United Glass Limited, United Glass Group Limited, Owens-Illinois (Australia) Pty Limited, OI Italia S.r.l., the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers listed therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent, irrevocably obligate us to make the Bid Rate Loan(s) for which any offer(s) are accepted, in whole or in part.

                                          Very truly yours,

                                          [NAME OF LENDER]

Date: ____________________                By:   _________________________

                                          Title:_________________________

--------------------------------
2 Principal amount offered for each Bid Rate Loan Interest Period may not exceed principal amount requested; specify aggregate limitation if the sum of the individual offers exceeds the aggregate amount the quoting Lender is willing to lend. Offers must be made in minimum amounts of $5,000,000 and integral multiples of $1,000,000 in excess thereof.
3 30, 60, 90 or 180 days, as specified in the related Invitation for Bid Rate Loan Quotes.
4 specify rate of interest per annum (expressed as an absolute number and not in terms of a specified margin over the quoting Lender's cost fo funds and rounded to the nearest 1/100th of 1%).

                                  EXHIBIT VII

                              [FORM OF TERM NOTE]

                              OWENS-ILLINOIS, INC.

                      PROMISSORY NOTE DUE ___________, 1999
                                  (TERM LOANS)


                                                       ___________, 1998
$__________1

      FOR VALUE RECEIVED, OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), promises to pay to the order of __________2 ("Payee") the principal amount of __________3 ($__________1) on or before the Term Loan Maturity Date.

      Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Second Amended and Restated Credit Agreement dated as of April 30, 1998 among Company, United Glass Limited, United Glass Group Limited, Owens-Illinois (Australia) Pty Limited, OI Italia S.r.l., the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (said Credit Agreement, as so amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

      This Note is one of Company's "Term Notes" in the aggregate principal amount of $2,500,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

      All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Domestic Funding and Payment Office, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the

-----------------------------
1  Insert amount of Lender's Term Loan in numbers.
2  Insert name of Lender in capital letters.
3  Insert amount of Lender's Term Loan in words.

                                      VII-1

Credit Agreement. Until notified in writing of the transfer of this Note, Company and Administrative Agent shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Company and Administrative Agent as the holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal or interest on this Note.

      Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

      This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4A(i) of the Credit Agreement.

      THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

      The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

      No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

      Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 9.3 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and endorsers of this Note hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                      VII-2

      IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                    OWENS-ILLINOIS, INC.


                                    By    ____________________________

                                    Title ____________________________

                                      VII-3

                            TRANSACTIONS ON TERM NOTE


Date         Amount of            Outstanding        Notation Made By
        Principal or Interest      Principal
           Paid This Date      Balance This Date

                                      VII-4

                                  EXHIBIT VIII

                            [FORM OF REVOLVING NOTE]

                              OWENS-ILLINOIS, INC.

                      PROMISSORY NOTE DUE DECEMBER 31, 2001
                                (REVOLVING LOANS)


                                                       ___________, 1998
$__________1

      FOR VALUE RECEIVED, OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), promises to pay to the order of __________2 ("Payee"), on or before the Revolving Loan Commitment Termination Date, the lesser of (x) __________3 ($ __________1) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

      Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Second Amended and Restated Credit Agreement dated as of April 30, 1998 among Company, United Glass Limited, United Glass Group Limited, Owens-Illinois (Australia) Pty Limited, OI Italia S.r.l., the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (said Credit Agreement, as so amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

      This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $4,500,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

------------------------------
1 Insert amount of Lender's Revolving Loan Commitment in numbers. 2 Insert name of Lender in capital letters.
3  Insert amount of Lender's Revolving Loan Commitment in words.

                                      VIII-1

      All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Domestic Funding and Payment Office, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, Company and Administrative Agent shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Company and Administrative Agent as the holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal or interest on this Note.

      Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

      This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) and prepayment at the option of Company as provided in subsection 2.4A(i) of the Credit Agreement.

      THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

      The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

      No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

      Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 9.3 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and endorsers of this Note hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                      VIII-2

      IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                    OWENS-ILLINOIS, INC.


                                    By    ____________________________

                                    Title ____________________________

                                      VIII-3

                          TRANSACTIONS ON REVOLVING NOTE



Date      Type of        Amount of       Amount of     Outstanding    Notation
         Loan Made       Loan Made       Principal      Principal      Made By
         This Date       This Date      or Interest      Balance
                                           Paid         This Date
                                         This Date

                                      VIII-4

                                   EXHIBIT IX

                           [FORM OF BID RATE LOAN NOTE]

                                OWENS-ILLINOIS, INC.

                        PROMISSORY NOTE DUE DECEMBER 31, 2001
                                 (BID RATE LOANS)

                                                      ___________, 1998


      FOR VALUE RECEIVED, OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), hereby promises to pay to the order of __________1 ("Payee") the unpaid principal amount of each advance made by Payee to Company as a Bid Rate Loan under the Credit Agreement referred to below on the last day of the Bid Rate Loan Interest Period relating to such Bid Rate Loan.

      Company also promises to pay interest on the unpaid principal amount of each Bid Rate Loan from the date such Bid Rate Loan is made until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Second Amended and Restated Credit Agreement dated as of April 30, 1998 among Company, United Glass Limited, United Glass Group Limited, Owens-Illinois (Australia) Pty Limited, OI Italia S.r.l., the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (said Credit Agreement, as so amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

      This Note is one of Company's Bid Rate Loan Notes and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Bid Rate Loans evidenced hereby were made and are to be repaid.

      All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Domestic Funding and Payment Office, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, Company and Administrative Agent shall be entitled to deem Payee or such

-------------------------------
1  Insert name of Lender in capital letters.

person who has been so identified by the transferor in writing to Company and Administrative Agent as the holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal or interest on this Note.

      Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

      This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) of the Credit Agreement and to prepayment at the option of Company with the consent of Payee as provided in subsection 2.4A(i) of the Credit Agreement.

      THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

      The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

      No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

      Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 9.3 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

      IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                    OWENS-ILLINOIS, INC.


                                    By    ___________________________

                                    Title ___________________________

                       TRANSACTIONS ON BID RATE LOAN NOTE

Date       Amount of      Amount of      Outstanding       Notation
           Loan Made      Principal       Principal         Made By
           This Date     or Interest       Balance
                            Paid          This Date
                          This Date

                                    EXHIBIT X

                           [FORM OF OFFSHORE LOAN NOTE]

                                  OI ITALIA S.R.L.

                       PROMISSORY NOTE DUE DECEMBER 31, 2001
                                  (ITALIAN LOANS)


                                                       ___________, 1998
__________1

      FOR VALUE RECEIVED, OI Italia S.r.l., a limited liability company organized under the laws of Italy ("Borrower"), promises to pay to the order of __________2 ("Payee"), on or before the Revolving Loan Commitment Termination Date, the lesser of (x) __________3 (__________1) and (y) the unpaid principal amount of all advances made by Payee to Borrower as Italian Loans under the Credit Agreement referred to below.

      Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Second Amended and Restated Credit Agreement dated as of April 30, 1998 among Company, the other Borrowers named therein, the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (said Credit Agreement, as so amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

      This Note is one of Borrower's "Offshore Loan Notes" in the aggregate principal amount of [_______________] and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Italian Loans evidenced hereby were made and are to be repaid.

-------------------------------
1 Insert amount of Italian Lender's applicable Italian Loan Commitment in numbers.
2  Insert name of Italian Lender in capital letters.
3 Insert amount of Italian Lender's applicable Italian Loan Commitment in words.

      All payments of principal and interest in respect of this Note shall be made in lawful money of Italy in Same Day Funds at the Italian Administrative Agent's Offshore Funding and Payment Office, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, Borrower and Administrative Agent and Italian Administrative Agent shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Borrower and Administrative Agent and Italian Administrative Agent as the holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Borrower hereunder with respect to payments of principal or interest on this Note.

      Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

      This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) and prepayment at the option of Borrower as provided in subsection 2.4A(i) of the Credit Agreement.

      THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

      The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

      No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

      Borrower and endorsers of this Note hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

      IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized director, as of the day and year first above written.

                                    OI ITALIA S.R.L.


                                    By    ____________________________

                                    Title ____________________________

                      TRANSACTIONS ON OFFSHORE LOAN NOTE

Date      Type of     Amount of     Amount of     Outstanding      Notation
         Loan Made    Loan Made     Principal      Principal        Made By
         This Date    This Date    or Interest      Balance
                                      Paid         This Date
                                    This Date

                                   EXHIBIT XI

                                   [FORM OF]

                          DOMESTIC OVERDRAFT AGREEMENT



      This DOMESTIC OVERDRAFT AGREEMENT is dated as of __________, 1998 and entered into by and between OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), and BANKERS TRUST COMPANY ("Bank").


RECITALS


      WHEREAS, Company and Bank are parties to that certain Second Amended and Restated Credit Agreement dated as of April 30, 1998 among Company, United Glass Limited, United Glass Group Limited, Owens-Illinois (Australia) Pty Limited, OI Italia S.r.l., the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers listed therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bank, as Administrative Agent (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings assigned to such terms in the Credit Agreement); and

      WHEREAS, pursuant to and subject to the limitations set forth in subsection 2.1B of the Credit Agreement, Company and Bank are permitted to establish and maintain an overdraft facility to facilitate Company's cash management practices.

      NOW, THEREFORE, in consideration of the premises and the terms and conditions stated herein, the parties hereby agree as follows:

      1. Upon presentment to Bank for payment of an item drawn by Company on Company's account ________ (the "Account") with Bank in an amount that, when charged against the Account, creates an overdraft in the Account, Bank shall pay such item; provided that Bank elects to do so as provided herein; and provided, further that after giving effect to such overdraft (i) the Overdraft Amount shall not exceed $50,000,000, and (ii) the Total Utilization of Revolving Loan Commitments shall not exceed the amount of the Revolving Loan Commitments at such time minus the Blocked Availability Amount.

      2. Bank may elect not to pay any item that would create an overdraft, with or without notice to Company, if Bank, in its sole discretion, believes in good faith that it will not be able, pursuant to subsection 2.1B of the Credit Agreement, to require each other Lender to make a Revolving Loan or to purchase a participation, in each case for the purpose of refunding Bank in the amount of such overdraft.

      3. Company shall pay to Bank on demand, and in any event not more than three Business Days from the date of creation of any overdraft in the Account, an amount equal to the Overdraft Amount then outstanding in respect of such overdraft. In addition, Company shall pay, on demand or, if no demand is made, on the last Business Day of each month, interest on the Overdraft Amount from time to time outstanding at a fluctuating rate per annum (calculated on the basis of a 365-day or 366-day year, as the case may be, and the actual number of days elapsed) equal to the Base Rate minus the Applicable Facility Fee Percentage; provided that if the Overdraft Amount or interest thereon is not paid when due, the Overdraft Amount and, to the extent permitted by applicable law, any interest thereon not paid when due shall thereafter bear interest payable on demand at a rate per annum equal to the Prime Rate plus 2.00% per annum; and provided, further that, unless demand is otherwise made, the interest payable on the last Business Day of any month shall be that which is accrued and unpaid through such Business Day. Bank may, at its option, request Lenders to make Revolving Loans as provided in subsection 2.1B of the Credit Agreement and apply the proceeds of such Revolving Loans to effect payment of the Overdraft Amount as set forth above.

      4. Company shall make each payment hereunder to Bank in lawful money of the United States of America and in Same Day Funds at the office of Bank located at One Bankers Trust Plaza, New York, New York 10006.

      5. Promptly after the last day of each month, Bank will prepare and send to Company copies of statements of the Account showing the charges made thereto and the Overdraft Amount and interest accrued thereon as of the last day of such month. Such statements, and any photocopies of items and other records held by Bank relating to the Account, shall (absent manifest or demonstrable error) constitute evidence of the Indebtedness owed by Company hereunder.

      6. Without prejudice to Bank's other rights, Company hereby authorizes Bank to charge against any balance in the Account and/or in any of Company's other accounts with Bank and/or against any other debt owing by Bank to Company any amount owing by Company to Bank hereunder; provided that Bank shall give Company notice of any such charge prior thereto or as soon as reasonably practicable thereafter.

      7. Notwithstanding anything to the contrary contained herein, Bank shall not be obligated to pay any item which would create an overdraft in the Account if such payment would be an extension of credit to Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

      8. This Agreement shall terminate upon the termination of the Revolving Loan Commitments. In addition, at any time prior to the termination of the Revolving Loan Commitments, Bank or Company may, upon at least five Business Days written notice to the other party, terminate this Agreement;

provided that no such termination shall affect Company's obligations with respect to overdrafts created on or prior to such termination or Bank's rights with respect to such overdrafts. This Agreement is not for the benefit of any party other than Company and Bank.

      9. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      10. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      11. Company hereby submits to the jurisdiction of any state or federal court in the State of New York with respect to any action or proceeding in connection with this Agreement to the full extent provided in subsection 9.18 of the Credit Agreement and such subsection 9.18 of the Credit Agreement is hereby incorporated herein by this reference.

      12. The parties hereto agree to waive their respective rights to a jury trial with respect to any action or proceeding in connection with this Agreement to the full extent provided in subsection 9.19 of the Credit Agreement and such subsection 9.19 of the Credit Agreement is hereby incorporated herein by this reference.



                   [Remainder of page intentionally left blank]

      WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                    BANKERS TRUST COMPANY



                                    By:   ___________________________
                                    Title:      ___________________________


                                    OWENS-ILLINOIS, INC.


                                    By:   ___________________________
                                    Title:      ___________________________

                                      XI-S-1

                                  EXHIBIT XII

                                   [FORM OF]

                           OFFSHORE OVERDRAFT AGREEMENT



      This OFFSHORE OVERDRAFT AGREEMENT is dated as of __________, 1998 and entered into by and between [NAME OF SUBSIDIARY BORROWER], a corporation organized under the laws of ______________ ("Subsidiary Borrower"), and [NAME OF OFFSHORE ADMINISTRATIVE AGENT] ("Bank").


RECITALS


      WHEREAS, Subsidiary Borrower and Bank are parties to that certain Second Amended and Restated Credit Agreement dated as of April 30, 1998 among Subsidiary Borrower, the other Borrowers named therein, the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers listed therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings assigned to such terms in the Credit Agreement); and

      WHEREAS, pursuant to and subject to the limitations set forth in subsection 2.1E of the Credit Agreement, Subsidiary Borrower and Bank are permitted to establish and maintain an overdraft facility to facilitate Subsidiary Borrower's cash management practices.

      NOW, THEREFORE, in consideration of the premises and the terms and conditions stated herein, the parties hereby agree as follows:

      1. Upon presentment to Bank for payment of an item drawn by Subsidiary Borrower on Subsidiary Borrower's account ________ (the "Account") with Bank in an amount that, when charged against the Account, creates an overdraft in the Account, Bank shall pay such item; provided that Bank elects to do so as provided herein; and provided, further that after giving effect to such overdraft (i) the [UK/Australian/Italian] Overdraft Amount shall not exceed __________, (ii) the Total Utilization of Revolving Loan Commitments shall not exceed the amount of the Revolving Loan Commitments at such time minus the Blocked Availability Amount, (iii) the sum of the Dollar Equivalent of the Total Utilization of UK Loan Commitments plus the Dollar Equivalent of the Total Utilization of Australian Loan Commitments plus the Dollar Equivalent of the Total Utilization of Italian Loan Commitments shall not exceed the

                                      XII-1

Aggregate Offshore Currency Sublimit, and (iv) the Total Utilization of [UK/Australian/Italian] Loan Commitments shall not exceed the amount of the [UK/Australian/Italian] Loan Commitments at such time.

      2. Bank may elect not to pay any item that would create an overdraft, with or without notice to Subsidiary Borrower, if Bank, in its sole discretion, believes in good faith that it will not be able, pursuant to subsection 2.1E of the Credit Agreement, to require each other [UK/Australian/Italian] Lender to make a [UK/Australian/Italian] Loan or to purchase a participation, in each case for the purpose of refunding Bank in the amount of such overdraft.

      3. Subsidiary Borrower shall pay to Bank on demand, and in any event not more than three Business Days from the date of creation of any overdraft in the Account, an amount equal to the [UK/Australian/Italian] Overdraft Amount then outstanding in respect of such overdraft. In addition, Subsidiary Borrower shall pay, on demand or, if no demand is made, on the last Business Day of each month, interest on the [UK/Australian/Italian] Overdraft Amount from time to time outstanding at a fluctuating rate per annum (calculated on the basis of a [360][365]-day year and the actual number of days elapsed) equal to the [*Interest rate to be determined*]; provided that if the [UK/Australian/Italian] Overdraft Amount or interest thereon is not paid when due, the [UK/Australian/Italian] Overdraft Amount and, to the extent permitted by applicable law, any interest thereon not paid when due shall thereafter bear interest payable on demand at a rate per annum equal to the [*Interest rate to be determined*] plus 2.00% per annum; and provided, further that, unless demand is otherwise made, the interest payable on the last Business Day of any month shall be that which is accrued and unpaid through such Business Day. Bank may, at its option, request [UK/Australian/Italian] Lenders to make [UK/Australian/Italian] Loans as provided in subsection 2.1E of the Credit Agreement and apply the proceeds of such [UK/Australian/Italian] Loans to effect payment of the [UK/Australian/Italian] Overdraft Amount as set forth above.

      4. Subsidiary Borrower shall make each payment hereunder to Bank in lawful money of [UK/Australia/Italy] and in Same Day Funds at the office of Bank located at _______________________________________.

      5. Promptly after the last day of each month, Bank will prepare and send to Subsidiary Borrower copies of statements of the Account showing the charges made thereto and the [UK/Australian/Italian] Overdraft Amount and interest accrued thereon as of the last day of such month. Such statements, and any photocopies of items and other records held by Bank relating to the Account, shall (absent manifest or demonstrable error) constitute evidence of the Indebtedness owed by Subsidiary Borrower hereunder.

      6. Without prejudice to Bank's other rights, Subsidiary Borrower hereby authorizes Bank to charge against any balance in the Account and/or in any of Subsidiary Borrower's other accounts with Bank and/or against any other debt owing by Bank to Subsidiary Borrower any amount owing by Subsidiary Borrower to Bank hereunder; provided that Bank shall give Subsidiary Borrower

                                      XII-2
notice of any such charge prior thereto or as soon as reasonably practicable thereafter.

      7. Notwithstanding anything to the contrary contained herein, Bank shall not be obligated to pay any item which would create an overdraft in the Account if such payment would be an extension of credit to Subsidiary Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      8. This Agreement shall terminate upon the termination of the [UK/Australian/Italian] Loan Commitments. In addition, at any time prior to the termination of the [UK/Australian/Italian] Loan Commitments, Bank or Subsidiary Borrower may, upon at least five Business Days written notice to the other party, terminate this Agreement; provided that no such termination shall affect Subsidiary Borrower's obligations with respect to overdrafts created on or prior to such termination or Bank's rights with respect to such overdrafts. This Agreement is not for the benefit of any party other than Subsidiary Borrower and Bank.

      9. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      10. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      11. Subsidiary Borrower hereby submits to the jurisdiction of any state or federal court in the State of New York with respect to any action or proceeding in connection with this Agreement to the full extent provided in subsection 9.18 of the Credit Agreement and such subsection 9.18 of the Credit Agreement is hereby incorporated herein by this reference.

      12. The parties hereto agree to waive their respective rights to a jury trial with respect to any action or proceeding in connection with this Agreement to the full extent provided in subsection 9.19 of the Credit Agreement and such subsection 9.19 of the Credit Agreement is hereby incorporated herein by this reference.



                   [Remainder of page intentionally left blank]

                                      XII-3

      WITNESS the due execution hereof by the respective duly authorized officers, directors or attorneys of the undersigned as of the date first written above.

                                    [NAME OF OFFSHORE OVERDRAFT
                                    ACCOUNT PROVIDER]



                                    By:   ___________________________
                                    Title:___________________________


                                    [NAME OF SUBSIDIARY BORROWER]


                                    By:   ___________________________
                                    Title:___________________________

                                      XII-S-1

                                  EXHIBIT XIII

                                   [FORM OF]

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

      (1) We are the duly elected [Title] and [Title] of Owens-Illinois, Inc., a Delaware corporation ("Company");

      (2) We have reviewed the terms of the Second Amended and Restated Credit Agreement dated as of April 30, 1998 among Company, United Glass Limited, United Glass Group Limited, Owens-Illinois (Australia) Pty Limited, OI Italia S.r.l., the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and in Attachment No. 1 annexed hereto and not otherwise defined herein or in such Attachment No. 1 having the meanings assigned to such terms in the Credit Agreement), and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

      (3) The examination described in paragraph (2) did not disclose and we have no knowledge of the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

      Describe below (or in a separate attachment to this Certificate) the exceptions, if any, to paragraph (3) by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                      XIII-1

      The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, ____ pursuant to subsection 5.1(iii) of the Credit Agreement.

                                    OWENS-ILLINOIS, INC.



                                    By    ____________________________

                                    Title ____________________________



                                    By    ____________________________

                                    Title ____________________________

                                      XIII-2

                               ATTACHMENT NO. 1
                           TO COMPLIANCE CERTIFICATE



      (The certificate attached hereto is dated as of ______________ and pertains to the period from __________ to __________.) Subsection references herein relate to the subsections of the Credit Agreement.

A.    Investments

1.    Aggregate fair market value of all Investments permitted under
      subsection 6.2(viii)                                        $__________


2.    Maximum permitted under subsection 6.2(viii)               $750,000,000


B.    Letters of Credit

1.    Reimbursement obligations in respect of letters of credit   $__________


2.    Maximum permitted under subsection 6.3                     $750,000,000


C.    Restricted Junior Payments

1.    Consolidated Net Income for period from December 31, 1996
      until ___________, ____                                     $__________


2. Aggregate amount of Restricted Junior Payments (other than (i) Restricted Junior Payments in respect of Common Stock purchases in connection with Company's employee benefits
      program, (ii) Restricted Junior Payments consisting of payments of Common Stock to holders of preferred stock of Company in order to redeem all or a portion of such preferred stock and (iii) Restricted Junior Payments made at any time on or prior to the first anniversary of the Effective Date consisting of repurchases of Common Stock held in the Rabbi Trust in connection with the exercise by an underwriter or underwriters of its or their over-allotment option in connection with a public offering of
      Common Stock) made from and after the Effective Date to the
      determination date set forth in C.1                        $__________


3.    Maximum permitted under subsection 6.4 (sum of
      $200,000,000 plus 50% of C.1)                               $__________

                                      XIII-3

D.    Interest Coverage Ratio for the Period Ended __________, ____

1.    Consolidated Net Income                                     $__________


2.    Consolidated Interest Expense                               $__________


3.    Provisions for taxes based on income                        $__________


4.    Total depreciation expense                                  $__________


5.    Total amortization expense                                  $__________


6.    Material non-recurring gains and losses                     $__________


7.    Consolidated Adjusted EBITDA (1+2+3+4+5+6)                  $__________


8.    Interest Coverage Ratio (7):(2)                            _______:1.00


9.    Minimum ratio permitted under subsection 6.5A              _______:1.00


E.    Maximum Consolidated Leverage Ratio as of __________, ____

1.    Consolidated Total Debt                                     $__________


2.    Consolidated Adjusted EBITDA (D.7)                          $__________


3.    Consolidated Adjusted EBITDA attributable to acquisitions   $__________


4.    Pro forma 12-month Consolidated Adjusted EBITDA
      attributable to acquisitions                                $__________


5.    Consolidated Pro Forma EBITDA (2-3+4)                       $__________


6.    Consolidated Leverage Ratio (1):(5)                        _______:1.00


7.    Maximum Leverage Ratio permitted under subsection 6.5B     _______:1.00

F.    Fundamental Changes

1.    Aggregate fair market value of stock or other assets sold in any one or more Asset Sales consummated after the Effective Date during any consecutive 12-month period in one or more
      transactions permitted under subsection 6.6(iii)(b)(i) and not
      otherwise permitted under subsection 6.6                    $__________

                                      XIII-4

2.    Maximum permitted during consecutive 12-month period after the Effective Date under subsection 6.6(iii)(b)(i) before consent
      of Requisite Lenders required                              $500,000,000


3.    Aggregate fair market value of stock or other assets sold in any one or more Asset Sales after Effective Date in one or more transactions permitted under subsection 6.6(iii)(b)(ii) and not
      otherwise permitted under subsection 6.6                    $__________

 4.   Maximum permitted under subsection 6.6(iii)(b)(ii) before
      consent of Requisite Lenders required                    $1,000,000,000

                                      XIII-5

                                  EXHIBIT XIV

                                   [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE


      This ASSIGNMENT AND ACCEPTANCE (this "Agreement") is entered into by and between the parties designated as Assignor ("Assignor") and Assignee ("Assignee") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "Schedule of Terms") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

      IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

      SECTION 1.  Assignment and Assumption.

      (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "Settlement Date"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Commitments and outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in
Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Commitments and any outstanding Loans (the "Assigned Share"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "Assignor Letters of Credit"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 2.8A of the Credit Agreement, (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 2.8A with respect to any Letters of Credit other than the Assignor Letters of Credit, (iii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to subsection 2.1C(iii) of the Credit Agreement with respect to any [UK/Australian/Italian] Loans,[ and] (iv) the sale to Assignee of a ratable portion of any

                                      XIV-1
participations previously purchased by Assignor pursuant to subsection 2.1B with respect to any Domestic Overdraft Amount[, and (v) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to subsection 2.1E(ii) of the Credit Agreement with respect to any Offshore Overdraft Amount].

      (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

      (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments, the outstanding Term Loan and the Pro Rata Shares corresponding to the Assigned Share.

      (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to, and a "Lender" [and a "[UK/Australian/Italian] Lender"] under, the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share except as otherwise provided in subsection 9.11 of the Credit Agreement. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Company, Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

      (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans shall have no effect on the Commitments, the outstanding Term Loan and the Pro Rata Shares corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Loans corresponding thereto, and (iii) from and after the Settlement Date, Administrative Agent [and the applicable Offshore Administrative Agents] shall make all payments under the Credit Agreement in respect of the Assigned Share (including without limitation all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent [and any such Offshore Administrative Agents] under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by
Section 1(b) occurs on a date other than the Settlement Date.

                                      XIV-2

      SECTION 2.  Certain Representations, Warranties and Agreements.

      (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

      (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

      (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 9.2 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement and the other Loan Documents (including all Exhibits and Schedules thereto).

      (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

      (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding

                                      XIV-3
obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

      SECTION 3.  Miscellaneous.

      (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

      (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

      (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 9.10 of the Credit Agreement.

      (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                                      XIV-4

      (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      (h) This Agreement shall become effective upon the date (the "Effective Date") upon which all of the following conditions are satisfied:
(i) the execution of a counterpart hereof by each of Assignor and Assignee,
(ii) the execution of a counterpart hereof by Company as evidence of its consent hereto to the extent required under subsection 9.2B(i) of the Credit Agreement, (iii) the receipt by Administrative Agent of the processing and recordation fee referred to in subsection 9.2B(i) of the Credit Agreement,
(iv) the delivery by Assignee to Administrative Agent [and to [UK/Australian/Italian] Administrative Agent] of such forms, certificates or other evidence with respect to United States federal income tax withholding [and foreign tax withholding] matters as Assignee may be required to deliver to Administrative Agent [and to [UK/Australian/Italian] Administrative Agent] pursuant to subsection 2.7C(iv), (v) the execution of a counterpart hereof by Administrative Agent as evidence of its acceptance hereof in accordance with subsection 9.2B(ii) of the Credit Agreement, (vi) the receipt by Administrative Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, [and] (vii) the recordation by Administrative Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 9.2B(ii) of the Credit Agreement [, [and] (viii) the execution of a counterpart hereof by the [UK/Australian/Italian] Administrative Agent as evidence of its consent hereto to the extent required under subsection 9.2B(i) of the Credit Agreement] [, and (ix) failure of Requisite Offshore Lenders to notify Administrative Agent of their objection to this assignment on or prior to the Business Day preceding the Settlement Date in accordance with subsection 9.2B(i)].


                   [Remainder of page intentionally left blank]

                                      XIV-5

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.



                                      XIV-6

                               SCHEDULE OF TERMS


1.    Borrowers:   Owens-Illinois, Inc., United Glass Limited, United Glass
Group Limited, Owens-Illinois (Australia) Pty Limited and OI Italia S.r.l..

2. Name and Date of Credit Agreement: Second Amended and Restated Credit Agreement dated as of April 30, 1998 by and among Owens-Illinois, Inc., United Glass Limited, United Glass Group Limited, Owens-Illinois (Australia) Pty Limited, OI Italia S.r.l., the financial institutions listed therein as Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent.

3.    Amounts:
                                               Term Revolving [[UK/Australian/
                                               Loans  Loans    Italian] Loans

(a)  Aggregate Commitments of all Lenders:    $________ $________ $________
(b)  Assigned Share/Pro Rata Share:              _____%    _____%    _____%
(c)  Amount of Assigned Share of Commitments: $________ $________ $ ________]
(d)  Amount of Assigned Share of Term Loans:  $________


4.    Settlement Date:   ____________, ____

5.    Payment Instructions:

ASSIGNOR:                         ASSIGNEE:
_____________________________     _____________________________
_____________________________     _____________________________
_____________________________     _____________________________
Attention:___________________     Attention:___________________
Reference:___________________     Reference:___________________

6.    Notice Address:
ASSIGNOR:                         ASSIGNEE:
_____________________________     _____________________________
_____________________________     _____________________________
_____________________________     _____________________________
_____________________________     _____________________________

7.    Signatures:

                                      XIV-7

[NAME OF ASSIGNOR],               [NAME OF ASSIGNEE],
As Assignor                       As Assignee

By:___________________________    By:__________________________
Name:_________________________    Name:________________________
Title:________________________    Title:_______________________

[Consented to in accordance with  Accepted in accordance with subsection 9.2B(i) of the Credit  subsection 9.2B(ii) of the Credit
Agreement                         Agreement


OWENS-ILLINOIS, INC.              [NAME OF ADMINISTRATIVE
                                  AGENT], as Administrative
                                  Agent

By:____________________________   By:___________________________

Name:__________________________   Name:_________________________
Title:_________________________]  Title:________________________

[Consented to in accordance with
subsection 9.2B(i) of the Credit
Agreement

[NAME OF OFFSHORE
ADMINISTRATIVE AGENT], as an
Offshore Administrative Agent

By:____________________________
Name:__________________________
Title:_________________________]

                                      XIV-8

                                   EXHIBIT XV

                      [FORM OF OPINION OF LATHAM & WATKINS]





                                                            April ___, 1998


Bankers Trust Company,
 as Administrative Agent
130 Liberty Street, 14th Floor
New York, New York 10017

Bank of America National Trust
 and Savings Association, as
 Syndication Agent
1850 Gateway Boulevard
Concord, California 94520

The Bank of Nova Scotia,
 as Documentation Agent
600 Peachtree Street, N.E.
Atlanta, Georgia 30308

NationsBank, N.A.,
 as Documentation Agent
101 N. Tryon
NC-001-15-05
Charlotte, North Carolina 28255

and

The Offshore Administrative Agents
and Lenders identified on Exhibit A hereto


      Re:   Second Amended and Restated Credit Agreement dated as of April 30,
1998 among Owens-Illinois, Inc., United Glass Limited, United Glass Group Limited, Owens-Illinois (Australia) Pty Limited, OI Italia S.r.l., the Lenders, Managing Agents, Co-Agents, Lead Managers, Arrangers and Offshore Administrative Agents listed therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent and Bankers Trust Company, as

Administrative Agent



Ladies and Gentlemen:

            We have acted as special counsel to Owens-Illinois, Inc., a Delaware corporation (the "Company"), United Glass Limited, a corporation organized under the laws of England and Wales, United Glass Group Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, a corporation organized under the laws of Australia, and OI Italia S.r.l., a limited liability company organized under the laws of Italy (each a "Subsidiary Borrower" and together with Company, the "Borrowers"), in connection with that certain Second Amended and Restated Credit Agreement dated as of April 30, 1998 (the "Credit Agreement") among the Borrowers, the Lenders listed therein (collectively, the "Lenders"), the Arrangers listed therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents (each, in such capacity, a "Documentation Agent"), The First National Bank of Chicago, as UK Administrative Agent ("UK Administrative Agent"), Bank of America National Trust and Savings Association, as Australian Administrative Agent ("Australian Administrative Agent"), Societe Generale, as Italian Administrative Agent ("Italian Administrative Agent"), Bank of America National Trust and Savings Association, as Syndication Agent (in such capacity, the "Syndication Agent") and Bankers Trust Company, as Administrative Agent (in such capacity, the "Administrative Agent").

            This opinion is rendered to you, at the request of the Borrowers, pursuant to Section 3.1G(i) of the Credit Agreement. Capitalized terms defined in the Credit Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

            As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. We have examined, among other things, the following:

            (a)   the Credit Agreement;

            (b)   the Company Guaranty;

            (c) the Term Notes, Revolving Notes and Bid Rate Loan Notes, in each case issued by the Company on the Effective Date (collectively, the "Notes");

            (d)   the Domestic Overdraft Agreement; and

            (e)   the Existing Senior Note Indenture (the "Indenture").

            The documents described in subsections (a) through (d) above are collectively referred to herein as the "Loan Documents."

            In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            We have been furnished with, and with your consent have relied upon, certificates of officer(s) of the Borrowers with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

            We are opining herein as to the effect on the subject transactions only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state. Various issues are addressed in the opinion of James W. Baehren, Associate General Counsel of the Company, separately provided to you, and we express no opinion with respect to those matters.

            Our opinions set forth in paragraph 2 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to borrowers and guarantors in loan transactions.

            For purposes of our opinion, we have assumed, with your permission, that (i) each Borrower is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Loan Documents and perform its obligations thereunder, (ii) each Borrower has duly authorized, executed and delivered each Loan Document to which it is a party, (iii) none of the execution, delivery and performance by any Borrower of any Loan Document will result in the violation of the Certificate of Incorporation or charter, as the case may be, or Bylaws (if any) of such Borrower, and (iv) with respect to applicable Australian, English and Italian law, the Loan Documents to which any of the Subsidiary Borrowers is a party do not violate the laws of the Commonwealth of Australia or its states, the laws of England and Wales or the laws of Italy.

            Subject to the foregoing and the other matters set forth herein, and in reliance thereon, it is our opinion that, as of the date hereof:

            1. Each of the Loan Documents constitutes a legally valid and binding obligation of each Borrower party thereto, enforceable against such Borrower in accordance with its terms.

            2. The execution and delivery by each Borrower of the Loan Documents and the borrowing and repayment of the Loans by each Borrower pursuant to the Credit Agreement do not: (i) violate any federal or New York statute, rule or regulation applicable to such Borrower (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) or any provision of the DGCL applicable to the Company, (ii) result in the breach of or a default under the Indenture, or (iii) require any consents, approvals, authorizations, registrations, declarations or filings by such Borrower under any federal or New York statute, rule or regulation applicable to such Borrower or under any provision of the DGCL applicable to the Company. No opinion is expressed in this paragraph 2 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, antitrust or trade regulation laws.

            3. No Borrower is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            4. It is not necessary in connection with the execution and delivery by any Borrower of the Notes to the recipients thereof (the "Note Recipients") on the Effective Date to register the Notes under the Securities Act of 1933, as amended, or to qualify any indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

            [5. A money judgment (other than a judgment for taxes, a fine or other penalty) obtained in the courts of England, Italy or Australia against the requisite Subsidiary Borrower which is final, conclusive and enforceable in England, Italy or Australia, as the case may be, will be recognized and enforceable against such Borrower and its assets in the courts of the State of New York or in a United States court sitting in the State of New York provided that the judgment satisfies the provisions of the Uniform Foreign Country Money-Judgments Recognition Act, Article 53 of the New York Civil Practice Law and Rules, a copy of which is attached hereto as Exhibit B, subject to the exceptions to recognition and the discretionary stay provisions set forth therein.]

            The opinions expressed in paragraph 1 are subject to the following limitations, qualifications and exceptions:

            (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors;

            (b) the effect of general principles of equity, whether enforcement considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

            (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

            (d) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable.

            We call to your attention that effective enforcement of a claim denominated in a foreign currency may be limited by requirements that the claim (or a judgment in respect of such claim) be converted into United States Dollars at a rate of exchange prevailing on a specified date. We express no opinion as to whether a federal or state court would award a judgment in currency other than United States Dollars and we express no opinion as to the validity or enforceability of subsection 9.21 of the Credit Agreement or of any provision of any Loan Document to the extent it requires any Loan Party to indemnify any other party against loss in obtaining the currency due under such Loan Document for a court judgment in another currency.

            We call to your attention that the provisions of the Loan Documents which permit the Administrative Agent, any Offshore Administrative Agent, the Syndication Agent, either Documentation Agent, any Arranger or any Lender to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made in a commercially reasonable manner and in good faith.

            For purposes of our opinions expressed in paragraph 2, we have assumed, with your permission, that, as of the Effective Date, the entire amount of the Revolving Loan Commitments is outstanding.

            For purposes of our opinions expressed in paragraph 4, we have assumed with your permission that each Note Recipient is a commercial lender or a financial institution that makes loans in the ordinary course of its business and that it is receiving the Notes to be received by it and will make each Loan under the Credit Agreement to be made by it for its own account in the ordinary course of its commercial banking or lending business and not with a view to or for sale in connection with any distribution of such Notes.

            For purposes of our opinions expressed in paragraph 5, we have assumed with your permission that the consent to jurisdiction and service of process by the Subsidiary Borrowers in subsection 9.18 of the Credit Agreement is valid and enforceable against each Subsidiary Borrower.

            To the extent that the obligations of a Borrower may be dependent upon such matters, we assume for purposes of this opinion that: all parties to the Loan Documents are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; all parties to the Loan Documents have the requisite corporate power and authority to execute and deliver the Loan Documents and to perform their respective obligations under the Loan Documents to which they are a party; and the Loan Documents to which such parties are a party have been duly authorized, executed and delivered by such parties and (with respect to such parties other than the Borrowers) constitute their legally valid and binding obligations, enforceable against them in accordance with their terms. Except as expressly covered by this opinion, we express no opinion as to compliance by any parties to the Loan Documents with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business.

            This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. At your request, we hereby consent to reliance hereon by any future assignees of your interest in the Credit Agreement which are Eligible Assignees as expressly permitted by subsection 9.2 of the Credit Agreement; provided that you have notified such assignee that this opinion speaks only as of the date hereof and to its addressees and that we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.

                                    Very truly yours,

                                   Exhibit A
                                      to
                          Opinion of Latham & Watkins
                             Dated April ___, 1998
                          Rendered In Connection With
                     Owens-Illinois, Inc. Credit Agreement


Offshore Administrative Agents:
                  The First National Bank of Chicago
                  [Address]


                  Bank of America National Trust and Savings Association
                  [Address]


                  Societe Generale
                  [Address]


Lenders:

                                   [Exhibit B
                                       to
                            Opinion of Latham & Watkins
                               Dated April ___, 1998
                            Rendered In Connection With
                        Owens-Illinois, Inc. Credit Agreement



[Uniform Foreign Country Money Judgment Recognition Act]]

                                  EXHIBIT XVI

                 [FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL
                               FOR OWENS-ILLINOIS]

                                 April ___, 1998


Bankers Trust Company,
 as Administrative Agent
130 Liberty Street, 14th Floor
New York, New York 10017

Bank of America National Trust
 and Savings Association, as
 Syndication Agent
1850 Gateway Boulevard
Concord, California 94520

The Bank of Nova Scotia,
 as Documentation Agent
600 Peachtree Street, N.E.
Atlanta, Georgia 30308

NationsBank, N.A.,
 as Documentation Agent
101 N. Tryon
NC-001-15-05
Charlotte, North Carolina 28255

and

The Offshore Administrative Agents
and Lenders identified on Exhibit A hereto


      Re:   Second Amended and Restated Credit Agreement dated as of April 30,
1998 among Owens-Illinois, Inc., United Glass Limited, United Glass Group Limited, Owens-Illinois (Australia) Pty Limited, OI Italia S.r.l., the Lenders, Managing Agents, Co-Agents, Lead Managers, Arrangers and Offshore Administrative Agents listed therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent and Bankers Trust Company, as Administrative Agent


Ladies and Gentlemen:

                                      XVI-1

            I am associate general counsel to Owens-Illinois, Inc., a Delaware corporation (the "Company"), and render this opinion to you in such capacity pursuant to Section 3.1G(ii) of that certain Second Amended and Restated Credit Agreement dated as of April 30, 1998 (the "Credit Agreement") among the Company, United Glass Limited, United Glass Group Limited, Owens-Illinois (Australia) Pty Limited, OI Italia S.r.l., the Lenders listed therein (collectively, the "Lenders"), the Managing Agents listed therein, the Co-Agents listed therein, the Lead Managers listed therein, the Arrangers listed therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents (each, in such capacity, a "Documentation Agent"), The First National Bank of Chicago, as UK Administrative Agent ("UK Administrative Agent"), Bank of America National Trust and Savings Association, as Australian Administrative Agent ("Australian Administrative Agent"), Societe Generale, as Italian Administrative Agent ("Italian Administrative Agent"), Bank of America National Trust and Savings Association, as Syndication Agent (in such capacity, the "Syndication Agent"), and Bankers Trust Company, as Administrative Agent (in such capacity, the "Administrative Agent"). Capitalized terms defined in the Credit Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Credit Agreement. For purposes of this opinion, the terms "Subsidiary" and "Subsidiaries" shall not include any Person that becomes a Subsidiary of Company as a result of the Applegate Acquisition.

            As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of rendering the opinions expressed below. I have examined, among other things, the following:

      (a)   the Credit Agreement;

      (b)   the Company Guaranty;

      (c) the Term Notes, Revolving Notes and Bid Rate Loan Notes, in each case issued by the Company on the Effective Date (collectively, the "Notes");

      (d)   the Domestic Overdraft Agreement;

      (e) the Certificate of Incorporation and Bylaws (the "Governing Documents") of the Company;

      (f) the indenture(s) (but not including the Existing Senior Note Indenture), note(s), loan agreement(s), mortgage(s), deed(s) of trust, security agreement(s) and other written agreement(s) and instrument(s) creating, evidencing or securing indebtedness of the Company or its Subsidiaries and which are material to the Company and its Subsidiaries taken as a whole (the "Material Agreements"); and

      (g) court and administrative orders, writs, judgments and decrees specifically directed to the Company or its Subsidiaries which are material to the Company and its Subsidiaries taken as a whole (the "Court Orders").

                                      XVI-2

            The documents described in subsections (a) through (d) above are referred herein collectively as the "Loan Documents."

            In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

            I have been furnished with, and with your consent have relied upon, certificates of officer(s) of the Company with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

            I am opining herein as to the effect on the subject transactions only of the federal laws of the United States, the internal laws of the State of Ohio and the General Corporation Law of the State of Delaware (the "DGCL"), and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state. I express no opinion herein with respect to the applicability to the subject transactions, or the effect thereon, of any federal or state securities laws. Various issues are addressed in the opinion of Latham & Watkins, separately provided to you in connection with the Credit Agreement, and I express no opinion with respect to those matters.

            Whenever a statement herein is qualified by "to the best of my knowledge" or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement.

            For purposes of this opinion, I have assumed, with your permission, that none of the execution, delivery and performance by the Company of the Loan Documents will result in the violation of any federal statute, rule or regulation applicable to the Company (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) or the DGCL.

            Subject to the foregoing and the other matters set forth herein, and in reliance thereon, it is my opinion that, as of the date hereof:

            1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Loan Documents and perform its obligations thereunder.

            2. The execution, delivery and performance by the Company of the Loan Documents have been duly authorized by all necessary corporate action of the Company. Each Loan Document has been duly executed and delivered by the Company.

            3. None of the execution and delivery by the Company of the Loan Documents or the borrowing and repayment of the Loans by the Company pursuant to the Credit Agreement: (i) violate the provisions of the Company's

                                      XVI-3

Governing Documents, (ii) violate any Ohio statute, rule or regulation applicable to the Company, (iii) result in the breach of or a default under any of the Material Agreements or Court Orders, or (iv) require any consents, approvals, authorizations, registrations, declarations or filings by the Company under any Ohio statute, rule or regulation applicable to the Company. No opinion is expressed in this paragraph 3 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, antitrust or trade regulation laws.

            4. To the best of my knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary of the Company is a party or to which any of the properties of the Company or any Subsidiary of the Company is subject (except for those legal or governmental proceedings previously disclosed in writing to Lenders including, without limitation, those disclosed in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997) that has a significant likelihood of resulting in a Material Adverse Effect.

            In rendering the opinions expressed in paragraph 3 insofar as they require interpretation of the Material Agreements (i) I have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written and would apply the internal laws of the State of Ohio without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state, (ii) to the extent that any questions of legality or legal construction have arisen in connection with my review, I have applied the laws of the State of Ohio in resolving such questions and (iii) except as expressly set forth in paragraph 3, I express no opinion with respect to the effect of any action or inaction by the Company under the Loan Documents or by the Company or any Subsidiary of the Company under the Material Agreements which may result in a breach or default under any Material Agreement. I advise you that Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

            This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without my prior written consent. At your request, I hereby consent to reliance hereon by any future assignees of your interest in the Credit Agreement which are Eligible Assignees as expressly permitted by subsection 9.2 of the Credit Agreement; provided that you have notified such assignee that this opinion speaks only as of the date hereof and to its addressees and that I have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which I may later become aware.

                                          Very truly yours,


                                      XVI-4

                                   Exhibit A
                                      to
                           Opinion of James W. Baehren
                              Dated April ___, 1998
                           Rendered In Connection With
                      Owens-Illinois, Inc. Credit Agreement


Offshore Administrative Agents:
                  The First National Bank of Chicago
                  [Address]


                  Bank of America National Trust and Savings Association
                  [Address]


                  Societe Generale
                  [Address]


Lenders:



                                      XVI-5

                                 EXHIBIT XVII

                   [FORM OF OPINION OF O'MELVENY & MYERS LLP]


                              ______________, 1998


Bankers Trust Company,
 as Administrative Agent
One Bankers Trust Plaza
New York, New York 10006

Bank of America National Trust
 and Savings Association,
 as Syndication Agent
231 South LaSalle Street
Chicago, IL 60697

The Bank of Nova Scotia,
 as Documentation Agent
600 Peachtree Street, N.E.
Atlanta, Georgia 30308

NationsBank, N.A.,
 as Documentation Agent
101 N. Tryon
NC-001-15-05
Charlotte, North Carolina 28255

and

The Offshore Administrative Agents,
Lenders and Arrangers
 Party to the Credit
 Agreement Referenced Below

            Re:   Loans to Owens-Illinois, Inc., United Glass Limited, United
Glass Group Limited, Owens-Illinois (Australia) Pty Limited and OI Italia
S.r.l.

Ladies and Gentlemen:

            We have acted as counsel to Bankers Trust Company, as Administrative Agent (in such capacity, "Administrative Agent") and Bank of America National Trust and Savings Association, as Syndication Agent (in such capacity, "Syndication Agent"), in connection with the preparation and delivery of a Second Amended and Restated Credit Agreement dated as of April 30, 1998 (the "Credit Agreement") among Owens-Illinois, Inc., a Delaware

                                      XVII-1
corporation, United Glass Limited, a corporation organized under the laws of England and Wales, United Glass Group Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, a corporation organized under the laws of Australia, and OI Italia S.r.l., a limited liability company organized under the laws of Italy (each a "Borrower" and collectively, the "Borrowers"), the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, the Lenders named as Documentation Agents for Lenders, Syndication Agent and Administrative Agent and in connection with the preparation and delivery of certain related documents.

            We have participated in various conferences with representatives of Borrowers and Agents and conferences and telephone calls with Latham & Watkins, counsel to the Borrowers, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the promissory notes annexed thereto (the "Notes"), and the opinions of Latham & Watkins and James W. Baehren, Associate General Counsel to the Company (collectively, the "Opinions"), and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

            Although we have not independently considered all of the matters covered by the Opinions to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinions and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

                                          Respectfully submitted,



                                      XVII-2

                                 EXHIBIT XVIII

                                   [FORM OF]

                                COMPANY GUARANTY


            This COMPANY GUARANTY (as amended, amended and restated or otherwise modified from time to time, this "Guaranty") is entered into as of April 30, 1998, by OWENS-ILLINOIS, INC., a Delaware corporation ("Guarantor"), in favor of and for the benefit of BANKERS TRUST COMPANY, as Collateral Agent for and representative of (in such capacity herein called the "Collateral Agent") the lenders ("Current Lenders") from time to time party to the Current Credit Agreement (as hereinafter defined), any Successor Lenders (as hereinafter defined), and any Lender or Affiliate thereof (as hereinafter defined) party to the Interest Rate Agreements and Currency Agreements referred to below (collectively, the "Guarantied Parties").


R E C I T A L S

            WHEREAS, Guarantor and United Glass Limited, a corporation organized under the laws of England and Wales, United Glass Group Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, a corporation organized under the laws of Australia, and OI Italia S.r.l., a limited liability company organized under the laws of Italy (each such Person or any Additional Subsidiary Borrower being a "Subsidiary Borrower"), Current Lenders, the Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent for Current Lenders, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent for Current Lenders ("Current Credit Agent"), have entered into that certain Second Amended and Restated Credit Agreement dated as of April 30, 1998 (said Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "Current Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect) pursuant to which Current Lenders have agreed to provide certain credit facilities to Guarantor and Subsidiary Borrowers for the purpose of, among other things, providing financing for the Applegate Acquisition;

            WHEREAS, it is contemplated that, from time to time, Current Lenders or other Persons (collectively, "Successor Lenders") may enter into one or more agreements with Guarantor and other Persons, including Subsidiaries of Guarantor, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder which are Subsidiaries of Guarantor) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement (as hereinafter defined) (said agreements, as they may exist from time to time (but, in the case of such a refinancing or

                                      XVIII-1
restructuring, only to the extent thereof), being the "Successor Credit Agreements", which together with the Current Credit Agreement are referred to herein as the "Credit Agreements"; provided that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require Current Credit Agent to execute an acknowledgment to the Intercreditor Agreement in connection with such amendment, amendment and restatement or other modification) (Current Lenders and any Successor Lenders being collectively referred to herein as "Lenders", and Current Credit Agent and any agents under any Successor Credit Agreements (collectively, "Successor Credit Agents") being collectively referred to herein as "Credit Agents"), and it is desired that the obligations of Subsidiary Borrowers and any additional borrowers which are Subsidiaries of Guarantor under any Successor Credit Agreements (collectively, the "Successor Credit Agreement Obligations") be guarantied hereunder to the same extent as the Obligations of Subsidiary Borrowers under the Current Credit Agreement;

            WHEREAS, it is contemplated that Guarantor and Subsidiary Borrowers may from time to time enter into Interest Rate Agreements and Currency Agreements with one or more Lenders or their Affiliates, and Guarantor desires to guaranty all the obligations of Subsidiary Borrowers under such Interest Rate Agreements and Currency Agreements (all such obligations of Subsidiary Borrowers being the "Interest Rate Obligations" or the "Currency Obligations", as the case may be);

            WHEREAS, it is a condition precedent to the effectiveness of the Current Credit Agreement that this Guaranty be executed and delivered by
Guarantor:

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

            Guarantor hereby irrevocably and unconditionally guaranties the due and punctual payment of all Obligations of Subsidiary Borrowers, all Successor Credit Agreement Obligations, all Interest Rate Obligations and all Currency Obligations when the same shall become due, whether at stated maturity, by required payment, declaration, demand or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. e 362(a)), and agrees to pay any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred by Collateral Agent, Credit Agents or Lenders in enforcing or preserving any rights under this Guaranty (collectively, the "Guarantied Obligations").

            Guarantor agrees that the Guarantied Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that Guarantor will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guarantied Obligation.

                                      XVIII-2

            Guarantor waives presentation of, demand of, and protest of any Guarantied Obligation and also waives notice of protest for nonpayment. The obligations of Guarantor under this Guaranty shall not be affected by:

            (a) the failure of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to assert any claim or demand or to enforce any right or remedy against Guarantor, any Subsidiary Borrower or any other borrower under the provisions of any Credit Agreement, any other Loan Document, any Interest Rate Agreement or any Currency Agreement or any other agreement or otherwise,

            (b)   any extension or renewal of any provision of any thereof,

            (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any Credit Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement or any instrument or agreement executed pursuant thereto,

            (d) the failure to perfect any security interest in, or the release of, any of the security held by any Guarantied Party, Collateral Agent, any Credit Agent or any other Person for any of the Guarantied Obligations, or

            (e) the failure of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to exercise any right or remedy against any other guarantor of any of the Guarantied Obligations.

            Guarantor further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to any of the security held for payment of any of the Guarantied Obligations or to any balance of any deposit account or credit on the books of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person in favor of a Subsidiary Borrower or any other Person.

            The obligations of Guarantor under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guarantied Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guarantied Obligations, the discharge of any Subsidiary Borrower or any other borrower from any of the Guarantied Obligations in a bankruptcy or similar proceeding, or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantor under this Guaranty shall not be discharged or impaired or otherwise affected by the failure of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to assert any claim or demand or to enforce any remedy under any Credit Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement or any other agreement, by any waiver or modification of any thereof, by any default, or any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent


                                      XVIII-3
vary the risk of Guarantor or which would otherwise operate as a discharge of Guarantor as a matter of law or equity.

            Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, interest on or any other amount with respect to any Guarantied Obligation is rescinded or must otherwise be restored by any Guarantied Party, Collateral Agent, any Credit Agent or any other Person upon the bankruptcy or reorganization of Guarantor, any other Person or otherwise.

            Guarantor further agrees, in furtherance of the foregoing and not in limitation of any other right which any Guarantied Party, Collateral Agent, any Credit Agent or any other Person may have at law or in equity against Guarantor by virtue hereof, upon the failure of any Subsidiary Borrower to pay any of the Guarantied Obligations when and as the same shall become due, whether by required prepayment, declaration or otherwise (including amounts which would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. e 362(a)), Guarantor will forthwith pay, or cause to be paid, in cash, to Collateral Agent for the ratable benefit of Guarantied Parties, an amount equal to the sum of the unpaid principal amount of such Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to a Subsidiary Borrower, would have accrued on such Guarantied Obligations) and all other Guarantied Obligations then owed to Guarantied Parties as aforesaid. All such payments shall be applied promptly from time to time by Collateral Agent:

            First, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith;

            Second, (i) upon and during the effectiveness of the Intercreditor Agreement, to the payment of the Guarantied Obligations as provided in Section 3 of the Intercreditor Agreement and (ii) except as set forth in clause (i), to the payment of the Guarantied Obligations for the ratable benefit of the holders thereof; and

            Third, after payment in full of all Guarantied Obligations, to the payment to Guarantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

            Guarantor hereby waives any claim, right or remedy, direct or indirect, that it now has or may hereafter have against any Subsidiary Borrower or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right

                                      XVIII-4
of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against any Subsidiary Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that Collateral Agent or any Guarantied Party now has or may hereafter have against any Subsidiary Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Collateral Agent or any Guarantied Party. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, Guarantor shall withhold exercise of any right of contribution it may have against any other guarantor of the Guarantied Obligations as a result of any payment hereunder. Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights of subrogation, reimbursement or indemnification Guarantor may have against any Subsidiary Borrower or against any collateral or security, and any such rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Collateral Agent or any Guarantied Party may have against any Subsidiary Borrower, to all right, title and interest Collateral Agent or any Guarantied Party may have in any such collateral or security, and to any right Collateral Agent or any Guarantied Party may have against such other guarantor. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Collateral Agent on behalf of Guarantied Parties and shall forthwith be paid over to Collateral Agent for the benefit of Guarantied Parties to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

            No delay or omission by any Guarantied Party, Collateral Agent or any Credit Agent to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Requisite Lenders (or such other Lenders as may be required under the Credit Agreement) under the Credit Agreement then in effect. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default.

            Collateral Agent has been appointed to act as Guarantied Party hereunder by Lenders and, by their acceptance of the benefits hereof, the holders of any Interest Rate Obligations and Currency Obligations. Except as otherwise provided in the next succeeding paragraph, Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; provided that, except as otherwise provided in the Intercreditor Agreement, Guarantied Party shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of (a) Requisite Lenders or (b) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Interest Rate Agreement or Currency Agreement entered into by any Subsidiary Borrower and any Lender

                                      XVIII-5
or Affiliate of any Lender (each such Interest Rate Agreement being a "Lender Interest Rate Agreement" and each such Currency Agreement being a "Lender Currency Agreement") that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement or Lender Currency Agreement) under all Lender Interest Rate Agreements and all Lender Currency Agreements. In furtherance of the foregoing provisions of this paragraph, each holder of Interest Rate Obligations or Currency Obligations, by its acceptance of the benefits hereof, agrees that it shall have no right individually to enforce this Guaranty, it being understood and agreed by such holder that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of the Guarantied Parties in accordance with the terms of this paragraph. Except as otherwise provided in the Intercreditor Agreement: Collateral Agent shall at all times be the same Person that is Administrative Agent under the Credit Agreement; written notice of resignation by Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Guaranty; removal of Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute removal as Collateral Agent under this Guaranty; and appointment of a successor Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Guaranty. Except as otherwise provided in the Intercreditor
Agreement: upon the acceptance of any appointment as Administrative Agent under subsection 8.6 of the Credit Agreement by a successor Collateral Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Guaranty, and the retiring or removed Collateral Agent under this Guaranty shall promptly (i) transfer to such successor Collateral Agent all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the rights created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Guaranty.
After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Collateral Agent hereunder.

            Anything contained in this Guaranty to the contrary notwithstanding, upon and during the effectiveness of the Intercreditor Agreement no Guarantied Party shall be entitled to take any action whatsoever to enforce any term or provision of this Guaranty except through the Collateral Agent in accordance with the terms of the Intercreditor Agreement.

            This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Collateral Agent and Guarantied Parties and, in the event of any transfer or assignment of rights by Collateral Agent or any Guarantied Party, the rights and privileges herein conferred upon Collateral Agent and Guarantied Parties shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                                      XVIII-6

             Upon the liquidation of Guarantor, the obligations of Guarantor hereunder shall be assumed by its successors (including, without limitation, its stockholders on the date of such liquidation) except to the extent that any such assumption (i) shall be prohibited by applicable law or (ii) would be considered an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code which investment would trigger an increase in the gross income of a United States stockholder of such successor pursuant to Section 951 (or a successor provision) of the Internal Revenue Code.

            THIS GUARANTY, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER, SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GUARANTOR AT ITS ADDRESS PROVIDED IN THE CURRENT CREDIT AGREEMENT OR THE SUCCESSOR CREDIT AGREEMENT THEN IN EFFECT;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

                                      XVIII-7

            (VI) AGREES THAT THE PROVISIONS OF THIS PARAGRAPH RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

            This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to Guarantor upon the execution of a counterpart hereof by Guarantor and receipt by Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of page intentionally left blank]



                                      XVIII-8

      IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guaranty to be duly executed as of the day and year first written above.


                                          OWENS-ILLINOIS, INC.


                                          By: ________________________________
                                          Title:


ACCEPTED AND AGREED TO:

BANKERS TRUST COMPANY,
as Collateral Agent

By: __________________________
Title:

                                      XVIII-S-1

                                  EXHIBIT XIX

                                   [FORM OF]

                               SUBSIDIARY GUARANTY


            This SUBSIDIARY GUARANTY (as amended, amended and restated or otherwise modified from time to time, this "Guaranty") is entered into as of ___________, 1999, by the undersigned ("Guarantors") in favor of and for the benefit of BANKERS TRUST COMPANY, as Collateral Agent for and representative of (in such capacity herein called the "Collateral Agent") the lenders ("Current Lenders") from time to time party to the Current Credit Agreement (as hereinafter defined), any Successor Lenders (as hereinafter defined), and any Lender or Affiliate thereof (as hereinafter defined) party to the Interest Rate Agreements and Currency Agreements referred to below (collectively, the "Guarantied Parties").


R E C I T A L S

            WHEREAS, Owens-Illinois, Inc., a Delaware corporation ("Company"), United Glass Limited, a corporation organized under the laws of England and Wales, United Glass Group Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, a corporation organized under the laws of Australia, and OI Italia S.r.l., a limited liability company organized under the laws of Italy (the Company, each such Person and any Additional Subsidiary Borrower being a "Borrower" and collectively, the "Borrowers"), Current Lenders, the Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent for Current Lenders, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent for Current Lenders ("Current Credit Agent"), have entered into that certain Second Amended and Restated Credit Agreement dated as of April 30, 1998 (said Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "Current Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect) pursuant to which Current Lenders have agreed to provide certain credit facilities to Borrowers for the purpose of, among other things, providing financing for the Applegate Acquisition;

            WHEREAS, it is contemplated that certain proceeds of the Loans made to Borrowers by Current Lenders will be advanced to Guarantors and that certain Letters of Credit will be issued directly or indirectly for the benefit of Guarantors, and to such extent the Obligations of Borrowers are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged);

                                      XIX-1

            WHEREAS, it is contemplated that, from time to time, Current Lenders or other Persons (collectively, "Successor Lenders") may enter into one or more agreements with Borrowers and other Persons, including Subsidiaries of Company, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder which are Subsidiaries of Company) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement (as hereinafter defined) (said agreements, as they may exist from time to time (but, in the case of such a refinancing or restructuring, only to the extent thereof), being the "Successor Credit Agreements", which together with the Current Credit Agreement are referred to herein as the "Credit Agreements"; provided that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require Current Credit Agent to execute an acknowledgment to the Intercreditor Agreement in connection with such amendment, amendment and restatement or other modification) (Current Lenders and any Successor Lenders being collectively referred to herein as "Lenders", and Current Credit Agent and any agents under any Successor Credit Agreements (collectively, "Successor Credit Agents") being collectively referred to herein as "Credit Agents"), and it is desired that the obligations of Company and any additional borrowers which are Subsidiaries of Company under any Successor Credit Agreements (collectively, the "Successor Credit Agreement Obligations") be guarantied hereunder to the same extent as the Obligations under the Current Credit Agreement;

            WHEREAS, it is contemplated that the Successor Credit Agreement Obligations will be incurred for and will inure to, in whole or in part, the benefit of Guarantors (which benefits are hereby acknowledged);

            WHEREAS, it is contemplated that Borrowers may from time to time enter into Interest Rate Agreements and Currency Agreements with one or more Lenders or their Affiliates, and Guarantors desire to guaranty all the obligations of Borrowers under such Interest Rate Agreements and Currency Agreements (all such obligations being the "Interest Rate Obligations" or the "Currency Obligations", as the case may be);

            WHEREAS, it is contemplated that the Interest Rate Obligations and Currency Obligations will be incurred for and will inure to, in whole or in part, the benefit of Guarantors; and

            WHEREAS, Current Lenders have required that this Guaranty be executed and delivered by Guarantors pursuant to subsection 5.8 of the Current Credit Agreement:

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantors hereby agree as follows:

            Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment of all Obligations, all Successor Credit Agreement Obligations, all Interest Rate Obligations and all Currency Obligations when the same shall become due, whether at stated

                                      XIX-2
maturity, by required payment, declaration, demand or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. e 362(a)), and agree to pay any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred by Collateral Agent, Credit Agents or Lenders in enforcing or preserving any rights under this Guaranty (collectively, the "Guarantied Obligations"); provided that the guaranty hereunder and any other provisions of this Guaranty shall be effective as to any obligations in respect of any Successor Credit Agreements or any Interest Rate Obligations and Currency Obligations only if the holders of said obligations (or their representatives) and Guarantors shall have acknowledged and delivered to Collateral Agent a counterpart of the Intercreditor Agreement.

            Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution hereunder).

            Guarantors under this Guaranty together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to
(y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments made by such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such

                                      XIX-3

Guarantor under this Guaranty, determined as of such date in accordance with the immediately preceding paragraph; provided that solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this paragraph, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor.
"Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this paragraph) minus
(ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this paragraph. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this paragraph shall not be construed in any way to limit the liability of any Guarantor hereunder.

            Guarantors agree that the Guarantied Obligations may be extended or renewed, in whole or in part, without notice or further assent from them, and that each Guarantor will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guarantied Obligation.

            Guarantors waive presentation of, demand of, and protest of any Guarantied Obligation and also waive notice of protest for nonpayment. The obligations of Guarantors under this Guaranty shall not be affected by:

            (a) the failure of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to assert any claim or demand or to enforce any right or remedy against any Borrower or any other borrower under the provisions of any Credit Agreement, any other Loan Document, any Interest Rate Agreement or any Currency Agreement or any other agreement or otherwise,

            (b)  any extension or renewal of any provision of any thereof,

            (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any Credit Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement or any instrument or agreement executed pursuant thereto,

            (d) the failure to perfect any security interest in, or the release of, any of the security held by any Guarantied Party, Collateral Agent, any Credit Agent or any other Person for any of the Guarantied Obligations, or

            (e) the failure of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to exercise any right or remedy against any other guarantor of any of the Guarantied Obligations.

                                      XIX-4

            Guarantors further agree that this Guaranty constitutes a guaranty of payment when due and not of collection and waive any right to require that any resort be had by any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to any of the security held for payment of any of the Guarantied Obligations or to any balance of any deposit account or credit on the books of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person in favor of Company or any other Person.

            The obligations of Guarantors under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guarantied Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guarantied Obligations, the discharge of any Borrower or any other borrower from any of the Guarantied Obligations in a bankruptcy or similar proceeding, or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantors under this Guaranty shall not be discharged or impaired or otherwise affected by the failure of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to assert any claim or demand or to enforce any remedy under any Credit Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement or any other agreement, by any waiver or modification of any thereof, by any default, or any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Guarantors or which would otherwise operate as a discharge of Guarantors as a matter of law or equity.

            Guarantors further agree that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, interest on or any other amount with respect to any Guarantied Obligation is rescinded or must otherwise be restored by any Guarantied Party, Collateral Agent, any Credit Agent or any other Person upon the bankruptcy or reorganization of Company, any Guarantor, any other Person or otherwise.

            Guarantors further agree, in furtherance of the foregoing and not in limitation of any other right which any Guarantied Party, Collateral Agent, any Credit Agent or any other Person may have at law or in equity against Guarantors by virtue hereof, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether by required prepayment, declaration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. e 362(a)), Guarantors will forthwith pay, or cause to be paid, in cash, to Collateral Agent for the ratable benefit of Guarantied Parties, an amount equal to the sum of the unpaid principal amount of such Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to Company, would have accrued on such Guarantied Obligations) and all other Guarantied Obligations then owed to Guarantied Parties as aforesaid. All such payments shall be applied promptly from time to time by Collateral Agent:

                                      XIX-5

          First, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith;

            Second, to the payment of the Guarantied Obligations as provided in Section 3 of the Intercreditor Agreement; and

            Third, after payment in full of all Guarantied Obligations, to the payment to Guarantors, or their successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

            Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that Collateral Agent or any Guarantied Party now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Collateral Agent or any Guarantied Party. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including without limitation any such right of contribution hereunder) as a result of any payment hereunder. Each Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any such rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Collateral Agent or any Guarantied Party may have against Company, to all right, title and interest Collateral Agent or any Guarantied Party may have in any such collateral or security, and to any right Collateral Agent or any Guarantied Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Collateral Agent on behalf of Guarantied Parties and shall forthwith be paid over to Collateral Agent for the benefit of Guarantied Parties to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

            No delay or omission by any Guarantied Party, Collateral Agent or any Credit Agent to exercise any right under this Guaranty shall impair any

                                      XIX-6
such right, nor shall it be construed to be a waiver thereof. No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by Guarantors therefrom, shall in any event be effective without the written concurrence of Requisite Lenders under the Credit Agreement then in effect. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default.

            Anything contained in this Guaranty to the contrary notwithstanding, no Guarantied Party shall be entitled to take any action whatsoever to enforce any term or provision of this Guaranty except through the Collateral Agent in accordance with the terms of the Intercreditor Agreement.

            This Guaranty shall be binding upon each Guarantor and its respective successors and assigns and shall inure to the benefit of the successors and assigns of Collateral Agent and Guarantied Parties and, in the event of any transfer or assignment of rights by Collateral Agent or any Guarantied Party, the rights and privileges herein conferred upon Collateral Agent and Guarantied Parties shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

            Upon the liquidation of any Guarantor, the obligations of that Guarantor hereunder shall be assumed by its successors (including, without limitation, its stockholders on the date of such liquidation) except to the extent that any such assumption (i) shall be prohibited by applicable law or
(ii) would be considered an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code which investment would trigger an increase in the gross income of a United States stockholder of such successor pursuant to Section 951 (or a successor provision) of the Internal Revenue Code.

            If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by the Credit Agreement then in effect or otherwise consented to by Requisite Lenders under the Credit Agreement then in effect, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Credit Agent, Collateral Agent or any other Person or any Guarantied Party, effective as of the time of such Asset Sale or consent.

            If any Guarantor or any of its successors in interest under this Guaranty shall be merged with and into any Subsidiary of Company in a transaction not prohibited by the Credit Agreement then in effect or otherwise consented to by Requisite Lenders under the Credit Agreement then in effect, and if such Guarantor or such successor in interest, as the case may be, is not the surviving corporation in such merger, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall be automatically discharged and released without any further action by any Credit Agent, Collateral Agent or any other Person or any Guarantied Party, effective as of the time of consummation of such merger.

                                      XIX-7

            THIS GUARANTY, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER, SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT THE ADDRESS OF COMPANY PROVIDED IN THE CURRENT CREDIT AGREEMENT OR THE SUCCESSOR CREDIT AGREEMENT THEN IN EFFECT;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS PARAGRAPH RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

            The initial Guarantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become

                                      XIX-8
parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Collateral Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Lenders not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

            This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of page intentionally left blank]


                                      XIX-9

      IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed as of the day and year first written above.


                                    [NAMES OF INITIAL SUBSIDIARY
                                    GUARANTORS]


                                    By: ________________________________
                                    Title:


ACCEPTED AND AGREED TO:

BANKERS TRUST COMPANY,
as Collateral Agent

By: __________________________
Title:




            IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed as of __________, ____.


ACCEPTED AND AGREED TO:              ________________________________
                                     (Name of Additional Guarantor)
BANKERS TRUST COMPANY,               By:_____________________________
as Collateral Agent                  Name:___________________________
                                     Title:__________________________
By:_____________________________
Title:__________________________


                                      XIX-S-1

                                  EXHIBIT XX

                                   [FORM OF]

                            COMPANY PLEDGE AGREEMENT



            This COMPANY PLEDGE AGREEMENT (as amended, amended and restated or otherwise modified from time to time, herein called this "Agreement") is dated as of ________ ___, 1999, between OWENS-ILLINOIS, INC., a Delaware corporation (the "Pledgor"), and BANKERS TRUST COMPANY ("Bankers"), as Collateral Agent for and representative of (in such capacity herein called the "Collateral Agent") the Lenders (as hereinafter defined), the Interest Rate Exchangers (as hereinafter defined), the Currency Exchangers (as hereinafter defined), and the trustees (including any successors, the "Senior Note Trustees") under the Senior Note Indentures (as hereinafter defined). Certain defined terms used in this Agreement are indexed in Annex 1 to this Agreement.


R E C I T A L S

            1. The Pledgor is the legal and beneficial owner of (i) the shares of stock described in Part I of Schedule I hereto (the "Pledged Shares") issued by the corporations named therein, which shares constitute the percentage of all of the issued and outstanding shares of all classes of capital stock of such companies identified in Part I of said Schedule I, and
(ii) the indebtedness described in Part II of said Schedule I (the "Pledged Debt") issued by the obligors named therein;

            2. Certain lenders (together with their successors and assigns under the Current Credit Agreement, the "Current Lenders"), the Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Documentation Agent for the Current Lenders, the Offshore Administrative Agents named therein, and Bankers, as Administrative Agent for the Current Lenders (in such capacity herein called the "Current Credit Agent"), have entered into a Second Amended and Restated Credit Agreement dated as of April 30, 1998 with the Pledgor and the other Borrowers named therein (said Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "Current Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect), pursuant to which the Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to extend certain credit facilities to the Pledgor and such other Borrowers for the purpose of, among other things, providing financing for the Applegate Acquisition, and the Pledgor desires that all obligations of the Pledgor under the Current Credit Agreement be secured by a first-priority Lien on the Pledged Collateral (as hereinafter defined);

         3. It is contemplated that, from time to time, the Current Lenders or other Persons (collectively, the "Successor Lenders") may enter into one or more agreements with the Pledgor, the other Borrowers and other Persons, including Subsidiaries of the Pledgor, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder which are Subsidiaries of the Pledgor) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement (said agreements, as they may exist from time to time (but, in the case of such a refinancing or restructuring, only to the extent thereof), being the "Successor Credit Agreements", which together with the Current Credit Agreement are referred to herein as the "Credit Agreements"; provided that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require the Current Credit Agent to execute an acknowledgment to the Intercreditor Agreement in connection with such amendment, amendment and restatement or other modification) (the Current Lenders and any Successor Lenders being collectively referred to herein as the "Lenders", and the Current Credit Agent and any agents under any Successor Credit Agreements (collectively, the "Successor Credit Agents") being collectively referred to herein as the "Credit Agents"), and the Pledgor desires that the obligations of the Pledgor and any additional borrowers which are Subsidiaries of the Pledgor under any Successor Credit Agreements be secured by the Pledged Collateral to the same extent as the obligations under the Current Credit Agreement;

            4. It is contemplated that the Pledgor may from time to time enter into Interest Rate Agreements and Currency Agreements with one or more Lenders or their Affiliates (collectively, the "Company Interest Rate Exchangers" or the "Company Currency Exchangers," as the case may be) and the Pledgor desires that its obligations under such agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the "Company Interest Rate Obligations" or the "Company Currency Obligations," as the case may be), be secured hereunder;

            5. Pledgor has executed and delivered to the Collateral Agent a Company Guaranty dated as of April 30, 1998 (as amended, amended and restated or otherwise modified from time to time, herein called the "Company Guaranty") pursuant to which Pledgor has guarantied the obligations of the Subsidiary Borrowers (and, in the case of any Successor Credit Agreements, the obligations of any other Subsidiaries of the Company which are additional borrowers thereunder) under the Current Credit Agreement and any Successor Credit Agreements and under any Interest Rate Agreements and Currency Agreements that may from time to time be entered into between the Subsidiary Borrowers and one or more Lenders or their Affiliates (collectively, the "Subsidiary Interest Rate Exchangers" or the "Subsidiary Currency Exchangers," as the case may be; together with the Company Interest Rate Exchangers and the Company Currency Exchangers, respectively, the "Interest Rate Exchangers" and the "Currency Exchangers", respectively), and Pledgor desires that its obligations under the Company Guaranty with respect to the Credit Agreements and any such Interest Rate Agreements and Currency Agreements, including the obligation to make payments in the event of early termination under such Interest Rate Agreements and Currency Agreements (all such obligations being the "Subsidiary Interest Rate Obligations" or the "Subsidiary Currency

Obligations," as the case may be; together with the Company Interest Rate Obligations and the Company Currency Obligations, respectively, the "Interest Rate Obligations" and the "Currency Obligations", respectively), be secured hereunder; provided that any Interest Rate Exchanger or any Currency Exchanger requiring such security shall execute and deliver to the Collateral Agent a counterpart of the Intercreditor Agreement (as hereinafter defined) or an acknowledgment to the Intercreditor Agreement, in the form attached thereto, acknowledged by the Pledgor;

            6. The Pledgor has entered into (i) an Indenture dated as of May 15, 1997 pursuant to which the Pledgor has issued (a) $300,000,000 in aggregate principal amount of 7.85% Senior Notes due 2004 and (b) $300,000,000 in aggregate principal amount of 8.10% Senior Notes due 2007 and (ii) an Indenture dated as of __________, 199_ pursuant to which the Pledgor has issued [Insert description of any other publicly (or Rule 144A) issued senior debt securities issued after the Effective Date that are not prohibited under the Credit Agreement], in each case with the Senior Note Trustee named therein (collectively, such indentures are referred to herein as the "Senior Note Indentures" and such Senior Notes and [Insert description of any such other publicly (or Rule 144A) issued senior debt securities] are referred to herein as the "Senior Notes"; the obligations of the Pledgor under the Senior Note Indentures and the Senior Notes being referred to herein as the "Senior Note Obligations"), and the Pledgor desires that the Indebtedness evidenced by the Senior Notes and all other amounts due under the Senior Note Indentures relating to the Senior Notes be equally and ratably secured with the other Secured Obligations hereunder by a first-priority Lien on the Pledged Collateral; provided that, notwithstanding the foregoing, the holders of any Senior Notes and the Senior Note Trustees shall only be entitled to the benefits of this Agreement if the applicable Senior Note Trustees shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement, in the form attached thereto, acknowledged by the Pledgor; and

            7. The Current Credit Agent, the Senior Note Trustees and the Collateral Agent have entered into an Intercreditor Agreement dated the date hereof (said Intercreditor Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "Intercreditor Agreement"), which provides for, inter alia, the appointment of the Collateral Agent to administer the Pledged Collateral.

            NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

            SECTION 1. Pledge. The Pledgor hereby pledges to the Collateral Agent, and grants to the Collateral Agent for the benefit of the Lenders, the Credit Agents, the Interest Rate Exchangers, the Currency Exchangers, the holders of the Senior Notes and the Senior Note Trustees (collectively, the "Secured Parties") a first-priority security interest in the following (the "Pledged Collateral") to secure the Secured Obligations (as defined in Section
2):

            (i) the Pledged Shares and the certificates representing the Pledged Shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and, subject to
Section 6, all dividends, cash or proceeds, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

            (ii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

            (iii) all shares of any Person directly owned or held by the Pledgor which, after the date of this Agreement, is or becomes, as a result of any occurrence, a Subsidiary (subject to the obtaining or making of any foreign governmental actions, notices or filings as referred to in Section 4(iii)) of the Pledgor (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided that the Pledgor shall not be required to pledge more than 65% of the shares of capital stock of any Subsidiary which is a Foreign Entity and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this
Section 1(iii) to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code which investment would trigger an increase in the gross income of a United States shareholder of the Pledgor pursuant to Section 951 (or a successor provision) of the Internal Revenue Code; and

            (iv) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt.

            SECTION 2. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. e 362(a)), of all Guarantied Obligations (such term being used herein as defined in the Company Guaranty) and all Obligations of the Pledgor now or hereafter existing under or in respect of the Credit Agreements (the "Obligations"), the notes which evidence Indebtedness under the Credit Agreements (the "Notes"), all Interest Rate Obligations and Currency

Obligations now or hereafter existing under or in respect of the Interest Rate Agreements and the Currency Agreements, and all obligations of the Pledgor now or hereafter existing under the Senior Note Indentures and the Senior Notes issued thereunder, in each case whether for principal, premium or interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to the Pledgor, would accrue on such obligations), payments for early termination, fees, expenses or otherwise and all obligations of the Pledgor now or hereafter existing under this Agreement or the Company Guaranty (all such obligations being the "Secured Obligations"); provided that the pledge made and security interest granted in Section 1 and any other provisions of this Agreement shall be effective as to any Guarantied Obligations or obligations in respect of any Successor Credit Agreements, Interest Rate Agreements and Currency Agreements only if the holders of such obligations or their representatives shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement, in the form attached thereto, acknowledged by the Pledgor; provided, further that the pledge made and security interest granted in Section 1 and any other provisions of this Agreement shall be effective as to any obligations in respect of any of the Senior Note Indentures and the Senior Notes issued thereunder only if the applicable Senior Note Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement.

            SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon or after the occurrence of an Event of Default (as defined in Section 11A) and without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

            SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

            (i) The Pledgor is, and at the time of delivery of any Pledged Collateral to the Collateral Agent pursuant to Section 3 of this Agreement will be, the legal and beneficial owner of the Pledged Collateral free and clear of any Lien except for the lien and security interest created by this Agreement.

            (ii) The Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pursuant to this Agreement.

            (iii) No consent of any other party (including, without limitation, stockholders or creditors of the Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or
(y) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement; except (a) for foreign governmental actions, notices or filings required for actions referred to in clauses (x) and (y) as to Pledged Shares issued by corporations which own, directly or indirectly, the stock of Foreign Entities and (b) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

            (iv) All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

            (v) The pledge of the Pledged Shares and the Pledged Debt pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares and the Pledged Debt securing the payment of the Secured Obligations.

            (vi) As of the date hereof, the Pledged Shares consisting of capital stock of the Persons identified in Part I of Schedule I annexed hereto constitute the percentage of the issued and outstanding shares of stock of such Persons as identified in Part I of Schedule I annexed hereto. The Pledged Debt constitutes all of the issued and outstanding promissory notes issued by Group to evidence intercompany indebtedness of Group owing to the Pledgor as of the date hereof.

            (vii) Except as otherwise permitted by the Credit Agreements, the Pledgor at all times will be sole beneficial owner of the Pledged Collateral.

            (viii) All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects.

            (ix) The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulations U or X of the Federal Reserve Board.

            (x) The Pledgor does not directly own any other shares of capital stock of any Subsidiary of the Pledgor other than the shares of capital stock described in Part I of Schedule I annexed hereto and shares of capital stock not required to be pledged hereunder pursuant to the first parenthetical of or the proviso to Section 1(iii).

            SECTION 5. Supplements, Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

            The Pledgor further agrees that it will, upon obtaining any shares of any Person required to be pledged pursuant to Sections 1(ii) or 1(iii), promptly (and in any event within five (5) Business Days) deliver to the Collateral Agent a pledge amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. The Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

            SECTION 6. Voting Rights; Dividends; Etc. (a) As long as no Event of Default shall have occurred and be continuing:

            (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreements or the Senior Note Indentures; provided, however, that the Pledgor shall give the Collateral Agent at least 5 days' prior written notice of the manner in which it intends to exercise any such right. It is understood, however, that neither (A) the voting by the Pledgor of any Pledged Shares for, or the Pledgor's consent to, the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) the Pledgor's consent to or approval of any action otherwise permitted under this Agreement, the Credit Agreements and the Senior Note Indentures shall be deemed inconsistent with the terms of this Agreement, the Credit Agreements or the Senior Note Indentures within the meaning of this Section 6(a)(i), and no notice of any such voting or consent need be given to the Collateral Agent.

            (ii) The Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends, distributions, principal and interest paid in respect of the Pledged Collateral; provided, however, that any and all dividends and other distributions in equity securities shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (iii) In order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a)(i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to Section 6(a)(ii) above, the Collateral Agent shall, if necessary, upon written request of the Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, dividend payment orders and other instruments as the Pledgor may reasonably request.

            (b) Upon the occurrence and during the continuance of an Event of Default:

            (i) Upon written notice from the Collateral Agent to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

            (ii) All rights of the Pledgor to receive the dividends, distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions, principal and interest payments during the continuance of such Event of Default.

            (c) In order to permit the Collateral Agent to receive all dividends and other distributions to which it may be entitled under Section 6(a)(ii) above, to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 6(b)(i) above, and to receive all dividends, distributions, principal and interest payments and other distributions which it may be entitled to receive under Section 6(b)(ii) above, the Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

            (d) All dividends, distributions, principal and interest payments which are received by the Pledgor contrary to the provisions of
Section 6(b)(ii) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            SECTION 7.  Transfers and Other Liens; Additional Shares.

            A. Transfers and Other Liens. The Pledgor agrees that it will not, except as not prohibited by the Credit Agreements and the Senior Note Indentures, (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the lien and security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, however, that in the event of an Asset Sale not prohibited by the Credit Agreements wherein the assets subject to such Asset

Sale are Pledged Shares, the Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale and any related Pledged Debt to the Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; and provided, further that, notwithstanding anything herein to the contrary, (x) the Collateral Agent shall release Pledged Shares or other Pledged Collateral from the lien and security interest of this Agreement as may be specified by the Credit Agent upon the approval of the release of such Pledged Shares or other Pledged Collateral by Requisite Lenders under the Credit Agreement and (y) the Collateral Agent shall release Pledged Shares from the lien and security interest of this Agreement if and to the extent such Pledged Shares are not required to be pledged due to the limitations set forth in the proviso to
Section 1(iii).

            B. Additional Shares. The Pledgor agrees that it will (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of each issuer of Pledged Shares; provided, however, that the Pledgor shall not be required under this clause (ii) to pledge shares of the capital stock of such issuer acquired by any of its Subsidiaries, and
(iii) subject to the proviso to Section 1(iii), pledge hereunder, immediately upon its direct acquisition thereof, any and all shares of stock of any Person which, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary (subject to the obtaining or making of any foreign governmental actions, notices or filings referred to in Section 4(iii)) of the Pledgor.

            SECTION 8. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

            SECTION 9. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

            SECTION 10. Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that neither the Collateral Agent nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Shares and Pledged Debt) to preserve rights against any Person with respect to any Pledged Collateral.

            SECTION 11. Remedies Upon Default; Decisions Relating to Exercise of Remedies.

            A. Remedies Upon Default. Subject to Section 11B, (i) if any event of default under any Credit Agreement or the Senior Note Indentures, or
(ii) after such time as all Obligations and all Senior Note Obligations shall have been paid in full (and provided that the Pledged Collateral then secures the payment and performance of Interest Rate Obligations, Currency Obligations or obligations of the Pledgor under the Senior Note Indentures, as the case may be) if any event of default under any Interest Rate Agreement or Currency Agreement which is secured by the Pledged Collateral (each of the events of default described in the foregoing clauses (i) and (ii) (subject to any provisos set forth therein) being referred to herein as an "Event of Default") shall have occurred and be continuing:

            (a)(i) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale but shall not be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

            (ii) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the Pledgor would agree to do so.

            (b) If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            B. Decisions Relating to Exercise of Remedies. Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, the Collateral Agent shall exercise, or shall refrain from exercising, any remedy provided for in Section 11A in accordance with the instructions of Requisite Obligees (as defined in the Intercreditor Agreement), and the Credit Agents, the Lenders, the Interest Rate Exchangers, the Currency Exchangers, the holders of the Senior Notes and the Senior Note Trustees shall be bound by such instructions; and the sole rights of the Credit Agents, the Lenders, the Interest Rate Exchangers, the Currency Exchangers, the holders of the Senior Notes and the Senior Note Trustees under this Agreement shall be to be equally and ratably secured by the Pledged Collateral and to receive the payments provided for in Section 12 hereof.

            SECTION 12. Application of Proceeds. After and during the continuance of an Event of Default, any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent (all such cash being "Proceeds") in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 11 of this Agreement or in any bankruptcy proceeding shall be applied promptly from time to time by the Collateral Agent as follows:

            First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

            Second, to the payment of the Secured Obligations as provided in
Section 3 of the Intercreditor Agreement; provided that in making such application to the Secured Parties in respect of outstanding Secured Obligations, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to any Secured Party an amount equal to such Secured Party's pro rata share of all amounts that the Collateral Agent has requested to be paid by the Paying Indemnifying Parties (such term being used in this Section 12 as defined in Section 6(c) of the Intercreditor Agreement) pursuant to Section 6(c) of the Intercreditor Agreement, minus, in the event such Secured Party is a Paying Indemnifying Party, any portion of such requested amount theretofore paid by such Secured Party to the Collateral Agent; and

            Third, after payment in full of all Secured Obligations, to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

            At the time of any application of Proceeds by the Collateral Agent pursuant to this Section 12, the Collateral Agent shall provide the Senior Note Trustees with a certificate setting forth the total amount paid to the Collateral Agent pursuant to Section 6(c) of the Intercreditor Agreement and a calculation of the amounts, if any, deducted from Proceeds paid to the Senior Note Trustees.

            SECTION 13. Expenses. The Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral,
(iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

            SECTION 14. No Waiver. No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

            SECTION 15. Collateral Agent. The Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Current Credit Agent and the Senior Note Trustees and, in the event that any Interest Rate Obligations or Currency Obligations are secured hereby, by each Interest Rate Exchanger and Currency Exchanger executing a counterpart to the Intercreditor Agreement, and the Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement. The Collateral Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Pledged Collateral in its possession to the successor Collateral Agent. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent. Anything contained in this Agreement to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall control.

            SECTION 16. Indemnification. The Pledgor hereby agrees to indemnify the Collateral Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Intercreditor Agreement, the Credit Agreements, the Interest Rate Agreements, the Currency Agreements, the Senior Notes, the Senior Note Indentures or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms hereof or of any such other documents or otherwise arising or relating in any manner to the pledges, dispositions of Pledged Collateral or proceeds of Pledged Collateral, or other actions of any nature with respect to the Pledged Collateral contemplated hereunder and under the Intercreditor Agreement to secure the payment of the Secured Obligations; provided, however, that the Pledgor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent or failure by the Collateral Agent to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in Section 10.

SECTION 17.  Amendments, Etc.
This Agreement may not be amended, modified or waived except with the written consent of the Pledgor, the Collateral Agent and the Credit Agents and, solely with respect to an amendment of Section 12, the relative ranking or the priority of the security interests granted in Section 1, the definitions herein of "Pledged Collateral" or "Secured Obligations", this Section 17, or the release of Pledged Collateral except as herein provided, with the written consent of each Interest Rate Exchanger (if the Pledged Collateral then secures such Interest Rate Exchanger), each Currency Exchanger (if the Pledged Collateral then secures such Currency Exchanger) and the Senior Note Trustees; provided that the written consent of the Credit Agents shall not be required if the Obligations have been paid in full and all related commitments to extend credit have been cancelled or terminated; provided, further, that if the Obligations have been paid in full and all related commitments to extend credit have been cancelled or terminated, the written consent of the holders of a majority of the outstanding Interest Rate Obligations and Currency Obligations which are secured by the Pledged Collateral shall be required to any amendment, modification or waiver of this Agreement; provided, however, that, notwithstanding the foregoing, such written consent of the Senior Note Trustees shall not be required with respect to amendments, modifications or waivers solely to permit the incurrence of additional Indebtedness secured by the Pledged Collateral and entitled to the benefits hereof insofar as the foregoing is not prohibited by the Senior Note Indentures.

            SECTION 18. Termination. When all Secured Obligations have been paid in full and all related commitments to extend credit have been cancelled or terminated, this Pledge Agreement shall terminate, and the Collateral Agent shall, upon the request and at the expense of the Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor. Notwithstanding anything herein (including Section 20) to the contrary, if all the Secured Obligations except the obligations in respect of the Interest Rate Obligations, Currency Obligations and the Senior Notes have either been paid in full or are no longer secured by any of the Pledged Collateral and all related commitments to extend credit have been cancelled or terminated, this Pledge Agreement shall be terminable at the election of the Pledgor and upon the delivery of written notice of such election to the Collateral Agent, this Pledge Agreement shall terminate and the Collateral Agent shall, at the expense of the Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor.

            SECTION 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Pledgor, addressed to it at the address set forth on the signature page of this Agreement, if to the Collateral Agent, addressed to it at the address set forth on the signature page of this Agreement, if to the Current Credit Agent, addressed to it at the address set forth on the signature page of the Current Credit Agreement, and if to any of the Senior Note Trustees, addressed to such trustee at the address provided by such trustee pursuant to the Intercreditor Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 19. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid and shall, when delivered or telecopied, be effective when received.

            SECTION 20. Continuing Security Interest; Transfer of Indebtedness. Subject to Section 18, this Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of all Secured Obligations and the cancellation or termination of all related commitments to extend credit, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) and subject to the provisions of subsections 9.2 and 9.17 of the Current Credit Agreement, any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, subject, however, to the provisions of the Intercreditor Agreement.

            SECTION 21. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE CODE REQUIRES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Current Credit Agreement, terms defined in Articles 8 and 9 of the Code are used herein as therein defined.

            SECTION 22. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT

REQUESTED, TO THE PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION
19;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT THE COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 22 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

            SECTION 23. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (i) any lack of validity or enforceability of any of the Credit Agreements, the Notes, the Company Guaranty, any Interest Rate Agreement, any Currency Agreement, the Senior Notes, the Senior Note Indentures or any other agreement or instrument relating thereto;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Credit Agreements, the Notes, the Company Guaranty, any Interest Rate Agreement, any Currency Agreement, the Senior Notes or the Senior Note Indentures;

            (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

            (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.


                   [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

      Pledgor:
      OWENS-ILLINOIS, INC.



      By _____________________________
      Title __________________________

      Notice Address:
            Owens-Illinois, Inc.
            One Seagate
            Toledo, Ohio  43666
            Attention:  Treasurer


      Collateral Agent:
      BANKERS TRUST COMPANY



      By _____________________________
      Title __________________________

      Notice Address:

            Bankers Trust Company
            130 Liberty Street, 14th Floor
            New York, New York  10006
            Attention:  Mary Jo Jolly

      with a copy to:

            Bankers Trust Company
            300 South Grand Avenue, 41st Floor
            Los Angeles, California 90071
            Attention:  Robert G. Kolb

                                      XX-S-1

                                   SCHEDULE I

            Attached to and forming a part of that certain Company Pledge Agreement dated as of ________ ___, 1999, by Owens-Illinois, Inc., as Pledgor, to Bankers Trust Company, as Collateral Agent.

                                     PART I

                          Class    Stock            Number      Percentage of
                            of  Certificate   Par     of         All Capital
Stock Issuer              Stock    No(s).    Value  Shares       Stock Owned




                                    PART II

                                            Principal             Date of
                                            Amount of         Promissory Note
                                        Indebtedness as of     Evidencing the
Debt Issuer                             ____________, 1999      Pledged Debt



            The Pledged Debt of each of the Debt Issuers referenced in this
Part II of Schedule I shall include all outstanding Indebtedness of such Debt Issuer from time to time owing to Pledgor which indebtedness shall be evidenced by the promissory note or notes referenced above, as amended or supplemented from time to time, and by the records of Pledgor relating to the amounts outstanding from time to time under such promissory note or notes or by any replacement or successor promissory notes issued by such Debt Issuer in favor of Pledgor.

                                      XX-I-1

                                  SCHEDULE II

                          To the Company Pledge Agreement


                                PLEDGE AMENDMENT

            This Pledge Amendment, dated as of _________, 19__, is delivered pursuant to Section 5 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Company Pledge Agreement dated as of ________ __, 1999, between the undersigned and Bankers Trust Company, as Collateral Agent (the "Pledge Agreement"; capitalized terms defined therein being used as therein defined), and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Secured Obligations as provided in the Pledge Agreement.

                                    OWENS-ILLINOIS, INC.


                                    By ___________________________

                                    Title ________________________





                       Class      Stock              Number    Percentage of
                        of     Certificate    Par      of       All Capital
Stock Issuer           Stock      No(s).     Value   Shares     Stock Owned



                                      XX-II-1

                                    ANNEX 1
                                      to
                            COMPANY PLEDGE AGREEMENT

                                 INDEX OF TERMS


Agreement.......................................Introduction
Bankers.........................................Introduction
Borrowers.......................................Credit Agreement
Code............................................Section 11A
Collateral Agent................................Introduction
Company Currency Exchangers.....................Recital 4
Company Currency Obligations....................Recital 4
Company Guaranty................................Recital 5
Company Interest Rate Exchangers................Recital 4
Company Interest Rate Obligations...............Recital 4
Credit Agents...................................Recital 3
Credit Agreements...............................Recital 3
Currency Exchangers.............................Recital 4
Currency Obligations............................Recital 4
Current Credit Agent............................Recital 2
Current Credit Agreement........................Recital 2
Current Lenders.................................Recital 2
Event of Default................................Section 11A
Intercreditor Agreement.........................Recital 6
Interest Rate Exchangers........................Recital 4
Interest Rate Obligations.......................Recital 4
Lenders.........................................Recital 3
Notes...........................................Section 2
Obligations.....................................Section 2
Paying Indemnifying Parties.....................Intercreditor Agreement
Pledge Amendment................................Section 5
Pledged Collateral..............................Section 1
Pledged Debt....................................Recital 1
Pledged Shares..................................Recital 1
Pledgor.........................................Introduction
Proceeds........................................Section 12
Secured Parties.................................Section 1
Securities Act..................................Section 11A
Senior Note Indentures..........................Recital 5
Senior Note Trustees............................Introduction
Senior Notes....................................Recital 5
Secured Obligations.............................Section 2
Subsidiary Currency Exchangers..................Recital 5
Subsidiary Currency Obligations.................Recital 5

                                      ANNEX 1-1

Subsidiary Interest Rate Exchangers.............Recital 5
Subsidiary Interest Rate Obligations............Recital 5
Successor Credit Agents.........................Recital 3
Successor Credit Agreements.....................Recital 3
Successor Lenders...............................Recital 3

                                      ANNEX 1-2

                                  EXHIBIT XXI

                                   [FORM OF]

                          SUBSIDIARY PLEDGE AGREEMENT



            This SUBSIDIARY PLEDGE AGREEMENT (as amended, amended and restated or otherwise modified from time to time, herein called this "Agreement") is dated as of ____________, 1999, among THE PLEDGORS LISTED ON THE SIGNATURE PAGES HEREOF, each of which is a Delaware corporation (individually a "Pledgor" and collectively the "Pledgors"), and BANKERS TRUST COMPANY ("Bankers"), as Collateral Agent for and representative of (in such capacity herein called the "Collateral Agent") the Lenders (as hereinafter defined), the Interest Rate Exchangers (as hereinafter defined), the Currency Exchangers (as hereinafter defined), and the trustees (including any successors, the "Senior Note Trustees") under the Senior Note Indentures (as hereinafter defined). Certain defined terms used in this Agreement are indexed in Annex 1 to this Agreement.



R E C I T A L S

            1. Each Pledgor is the legal and beneficial owner of (a) the shares of stock described opposite its name in Part I of Schedule I hereto (the "Pledged Shares") issued by the corporations named therein, which shares constitute the percentage of all of the issued and outstanding shares of all classes of capital stock of such companies identified in Part I of said
Schedule I, and (b) the indebtedness described opposite its name in Part II of said Schedule I (the "Pledged Debt") issued by the obligors named therein;

            2. Certain lenders (together with their successors and assigns under the Current Credit Agreement, the "Current Lenders"), the Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent for the Current Lenders, the Offshore Administrative Agents named therein, and Bankers, as Administrative Agent for the Current Lenders (in such capacity herein called the "Current Credit Agent"), have entered into a Second Amended and Restated Credit Agreement dated as of April 30, 1998 with Owens-Illinois, Inc., a Delaware corporation (the "Company"), United Glass Limited, a corporation organized under the laws of England and Wales, United Glass Group Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, a corporation organized under the laws of Australia, and OI Italia S.r.l., a limited liability company organized under the laws of Italy (the Company and each such Person being a "Borrower" and collectively, the "Borrowers") (said Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the

                                      XXI-1

"Current Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect), pursuant to which the Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to extend certain credit facilities to the Company and the other Borrowers for the purpose of, among other things, providing financing for the Applegate Acquisition;

            3. It is contemplated that, from time to time, the Current Lenders or other Persons (collectively, the "Successor Lenders") may enter into one or more agreements with the Company, the other Borrowers and other Persons, including Subsidiaries of the Company, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder which are Subsidiaries of the Company) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement (said agreements, as they may exist from time to time (but, in the case of such a refinancing or restructuring, only to the extent thereof), being the "Successor Credit Agreements", which together with the Current Credit Agreement are referred to herein as the "Credit Agreements"; provided that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require the Current Credit Agent to execute an acknowledgment to the Intercreditor Agreement (as hereinafter defined) in connection with such amendment, amendment and restatement or other modification) (the Current Lenders and any Successor Lenders being collectively referred to herein as the "Lenders", and the Current Credit Agent and any agents under any Successor Credit Agreements (collectively, the "Successor Credit Agents") being collectively referred to herein as the "Credit Agents");

            4. As required pursuant to subsection 5.8 of the Current Credit Agreement, the Pledgors have executed and delivered to the Collateral Agent a Subsidiary Guaranty dated as of ____________, 1999 (as amended, amended and restated or otherwise modified from time to time, herein called the "Subsidiary Guaranty") pursuant to which Pledgors have guarantied the obligations of the Company and the other Borrowers (and, in the case of any Successor Credit Agreements, the obligations of any Subsidiaries of the Company which are additional borrowers thereunder) under the Current Credit Agreement and any Successor Credit Agreements and under any Interest Rate Agreements and Currency Agreements that may from time to time be entered into between the Company or any other Borrower and one or more Lenders or their Affiliates (collectively, the "Interest Rate Exchangers" or the "Currency Exchangers," as the case may be), and each Pledgor desires that its obligations under the Subsidiary Guaranty with respect to the Credit Agreements and any such Interest Rate Agreements and Currency Agreements, including the obligation to make payments in the event of early termination under such Interest Rate Agreements and Currency Agreements (all such obligations being the "Interest Rate Obligations" or the "Currency Obligations," as the case may be), be secured by a first-priority Lien on the Pledged Collateral (as hereinafter defined); provided that any Interest Rate Exchanger or any Currency Exchanger requiring such security shall execute and deliver to the Collateral Agent a counterpart of the Intercreditor Agreement


                                      XXI-2
or an acknowledgment to the Intercreditor Agreement, in the form attached thereto, acknowledged by each Pledgor;

            5. The Company has entered into (i) an Indenture dated as of May 15, 1997 pursuant to which the Company has issued (a) $300,000,000 in aggregate principal amount of 7.85% Senior Notes due 2004 and (b) $300,000,000 in aggregate principal amount of 8.10% Senior Notes due 2007 and (ii) an Indenture dated as of __________, 199_ pursuant to which the Company has issued [Insert description of any other publicly (or Rule 144A) issued senior debt securities issued after the Effective Date that are not prohibited under the Credit Agreement], in each case with the Senior Note Trustee named therein (collectively, such indentures are referred to herein as the "Senior Note Indentures" and such Senior Notes [Insert description of any such other publicly (or Rule 144A) issued senior debt securities] are referred to herein as the "Senior Notes"; the obligations of the Company under the Senior Note Indentures and the Senior Notes being referred to herein as the "Senior Note Obligations"), and each Pledgor desires that the Indebtedness evidenced by the Senior Notes and all other amounts due under the Senior Note Indentures relating to the Senior Notes be equally and ratably secured with the other Secured Obligations hereunder by a first-priority Lien on the Pledged Collateral; provided that, notwithstanding the foregoing, the holders of any Senior Notes and the Senior Note Trustees shall only be entitled to the benefits of this Agreement if the applicable Senior Note Trustees shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement, in the form attached thereto, acknowledged by each Pledgor; and

            6. The Current Credit Agent, the Senior Note Trustees and the Collateral Agent have entered into an Intercreditor Agreement dated the date hereof (said Intercreditor Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "Intercreditor Agreement"), which provides for, inter alia, the appointment of the Collateral Agent to administer the Pledged Collateral.

            NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

            SECTION 1. Pledge. Each Pledgor hereby pledges to the Collateral Agent and grants to the Collateral Agent for the benefit of the Lenders, the Credit Agents, the Interest Rate Exchangers, the Currency Exchangers, the holders of the Senior Notes and the Senior Note Trustees (collectively, the "Secured Parties") a first priority security interest in the following (the "Pledged Collateral") to secure the Secured Obligations (as defined in Section
2):

            (i) the Pledged Shares and the certificates representing the Pledged Shares and any interest of each Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and, subject to
Section 6, all dividends, cash or proceeds, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                                      XXI-3

            (ii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by each Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares and any interest of each Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

            (iii) all shares of any Person directly owned or held by each Pledgor which, after the date of this Agreement, is or becomes, as a result of any occurrence, a Subsidiary (subject to the obtaining or making of any foreign governmental actions, notices or filings as referred to in Section 4(iii)) of the Company (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares and any interest of each Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided that no Pledgor shall be required to pledge more than 65% of the shares of capital stock of any Subsidiary which is a Foreign Entity and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this
Section 1(iii) to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code which investment would trigger an increase in the gross income of a United States shareholder of any Pledgor pursuant to Section 951 (or a successor provision) of the Internal Revenue Code; and

            (iv) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt.

            SECTION 2. Secured Obligations. With respect to each Pledgor, this Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. e362(a)), of all Guarantied Obligations (such term being used herein as defined in the Subsidiary Guaranty) now or hereafter existing and all obligations of the Company now or hereafter existing under the Senior Note Indentures and the Senior Notes issued thereunder, in each case whether for principal, premium or interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to the Company, would accrue on such obligations), payments for early termination, fees, expenses or otherwise, and all other obligations of each Pledgor now or hereafter existing under this Agreement and the Subsidiary

                                      XXI-4

Guaranty (all such obligations being the "Secured Obligations"); provided that the pledge made and security interest granted in Section 1 and any other provisions of this Agreement shall be effective as to any Guarantied Obligations in respect of any Successor Credit Agreements, Interest Rate Agreements or Currency Agreements only if the holders of such obligations or their representatives shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgement to the Intercreditor Agreement, in the form attached thereto, acknowledged by each Pledgor; and provided, further that the pledge made and security interest granted by any Pledgor in Section 1 and any other provisions of this Agreement with respect to such pledge made and security interest granted by such Pledgor shall be effective as to any obligations in respect of any of the Senior Note Indentures and the Senior Notes issued thereunder only if the applicable Senior Note Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement, in the form attached thereto, acknowledged by each Pledgor.

            SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon or after the occurrence of an Event of Default (as defined in Section 11A) and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

            SECTION 4. Representations and Warranties. Each Pledgor represents and warrants as follows:

            (i) Each Pledgor is, and at the time of delivery of any Pledged Collateral to the Collateral Agent pursuant to Section 3 of this Agreement will be, the legal and beneficial owner of the Pledged Collateral pledged by such Pledgor hereunder free and clear of any Lien except for the lien and security interest created by this Agreement.

            (ii) Each Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pledged by such Pledgor pursuant to this Agreement.

            (iii) No consent of any other party (including, without limitation, stockholders or creditors of any Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by any Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Pledgor or
(y) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement; except (a) for foreign governmental actions, notices or filings required for actions referred to in clauses (x)

                                      XXI-5
and (y) as to Pledged Shares issued by corporations which own, directly or indirectly, the stock of Foreign Entities and (b) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

            (iv) All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

            (v) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares securing the payment of the Secured Obligations. The pledge of the Pledged Debt pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Debt securing the payment of the Secured Obligations.

            (vi) As of the date hereof, the Pledged Shares consisting of capital stock of the Persons identified in Part I of Schedule I annexed hereto constitute the percentage of the issued and outstanding shares of stock of such Persons as identified in Part I of Schedule I annexed hereto. The Pledged Debt constitutes all of the issued and outstanding promissory notes issued by Company or Subsidiary Guarantors to evidence intercompany indebtedness of Company or such Subsidiary Guarantors owing to each Pledgor owning the capital stock of such Subsidiary Guarantors as of the date hereof.

            (vii) Except as otherwise permitted by the Credit Agreements, each Pledgor at all times will be the sole beneficial owner of the Pledged Collateral pledged by such Pledgor hereunder.

            (viii) All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects.

            (ix) The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulations U or X of the Federal Reserve Board.

            (x) No Pledgor directly owns any other shares of capital stock of any Subsidiary of the Company other than the shares of capital stock described in Part I of Schedule I annexed hereto and shares of capital stock not required to be pledged hereunder pursuant to the first parenthetical of or the proviso to Section 1(iii).

            SECTION 5. Supplements, Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, each Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder
with respect to any Pledged Collateral.         Each Pledgor further agrees
that it will, upon obtaining any shares of any Person required to be pledged pursuant to Sections 1(ii) or 1(iii), promptly (and in any event within five
(5) Business Days) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

                                      XXI-6

            SECTION 6. Voting Rights; Dividends; Etc. (a) As long as no Event of Default shall have occurred and be continuing:

            (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral pledged by such Pledgor hereunder or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreements or the Senior Note Indentures; provided, however, that such Pledgor shall give the Collateral Agent at least 5 days' prior written notice of the manner in which it intends to exercise any such right. It is understood, however, that neither (A) the voting by any Pledgor of any Pledged Shares for, or any Pledgor's consent to, the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) any Pledgor's consent to or approval of any action otherwise permitted under this Agreement, the Credit Agreements and the Senior
Note Indentures shall be deemed inconsistent with the terms of this Agreement, the Credit Agreements or the Senior Note Indentures within the meaning of this
Section 6(a)(i), and no notice of any such voting or consent need be given to the Collateral Agent.

            (ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends, distributions, principal and interest paid in respect of the Pledged Collateral; provided, however, that any and all dividends and other distributions in equity securities shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (iii) In order to permit each Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a)(i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to Section 6(a)(ii) above, the Collateral Agent shall, if necessary, upon written request of any Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such proxies, dividend payment orders and other instruments as such Pledgor may reasonably request.

                                      XXI-7

            (b) Upon the occurrence and during the continuance of an Event of Default:

            (i) Upon written notice from the Collateral Agent to any Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

            (ii) All rights of each Pledgor to receive the dividends, distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions, principal and interest payments during the continuance of such Event of Default.

            (c) In order to permit the Collateral Agent to receive all dividends and other distributions to which it may be entitled under Section 6(a)(ii) above, to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 6(b)(i) above, and to receive all dividends, distributions, principal and interest payments and other distributions which it may be entitled to receive under Section 6(b)(ii) above, each Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

            (d) All dividends, distributions, principal and interest payments which are received by any Pledgor contrary to the provisions of
Section 6(b)(ii) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            SECTION 7. Transfers and Other Liens; Additional Shares.

            A. Transfers and Other Liens. Each Pledgor agrees that it will not, except as not prohibited by the Credit Agreements and the Senior Note Indentures, (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the lien and security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, however, that in the event of an Asset Sale not prohibited by the Credit Agreements wherein the assets subject to such Asset Sale are Pledged Shares, the Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale and any related Pledged Debt to the Pledgor owning such Pledged Shares free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset

                                      XXI-8

Sale; and provided, further that, notwithstanding anything herein to the contrary, (x) the Collateral Agent shall release Pledged Shares or other Pledged Collateral from the lien and security interest of this Agreement as may be specified by the Credit Agent upon the approval of the release of such Pledged Shares or other Pledged Collateral by Requisite Lenders under the Credit Agreements and (y) the Collateral Agent shall release Pledged Shares from the lien and security interest of this Agreement if and to the extent such Pledged Shares are not required to be pledged due to the limitations set forth in the proviso to Section 1(iii).

            B. Additional Shares. Each Pledgor agrees that it will (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to a Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of each issuer of Pledged Shares; provided however, that no Pledgor shall be required under this clause (ii) to pledge shares of the capital stock of such issuer acquired by any of its Subsidiaries, and (iii) subject to the proviso to Section 1(iii), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person which, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary (subject to the obtaining or making of any foreign governmental actions, notices or filings referred to in Section 4(iii)) of the Company.

            SECTION 8. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

            SECTION 9. Collateral Agent May Perform. If any Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgors under
Section 13 hereof.

            SECTION 10. Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that neither the Collateral Agent nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or

                                      XXI-9
other matters relative to any Pledged Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Shares and Pledged Debt) to preserve rights against any Person with respect to any Pledged Collateral.

            SECTION 11. Remedies Upon Default; Decisions Relating to Exercise of Remedies.

            A. Remedies Upon Default. Subject to Section 11B, (i) if any event of default under any Credit Agreement or the Senior Note Indentures, or
(ii) after such time as all Obligations now or hereafter existing under or in respect of the Credit Agreements (the "Obligations") and all Senior Note Obligations shall have been paid in full (and provided that the Pledged Collateral then secures the payment and performance of Interest Rate Obligations, Currency Obligations or obligations of the Company under the Senior Note Indentures, as the case may be) if any event of default under any Interest Rate Agreement or Currency Agreement which is secured by the Pledged Collateral (each of the events of default described in the foregoing clauses
(i) and (ii) (subject to any provisos set forth therein) being referred to herein as an "Event of Default"), shall have occurred and be continuing:

            (a)(i) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale but shall not be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale with respect to the Pledged Collateral pledged by such Pledgor hereunder shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral

                                      XXI-10
regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

            (ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if any Pledgor would agree to do so.

            (b) If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            B. Decisions Relating to Exercise of Remedies. Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, the Collateral Agent shall exercise, or shall refrain from exercising, any remedy provided for in Section 11A in accordance with the instructions of Requisite Obligees (as defined in the Intercreditor Agreement), and the Credit Agents, the Lenders, the Interest Rate Exchangers, the Currency Exchangers, the holders of the Senior Notes and the Senior Note Trustees shall be bound by such instructions; and the sole rights of the Credit Agents, the Lenders, the Interest Rate Exchangers, the Currency Exchangers, the holders of the Senior Notes and the Senior Note Trustees under this Agreement shall be to be equally and ratably secured by the Pledged Collateral and to receive the payments provided for in Section 12 hereof.

                                      XXI-11

            SECTION 12. Application of Proceeds. After and during the continuance of an Event of Default, any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent (all such cash being "Proceeds") in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 11 of this Agreement or in any bankruptcy proceeding shall be applied promptly from time to time by the Collateral Agent as follows:

            First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

            Second, to the payment of the Secured Obligations as provided in
Section 3 of the Intercreditor Agreement; provided that in making such application to the Secured Parties in respect of outstanding Secured Obligations, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to any Secured Party an amount equal to such Secured Party's pro rata share of all amounts that the Collateral Agent has requested to be paid by the Paying Indemnifying Parties (such term being used in this Section 12 as defined in Section 6(c) of the Intercreditor Agreement) pursuant to Section 6(c) of the Intercreditor Agreement, minus, in the event such Secured Party is a Paying Indemnifying Party, any portion of such requested amount theretofore paid by such Secured Party to the Collateral Agent; and

            Third, after payment in full of all Secured Obligations, to the Pledgor which pledged such Pledged Collateral or the Pledged Collateral from which such Proceeds were received, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

            At the time of any application of Proceeds by the Collateral Agent pursuant to this Section 12, the Collateral Agent shall provide the Senior Note Trustees with a certificate setting forth the total amount paid to the Collateral Agent pursuant to Section 6(c) of the Intercreditor Agreement and a calculation of the amounts, if any, deducted from Proceeds paid to the Senior Note Trustees.

            SECTION 13. Expenses. Each Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral,
(iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

                                      XXI-12

            SECTION 14. No Waiver. No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

            SECTION 15. Collateral Agent. The Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Current Credit Agent and the Senior Note Trustees and, in the event that any Interest Rate Obligations or Currency Obligations are secured hereby, by each Interest Rate Exchanger and Currency Exchanger executing a counterpart to the Intercreditor Agreement, and the Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement. The Collateral Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Pledged Collateral in its possession to the successor Collateral Agent. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent. Anything contained in this Agreement to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall control.

            SECTION 16. Indemnification. Each Pledgor hereby agrees to indemnify the Collateral Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Intercreditor Agreement, the Credit Agreements, the Interest Rate Agreements, the Currency Agreements, the Senior Notes or the Senior Note Indentures or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms hereof or of any such other documents or otherwise arising or relating in any manner to the pledges, dispositions of Pledged Collateral or proceeds of Pledged Collateral, or other actions of any nature with respect to the Pledged Collateral contemplated hereunder and under the Intercreditor Agreement to secure the payment of the Secured Obligations; provided, however, that no Pledgor shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent or failure by the Collateral Agent to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in
Section 10.

            SECTION 17. Amendments, Etc. This Agreement may not be amended, modified or waived except with the written consent of each Pledgor, the Collateral Agent and the Credit Agents and, solely with respect to an amendment of Section 12, the definitions of "Pledged Collateral" or "Secured Obligations" herein or this Section 17, or the release of Pledged Collateral except as herein provided, with the written consent of each Interest Rate Exchanger (if the Pledged Collateral then secures such Interest Rate Exchanger), each Currency Exchanger (if the Pledged Collateral then secures such Currency Exchanger) and the Senior Note Trustees; provided that the written consent of the Credit Agents shall not be required if the Obligations have been paid in full and all related commitments to extend credit have been cancelled or terminated; provided, further, that if the Obligations have been paid in full and all related commitments to extend credit have been cancelled or terminated, this Agreement may not be amended, modified or waived except with the written consent of the holders of a majority of the outstanding Interest Rate Obligations and Currency Obligations which are secured by the Pledged Collateral; and provided, further, that during such time as the Pledged Collateral secures only the payment of the obligations under or in respect of the Senior Note Indentures, this Agreement may not be amended, modified or waived except with the written consent of each Pledgor, the Collateral Agent and the Senior Note Trustees; provided, however, that, notwithstanding the foregoing, no such written consent of the Senior Note Trustees shall be required with respect to amendments, modifications or waivers solely to permit the incurrence of additional Indebtedness secured by the Pledged Collateral and entitled to the benefits hereof insofar as the foregoing is not prohibited by the Senior Note Indentures.

            SECTION 18. Termination. When all Secured Obligations have been paid in full and all related commitments to extend credit have been cancelled or terminated, this Pledge Agreement shall terminate, and the Collateral Agent shall, upon the request and at the expense of each Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor owning such Pledged Collateral. Notwithstanding anything herein (including Section
20) to the contrary, if all the Secured Obligations except the obligations in respect of the Interest Rate Obligations, Currency Obligations and the Senior Notes have either been paid in full or are no longer secured by any of the Pledged Collateral and all related commitments to extend credit have been cancelled or terminated, this Pledge Agreement shall be terminable at the election of the Company, and upon the delivery of written notice of such election to the Collateral Agent, this Pledge Agreement shall terminate and the Collateral Agent shall, at the expense of each Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor owning such Pledged Collateral.

            SECTION 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or

                                      XXI-14
delivered, if to a Pledgor, addressed to it at the address of the Company set forth on the applicable signature page of the Current Credit Agreement, if to the Collateral Agent, addressed to it at the address set forth on the applicable signature page of this Agreement, if to the Current Credit Agent, addressed to it at the address set forth on the applicable signature page of the Current Credit Agreement, if to any of the Senior Note Trustees, addressed to such trustee at the address provided by such trustee pursuant to the Intercreditor Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 19. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid and shall, when delivered or telecopied, be effective when received.

            SECTION 20. Continuing Security Interest; Transfer of Indebtedness. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of all Secured Obligations and the cancellation or termination of all related commitments to extend credit, (ii) be binding upon each Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) and subject to the provisions of subsections 9.2 and
9.17 of the Current Credit Agreement, any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, subject, however, to the provisions of the Intercreditor Agreement.

            SECTION 21. Governing Law; Terms; Joint and Several Obligations of Pledgors. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE CODE REQUIRES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Current Credit Agreement, terms defined in Articles 8 and 9 of the Code are used herein as therein defined. All obligations of the Pledgors hereunder shall be joint and several.

            SECTION 22. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PLEDGOR, FOR ITSELF

                                      XXI-15

AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 19;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT THE COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 22 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

            SECTION 23. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (i) any lack of validity or enforceability of any of the Credit Agreements, the Notes, the Subsidiary Guaranty, any Interest Rate Agreement, any Currency Agreement, the Senior Notes, the Senior Note Indentures or any other agreement or instrument relating thereto;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Credit Agreements, the Notes, the Subsidiary Guaranty, any Interest Rate Agreement, any Currency Agreement, the Senior Notes or the Senior Note Indentures;

                                      XXI-16

            (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

            (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

            SECTION 24. Secured Obligations Limitation. Anything contained in this Agreement to the contrary notwithstanding (but without limiting the obligations of any Pledgor under the Subsidiary Guaranty), if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Pledgor under this Agreement, (i) the amount of the Secured Obligations with respect to the Pledged Collateral pledged by such Pledgor (such Pledgor's "Secured Amount") shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Pledgor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Pledgor in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Pledgor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Pledgor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under the Subsidiary Guaranty), and (ii) in the event that such Pledgor's Secured Amount is, as of any date of determination, reduced as a result of the application of clause
(i) above, the amount of such reduction shall be applied to reduce such Pledgor's obligations hereunder in respect of all Secured Obligations ratably in accordance with the respective amounts of all Secured Obligations outstanding as of such date of determination.

            SECTION 25. Additional Pledgors; Counterparts. (a) The initial Pledgors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Pledgors (each an "Additional Pledgor"), by executing a counterpart of this Agreement. Upon delivery of any such counterpart to Collateral Agent, notice of which is hereby waived by Pledgors, each such Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereof. Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, nor by any election of Lenders not to cause any Subsidiary of Company to become an Additional Pledgor hereunder. This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder.

                                      XXI-17

            (b) This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective as to each Pledgor upon the execution of a counterpart hereof by such Pledgor (whether or not a counterpart hereof shall have been executed by any other Pledgor) and receipt by Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                   [Remainder of page intentionally left blank]



                                      XXI-18

           IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Pledgors:

[NAMES OF SUBSIDIARY GUARANTORS OTHER THAN
SECOND-TIER SUBSIDIARIES]


By: _________________________________
Title:


            IN WITNESS WHEREOF, the undersigned Additional Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of __________, 199__.


Additional Pledgor: ___________________
By: ______________________________
Name: _____________________________
Title: ______________________________

                                      XXI-S-1

Collateral Agent:

BANKERS TRUST COMPANY



By: ________________________________
Title: _____________________________


Notice Address:

      Bankers Trust Company
      130 Liberty Street, 14th Floor
      New York, New York 10006
      Attention:  Mary Jo Jolly

with a copy to:

      Bankers Trust Company
      300 South Grand Avenue, 41st Floor
      Los Angeles, California 90071
      Attention:  Robert G. Kolb

                                      XXI-S-2

                                   SCHEDULE I

            Attached to and forming a part of that certain Subsidiary Pledge Agreement dated as of ____________, 1999 by the Pledgors named on the signature pages thereof, as Pledgors, to Bankers Trust Company, as Collateral Agent.

                                    PART I

                              Class   Stock            Number     Percentage
Name of     Issuer of Stock    of    Certif.    Par      of     of All Capital
Pledgor    Owned by Pledgor   Stock   No(s).   Value   Shares    Stock Owned




                                   PART II

            The Pledged Debt of each of the Debt Issuers identified in this
Part II of Schedule I shall include all outstanding Indebtedness of such Debt Issuer from time to time owing to the applicable Pledgor identified opposite such Debt Issuer which indebtedness shall be evidenced by the promissory note or notes referenced below, as amended or supplemented from time to time, and by the records of such Pledgor relating to the amounts outstanding from time to time under such promissory note or notes or by any replacement or successor promissory notes issued by such Debt Issuer in favor of such Pledgor.

                                               Amount of         Date of
                                             Indebtedness       Promissory
                 Issuer of Promissory Note       as of        Note Evidencing
Name of Pledgor      Held by Pledgor        _________, 1999  the Pledged Debt



                                      XXI-I-1

                                   SCHEDULE II

                                     To the
                            Subsidiary Pledge Agreement

                                 PLEDGE AMENDMENT


            This Pledge Amendment, dated as of ___________, 19__, is delivered pursuant to Section 5 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Subsidiary Pledge Agreement dated as of ____________, 1999, among the undersigned, the other Pledgors listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent (the "Pledge Agreement"; capitalized terms defined therein being used herein as therein defined) and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Secured Obligations as provided in the Pledge Agreement.

                                    Pledgor:



                                    By __________________________
                                    Title _______________________


                                      Class    Stock                 Number
                                       of   Certificate    Par         of
   Stock Issuer                       Stock     No(s).    Value      Shares



                                      XXI-II-1

                                    ANNEX 1
                                      to
                           SUBSIDIARY PLEDGE AGREEMENT

                                 INDEX OF TERMS

Additional Pledgor...........................Section 25(a)
Agreement....................................Introduction
Bankers......................................Introduction
Borrowers....................................Recital 2
Code.........................................Section 11A
Collateral Agent.............................Introduction
Company......................................Recital 2
Credit Agents................................Recital 3
Credit Agreements............................Recital 3
Currency Exchangers..........................Recital 4
Currency Obligations.........................Recital 4
Current Credit Agent.........................Recital 2
Current Credit Agreement.....................Recital 2
Current Lenders..............................Recital 2
Event of Default.............................Section 11A
Intercreditor Agreement......................Recital 6
Interest Rate Exchangers.....................Recital 4
Interest Rate Obligations....................Recital 4
Lenders......................................Recital 3
Obligations..................................Section 11A
Paying Indemnifying Parties..................Intercreditor Agreement
Pledge Amendment.............................Section 5
Pledged Collateral...........................Section 1
Pledged Debt.................................Recital 1
Pledged Shares...............................Recital 1
Pledgor......................................Introduction
Pledgors.....................................Introduction
Proceeds.....................................Section 12
Secured Obligations..........................Section 2
Secured Parties..............................Section 1
Securities Act...............................Section 11A
Senior Note Indentures.......................Recital 5
Senior Note Trustees.........................Introduction
Senior Notes.................................Recital 5
Subsidiary Guaranty..........................Recital 5
Successor Credit Agents......................Recital 3
Successor Credit Agreements..................Recital 3
Successor Lenders............................Recital 3

                                      ANNEX 1-1

                                      ANNEX 1-2

                                 EXHIBIT XXII

                                  [FORM OF]

                            INTERCREDITOR AGREEMENT



            This INTERCREDITOR AGREEMENT (as amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, herein called this "Agreement") is dated as of ____________, 1999 among BANKERS TRUST COMPANY ("Bankers"), as administrative agent (the "Current Credit Agent") for the lenders (the "Current Lenders") from time to time party to the Current Credit Agreement (as hereinafter defined), THE BANK OF NEW YORK and [NAME OF SENIOR NOTE TRUSTEE], as trustees (together with their respective successors in such capacities, the "Senior Note Trustees") under the Senior
Note Indentures (as hereinafter defined), BANKERS TRUST COMPANY, as Collateral Agent (as hereinafter defined), and the other persons who may become parties to this Agreement from time to time pursuant to and in accordance with Section 5 of this Agreement. Certain defined terms used in this Agreement are indexed in Annex 1 to this Agreement.


R E C I T A L S

            1. Current Lenders, the Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent for the Current Lenders, the Offshore Administrative Agents named therein, and the Current Credit Agent have entered into a Second Amended and Restated Credit Agreement dated as of April 30, 1998 with Owens-Illinois, Inc., a Delaware corporation (the "Company"), United Glass Limited, a corporation organized under the laws of England and Wales, United Glass Group Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, a corporation organized under the laws of Australia, and OI Italia S.r.l., a limited liability company organized under the laws of Italy (the Company and each such Person being a "Borrower" and collectively, the "Borrowers") (said Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "Current Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect), pursuant to which the Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to extend certain credit facilities to the Company and the other Borrowers for the

                                      XXII-1
purpose of, among other things, providing financing for the Applegate
Acquisition;

            2. It is contemplated that, from time to time, the Current Lenders or other Persons (collectively, the "Successor Lenders") may enter into one or more agreements with the Company, the other Borrowers and other Persons, including Subsidiaries of the Company, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder which are Subsidiaries of the Company) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement (said agreements, as they may exist from time to time (but, in the case of such a refinancing or restructuring, only to the extent thereof), being the "Successor Credit Agreements", which together with the Current Credit Agreement are referred to herein as the "Credit Agreements"; provided that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require the Current Credit Agent to execute an acknowledgment to this Agreement in connection with such amendment, amendment and restatement or other modification) (the Current Lenders and any Successor Lenders being collectively referred to herein as the "Lenders", and the Current Credit Agent and any agents under any Successor Credit Agreements (collectively, the "Successor Credit Agents") being collectively referred to herein as the "Credit Agents");

            3. As required pursuant to subsection 5.8 of the Current Credit Agreement, Subsidiary Guarantors (such term being used in this Agreement as defined in the Current Credit Agreement) have executed and delivered to the Collateral Agent a Subsidiary Guaranty dated as of ____________, 1999 (as amended, amended and restated or otherwise modified from time to time, herein called the "Subsidiary Guaranty"; a copy of the Subsidiary Guaranty as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 4) pursuant to which Subsidiary Guarantors have guarantied the obligations of the Company and the Subsidiary Borrowers (and, in the case of any Successor Credit Agreements, the obligations of any Subsidiaries of the Company which are additional borrowers thereunder) under the Current Credit Agreement and any Successor Credit Agreements and, in the event that Company or any Subsidiary Borrower from time to time enters into any Interest Rate Agreements and Currency Agreements with one or more Lenders or their Affiliates (collectively, the "Interest Rate Exchangers" or the "Currency Exchangers," as the case may be), the obligations of Company and such Subsidiary Borrowers with respect to any such Interest Rate Agreements and Currency Agreements, including the obligation to make payments in the event of early termination under such Interest Rate Agreements and Currency Agreements (all such obligations being the "Interest Rate Obligations" or the "Currency Obligations," as the case may be); provided that any Interest Rate Exchanger

                                      XXII-2
or any Currency Exchanger desiring the benefit of the Subsidiary Guaranty shall execute and deliver to the Collateral Agent an acknowledgment to this Agreement, in the form attached hereto, acknowledged by each Subsidiary Guarantor;

            4. The Company has entered into (i) an Indenture dated as of May 15, 1997 pursuant to which the Company has issued (a) $300,000,000 in aggregate principal amount of 7.85% Senior Notes due 2004 and (b) $300,000,000 in aggregate principal amount of 8.10% Senior Notes due 2007 and (ii) an Indenture dated as of __________, 199_ pursuant to which the Company has issued [Insert description of any other publicly (or Rule 144A) issued senior debt securities issued after the Effective Date that are not prohibited under the Credit Agreement], in each case with the Senior Note Trustee named therein (collectively, such indentures are referred to herein as the "Senior Note Indentures" and such Senior Notes [Insert description of any such other publicly (or Rule 144A) issued senior debt securities] are referred to herein as the "Senior Notes"; the obligations of the Company under the Senior Note Indentures and the Senior Notes being referred to herein as the "Senior Note Obligations");

            5. As required pursuant to subsection 5.8 of the Current Credit Agreement, the Company has executed and delivered to the Collateral Agent a Company Pledge Agreement dated as of ____________, 1999 (as amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof and hereof, herein called the "Company Pledge Agreement"; a copy of the Company Pledge Agreement as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 2);

            6. The Company has executed and delivered to the Collateral Agent a Company Guaranty dated as of April 30, 1998 (as amended, amended and restated or otherwise modified from time to time, herein called the "Company Guaranty" (together with the Subsidiary Guaranty, collectively referred to herein as the "Guaranties"); a copy of the Company Guaranty as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 5) pursuant to which the Company has guarantied the obligations of the Subsidiary Borrowers (and, in the case of any Successor Credit Agreements, the obligations of any other Subsidiaries of the Company which are additional borrowers thereunder) under the Current Credit Agreement and any Successor Credit Agreements and, in the event that any Subsidiary Borrower from time to time enters into an Interest Rate Agreement or Currency Agreement with an Interest Rate Exchanger or a Currency Exchanger, the Interest Rate Obligations and Currency Obligations of such Subsidiary Borrowers with respect to such Interest Rate Agreement or Currency Agreement (all such obligations being the "Subsidiary Interest Rate Obligations" or the "Subsidiary Currency Obligations," as the case may be); provided that any Interest Rate Exchanger or any Currency Exchanger desiring the benefit of the Company Guaranty shall

                                      XXII-3
execute and deliver to the Collateral Agent an acknowledgment to this Agreement, in the form attached hereto, acknowledged by the Company;

            7. Subsidiary Guarantors have executed and delivered to the Collateral Agent a Subsidiary Pledge Agreement dated as of ____________, 1999 (as amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof and hereof, herein called the "Subsidiary Pledge Agreement"; a copy of the Subsidiary Pledge Agreement as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 3);

            8. The Company and the Subsidiary Guarantors have delivered to the Collateral Agent the Pledged Shares (as defined in each of the Company Pledge Agreement and the Subsidiary Pledge Agreement (collectively referred to herein as the "Pledge Agreements")) and the Pledged Debt (as defined in each Pledge Agreement; the Pledged Shares and the Pledged Debt under the Pledge Agreements being collectively referred to herein as the "Pledged Collateral") as security for (i) in the case of the Pledged Collateral under the Company Pledge Agreement, all Obligations of the Company under and in respect of the Company Guaranty, the Credit Agreements, all Interest Rate Obligations, all Currency Obligations and all Senior Note Obligations, in each case as described therein, and (ii) in the case of the Pledged Collateral under the Subsidiary Pledge Agreement, all obligations of each Subsidiary Guarantor under and in respect of the Subsidiary Guaranty and all Senior Note Obligations, in each case as described therein; provided that (a) any Interest Rate Exchanger or any Currency Exchanger desiring the benefit of the Pledged Collateral shall execute and deliver to the Collateral Agent an acknowledgment to this Agreement, in the form attached hereto, acknowledged by the Company and each Subsidiary Guarantor, and (b) as a condition to the Senior Note Obligations being secured by the Pledged Collateral, the Senior Note Trustees shall execute and deliver to the Collateral Agent a counterpart of this Agreement;

            9. The Current Credit Agent, the Senior Note Trustees, and, in the event any Successor Credit Agreement is to be guarantied under the Guaranties and secured by the Pledge Agreements, the Successor Credit Agent thereunder, and, in the event any Interest Rate Obligations are to be guarantied under the Guaranties and secured by the Pledge Agreements, the Interest Rate Exchanger party to the relevant Interest Rate Agreement, and, in the event any Currency Obligations are to be guarantied under the Guaranties and secured by the Pledge Agreements, the Currency Exchanger party to the relevant Currency Agreement, and the Collateral Agent (collectively, the "Parties") desire to set forth certain provisions regarding the appointment, duties and responsibilities of the Collateral Agent and to set forth certain other provisions concerning the obligations of the Company, the Subsidiary Borrowers and the Subsidiary Guarantors (collectively, the "Loan Parties") to the Parties and to the Lenders and the holders of the Senior Notes (collectively, together with the Parties, the "Secured Parties") under the

                                      XXII-4
agreements referred to in the foregoing recitals;

            10. The Parties wish to set forth their agreement as to decisions relating to the exercise of remedies under the Pledge Agreements and certain limitations on the exercise of such remedies; and

            11. Certain of the Parties wish to set forth their mutual intentions as to certain matters relating to the exercise of remedies under the Guaranties and payments by the applicable Loan Parties thereunder:

            NOW, THEREFORE, the Parties hereby agree as follows:

            SECTION 1. Appointment As Collateral Agent. The Current Credit Agent and the Senior Note Trustees, and each Credit Agent, Lender, Interest Rate Exchanger and Currency Exchanger signing an acknowledgment hereto, by such signing appoints Bankers Trust Company to serve as collateral agent and representative of each such Party (to the extent applicable) under each of the Pledge Agreements and each of the Guaranties (in such capacity, together with its successors in such capacity, the "Collateral Agent") and authorizes the Collateral Agent to act as agent for the Secured Parties (a) for the purpose of executing and delivering, on behalf of all such Parties and the Secured Parties, the Pledge Agreements and, subject to the provisions of this Agreement, for the purpose of enforcing the Secured Parties' rights in respect of the Pledged Collateral and the obligations of the Company and each Subsidiary Guarantor (collectively, the "Pledgors") under the Pledge Agreements and (b) in addition, with respect to the foregoing appointment and authorization by the Current Credit Agent and by each Credit Agent, Lender, Interest Rate Exchanger and Currency Exchanger signing an acknowledgment hereto (collectively, the "Guarantied Parties"), for the purpose of enforcing the Guarantied Parties' rights under each of the Guaranties and the obligations of the Company and the Subsidiary Guarantors under each of the Guaranties.

            SECTION 2. Decisions Relating to Exercise of Remedies Vested in Requisite Obligees Under the Credit Agreements, Interest Rate Agreements, Currency Agreements and Senior Note Indentures.

            (a) The Collateral Agent agrees to make such demands and give such notices under the Guaranties and the Pledge Agreements as Requisite Obligees may request, and to take such action to enforce the Guaranties and the Pledge Agreements and to foreclose upon, collect and dispose of the Pledged Collateral or any portion thereof as may be directed by Requisite Obligees. For purposes of this Agreement, "Requisite Obligees" means (i) for purposes of directing the Collateral Agent with respect to any of the foregoing actions to be taken under or in respect of the Pledge Agreements, Secured Parties holding 51% or more of the aggregate amount of the sum of (A)

                                      XXII-5
the aggregate principal amount of the sum of all Loans outstanding, all other credit facilities utilized (including the stated amount of all letters of credit and the face amount of all unmatured discounted bankers' acceptances, if any) and all unused commitments under the Credit Agreements, and (B) the aggregate outstanding principal amount of the Senior Notes; provided that, if the Obligations (such term being used herein as defined in the Credit Agreements) and the Senior Note Obligations have been paid in full and all commitments under the Credit Agreements have been cancelled or terminated, "Requisite Obligees" shall mean Secured Parties holding 51% or more of 20% of the notional amount under all Interest Rate Agreements and Currency Agreements or, if an Interest Rate Agreement or Currency Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement or Currency Agreement, as the case may be; provided, that if the Collateral Agent requests instruction as to any such action to be taken at the direction of Requisite Obligees from any of the Senior Note Trustees (on behalf of the holders of the Senior Notes for which such Senior Note Trustee serves as trustee) and such Senior Note Trustee declines or otherwise fails to give directions to the Collateral Agent within 45 days, the applicable Senior Note Obligations shall not be counted or otherwise deemed to be outstanding by Collateral Agent solely for purposes of determining the action to be directed by Requisite Obligees or whether the consent of Requisite Obligees has been obtained; and (ii) for purposes of directing the Collateral Agent with respect to any of the foregoing actions to be taken under or in respect of the Guaranties (but excluding any such actions to be taken under or in respect of the Pledge Agreement), Requisite Lenders under the Credit Agreement, or, if the Obligations have been paid in full and all commitments under the Credit Agreements have been cancelled or terminated, Guarantied Parties holding 51% or more of 20% of the notional amount under all Interest Rate Agreements and Currency Agreements or, if an Interest Rate Agreement or Currency Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement or Currency Agreement, as the case may be. The Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement or any or all of the Guaranties or the Pledge Agreements, or which would in its opinion subject it or any of its officers, employees or directors to liability, and the Collateral Agent shall not be required to take any action under this Agreement or any or all of the Guaranties or the Pledge Agreements unless and until the Collateral Agent shall be indemnified to its satisfaction by the Parties against any and all losses, costs, expenses or liabilities in connection therewith; provided that any such indemnification required by the Collateral Agent with respect to any such action under the Guaranties shall be provided by the Guarantied Parties.

                                      XXII-6

            (b) Each Party executing this Agreement or an acknowledgment hereto which is entitled to give directions to the Collateral Agent pursuant to Section 2(a) with respect to the Pledge Agreements or the Guaranties (collectively, the "Directing Parties") and each Party executing this Agreement or an acknowledgment hereto which is not entitled to give directions to the Collateral Agent pursuant to Section 2(a) with respect to the Pledge Agreements or the Guaranties (collectively, the "Non-Directing Parties") agrees that the Collateral Agent may act as Requisite Obligees may request (regardless of whether any individual Directing Party, Non-Directing Party or any other Secured Party (including the holders of the Senior Notes) agrees, disagrees or abstains with respect to such request), that the Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not conflict with the express terms of this Agreement) and that no Directing Party, Secured Party or Guarantied Party shall have any liability to any other Directing Party, Non-Directing Party, Secured Party or Guarantied Party for any such request. The Collateral Agent shall give prompt notice to all Parties of actions taken pursuant to the instructions of Requisite Obligees; provided, however, that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement and the applicable Pledge Agreement or Guaranty of the action so taken.

            (c) The Non-Directing Parties with respect to the Pledge Agreements and this Agreement agree that the only right of such Non-Directing Parties under the Pledge Agreements is for the Interest Rate Obligations and the Currency Obligations to be secured by the Pledged Collateral, in each case for the period and to the extent (but only to the extent) provided for in the Pledge Agreements and to receive a share of the proceeds of the Pledged Collateral, if any, to the extent and at the times provided in Section 12 of the Pledge Agreements. The Non-Directing Parties with respect to the Guaranties agree that the only right of such Non-Directing Parties under the Guaranties is for the Interest Rate Obligations and the Currency Obligations to be guarantied by the Guaranties for the period and to the extent provided in the Guaranties and to receive a share of any payments received on account of the Guaranties as provided in the Guaranties.

            (d) The Collateral Agent may at any time request directions from the Requisite Obligees with respect to the Pledge Agreements or the Guaranties as to any course of action or other matter relating hereto or to such Pledge Agreements or Guaranties, as the case may be. Except as otherwise provided in the Pledge Agreements and the Guaranties, directions given by Requisite Obligees to the Collateral Agent hereunder shall be binding on all Directing Parties, Non-Directing Parties, Secured Parties and Guarantied Parties for all purposes.

            (e) Each Directing Party and Non-Directing Party agrees, on behalf of the Secured Parties and the Guarantied Parties, respectively, not to take any action whatsoever to enforce any term or provision of the Pledge

                                      XXII-7

Agreements or the Guaranties or to enforce any of its rights in respect of the Pledged Collateral, in each case except through the Collateral Agent in accordance with this Agreement.

            SECTION 3. Application of Proceeds of Security, Guaranty Payments, Etc.

            (a) Any and all amounts actually received or held by the Collateral Agent in connection with the enforcement of the Pledge Agreements or in connection with any bankruptcy proceeding, including the proceeds of any collection, sale or other disposition of the Pledged Collateral or any portion thereof, or any cash or Cash Equivalents held as Pledged Collateral (collectively, "Proceeds"), shall be applied promptly by the Collateral Agent as provided for in Section 12 of the Pledge Agreements. Any and all amounts (other than Proceeds) actually received or held by the Collateral Agent in connection with the enforcement of the Guaranties (collectively, "Guaranty Payments") shall be applied promptly by the Collateral Agent as provided in the Guaranties. Until Proceeds and Guaranty Payments are so applied, the Collateral Agent shall hold such Proceeds and Guaranty Payments in its custody in accordance with its regular procedures for handling deposited funds.

            (b) Any Proceeds received by the Collateral Agent relating to the Secured Obligations shall be applied so that each Secured Party with respect thereto shall receive payment of the same proportionate amount of all such Secured Obligations (after giving effect to any amounts not distributable due to any applicable withholding tax requirements). Any Guaranty Payments received by the Collateral Agent relating to the Obligations, the Interest Rate Obligations or the Currency Obligations (collectively, the "Guarantied Obligations") shall be applied so that each Guarantied Party with respect thereto shall receive payment of the same proportionate amount of all such Guarantied Obligations (after giving effect to any amounts not distributable due to any applicable withholding tax requirements). For purposes of determining the proportionate amounts of all Secured Obligations or Guarantied Obligations at the time any Proceeds or Guaranty Payments are to be distributed under this Section 3, the amount of the outstanding Obligations and Senior Note Obligations, respectively, shall be deemed to be the principal and interest or face amount, as applicable, then outstanding under the Credit Agreements and the Senior Note Indentures, and the amount of the outstanding Interest Rate Obligations and Currency Obligations of any Interest Rate Exchanger or Currency Exchanger shall be deemed to be the amount of the Company's or the applicable Subsidiary Borrower's obligations then outstanding (exclusive of expenses or similar liabilities but including any early termination payments then due) under the applicable Interest Rate Agreements or Currency Agreements (it being understood that the amount of Secured Obligations shall not include the amount of any guaranty of indebtedness to the extent that the amount of such indebtedness is otherwise included in the amount of such Secured Obligations).

                                      XXII-8

            (c) Payments by the Collateral Agent to the Lenders in respect of the Obligations shall be made to the Credit Agents for distribution to the Lenders in accordance with the Credit Agreements; any payments in respect of Interest Rate Obligations and Currency Obligations shall be made as directed by the Lender to which such Interest Rate Obligations or Currency Obligations are owed; and any payments in respect of any Senior Note Obligations shall be paid to the Senior Note Trustees for the benefit of the holders of such Senior Note Obligations.

            (d) For purposes of determining the amount of any distribution to be made in any currency (the "Payment Currency") with respect to Secured Obligations or Guarantied Obligations at the time any Proceeds or Guaranty Payments are to be distributed under this Section 3, the amount of any Guarantied Obligation or Secured Obligation denominated in a currency other than the Payment Currency shall be measured at the equivalent amount thereof in the Payment Currency as determined by the Collateral Agent on the basis of the Spot Rate for the purchase of the Payment Currency with such other currency on the Business Day immediately preceding the date of such distribution.

            SECTION 4. Information. In the event the Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to the Pledged Collateral, or any portion thereof, or to enforce any Pledge Agreement or the Guaranties, or proposes to take any other action pursuant to this Agreement or requests instructions from the Secured Parties or Guarantied Parties as provided herein, upon the request of the Collateral Agent, each of the following Parties agrees to promptly provide to the Collateral Agent the information described below:

            (a) The Current Credit Agent on behalf of the Current Lenders agrees to promptly from time to time notify the Collateral Agent of (i) the aggregate amount of principal of and interest on the Obligations as at such date as the Collateral Agent may specify, (ii) the current Revolving Loan Commitment of each Current Lender under the Current Credit Agreement, and
(iii) any payment received by the Current Credit Agent to be applied to the principal of or interest on the Obligations. The Current Credit Agent shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

            (b) Each Lender party to an Interest Rate Agreement benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Collateral Agent of (i) the notional amount under such Interest Rate Agreement and the amount payable by the Company or the applicable Subsidiary Borrower upon early termination of such Interest Rate Agreement at the date of termination as fixed by such Interest Rate Agreement and (ii) any payment received by such Lender to be applied to amounts due upon early termination of such Interest Rate Agreement. Such

                                      XXII-9

Lender shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

            (c) Each Lender party to a Currency Agreement benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Collateral Agent of (i) the notional amount under such Currency Agreement and the amount payable by the Company or the applicable Subsidiary Borrower upon early termination of such Currency Agreement at the date of termination as fixed by such Currency Agreement and
(ii) any payment received by such Lender to be applied to amounts due upon early termination of such Currency Agreement. Such Lender shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

            (d) The Senior Note Trustees agree to promptly from time to time notify the Collateral Agent of the outstanding principal amount of the Senior Notes and the amount of accrued but unpaid interest thereon, at such date as the Collateral Agent may specify. The Senior Note Trustees shall, or shall cause the registrars for the Senior Notes to, certify as to such amount as reflected in the register maintained for such purpose by the Senior Note Trustees or such registrars, as the case may be, and the Collateral Agent shall be entitled to rely conclusively upon such certification.

            (e) Each Successor Lender entering into a Successor Credit Agreement, or the Successor Credit Agent thereunder, by signing an acknowledgment to this Agreement, agrees that such Successor Lender or Successor Credit Agent, as the case may be, will promptly from time to time notify the Collateral Agent of (i) the aggregate amount of principal of and interest on the Obligations outstanding to such Successor Lender in the case of such Successor Lender, or the aggregate amount of principal of and interest on all of the Obligations in the case of such Successor Credit Agent, as at such date as the Collateral Agent may specify, (ii) the current commitments of such Successor Lender under such Successor Credit Agreement in the case of such Successor Lender, or all of the current commitments of all Successor Lenders under such Successor Credit Agreement in the case of such Successor Credit Agent, and (iii) any payment received by the Successor Lender or Successor Credit Agent, as the case may be, to be applied to the principal of or interest on the Obligations. Such Successor Lender and Successor Credit Agent shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

            SECTION 5. Successor Credit Agreements; Interest Rate Agreements; Currency Agreements.

            (a) Each lender becoming party to a Successor Credit Agreement, or the agent for such lender, may cause the Obligations thereunder to be secured by the Pledge Agreements and guarantied by the Guaranties by executing

                                      XXII-10
an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which must be acknowledged by the Pledgors and the Subsidiary Guarantors) to the Collateral Agent, by which each such lender or such agent for such lender, as the case may be, agrees to be bound by the terms of this Agreement.

            (b) Each Lender may cause Interest Rate Obligations and Currency Obligations to be secured by the Pledge Agreements and guarantied under the Guaranties by executing an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which must be acknowledged by the Pledgors and the Subsidiary Guarantors) to the Collateral Agent, by which such Lender agrees to be bound by the terms of this Agreement.

            SECTION 6.  Disclaimers, Indemnity, Etc.

            (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Pledge Agreements or the Guaranties, and the Collateral Agent shall not by reason of this Agreement, the Pledge Agreements or the Guaranties be a trustee for any Secured Party or Guarantied Party or have any other fiduciary obligation to any Secured Party or Guarantied Party (including any obligation under the Trust Indenture Act of 1939, as amended). The Collateral Agent shall not be responsible to any Secured Party or Guarantied Party for any recitals, statements, representations or warranties contained in this Agreement, the Credit Agreements, the notes evidencing Indebtedness under the Credit Agreements, the Interest Rate Agreements, the Currency Agreements, the Senior
Note Indentures, the Senior Notes, the Pledge Agreements or the Guaranties (collectively, the "Financing Agreements") or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Agreements or any other document referred to or provided for therein or any Lien under the Pledge Agreements or the perfection or priority of any such Lien or for any failure by any Loan Party to perform any of its respective obligations under any of the Financing Agreements. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

            (b) The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and

                                      XXII-11
upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary of the Company), independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties and Guarantied Parties.

            (c)  Subject to the proviso contained in the last sentence of
Section 2(a), each Credit Agent on behalf of the Lenders for which it serves as agent, each Interest Rate Exchanger and each Currency Exchanger (collectively, the "Paying Indemnifying Parties") agrees that the Secured Parties represented by it shall indemnify the Collateral Agent, ratably in accordance with the amount of the obligations held by such Secured Parties secured by the Pledge Agreements, to the extent neither reimbursed by the Company or any Pledgor under any Pledge Agreement nor reimbursed out of any Proceeds pursuant to clause First of Section 12 of any Pledge Agreement, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of any of the Financing Agreements or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Party or Secured Party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent. Each of the Senior Note Trustees (on behalf of the holders of the Senior Note Obligations on behalf of which it is entering into this Agreement) agrees that, as provided in Section 12 of the Company Pledge Agreement or Section 12 of the Subsidiary Pledge Agreement, deductions from distributions otherwise due such holders of Senior Note Obligations will be made so that such holders of Senior Note Obligations shall share with the Paying Indemnifying Parties, ratably in accordance with the amount (without duplication) of such Senior Note Obligations secured by the Pledge Agreements, the payment of the amounts due under the preceding sentence.

            (d) Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall, notwithstanding anything to the contrary in Section 6(c) hereof, in all cases be fully justified in failing or refusing to act hereunder unless it shall be further indemnified to its satisfaction by the Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

            (e) The Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Secured Obligations or Guarantied Obligations as the owner thereof for all purposes

                                      XXII-12
hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Collateral Agent, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

            (f) Except as expressly provided herein and in the Pledge Agreements, the Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Pledged Collateral. The Collateral Agent shall incur no liability to any Secured Party as a result of any sale of any Pledged Collateral at any private sale.

            (g) (i) Until such time as the Obligations, the Interest Rate Obligations and the Currency Obligations secured by the Pledged Collateral shall have been paid in full, the Collateral Agent may resign at any time by giving at least 30 days' notice thereof to the Parties (such resignation to take effect as hereinafter provided) and the Collateral Agent may be removed as Collateral Agent at any time by Requisite Obligees. In the event of such resignation or removal of the Collateral Agent, Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within 30 days after the notice of the intent of the Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the other Parties, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (i)
(A) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000 and (B) shall be approved by Company, which approval shall not be unreasonably withheld or delayed.

              (ii) After the payment in full of the Obligations, the Interest Rate Obligations and the Currency Obligations secured by the Pledged Collateral and until such time as the Senior Note Obligations are paid in full, the Collateral Agent may resign at any time by giving at least 30 days' notice thereof to the Senior Note Trustees (such resignation to take effect as hereinafter provided) and the Collateral Agent may be removed as Collateral Agent at any time by the appropriate Requisite Obligees. In the event of any such resignation or removal of the Collateral Agent, such Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed within 30 days after the notice of the intent of the Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the Requisite Obligees, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (ii) (A) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital

                                      XXII-13
and surplus of at least $500,000,000 and (B) shall be approved by Company, which approval shall not be unreasonably withheld or delayed.

              (iii) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

            (h) In no event shall Collateral Agent or any Party, Secured Party or Guarantied Party be liable or responsible for any funds or investments of funds held by Company.

            SECTION 7.  Miscellaneous.

            (a) All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 7(a)) shall be as set forth under each party's name on the signature pages (including acknowledgments) hereof.

            (b) This Agreement may be modified or waived only by an instrument or instruments in writing signed by each Party; provided, however that, notwithstanding the foregoing, the written consent of the Senior Note Trustees shall not be required with respect to amendments, modifications or waivers solely to permit the incurrence of additional Indebtedness secured by the Pledged Collateral and entitled to the benefits of the Company Pledge Agreement or the Subsidiary Pledge Agreement insofar as the foregoing is not prohibited by the Senior Note Indentures, including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof in connection with the incurrence of such Indebtedness (provided, however, that no amendment, modification or waiver described in this first proviso to this Section 7(b) shall (1) reduce or otherwise adversely affect the right of the Senior Note Trustees to request or direct the Collateral Agent to take action on the terms set forth in Section 2(a), or (2) subordinate the Senior Note Obligations or cause the holders of the Senior Notes to hold a security interest junior to the security interest held by any of the other Secured Parties, or (3) modify or otherwise alter in

                                      XXII-14
any manner adverse to the holders of the Senior Notes the right of such holders to receive a proportionate share of Proceeds as provided in Section
3); and provided further, however that, notwithstanding the foregoing, this Agreement may be amended from time to time by an instrument or instruments in writing signed by the Current Credit Agent and the Collateral Agent with the written acknowledgment of the Company but without the signature or written consent of any other Party for the purpose of providing, with respect to any Indebtedness proposed to be issued by the Company the proceeds of which may be used to repay Loans, that, notwithstanding the fact that any agreement or instrument related to such Indebtedness might otherwise be deemed to be a Successor Credit Agreement, in no event shall any such agreement or instrument be deemed to be a Successor Credit Agreement.

            (c) This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, each other Party, each Secured Party and each Guarantied Party and their respective successors and assigns.

            (d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

            (e) This Agreement shall become effective as to the Current Lenders, the Current Credit Agent, the Senior Note Trustees and the holders of the Senior Notes, and the Collateral Agent upon the execution of this Agreement by the Current Credit Agent and the Senior Note Trustees and the Collateral Agent and the delivery of each such Person's counterparts to the Collateral Agent and shall become effective as to each Interest Rate Exchanger and each Currency Exchanger, respectively, upon the execution of an acknowledgment by any such Person or its representative as contemplated by
Section 5 and delivery of such executed acknowledgment (which shall also be acknowledged by the applicable Pledgors and Subsidiary Guarantors) to the Collateral Agent.

            (f) Each of the Senior Note Trustees, by its execution of this Agreement, consents to and approves the execution and delivery of the Company Pledge Agreement and the Subsidiary Pledge Agreement.

            (g) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            (h) Anything contained in this Agreement to the contrary notwithstanding, no Senior Note Trustee shall be a Party from and after such time as all of the Senior Notes issued under the Senior Note Indenture pursuant to which such Senior Note Trustee serves as trustee, or the instruments representing the same, shall have ceased to be outstanding by

                                      XXII-15
virtue of the payment thereof or the cancellation thereof or delivery for cancellation thereof in accordance with the terms of such Senior Note Indenture.


                    [Remainder of page intentionally left blank]


                                      XXII-16

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

      BANKERS TRUST COMPANY,
      as Administrative Agent for the Current Lenders



      By: _______________________________
      Title: ____________________________

      Notice Address:

      Bankers Trust Company
      130 Liberty Street, 14th Floor
      New York, New York 10006
      Attention:  Mary Jo Jolly

      With a copy to:

      Bankers Trust Company
      300 South Grand Avenue, 41st Floor
      Los Angeles, CA 90071
      Attention:  Robert G. Kolb

                                      XXII-S-1

      THE BANK OF NEW YORK,
      as trustee under [Name of Senior Note Indenture]



      By: _______________________________
      Title: ____________________________

      Notice Address:

      The Bank of New York
      One Wall Street, 22nd Floor
      New York, NY  10286
      Attention: Corporate Trust
                  Trustee Administration

                                      XXII-S-2

     [NAME OF SENIOR NOTE TRUSTEE],
      as trustee under [Name of Senior Note Indenture]



      By: _______________________________
      Title: ____________________________

      Notice Address:

                                      XXII-S-3

      BANKERS TRUST COMPANY,
      as Collateral Agent


      By: _______________________________
      Title: ____________________________

      Notice Address:

      Bankers Trust Company
      130 Liberty Street, 14th Floor
      New York, New York 10006
      Attention:  Mary Jo Jolly

      With a copy to:

      Bankers Trust Company
      300 South Grand Avenue, 41st Floor
      Los Angeles, California 90071
      Attention:  Robert G. Kolb

                                      XXII-S-4

                                 ACKNOWLEDGMENT


            Reference is hereby made to the Intercreditor Agreement dated as of ____________, 1999, as amended to the date hereof (as so amended, this "Agreement") among Bankers Trust Company, as Administrative Agent for the lenders party to the Current Credit Agreement, the Senior Note Trustees, as trustee for the holders of the Senior Notes, and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party and Guarantied Party has entered into the Interest Rate Agreement described below with [the Company] [Name of Subsidiary Borrower] pursuant to which Interest Rate Obligations thereunder are to be secured by certain of the Pledge Agreements and guarantied under certain of the Guaranties. The undersigned Secured Party and Guarantied Party acknowledges the terms of this Agreement and agrees to be bound hereby.

            The Interest Rate Agreement described above is [Insert description of Interest Rate Agreement.]

      SECURED PARTY AND GUARANTIED PARTY:
      [Insert Name of Lender]


      By ______________________________
        Date __________________________

        Notice Address:
         ______________________________
         ______________________________
         ______________________________

      Acknowledged and Agreed:

      _________________________________
      [Pledgors]


      By ______________________________
        Date __________________________


                                      XXII-S-5

      _________________________________
      [Subsidiary Guarantors]


      By ______________________________
        Date __________________________


                                      XXII-S-6

                                ACKNOWLEDGMENT


            Reference is hereby made to the Intercreditor Agreement dated as of ____________, 1999 as amended to the date hereof (as so amended, this "Agreement") among Bankers Trust Company, as Administrative Agent for the lenders party to the Current Credit Agreement, the Senior Note Trustees, as trustee for the holders of the Senior Notes, and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party and Guarantied Party has entered into the Currency Agreement described below with [the Company] [Name of Subsidiary Borrower] pursuant to which Currency Obligations thereunder are to be secured by certain of the Pledge Agreements and guarantied under certain of the Guaranties. The undersigned Secured Party and Guarantied Party acknowledges the terms of this Agreement and agrees to be bound hereby.

            The Currency Agreement referred to above is [Insert description of Currency Agreement.]

      SECURED PARTY AND GUARANTIED PARTY:
      [Insert Name of Lender]


      By ______________________________
        Date __________________________

        Notice Address:
         ______________________________
         ______________________________
         ______________________________

      Acknowledged and Agreed:

       ________________________________
       [Pledgors]


      By ______________________________
        Date __________________________

                                      XXII-S-7

      _________________________________
      [Subsidiary Guarantors]


      By ______________________________
        Date __________________________


                                      XXII-S-8

                                ACKNOWLEDGMENT


            Reference is hereby made to the Intercreditor Agreement dated as of ____________, 1999 as amended to the date hereof (as so amended, this "Agreement") among Bankers Trust Company, as Administrative Agent for the lenders party to the Current Credit Agreement, the Senior Note Trustees, as trustee for the holders of the Senior Notes, and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party and Guarantied Party has entered into a Successor Credit Agreement with the Company pursuant to which Indebtedness thereunder is to be secured by the Pledge Agreements and guarantied under the Guaranties. The undersigned Secured Party and Guarantied Party acknowledges the terms of this Agreement and agrees to be bound hereby.

      SECURED PARTY AND GUARANTIED PARTY:

      [Insert Name of Lender or
      Credit Agent]


      By ______________________________
        Date __________________________

        Notice Address:
         ______________________________
         ______________________________
         ______________________________

      Acknowledged and Agreed:

      _________________________________
      [Pledgors]


      By ______________________________
        Date __________________________


                                      XXII-S-9

      _________________________________
      [Subsidiary Guarantors]


      By ______________________________
        Date __________________________


                                      XXII-S-10

      EACH LOAN PARTY, by its execution of this Agreement in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to the foregoing provisions of this Agreement including, without limitation, Section 3 hereof.

[NAMES OF BORROWERS AND SUBSIDIARY GUARANTORS]



By: ___________________________________
Title: ________________________________


                                      XXII-S-11

                                    ANNEX 1
                                      to
                            INTERCREDITOR AGREEMENT

                                 INDEX OF TERMS


Agreement................................Introduction
Bankers..................................Introduction
Collateral Agent.........................Section 1
Company..................................Recital 1
Company Guaranty.........................Recital 6
Company Pledge Agreement.................Recital 5
Credit Agents............................Recital 2
Credit Agreements........................Recital 2
Currency Exchangers......................Recital 3
Currency Obligations.....................Recital 3
Current Credit Agent.....................Introduction
Current Credit Agreement.................Recital 1
Current Lenders..........................Introduction
Directing Parties........................Section 2(b)
Financing Agreements.....................Section 6(a)
Guarantied Obligations...................Section 3(b)
Guarantied Parties.......................Section 1
Guaranties...............................Recital 6
Guaranty Payments........................Section 3(a)
Interest Rate Exchangers.................Recital 3
Interest Rate Obligations................Recital 3
Lenders..................................Recital 2
Loan Parties.............................Recital 9
Non-Directing Parties....................Section 2(b)
Parties..................................Recital 9
Paying Indemnifying Parties..............Section 6(c)
Pledge Agreements........................Recital 8
Pledged Collateral.......................Recital 8
Pledgors.................................Section 1
Proceeds.................................Section 3(a)
Requisite Obligees.......................Section 2(a)
Secured Parties..........................Recital 9
Senior Note Indentures...................Recital 4
Senior Note Obligations..................Recital 4
Senior Note Trustees.....................Introduction
Senior Notes.............................Recital 4
Subsidiary Currency Obligations..........Recital 6

                                      ANNEX 1-1

Subsidiary Borrower......................Credit Agreement
Subsidiary Guarantor.....................Credit Agreement
Subsidiary Guaranty......................Recital 3
Subsidiary Interest Rate Obligations.....Recital 6
Subsidiary Pledge Agreement..............Recital 7
Successor Credit Agents..................Recital 2
Successor Credit Agreements..............Recital 2
Successor Lenders........................Recital 2

                                      ANNEX 1-2

                                 EXHIBIT XXIII

                    [FORM OF INCREASED COMMITMENT ACCEPTANCE]

                        INCREASED COMMITMENT ACCEPTANCE


                                                _____________, [199_] [200_]

            Pursuant to that certain Credit Agreement dated as of April 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation, United Glass Limited, a corporation organized under the laws of England and Wales, United Glass Group Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, a corporation organized under the laws of Australia, and OI Italia S.r.l., a limited liability company organized under the laws of Italy (each a "Borrower"), the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent ("Administrative Agent"), the undersigned Lender hereby gives notice of the following and makes the following agreements and undertakings pursuant to subsection 2.1C(vi) of the Credit Agreement:

      (1) The undersigned Lender hereby irrevocably commits to an increase in its [UK/Australian/Italian] Loan Commitment of ____________ .

      (2) The undersigned Lender (i) confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Increased Commitment Acceptance (this "Acceptance"); (ii) agrees that it has made, independently and without reliance upon Administrative Agent, the [UK/Australian/Italian] Administrative Agent or any other Lender and, based on such documents and information as it shall deem appropriate at the time, shall continue to make, independently and without reliance upon Administrative Agent, the [UK/Australian/Italian] Administrative Agent or any other Lender, its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it has acquired the Accepted Increased Commitment (as hereinafter defined) for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 9.2 of the Credit Agreement, the disposition of the Accepted Increased Commitment or any interests therein

                                      XXIII-1
shall at all times remain within its exclusive control); and (iv) represents and warrants that it has full power and authority to enter into this Acceptance and to perform its obligations hereunder in accordance with the provisions hereof, that this Acceptance has been duly authorized, executed and delivered by it, and that this Acceptance constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

      (3) The effective date for this Acceptance shall be the Commitment Increase Date related to this Acceptance (the "Effective Date"); provided that this Acceptance has been fully executed and delivered to Administrative Agent and the [UK/Australian/Italian] Administrative Agent on or prior to such Commitment Increase Date.

      (4)   As of the Effective Date, the undersigned Lender's
[UK/Australian/Italian] Loan Commitment shall be ____________ (the "Accepted Increased Commitment").

      (5) From and after the Effective Date, Administrative Agent and the [UK/Australian/Italian] Administrative Agent shall make all payments under the Credit Agreement in respect of the Accepted Increased Commitment provided for in this Acceptance (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the undersigned Lender.

      (6) This Acceptance and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New
York), without regard to conflicts of law principles.





            [NAME OF LENDER]


            By: _______________________
                  Name:
                  Title:

                                      XXIII-2

                                 EXHIBIT XXIV

                      [FORM OF NEW COMMITMENT ACCEPTANCE]

                          NEW COMMITMENT ACCEPTANCE


                                               _____________, [199_] [200_]

            Pursuant to that certain Credit Agreement dated as of April 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation, United Glass Limited, a corporation organized under the laws of England and Wales, United Glass Group Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, a corporation organized under the laws of Australia, and OI Italia S.r.l., a limited liability company organized under the laws of Italy (each a "Borrower"), the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Bankers Trust Company, as Administrative Agent ("Administrative Agent"), the undersigned Lender hereby gives notice of the following and makes the following agreements and undertakings pursuant to subsection 2.1C(vi) of the Credit Agreement:


      (1) The undersigned [NAME OF NEW LENDER] (the "New Lender") represents that it is a Lender with Revolving Loan Exposure under the Credit Agreement and agrees (a) to have the rights and perform the obligations of a [UK/Australian/Italian] Lender under the Credit Agreement and any other Loan Documents, and (b) to be bound in all respects as a [UK/Australian/Italian] Lender by the terms of the Credit Agreement and any other Loan Documents.

      (2) The New Lender hereby agrees to a [UK/Australian/Italian] Loan Commitment of ___________ (the "New Commitment").

      (3) The New Lender (i) confirms that it has received a copy of the Credit Agreement (including all Exhibits and Schedules thereto), together with copies of the financial statements referred in subsection 4.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Commitment Acceptance (this "Acceptance"); (ii) agrees that it has made, independently and without reliance upon Administrative Agent, the [UK/Australian/Italian] Administrative Agent or any other Lender and, based on such documents and information as it shall deem appropriate at the time, shall continue to make, independently and

                                      XXIV-1
without reliance upon Administrative Agent, the [UK/Australian/Italian] Administrative Agent or any other Lender, its own credit decisions in taking or not taking action under the Credit Agreement; (iii) agrees that neither Administrative Agent nor the [UK/Australian/Italian] Administrative Agent nor any other Lender shall have any responsibility with respect to the accuracy or the completeness of any information provided to it; (iv) confirms that it has experience and expertise in the making of loans such as the [UK/Australian/Italian] Loans; (v) confirms that it has acquired the New Commitment for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 9.2 of the Credit Agreement, the disposition of the New Commitment or any interests therein shall at all times remain within its exclusive control); (vi) appoints and authorizes [UK/Australian/Italian] Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to [UK/Australian/Italian] Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; (vii) represents and warrants that it has full power and authority to enter into this Acceptance and to perform its obligations hereunder in accordance with the provisions hereof, that this Acceptance has been duly authorized, executed and delivered by it, and that this Acceptance constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity; (viii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a [UK/Australian/Italian] Lender; [and] (ix) specifies as its initial notice address for purposes of subsection 9.10 of the Credit Agreement the addresses set forth beneath its name on the signature page(s) hereof[; and (x) in the event that it is a [Non-[Australian/Italian]] [non-UK Qualifying] Lender [(as defined in subsection 2.7C(iv) of the Credit Agreement)], confirms that it has delivered to the relevant Offshore Administrative Agent such forms, certificates or other evidence with respect to income tax withholding matters as it may be required to deliver to the relevant Offshore Administrative Agent pursuant to subsection 2.7C(iv) of the Credit Agreement]. 1

      (4) The effective date for this Acceptance shall be the Commitment Increase Date related to this Acceptance (the "Effective Date"); provided that this Acceptance has been fully executed and delivered to Administrative Agent and the [UK/Australian/Italian] Administrative Agent and consented to by Administrative Agent, the [UK/Australian/Italian] Administrative Agent and the applicable Borrower on or prior to such Commitment Increase Date.

----------------------------------
1 If the New Lender is organized under the law of a jurisdiction other than that of the applicable Subsidiary Borrower.

                                      XXIV-2

      (5) As of the Effective Date, the New Lender shall have a [UK/Australian/Italian] Loan Commitment equal to the New Commitment and, to the extent provided in this Acceptance, have the rights and obligations of a [UK/Australian/Italian] Lender thereunder.

      (6) From and after the Effective Date, Administrative Agent and the [UK/Australian/Italian] Administrative Agent shall make all payments under the Credit Agreement in respect of the New Commitment provided for in this Acceptance (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the New Lender.

      (7) This Acceptance and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New
York), without regard to conflicts of law principles.

                                      XXIV-3

     (8) This Acceptance may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

            NEW LENDER:

            [NAME OF NEW LENDER]


            By:   ________________________
                  Name:
                  Title:

            Notice Address:



This Acceptance is hereby consented to by Administrative Agent, the undersigned Offshore Administrative Agent and the undersigned Borrower as of the date set forth above.


                                    BANKERS TRUST COMPANY,
                                    as Administrative Agent


                                    By: ________________________________
                                          Name:
                                          Title:



                                    [NAME OF OFFSHORE ADMINISTRATIVE AGENT], as [UK/Australian/Italian] Administrative
                                    Agent



                                    By: ________________________________
                                          Name:
                                          Title:

                                      XXIV-4

                                   [NAME OF APPLICABLE BORROWER]



                                    By: ________________________________
                                          Name:
                                          Title:

                                      XXIV-5

                                   EXHIBIT XXV

                                    [FORM OF]

                           BORROWING SUBSIDIARY AGREEMENT


            This BORROWING SUBSIDIARY AGREEMENT (this "Agreement") is dated as of _____________, 1998 and entered into among [NAME OF SUBSIDIARY BORROWER], a corporation organized under the laws of _______________ (the "Subsidiary"), OWENS-ILLINOIS, INC., a Delaware corporation ("Company"), BANKERS TRUST COMPANY ("Bankers"), as administrative agent (in such capacity, "Administrative Agent") for the lenders party to that certain Second Amended and Restated Credit Agreement dated as of April 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Company, United Glass Group Limited, a corporation organized under the laws of England and Wales, United Glass Limited, a corporation organized under the laws of England and Wales, Owens-Illinois (Australia) Pty Limited, a corporation organized under the laws of Australia, and OI Italia S.r.l., a limited liability company organized under the laws of Italy (each a "Borrower"), the Lenders, Managing Agents, Co-Agents, Lead Managers and Arrangers named therein, The Bank of Nova Scotia and NationsBank, N.A., as Documentation Agents, Bank of America National Trust and Savings Association, as Syndication Agent, the Offshore Administrative Agents named therein, and Administrative Agent.

      The parties hereto hereby agree as follows:

      (1) Pursuant to subsection 9.22 of the Credit Agreement, Company hereby designates the Subsidiary as an Australian Subsidiary Borrower and a Subsidiary Borrower under the Credit Agreement.

      (2) The Subsidiary hereby confirms that it has received a copy of, and is fully familiar with, the Credit Agreement. Company and the Subsidiary hereby enter into this Agreement in order to comply with subsection 9.22 of the Credit Agreement and does so in consideration of the advances to be made from time to time under the Credit Agreement to the Subsidiary.

      (3) The Subsidiary, with respect to itself, and Company each represents and warrants that all representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                                      XXV-1

      (4) As and from the date hereof, the Subsidiary shall be considered, and deemed to be, for all purposes of the Credit Agreement, a Subsidiary Borrower under the Credit Agreement as fully as though the Subsidiary had executed and delivered the Credit Agreement as a "Subsidiary Borrower" thereunder at the time originally executed and delivered and hereby ratifies and confirms its obligations under the Credit Agreement, all in accordance with the terms thereof.

      (5) The Subsidiary hereby covenants and agrees with and in favor of the parties hereto and each of the Agents and Lenders that as of the date indicated above, it (i) shall be deemed to be an Australian Subsidiary Borrower under the Credit Agreement to the same extent and with the same effect as though it were a party thereto and named as an Australian Subsidiary Borrower therein, (ii) will observe and perform at all times from and after the date hereof all of the obligations contained in the Credit Agreement on the part of an Australian Subsidiary Borrower to be observed and performed by it with respect to any [UK/Australian/Italian] Loans or [UK/Australian/Italian] Overdraft Amounts or other Obligations as a Subsidiary Borrower under the terms of the Credit Agreement, and (iii) confirms for itself all of the representations and warranties of Subsidiary Borrowers under the Credit Agreement mutatis mutandis with respect to the execution, delivery and performance of this Agreement (and the Credit Agreement as modified hereby) by it and the enforceability of its obligations under the Credit Agreement as modified by this Agreement.

      (6) Any notice which may or is required to be given to the Subsidiary pursuant to the Credit Agreement shall be given in accordance with the terms thereof. For purposes of the Credit Agreement, the address of the Subsidiary shall be as set forth under its name on the signature pages hereof.

      (7) Each Borrower hereby consents to the modification of the Credit Agreement effected pursuant hereto. Company hereby confirms that the Company Guaranty will continue to guaranty, to the fullest extent possible the payment and performance of all "Guarantied Obligations" (as such term is defined in the Company Guaranty), including without limitation the payment and performance of all "Guarantied Obligations" (as such term is defined in the Company Guaranty) in respect of the obligations of the Subsidiary now or hereafter existing under or in respect of the Credit Agreement (as modified hereby) and any Notes issued by the Subsidiary. Without limiting the generality of the foregoing, Company hereby acknowledges and confirms its understanding and intent that, upon the effectiveness of this Agreement, and as a result thereof, the "Guarantied Obligations" (as such term is defined in the Company Guaranty) include the obligations of the Subsidiary under the Credit Agreement and any such Notes. Company acknowledges and agrees that the Company Guaranty shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. Company acknowledges and agrees that (i) Company is not required by the terms of the Company Guaranty to consent to the modifications to the Note Agreement

                                      XXV-2
effected pursuant hereto and (ii) nothing in the Company Guaranty shall be deemed to require the consent of Company to any future amendments to the Credit Agreement.

      (8) Upon execution of this Agreement by Company, the Subsidiary and Administrative Agent, the Subsidiary shall be a party to the Credit Agreement and shall be a "Subsidiary Borrower" and a "Borrower" for all purposes thereof, and the Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

      (9) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New
York), without regard to conflicts of law principles.

      (10) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.


                  [Remainder of page intentionally left blank.]

                                      XXV-3

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

      [NAME OF SUBSIDIARY]



      By: ________________________________
      Title: _____________________________

      Notice Address:


                                      XXV-S-1

      OWENS-ILLINOIS, INC.


      By: ________________________________
      Title: _____________________________


      UNITED GLASS GROUP LIMITED


      By: ________________________________
      Title: _____________________________


      UNITED GLASS LIMITED


      By: ________________________________
      Title: _____________________________


      OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED


      By: ________________________________
      Title: _____________________________


      [NAMES OF ANY OTHER SUBSIDIARY BORROWERS]


      By: ________________________________
      Title: _____________________________

                                      XXV-S-2

      BANKERS TRUST COMPANY,
      as Administrative Agent



      By: ________________________________
      Title: _____________________________

                                      XXV-S-3

      BANK OF AMERICA NATIONAL TRUST
      AND SAVINGS ASSOCIATION,
      as Australian Administrative Agent



      By: ________________________________
      Title: _____________________________

                                      XXV-S-4

                                  SCHEDULE B
                                EXISTING LIENS
                                      OF
                           OWENS-ILLINOIS, INC. AND
                           CONSOLIDATED SUBSIDIARIES

                                                                   Amount of
                                                                  Encumbrance
        Location                    Property encumbered               ($M)
-----------------------       -------------------------------     -----------
United Glass Limited          Real estate, plant & equipment         9,648

Danville, VA and Tracy,
   CA                         Real estate, plant & equipment         8,630

Commonwealth of PA            Equipment                                295

City of Erie, PA              Equipment                                185
     (Loan Fund)

Precision Medical Molding     Equipment                                165

Various capital leases        Real estate, plant & equipment         4,203
                                                                    ------
Total Existing Liens                                                23,126
                                                                    ======

                                  SCHEDULE C
                                  INVESTMENTS
                                      OF
                            OWENS-ILLINOIS, INC. AND
                           CONSOLIDATED SUBSIDIARIES


                                                                  Amount
        Investment                                                 ($M)
        ----------                                                ------
Foreign investments and advances
   Consol, Ltd.                                                    3,400
   Huta Szkla Jaroslaw, S.A.                                       9,200
   Regioplast, S.A.                                               19,700
   Continental PET Foreign Investments                            22,179
                                                                  ------
Total investments and advances                                    54,479

Other investments
   Cross City                                                        423
   Industrial Development Board of the City of Montgomery          1,332
   Norman Hartzel/Don McCone (Castalia)                              858
                                                                  ------
Total Other Investments                                            2,613
                                                                  ------
Total Investments                                                 57,092
                                                                  ======

                                  SCHEDULE D

                   REPORTING UNITS OF OWENS-ILLINOIS, INC.

                               Glass Container

                               International Glass

                               Plastic Containers

                               Labels & Carriers

                               Closure & Specialty

                               Prescription Products

                                   SCHEDULE E
          LETTERS OF CREDIT OUTSTANDING UNDER EXISTING CREDIT AGREEMENT

                         Amount
Refer #   Memo        Outstanding   T-O Date  Mat Date  Iss  Loc #   Code Div
--------  ----        -----------   --------  --------  ---  ------  ---- ---
LOC00001  State of   12,977,900.00  05/01/89  06/16/98  BOA  133809  1/3  090

         California
                     -------------
                     12,977,900.00 = Bank of America

LOC00014  Aetna Life  1,537,324.00  07/01/87  06/30/98  BTC  S-01760 2/3  090
            Insurance
LOC00015  NJDEP-      3,149,459.00  03/13/87  03/12/99  BTC  S-01120 1/3  090
            Bridgeton
LOC00016  NJDEP-        213,285.00  05/24/90  05/24/98  BTC  S-07039 1/3  090
            OI/Schott
LOC00017  Old Republic  500,000.00  01/31/92  01/31/99  BTC  S-08285 1/3  090
            Insurance
LOC00018  Ohio Dept.     55,000.00  07/01/94  06/30/98  BTC  S-09998 1/3  090
            Commerce
LOC00019  OK Workers  2,500,000.00  01/31/91  01/31/99  BTC  S-07585 1/3  090
            Comp
LOC00020  National    3,659,000.00  11/08/89  09/01/98  BTC  S-06176 1/3  090
            Union Fire
LOC00021  Peoples Gas   100,000.00  11/18/89  11/18/98  BTC  S-05933 1/3  090
LOC00022  Pitney Bowes  750,000.00  05/22/91  04/30/98  BTC  S-07811 1/3  090
LOC00023  State of      240,590.00  02/18/92  12/31/98  BTC  S-08333 2/3  090
            CA/Amador
LOC00024  CIT Group/  4,611,589.04  08/14/91  07/31/98  BTC  S-07930 1/3  090
            Equip
LOC00025  NHW/        6,000,000.00  11/09/90  11/09/98  BTC  S-07378 1/3  090
            Hibernia
            Bank
LOC00026  NJDEP-      3,124,250.00  03/13/87  03/12/99  BTC  S-01121 1/3  090
            Glassboro
LOC00027  Industrial  2,975,000.00  08/11/87  06/30/98  BTC  S-02026 1/3  090
            Comm OH
LOC00028  Liberty       138,890.00  10/06/93  10/06/98  BTC  S-09537 1/3/ 090
            Mutual SAC                                                4
LOC00030  Continental 9,712,000.00  06/18/92  06/18/98  BTC  S-08571 1/3  090
            Casualty
LOC00031  Banc-      14,473,891.00  08/14/91  07/31/98  BTC  S-70929 1/3  090
            Ireland/
            First
LOC00032  NY Workers  2,269,000.00  10/06/89  10/06/98  BTC  S-05934 1/3  090
            Comp
LOC00033  Liberty      110,244.00   10/30/92  03/31/99  BTC  S-08831 1/3/ 090
            Mutual SPPI                                               4
LOC00052  NY Gas Wells  60,000.00   09/09/96  09/09/98  BTC  S-11510 1/3  090
LOC00036  Texas         50,000.00   12/31/87  12/31/98  BTC  S-02899 1/3  301
            Employer's

                         Amount
Refer #   Memo        Outstanding   T-O Date  Mat Date  Iss  Loc #   Code Div

LOC00037  Republic       78,655.00  12/31/89  12/31/98  BTC  S-06578 1/3  301
            Insurance
LOC00038  Allstate          534.00  12/31/89  12/31/98  BTC  S-06557 1/3  301
            Insurance
LOC00039  Paladin,        3,422.37  12/31/89  12/31/98  BTC  S-06571 1/3  301
            Heartland
LOC00040  Liberty           310.00  12/31/89  12/31/98  BTC  S-06555 1/3  301
            National
LOC00041  Farmers         1,300.00  12/31/89  12/31/98  BTC  S-06563 1/3  301
            Alliance
LOC00042  Fremont         2,585.26  12/31/89  12/31/98  BTC  S-06556 1/3  301
            Reinsurance
LOC00044  Mutual        213,423.97  12/31/89  12/31/98  BTC  S-06551 1/3  301
            Marine
LOC00045  American       40,390.00  12/31/89  12/31/98  BTC  S-06574 1/3  301
            Eagle
LOC00056  County Sani-  295,594.34  05/27/97  05/27/98  BTC  S-11895 1/3  090
            tation LA
                    --------------
                     56,865,736.98 = Bankers Trust


LOC00007  Self-       6,000,000.00  10/19/94  09/01/98  MBB  S836096 1/3  090
            Insurance ------------
            PA        6,000,000.00 = Mellon Bank

LOC00008  Self-       1,500,000.00  04/07/92  04/07/98  NNC  SA9     1/3  090
            Insurance ------------                           2052092
            GA        1,500,000.00 = Nationsbank of North


                    --------------
                     77,343,636.98
                    ==============

                              SCHEDULE F


                   RESERVE ASSET RATIO CALCULATIONS


      (1) The additional cost (the "Additional Cost") relative to any Offshore Loan or overdue amount denominated in Sterling in respect of the mandatory liquid asset requirements, if any, of the Bank of England, will be, subject as hereinafter provided, for the Relevant Period (as defined below), the percentage rate supplied by the relevant Offshore Administrative Agent and arrived at by applying the following formula:

      Additional Cost =BY+L(Y-X)+S(Y-Z)% per annum
                       -----------------
                           100-(B+S)

Where:

      B = The percentage of the relevant Offshore Administrative Agent's eligible liabilities then required to be held on a non-interest-bearing deposit account with the Bank of England pursuant to the cash ratio requirements of the Bank of England.

      Y = The rate at which Sterling deposits are offered by the relevant Offshore Administrative Agent to lending banks in the London interbank market at or about 11:00 A.M. on the first day of, and for a period comparable to the Relevant Period, in relation to such Loan or overdue amount.

      L = The percentage of eligible liabilities which the Bank of England from time to time requires the relevant Offshore Administrative Agent to maintain as secured money with members of the Loan Discount Market Association and/or as secured call money with those money brokers and gilt-edged market markers recognized by the Bank of England.

      X = The rate at which secured Sterling deposits may be placed by the relevant Offshore Administrative Agent with members of the London Discount Market Association and/or as secured call money with money brokers and gilt-edged market makers at or about 11:00 A.M. on the first day of, and for a period comparable to, the Relevant Period in relation to such Loan or overdue amount.

      S = The percentage of the relevant Offshore Administrative Agent's eligible liabilities then required to be placed as a special deposit with the Bank of England.

      Z = The percentage interest rate per annum allowed by the Bank of England on special deposits.

      For purposes of this paragraph "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time by the Bank of England or any successor thereto. For purposes of this Schedule F, the term "Relevant Period" shall mean (i) with respect to any Offshore Loan denominated in Sterling, the Interest Period of such Offshore Loan, or, if such Interest Period is longer than three months, each consecutive period of three months within such Interest Period and any balance of such Interest Period, and (ii) with respect to any overdue amount denominated in Sterling, successive interest periods (including overnight) of such duration of up to three months as the relevant Offshore Administrative Agent may determine from time to time.

      (2) In the application of the above formula, B, Y, L, X, S and Z will be included in the formula as figures and not as percentages, e.g., if B = 0.5% and Y = 15%, BY will be calculated as 0.5 x 15 and not as 0.5% x 15%.

      (3)  The Additional Cost computed by the relevant Offshore
Administrative Agent in accordance with this Schedule F shall be rounded upward, if necessary, to four decimal places.

      (4) The calculation in respect of the Additional Cost for any Offshore Loan or overdue amount denominated in Sterling will be made by the relevant Offshore Administrative Agent on the first day of each Relevant Period.

      (5) Calculations will be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

      (6) In the event of a change in circumstances (including the imposition of alternative or additional official requirements, excluding capital adequacy requirements) which renders the above formula inappropriate in the reasonable opinion of the relevant Offshore Administrative Agent, such Offshore Administrative Agent shall promptly notify Borrowers and Lenders and shall notify Borrowers and Lenders of the manner in which the Additional Cost shall thereafter be determined (which manner shall be determined in a good faith bona fide manner and shall provide a fair assessment of the Additional Cost) and Borrowers and Lenders shall be bound thereby.

                                   SCHEDULE G
                              FOREIGN SUBSIDIARIES

               COMPANY                                          COUNTRY

Owens-Illinois (Australia) Pty Ltd                            Australia
Fabrica Boliviana de Vidrios, S.A.                            Bolivia
Comphania Industrial Sao Paulo e Rio                          Brazil
Sao Raimundo                                                  Brazil
Wuhan Owens Glass Container Company, Ltd.                     China
Cristaleria Peldar, S.A.                                      Colombia
Avirunion, a.s.                                               Czech Republic
Cristaleria del Ecuador, S.A.                                 Ecuador
A/S Jarvakandi Klaas                                          Estonia
Karhulan Lasi Oy                                              Finland
OI Finnish Holdings Oy                                        Finland
Oroshaza Glass Manufacturing and Trading, Kft.                Hungary
Owens-Brockway (India) Limited                                India
OI Finance Limited                                            Ireland
AVIR S.p.A.                                                   Italy
OI Italia S.r.l.                                              Italy
Specialty Packaging Products de Mexico, S.A. de C.V.          Mexico
Owens-Illinois International, B.V.                            Netherlands
Vidrios Industriales, S.A.                                    Peru
Huta Szkla Jaroslaw S.A.                                      Poland
Owens-Illinois de Puerto Rico                                 Puerto Rico
OI Specialty Products Puerto Rico, Inc.                       Puerto Rico
Vidrieria Rovira, S.A.                                        Spain
United Glass Group Limited                                    United Kingdom
United Glass Limited                                          United Kingdom
Centro Vidriero de Venezuela, C.A.                            Venezuela
Manufacturera de Vidrios Planos, C.A.                         Venezuela
Owens-Brockway Venezuelan Holding                             Venezuela
Owens-Illinois de Venezuela, C.A.                             Venezuela
Produvisa                                                     Venezuela

                                       G-1